UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☑    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

AVALO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
☑    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

540 Gaither Road, Suite 400
Rockville, Maryland 20850
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On [●], 2024
Dear Stockholder of Avalo Therapeutics, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalo Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held on [●], [●], 2024, at [●] Eastern Time. The Annual Meeting will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AVTX2024. You will also be able to vote your shares electronically at the Annual Meeting.

At the Annual Meeting, stockholders will vote:
1.To elect the seven directors nominated by our board of directors (the “Board”) and named herein to hold office for a one-year term until the 2025 Annual Meeting of Stockholders;
2.To approve, for purposes of Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of the Company’s common stock (i) in exchange for the outstanding shares of the Company’s Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”) and (ii) upon the exercise of the warrants to purchase shares of the Company’s common stock issued on March 28, 2024, and (iii) as possible payment for the milestone obligations to the former stockholders of AlmataBio, Inc. (“Almata”);
3.To approve the Avalo Therapeutics, Inc. Fourth Amended and Restated Equity Incentive Plan;
4.To approve the Avalo Therapeutics, Inc. Amended and Restated Employee Stock Purchase Plan;
5.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
6.To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 1, 2, 3, 4, and/or 5; and
7.To conduct any other business properly brought before the Annual Meeting.
This Notice and the Proxy Statement will serve as your guide to the business to be conducted at the Annual Meeting and provide detail on the virtual meeting format.

The record date for the Annual Meeting is [●], 2024. Only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 1 through 7 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to Be Held on [●], 2024 at [●] Eastern Time.

The 2024 Notice of Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chairman of the Board and Chief Executive Officer

Rockville, Maryland
June [●], 2024

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote by Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote over the Internet during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	76
HOUSEHOLDING OF PROXY MATERIALS	78
OTHER MATTERS	78
APPENDIX A - RISK FACTORS	79
APPENDIX B - AVALO THERAPEUTICS, INC. FINANCIAL STATEMENTS AND MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2023	115
APPENDIX C - AVALO THERAPEUTICS, INC. FINANCIAL STATEMENTS AND MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2024	153
APPENDIX D - ALMATABIO, INC. AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 AND FOR THE PERIOD FROM APRIL 28, 2023 (DATE OF INCEPTION) TO DECEMBER 31, 2023	181
APPENDIX E - UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF ALMATABIO, INC. AND AVALO THERAPEUTICS, INC. FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND FOR THE YEAR ENDED DECEMBER 31, 2023.	192
APPENDIX F - AVALO THERAPEUTICS, INC. FOURTH AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN	199
APPENDIX G - AVALO THERAPEUTICS, INC. AMENDED AND RESTATED 2016 EMPLOYEE STOCK PURCHASE PLAN	218

AVALO THERAPEUTICS, INC.
540 Gaither Road, Suite 400
Rockville, Maryland 20850
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
[●], 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors (the “Board”) of Avalo Therapeutics, Inc. (sometimes referred to as the “Company” or “Avalo”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about [●], 2024 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on [●], [●], 2024 at [●] Eastern Time. The 2024 Annual Meeting of Stockholders will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AVTX2024 on [●], 2024, using the 16-digit control number included on the proxy card mailed to you. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. Online check-in will begin at [●] Eastern Time. Information on how to vote at the virtual Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on [●], 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were [●] shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote.

Can I ask questions at the Annual Meeting?

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/AVTX2024 and typing your question in the box in the Annual Meeting portal.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at [●] Eastern Time on [●], [●], 2024.

What am I voting on?

There are six matters scheduled for a vote at the Annual Meeting:
1.To elect the seven directors nominated by our board of directors (the “Board”) and named herein to hold office for a one-year term until the 2025 Annual Meeting of Stockholders (the “Director Election Proposal”);

2.To approve, for purposes of Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of the Company’s common stock (i) in exchange for the outstanding shares of the Company’s Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”) and (ii) upon the exercise of the warrants to purchase shares of the Company’s common stock issued on March 28, 2024, and (iii) as possible payment for the milestone obligations to the former stockholders of Almata (the “Stock Issuance Proposal”);

3.To approve the Avalo Therapeutics, Inc. Fourth Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan Proposal”);

4.To approve the Avalo Therapeutics, Inc. Amended and Restated Employee Stock Purchase Plan (the “Employee Stock Purchase Plan Proposal”);

5.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”); and

6.To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 1, 2, 3, 4, and/or 5 (the “Adjournment Proposal”).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If on [●], 2024, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. If you are a stockholder of record on the Record Date, there are four ways that you can vote your shares:

•Over the Internet (before the Annual Meeting). To vote over the Internet, access the proxy materials on the secured website www.proxyvote.com and follow the voting instructions on that website. Your Internet vote must be received by 11:59 p.m., Eastern Time on [●], 2024 to be counted.

•By telephone. To vote over the telephone, dial toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on [●], 2024 to be counted.

•By mail. To vote using a requested proxy card, simply complete, sign and date the proxy card that is delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before [●] Eastern Time on [●], [●], 2024.

•Over the Internet (during the Annual Meeting). Attend, or have your personal representative with a valid legal proxy attend, the virtual Annual Meeting by logging into www.virtualshareholdermeeting.com/AVTX2024 on [●], 2024, using the 16-digit control number included on the proxy card that was mailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on [●], 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must direct your broker or other agent regarding how to vote the shares in your account, or they will not be voted. You are also invited to virtually attend the Annual Meeting. To vote your shares at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent. Follow the instructions from your broker, bank, dealer or other agent included with these proxy materials, or contact your broker, bank, dealer or other agent to request a proxy form. See “What happens if I do not vote?” below for important information.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on [●], 2024.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by Internet, either prior to or at the Annual Meeting, by telephone or by completing and mailing your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

The Auditor Ratification Proposal and the Adjournment Proposal are each deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on the proposal, your broker or nominee will have the discretion to vote your shares on such proposal. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee could vote your shares on the proposal in a manner that is contrary to what you intend. For example, if you are against the approval of the Auditor Ratification Proposal, but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” the Auditor Ratification Proposal.

The Director Election Proposal, the Stock Issuance Proposal, the Equity Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal are each deemed to be a “non-routine” matter, and as a result, your broker or nominee may not vote your shares on the Director Election Proposal, the Stock Issuance Proposal, the Equity Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal in the absence of your instruction. See the discussion above for the impact in the event that you fail to instruct your broker to vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

If you hold shares in “street name” and want to vote over the Internet during the Annual Meeting, you will need to ask your broker, bank, dealer or other agent to provide you with a valid legal proxy. Please note that if you request a legal proxy from your broker, bank, dealer or other agent, any previously executed proxy will be revoked and your vote will not be counted unless you vote over the Internet during the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the Director Election Proposal, the Stock Issuance Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We currently plan to retain Morrow Sodali as proxy solicitor to assist in the solicitation of proxies and will pay them a fee of approximately $12,500 for such services. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways before the final vote at the Annual Meeting:

•You may grant a subsequent proxy by Internet;
•You may submit a subsequent proxy by telephone;
•You may submit another properly completed proxy card with a later date;
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 540 Gaither Road, Suite 400, Rockville, Maryland 20850; or
•You may vote over the Internet during the Annual Meeting (or have a personal representative with a valid proxy vote), although simply virtually attending the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or dealer as a nominee or agent, you should follow the instructions provided by your broker, bank or dealer.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Any proposals that a stockholder intends to present at our 2025 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than 5:00 p.m., Eastern Time, on [●]; provided, however, that in the event that the date of the 2025 Annual Meeting is changed by more than 30 days from the anniversary of the 2024 Annual Meeting, notice must be received by us a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting. Any such proposals also must comply with Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy materials. Proposals should be addressed to the Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

If you wish to submit a proposal (including a director nomination) at the 2025 Annual Meeting that is not to be included in next year’s proxy materials, your proposal or director nomination must be submitted in writing between [●] and [●], to the Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850; provided, however, that in the event that the date of the 2025 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2024 Annual Meeting, notice must be received not earlier than 120 days prior to the 2025 Annual Meeting and not later than 90 days prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. Director nominations must include the information required by our bylaws, including, among other things: the full name, address and age of the proposed nominee; the proposed nominee’s principal occupation or employment; the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee; the date or dates on which such shares were acquired and the investment intent of such acquisition; and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s “universal proxy” rules, stockholders who intend to solicit proxies in support of director nominees must include the additional information required by SEC Rule 14a-19(b).

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as broker non-votes.

How are votes counted and how many votes are needed to approve each proposal?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count, for the Director Election Proposal, votes “For,” “Withheld” and broker non-votes and, with respect to the Stock Issuance Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal votes “For” and “Against,” abstentions and, if applicable, broker non-votes. The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Director Election Proposal	Nominees receiving the most “For” votes	“Withheld” votes will have no effect	None
2.	Stock Issuance Proposal	Majority of shares voting present and entitled to vote	Counted “against”	None
3.	Equity Incentive Plan Proposal	Majority of shares voting present and entitled to vote	Counted “against”	None
4.	Employee Stock Purchase Plan Proposal	Majority of shares voting present and entitled to vote	Counted “against”	None
5.	Auditor Ratification Proposal	Majority of shares present and entitled to vote	Counted “against”	None expected, but any non-votes have no effect
6.	Adjournment Proposal	Majority of shares present and entitled to vote	Counted “against”	None expected, but any non-votes have no effect
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Under our current bylaws, a quorum will be present if stockholders holding one-third of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. At the close of business on the Record Date, there were [●] shares outstanding and entitled to vote. Abstentions and broker non-votes (discussed above) are included in determining whether a quorum is present. Thus, the holders of [●] shares must be present virtually or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by Internet, telephone, or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote over the Internet during the Annual Meeting. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

Do I have appraisal rights?

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to any of the proposals being voted on.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

IMPORTANT INFORMATION IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING

You must be able to show that you owned Avalo common stock on the Record Date, [●], 2024, in order to gain admission to the Annual Meeting. When you log in to www.virtualshareholdermeeting.com/AVTX2024, you will be required to enter the 16-digit control number contained on your proxy card that evidences that you are a stockholder of record. Registration for the Annual Meeting will begin at [●] Eastern Time on [●], 2024.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

After review of all relevant identified transactions or relationships between each director, or any of their family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines: Dr. Almenoff, Mr. Chan, Dr. Goldman, Mr. Kantoff, Dr. Kaplan, Dr. Persson, and Ms. Truex. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years, including the participation by our directors and entities affiliated with our directors in various financing transactions with the Company, and determined that there were no relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Chairman of the Board, Garry Neil, does not qualify as an independent director within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines because of his employment with the Company, which began in February 2020.

BOARD LEADERSHIP STRUCTURE

The Company’s Board is currently chaired by Dr. Neil who was appointed Chairman of the Board in August 2022. The Board appointed Dr. Magnus Persson as the lead independent director in November of 2021. The lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over and establish the agendas for meetings of the independent directors, preside over any portions of Board meetings at which the evaluation of the Board is presented or discussed, coordinate the activities of the other independent directors and perform such other duties that the Board may establish or delegate.

In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. We believe our leadership structure is appropriate given the size of our Company (in terms of number of employees) and the historical experience and understanding of our Company and industry.

Our independent directors meet alone in executive session no less than two times per year. The lead independent director may call additional executive sessions of the independent directors at any time, and the lead independent director shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board believes that risk management is an important part of establishing, updating and executing the Company’s business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee of the Board, as part of its responsibilities, oversees the management of financial risks, including accounting matters, corporate tax positions, insurance coverage and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee of the Board oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board. These committees provide regular reports to the full Board.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met eighteen times during 2023. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of 2023 for which they were a director or committee member, respectively.

It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors then holding office attended the 2023 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
June Almenoff, M.D., Ph.D.	X
Mitchell Chan	X*	X
Jonathan Goldman, M.D.	X
Aaron Kantoff		X*	X
Gilla Kaplan, Ph.D.		X
Magnus Persson, M.D., Ph.D.			X
Samantha Truex		X	X*

* Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

The Audit Committee is currently composed of three directors: Mr. Chan (Chair), Dr. Almenoff and Dr. Goldman. Dr. Goldman was appointed to the Audit Committee on April 25, 2024. Dr. Persson served as a member of the Audit Committee at all times during the year ended December 31, 2023 and until April 25, 2024.

The Board reviews the Nasdaq Listing Rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee, during their respective periods of service on the Audit Committee, are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules. The Board has also determined that Mr. Chan qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of Mr. Chan’s level of knowledge and experience based on a number of factors, including formal education and experience.

The Audit Committee met five times during 2023. The Board has adopted a written Audit Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Report of the Audit Committee of the Board

The Company maintains an independent Audit Committee that operates under a written charter adopted by the Board. The Audit Committee’s charter is available on our website at ir.avalotx.com. All of the members of the Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Submitted by the Audit Committee:

Mr. Mitchell Chan, Chair
Dr. June Almenoff
Dr. Jonthan Goldman (appointed to the Audit Committee on April 25, 2024)
Dr. Magnus Persson (member of the Audit Committee until April 25, 2024)

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the principal executive officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

The Compensation Committee is currently composed of four directors: Mr. Kantoff (Chair), Mr. Chan, Dr. Kaplan, and Ms. Truex. Mr. Kantoff and Ms. Truex were appointed to the Compensation Committee on April 25, 2024. Dr. Persson served on the Compensation Committee and as chair of the committee at all times during the year ended December 31, 2023 and until April 25, 2024. The Board reviews the independence for Compensation Committee members on an annual basis and has determined that all members of the Compensation Committee, during their respective periods of service on the Compensation Committee, are independent as defined in Rule 5605(d)(2) of the Nasdaq Listing Rules and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act.

The Compensation Committee met once during 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for making recommendations to our Board regarding candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for maintaining and recommending to our Board corporate governance guidelines applicable to the Company and advising our Board on corporate governance matters.

The Nominating and Corporate Governance Committee is currently composed of three directors: Ms. Truex (Chair), Mr. Kantoff and Dr. Persson. Ms. Truex and Mr. Kantoff were appointed to the Nominating and Corporate Governance Committee on April 25, 2024. Ms. Truex was appointed as chair of Nominating and Corporate Governance Committee on June 4, 2024. Dr. Persson served as the chair of the committee at all times during the year ended December 31, 2023 and until June 4, 2024. Dr. Almenoff served on the Nominating and Corporate Governance Committee at all times during the year ended December 31, 2023 and until April 25, 2024. The Board reviews the independence for the Nominating and Corporate Governance Committee members on an annual basis and has determined that all members of the Nominating and Corporate Governance Committee, during their respective periods of service on the Nominating and Corporate Governance Committee, are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

In accordance with Rule 5605(e)(1)(A) of the Nasdaq Listing Rules, even though we maintain a standing nominating committee, a majority of the independent directors of the Board recommend director nominees. Our non-independent directors do not participate in the recommendation of director nominees.

The Nominating and Corporate Governance Committee met once during 2023. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Other Board Committees

Science and Technology Advisory Committee

The Science and Technology Advisory Committee (“SATAC”) is responsible for periodically reviewing, and advising management on, matters relating to the Company’s strategic direction and investment in research, development and technology, and periodically advising and reporting to the Board on such matters. In addition, the SATAC also advises management and the Board on matters relating to identifying and evaluating significant emerging trends and issues in science and technology and considering the potential impact of such on the Company. The SATAC is currently composed of four directors: Dr. Kaplan (Chair), Dr. Almenoff, Dr. Goldman and Dr. Persson.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 540 Gaither Road, Suite 400, Rockville, Maryland 20850. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

CODE OF ETHICS

The Company has adopted the Avalo Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In June 2015, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines (the “Guidelines”) to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines were amended by the Board in August 2019.

The Guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, the role of the Board, director orientation and education, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Guidelines, as well as the charters for each committee of the Board, may be viewed under the heading “Corporate Governance” at ir.avalotx.com.

Additionally, our insider trading policy strongly discourages employees, consultants, officers and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time.

Board Diversity

We are committed to fostering an environment of diversity and inclusion, including among the members of our board of directors. Therefore, while the Board has not adopted a formal diversity policy, in considering director nominees, the Nominating and Corporate Governance Committee considers candidates who represent a mix of backgrounds and a diversity of gender, race, ethnicity, age, background, professional experience and perspectives that enhance the quality of deliberations and decisions of our Board, in the context of both the perceived needs of the structure of our Board and the Company’s business and structure at that point in time.

BOARD DIVERSITY MATRIX (as of May 15, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	1	—	4
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve a number of risks and uncertainties, as well as assumptions that, if they never materialize or if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “pro forma” or other similar words (including their use in the negative), or by discussions of future matters such as: the future financial and operational outlook; the development of product candidates; and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as other sections in this proxy statement. You should be aware that the occurrence of any of the events discussed under the caption “Risk Factors” and elsewhere in this proxy statement could substantially harm our business, results of operations and financial condition and cause our results to differ materially from those expressed or implied by our forward-looking statements. If any of these events occurs, the trading price of our common stock and the price or value of our other securities could decline and you could lose all or a part of the value of your investment in our Company.

The cautionary statements made in this proxy statement are intended to be applicable to all related forward-looking statements wherever they may appear in this proxy statement. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

RISK FACTORS SUMMARY

This summary briefly states the principal risks and uncertainties facing our business that could affect our securities, which are only a select portion of those risks. A more complete statement of those risks and uncertainties is set forth under the “Risk Factors” of this proxy statement. This summary is qualified in its entirety by that more complete statement. You should carefully read the entire “Risk Factors” section, which are included in Appendix A, when considering the risks and uncertainties as part of your evaluation of our business and your investment in our company.

•We recently acquired AVTX-009, a product candidate with which we have no prior experience and that we intend to make our primary focus in the near-term. We may not be able to successfully develop AVTX-009 and realize the benefits that we believe it offers. Further, our near-term focus on AVTX-009 may negatively impact the planned development of our other product candidates.

•We may encounter difficulties in managing our growth, including the focus on AVTX-009 and resources necessary for its development, and expanding our operations successfully.

•We have incurred significant net losses in most periods since our inception and we expect to continue to incur net losses in the future.

•If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•Our product candidates that we intend to commercialize are in early to mid-stages of development. If we do not successfully complete nonclinical testing and clinical development of our product candidates or experience significant delays in doing so, our business may be materially harmed. Our near-term focus and reliance on AVTX-009 increases the risk of such exposure.

•We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success. Our near-term focus and reliance on AVTX-009 increases the risk of such exposure.

•The marketing approval processes of the United States Food and Drug Administration (the “FDA”) and comparable foreign regulatory authorities are lengthy, time‑consuming, costly and inherently unpredictable. Our inability to obtain regulatory approval for our product candidates would substantially harm our business.

•We rely on third parties to conduct and monitor our clinical trials. The failure of these third parties to successfully carry out their contractual duties or meet expected deadlines could substantially harm our business because we might not obtain marketing approval for or commercialize our product candidates in a timely manner or at all.

•We use third parties to manufacture all of our product candidates. This may increase the risk that we will not have sufficient quantities of our product candidates to conduct our clinical trials or for commercial production or whether we can acquire such quantities at an acceptable cost, which could result in the delay, prevention, or impairment of clinical development and commercialization of our product candidates.

•We expect to need additional capital in the future for the continued development of our product candidates and for our long-term operations, which might not be available to us on acceptable terms, or at all. Failure to obtain any necessary capital will force us to delay, limit or terminate our product development efforts or cease our operations.

•If we are unable to obtain or maintain intellectual property rights to our product candidates, or if the scope of patent protection is not sufficiently broad, competitors could develop and commercialize products similar or identical to ours, and we might not be able to compete effectively in that market.

•If we breach the license and development agreements related to our product candidates, we could lose the ability to develop and commercialize our product candidates.

•If we fail to attract and keep management and other key personnel, as well as members of our board of directors, we may be unable to develop our product candidates or otherwise implement our business plan.

•If we are not able to comply with the applicable continued listing requirements or standards of The Nasdaq Stock Market, Nasdaq could delist our common stock.

•The market price of our stock is volatile, and you could lose all or part of your investment.

The Company’s entire “Risk Factors” section is included in Appendix A.

Financial Statements and Management Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2023 and the three months ended March 31, 2024 are included in Appendix B and Appendix C, respectively.

INFORMATION REGARDING THE TRANSACTIONS

DESCRIPTION OF THE TRANSACTIONS

Overview

On March 27, 2024, we acquired a Phase 2-ready anti-IL-1β mAb (“AVTX-009”) through the acquisition of privately held AlmataBio, Inc. (the “Acquisition”). Concurrent with the Acquisition, Avalo entered into a definitive agreement (the “Securities Purchase Agreement”) for the sale of preferred stock and warrants in a private placement with investors for up to $185 million in gross proceeds, including an initial upfront investment of $115.6 million (the “Private Placement” and together with the Acquisition, the “Transactions”). The Private Placement closed on March 28, 2024. Avalo’s pre-Acquisition leadership has continued in the same role after the Transactions, and no person affiliated with AlmataBio, Inc. (“Almata”) serves as an officer or employee of Avalo. Pursuant to the terms of the Acquisition, Jonathan Goldman, M.D. was appointed to Avalo’s Board of Directors effective upon the closing of the Acquisition. Upon the closing of the Private Placement, Samantha Truex and Aaron Kantoff were appointed to Avalo’s Board of Directors. The five Avalo directors who served on the Board of Directors prior to the Transactions continued to serve in their roles following the Transactions.

Almata was formed in April 2023 for the purpose of identifying, performing diligence upon, and in-licensing a promising product candidate with the objective of ultimately finding a buyer that was positioned to develop the product candidate. In December 2023, Almata acquired the rights to a product now known as AVTX-009, a Phase 2-ready anti-IL-1β asset. Almata had no full-time employees or the personnel or infrastructure to develop the product candidate through Phase 2 trials or further regulatory approval. We believe Almata intended to attract a company to develop AVTX-009 by leveraging an experienced management team with immunology assets, research and development resources, and supporting infrastructure.

Avalo, which has an experienced management team and research development team capable of developing a product candidate, had been evaluating new opportunities to augment its existing immunology pipeline, which culminated with the Acquisition on March 27, 2024. AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a central driver in the inflammatory process, and overproduction or dysregulation of IL-1β is an underlying factor in many autoimmune and inflammatory conditions. IL-1β is a major, validated target for therapeutic intervention evidence suggests inhibiting IL-1β could be effectively treat a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology, including hidradenitis suppurativa, or HS. AVTX-009 fits within Avalo’s existing immunology pipeline and Avalo remains focused on the treatment of inflammatory conditions. Further, Avalo’s management believes that AVTX-009 has a high probability of success for the treatment of HS as evidenced by recent data readouts validating inhibition of IL-1β in this disease. The Company believes that HS presents a multi-billion-dollar commercial opportunity and that AVTX-009 has the potential to be best-in-class and best-in-indication because of its target, half-life, and potency, which may allow for strong efficacy and convenient dosing. Other than the addition of three new directors pursuant to the terms of the Transactions, Avalo’s management team and board did not change following the Transactions, and no person affiliated with Almata joined Avalo as an officer or employee post-Transactions. The gross upfront funding of $115.6 million from the Private Placement is expected to fund operations into 2027, which includes through the topline data readout from Avalo’s planned Phase 2 trial in HS, which is expected in 2026.

With respect to the Acquisition, we determined that we were the acquirer for accounting purposes under ASC 805-10-25-4 and ASC 805-10-55- 11. The primary factors considered were a) the relative voting rights in the combined entity not resulting in a change of control, b) legacy members of our Board of Directors maintained control of the Board of Directors, and c) there being no change to the senior management of the Company following the Acquisition. Next, we considered whether the Acquisition should be defined as a business under ASC 805. ASC 805-10 55-5A through 55-5C describe a screen test to determine whether an acquired set of assets and activities is not a business. We determined that substantially all (greater than 90%) of the fair value of the assets acquired were concentrated in a single asset, AVTX-009. Accordingly, we treated the Acquisition as an asset acquisition for accounting purposes.

Acquisition of Almata

Avalo acquired Almata pursuant to an agreement and plan of merger and reorganization (the “Merger Agreement”), by and among the Company, Project Athens Merger Sub, Inc. (“Merger Sub”), Second Project Athens Merger Sub, LLC (“Second Merger Sub”) and Almata. Pursuant to the Merger Agreement, on March 27, 2024, Merger Sub merged with and into Almata, with Almata continuing as the surviving entity, and immediately thereafter Almata merged with and into Second Merger Sub (collectively, the “Merger”), with Second Merger Sub as the surviving entity and a wholly owned subsidiary of the Company

(the “Subsidiary”). Officers of the Company began serving as officers of the Subsidiary following the Merger. No person affiliated with Almata serves as an officer or employee of the Company or the Subsidiary following the Merger.

As consideration for the Acquisition, the Company issued to the Almata stockholders an aggregate of 171,605 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and an aggregate of 2,412 shares of Series C Preferred Stock (as defined below). The shares of Common Stock and Series C Preferred Stock issued pursuant to the Merger Agreement were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. Such shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

Pursuant to the Merger Agreement, the Company agreed to a milestone payment of $7.5 million in cash due upon the closing of the Private Placement on March 28, 2024 (which the Company paid in April 2024), a second milestone payment of $5.0 million due upon the first patient being dosed in a Phase 2 trial of AVTX-009 for the indication of hidradenitis suppurativa (the “Dosing Date”), and a third milestone payment of $15.0 million due upon the first patient being dosed in a Phase 3 trial of AVTX-009 in any indication. The former Almata stockholders have the option to elect to have the second and third milestone payments be paid in cash, shares of our common stock or a combination thereof. In the absence of timely notice of such election, we may elect to pay the second and third milestones in cash or our Common Stock or a combination thereof. The number of shares of Common Stock payable in respect of the second or third milestone payment will be based upon the equation set forth in the Merger Agreement, which is based on a volume weighted 20 trading day average beginning on and including the first full trading day that is 10 trading days prior to the date of the public announcement of achievement of such milestone, and is subject to the Required Stockholder Approval (as defined below) and the Beneficial Ownership Limitation as described in the Merger Agreement, and is subject to Avalo having a sufficient number of authorized shares available for issuance.

The Series C Preferred Stock is not convertible into shares of Common Stock unless and until the Company stockholders approve the issuance of the shares of Common Stock of the Company to be issued upon conversion of such shares of Series C Preferred Stock and exercise of the Warrants (as defined below) (the “Required Stockholder Approval”). Pursuant to the Securities Purchase Agreement (defined below), the Company is obligated to file a proxy statement with the Securities and Exchange Commission for a stockholder meeting to seek the Required Stockholder Approval not later than 75 days after March 27, 2024. If the Required Stockholder Approval is not obtained at that meeting, the Company must hold a stockholder meeting at least once every 90 days until the Required Stockholder Approval is obtained.

Pursuant to the Merger Agreement, the Almata stockholders may not sell or otherwise dispose of their shares of Common Stock or Series C Preferred Stock received in the Merger for a period of six months following the Merger.

Concurrent Financing Transaction

On March 27, 2024, we entered into a Private Placement with certain investors (the “Investors”) to raise up to $185 million in which the Investors were issued approximately 19,945 shares (the “Shares”) of Series C Preferred Stock initially convertible following Required Stockholder Approval into an aggregate of up to 19,945,897 shares of Common Stock with an aggregate purchase price of $115.6 million and warrants (the “Warrants”) to purchase 11,967,526 shares of Common Stock or shares of Series C Preferred Stock exercisable into such shares of Common Stock, at the holders’ option, for an exercise price equal to approximately $5.80 per share of Common Stock. The gross upfront funding of $115.6 million from the Private Placement is expected to fund operations into 2027, which includes through the topline data readout from Avalo’s planned Phase 2 trial in HS, which is expected in 2026.

The Warrants become exercisable on (i) March 28, 2024, if exercised for shares of Series C Preferred Stock, or (ii) upon the date that the Required Stockholder Approval is received if exercised for shares of Common Stock. The Warrants will expire on the earlier of (a) March 28, 2029, or (b) the 31st day following the public announcement of the Dosing Date, provided that if the Required Stockholder Approval has not been received by the Dosing Date, then the warrants will expire on the earlier of the (A) March 28, 2029, or (B) 31st day following receipt of the Required Stockholder Approval. The Warrants include broad-based weighted average anti-dilution protection.

Concurrent with our entry into the Securities Purchase Agreement on March 27, 2024, we entered into a registration rights agreement (the “RRA”) with the Investors. Pursuant to the RRA, the Company has agreed to file a registration statement registering for resale the (i) shares of Common Stock underlying the Shares and Warrants, (ii) Shares, (iii) Warrants and (iv) shares of Series C Preferred Stock issued pursuant to the Merger Agreement. The Company has agreed to file such registration statement within 75 days of March 28, 2024, and have such registration statement declared effective with 135 days of March 28, 2024. If the registration statement is not declared effective by that date, the Company will make pro rata payments to each Investor in the amount equal to 1.0% of the aggregate amount invested by each Investor for the Shares and Warrants then held by such Investor upon such date of failure and the same amount monthly thereafter until the registration statement is declared effective. Following the effectiveness of the registration statement, the securities subject to the registration statement will no longer constitute restricted securities and may be sold freely in the public markets, subject to lapse on any related contractual restrictions related thereto of any Investor and, for shares of Common Stock issuable upon the conversion of Series C Preferred Stock, the approval of our stockholders of such conversion. The RRA also contains customary terms, including an obligation to indemnify the Investors and certain affiliates from certain liabilities relating to any misstatements or omissions in the resale registration statement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

The following discussion summarizes certain material U.S. federal income tax considerations of the Merger that would be expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Merger and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Merger that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Merger, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Merger will not be integrated or otherwise treated as part of a unified transaction with any other transaction.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE MERGER UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Merger

We and Almata intend for the Merger to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Merger Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3. Each of us and Almata agreed to not permit or cause any of our or Almata’s affiliates to, take any action, or fail to take or cause to be taken any action, which would reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code. U.S. Holders, as of immediately prior to the Merger, did not sell, exchange or dispose of any shares of Common Stock as a result of the Merger. Thus, there will be no material U.S. federal income tax consequences to U.S. Holders as of immediately prior to the Merger, as a result of the Merger.

BACKGROUND AND REASONS FOR THE TRANSACTIONS

In approving the Transactions, the Board of Directors considered the pros and cons of the Transactions versus other alternatives, including continuing to focus our resources on our legacy research and development pipeline, liquidation and discontinuation of the Company, other potential business development opportunities reviewed by the Board of Directors, and the opportunities and risks presented with the Transactions. In particular, the Board of Directors took into account the following reasons, facts and circumstances in approving the Transactions:

•In June 2023, we announced topline data from a Phase 2 PEAK trial from our then lead asset, AVTX-002, in patients with non-eosinophilic asthma. The topline data showed that AVTX-002 did not meet the primary endpoint measured by reduction in asthma-related events compared to placebo, although positive trends were observed among a sub-population of patients with elevated baseline serum LIGHT levels. AVTX-002 also significantly reduced serum LIGHT levels for study duration indicating target engagement and demonstrated a favorable safety and tolerability profile.

•In the second half of 2023, we strengthened our balance sheet to pave the way for future growth and innovation. This included raising $46.2 million from equity financings in 2023 and paying off the remaining balance on our original $35 million debt owed to Horizon Technology Finance Corporation in September of 2023.

•Following the negative Phase 2 PEAK trial results, we explored strategic alternatives with the goal of maximizing stockholder value, including: continuing to develop AVTX-002 in other indication(s) or a different subset of asthma; augmenting our pipeline with a new lead asset that also targets autoimmune indications; possible business combinations; and/or a divestiture of asset(s) in our existing pipeline. To assist with this process, our senior management engaged an independent financial advisor to pursue strategic alternatives for our existing pipeline. Additionally, our senior management evaluated new opportunities to augment our existing pipeline and specifically focused on product candidates that targeted diseases in the autoimmune and immunology space with a high probability of success evidenced by recent data readouts validating the mechanism of action. The Board of Directors and our senior management team evaluated which opportunities would attract significant additional capital so the Company could have sufficient resources to develop a product candidate to value inflection point(s) that would maximize stockholder value.

•The Board of Directors believed that we negotiated the most favorable terms for our stockholders to which Almata was willing to agree as a result of arm’s length negotiations with Almata, and that the terms of the Merger Agreement include the most favorable terms to us in the aggregate to which Almata was willing to agree. Moreover, we were able to successfully attract significant additional capital in connection with the Merger (as described below), such that we would have adequate resources to fund the near-term Phase 2 trial of AVTX-009 in patients with HS.

•The Board of Directors believed, after a thorough review of strategic alternatives and discussions with our senior management, our financial advisors and legal counsel, that the Merger is more favorable to our stockholders than the potential value that might have resulted from other strategic options, including a liquidation of Avalo and the distribution of any available cash. The Company concluded that liquidation was not a viable path to return value to stockholders as the Company had fewer than 30 days of cash on hand at the time the Acquisition closed as well as substantial liabilities and winddown costs that would have required substantially more than the cash on hand. Furthermore, given that we did not have any offers for existing pipeline assets or the Company as a whole at the time of the Transactions, and given that our 6-month marketing efforts and solicitation for offers for the existing pipeline and/or the Company did not yield attractive offers to return value to shareholders, we concluded that any value resulting from a rushed liquidation of the pipeline would have been highly uncertain with a low probability of success, and that most, if not all, of the proceeds from such liquidation would be subject to the claims of our existing creditors. The Transactions allowed us to raise upfront gross proceeds of $115.6 million, representing significant additional capital to progress AVTX-009 sin HS through a Phase 2 clinical trial.

•The Board of Directors believed that the structure of the Acquisition, which included the issuance of Series C Preferred Stock and Warrants at a simultaneous sign and close of the Private Placement instead of a structure where our stockholders could vote to approve or disapprove of the Merger and the issuance of securities prior to the consummation of the Merger (“Traditional Structure”), had benefits to our stockholders. First, a Traditional Structure typically takes approximately four months to consummate and we had cash on hand of fewer than 30 days immediately prior to the close of the Transactions. Second, the ability to consummate the Private Placement provided more cash at closing of the Merger, which made us a more attractive merger candidate (and thus able to attract better terms for the Merger).

In the process to explore strategic options, our financial advisor contacted over 100 companies regarding strategic alternatives for our existing pipeline, including AVTX-002 and AVTX-008. We entered into confidentiality agreements with multiple of these companies. Additionally, our senior management team led by our Chief Executive Officer evaluated multiple opportunities to augment our existing pipeline with a complementary, new lead asset. We entered into confidentiality agreements with three of these companies, one of which was Almata. After reviewing the relative merits of each of these potential strategic alternatives, and discussions with several candidates, the Board of Directors determined that Almata offered the greatest opportunity. Following this determination by our Board of Directors, our senior management engaged in detailed discussions with Almata. The Board of Directors believes that, as a result of arm’s length negotiations with Almata, we negotiated the most favorable equity split for our stockholders to which Almata was willing to agree, and that the terms of the Merger Agreement included the most favorable terms to us in the aggregate to which Almata was willing to agree. Immediately prior to signing the Merger Agreement, our stock price was approximately $4.62 per share, as quoted on the Nasdaq Stock Market. The Acquisition and the Private Placement were completed at the implied per-share value of approximately $5.80 per share (on an as-converted-to-common-basis). Immediately after the close of the Private Placement and prior to the conversion of the Series C Preferred Stock into common stock, which is contingent on Require Stockholder Approval, the total number of shares of our common stock outstanding was 1,034,130. Our legacy stockholders retained 83% of common shares outstanding of the combined company (or 862,525 shares of common stock), while the former Almata stockholders received 17% of common shares outstanding of the combined company (or 171,605 shares of common stock). Subject to and upon Avalo stockholder approval, each share of Series C Preferred Stock (i) issued to the former Almata stockholders and (ii) issued pursuant to the Private Placement will automatically convert to 1,000 shares of Avalo common stock, subject to certain beneficial ownership limitations. The Series C Preferred Stock do not include voting rights. Immediately after the close of the Transactions and on as-converted to common-basis (excluding the exercise of the Warrants and excluding beneficial ownership limits set for each securityholder that participated in the Transactions), there would be approximately 23.4 million shares of Avalo common stock outstanding with our legacy stockholders retaining approximately 4% of the combined company, while the former Almata stockholders received 11% of the combined company and the Investors received 85% of the combined company.

As a result of the Transactions, Avalo has adequate resources to progress AVTX-009 through a Phase 2 data readout in HS, which we believe is a critical inflection point for our stockholders. Topline results from the Phase 2 trial in HS are expected in 2026 and the upfront funding is expected to fund operations through this data readout and into 2027. After giving consideration to these and other factors, the Board of Directors approved the Transactions, which the Board of Directors believes better position us for long-term success.

DESCRIPTION OF BUSINESS

Overview

Avalo Therapeutics, Inc. (the “Company,” “Avalo” or “we”) is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β monoclonal antibody (“mAb”), targeting inflammatory diseases. Avalo’s pipeline also includes quisovalimab (anti-LIGHT mAb) and AVTX-008 (BTLA agonist fusion protein).

Avalo was incorporated in Delaware and commenced operation in 2011, and completed its initial public offering in October 2015.

Our Strategy

Our strategy for increasing stockholder value includes:

•Advancing our pipeline of compounds through development to regulatory approval;
•Developing the go-to-market strategy to quickly and effectively market, launch, and distribute each of our compounds that receive regulatory approval;
•Opportunistically out-licensing rights to indications or geographies; and
•Acquiring or in-licensing rights to targeted, complementary differentiated preclincal and clinical stage compounds.

Pipeline - Overview, Competition, and Intellectual Property

AVTX-009: Anti-IL-1β monoclonal antibody (“mAb”) targeting inflammatory diseases.

Overview: AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (“IL-1β”) with high affinity and neutralizes its activity. IL-1β is a central driver in the inflammatory process. Overproduction or dysregulation of IL-1β is implicated in many autoimmune and inflammatory diseases. IL-1β is a major, validated target for therapeutic intervention. There is evidence that inhibition of IL-1β could be effective in HS and a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology.

Competition: As of the date of this proxy statement, and to our knowledge, AVTX-009 is one of three anti-IL-1β antibodies in clinical development worldwide. Currently, worldwide there are two drugs approved for hidradenitis suppurativa (“HS”).

License: AVTX-009 is being developed through a world-wide exclusive license from Eli Lilly and Company (“Lilly”) (the “Lilly License Agreement”). Avalo obtained the rights to AVTX-009, including the world-wide exclusive license from Lilly, pursuant to its acquisition of Almata in the first quarter of 2024 (the “Acquisition”). Almata had previously purchased the rights, title and interest in the asset from Leap Therapeutics, Inc. (“Leap”) in 2023.

Avalo is required to pay up to $70 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay sales-based milestones aggregating up to $720 million. Additionally, Avalo is required to pay royalties during a country-by-country royalty term equal to a mid-single digit-to-low double digit of Avalo or its sublicensees’ annual net sales.

Pursuant to the Acquisition, a cash payment of $7.5 million was due, and paid, to the former Almata stockholders upon the initial closing of the private placement investment, which closed on March 28, 2024. Further, a portion of the consideration for the Acquisition includes development milestones to the former Almata stockholders including $5 million due upon the first patient dosed in a Phase 2 trial in patients with hidradenitis suppurativa for AVTX-009 and $15 million due upon the first patient dosed in a Phase 3 trial for AVTX-009, both of which are payable in cash or stock of Avalo (or a combination thereof) at the election of the former Almata stockholders.

Avalo is responsible for the development and commercialization of the AVTX-009 program.

Market, Data, and Patent Exclusivity: If we receive marketing approval, we expect to receive biologics data exclusivity in the United States, which may provide twelve years of data exclusivity in the United States from the date of FDA approval.

Quisovalimab (AVTX-002): Anti-LIGHT mAb targeting immune-inflammatory diseases.

Overview: Quisovalimab is a fully human mAb, directed against human LIGHT (Lymphotoxin-like, exhibits Inducible expression, and competes with HSV Glycoprotein D for Herpesvirus Entry Mediator (“HVEM”), a receptor expressed by T lymphocytes; also referred to as TNFSF14). There is increasing evidence that the dysregulation of the LIGHT-signaling network which includes LIGHT, its receptor HVEM and LTβR and the downstream checkpoint BTLA, is a disease-driving mechanism in autoimmune and inflammatory reactions in barrier organs. Therefore, Avalo believes reducing LIGHT levels can moderate immune dysregulation in many acute and chronic inflammatory disorders.

•Quisovalimab has shown a rapid and sustained reduction of LIGHT levels, as well as a favorable safety and tolerability profile, in all indications studied including COVID-19 acute respiratory distress syndrome (“ARDS”), Crohn’s Disease and non-eosinophilic asthma (“NEA”).

•Quisovalimab was statistically significant in reducing respiratory failure and mortality in patients hospitalized with COVID-19 ARDS. Quisovalimab also demonstrated positive trends in an open-label study of Crohn’s Disease.

•A post-hoc analysis of the Company’s Phase 2 randomized, double-blind placebo-controlled trial in patients with poorly controlled NEA showed a sub-population of NEA patients with baseline LIGHT levels of over 125 pg/mL, which represented over 50% of patients, and had an approximate 50% reduction in asthma-related events for patients treated with quisovalimab compared to placebo.

•Avalo is conducting a strategic review of the quisovalimab program.

Competition: As of the date of this proxy statement, and to our knowledge, quisovalimab is the only anti-LIGHT mAb in clinical development in the United States.

License: On March 25, 2021, the Company entered into a license agreement with Kyowa Kirin Co., Ltd. (“KKC”) for exclusive worldwide rights to develop, manufacture and commercialize quisovalimab for all indications (the “KKC License Agreement”). The KKC License Agreement replaced the Amended and Restated Clinical Development and Option Agreement between the Company and KKC dated May 28, 2020.

Under the KKC License Agreement, the Company paid KKC an upfront license fee of $10 million. Avalo is also required to pay KKC up to an aggregate of $112.5 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to make milestone payments to KKC aggregating up to $75 million tied to the achievement of annual net sales targets.

Additionally, the Company is required to pay KKC royalties during a country-by-country royalty term equal to a mid-teen percentage of annual net sales. The Company is required to pay KKC a double-digit percentage (less than 30%) of the payments that the Company receives from sublicensing its rights under the KKC License Agreement, subject to certain exclusions. Avalo is responsible for the development and commercialization of quisovalimab in all indications worldwide (other than the option in the KKC License Agreement that, upon exercise by KKC, allows KKC to develop, manufacture and commercialize quisovalimab in Japan). In addition to the KKC License Agreement, Avalo is responsible for making additional royalty payments upon commercialization of up to an amount of less than 10% of net sales.

Market, Data, and Patent Exclusivity: If we receive marketing approval, we expect to receive biologics data exclusivity in the United States, which would provide twelve years of data exclusivity in the United States from the date of FDA approval. Additionally, patents exclusively licensed from KKC may provide exclusivity in the United States through 2028 absent any extension, and additional patent applications filed by us covering certain methods of using quisovalimab, if issued and properly maintained, should provide additional exclusivity in certain indications through 2043, absent any extension.

AVTX-008: Fully human B and T Lymphocyte Attenuator agonist fusion protein targeting immune dysregulation disorders.

Overview: AVTX-008 is a fully human B and T Lymphocyte Attenuator (“BTLA”) agonist fusion protein.

•AVTX-008 is uniquely positioned as a fusion protein with high-binding affinity and serum stability. AVTX-008 is differentiated by having specific binding to BTLA, with no binding to LIGHT or CD160.

•Avalo is conducting a strategic review of the AVTX-008 program.

Competition: As of the date of this proxy statement, and to our knowledge, worldwide there are a total of five BTLA agonist antibodies in clinical development for the treatment of autoimmune diseases.

License: On June 21, 2021, the Company entered into an Exclusive Patent License Agreement with Sanford Burnham Prebys Medical Discovery Institute (the “Sanford Burnham Prebys License Agreement” or the “SBP License Agreement”) under which Avalo obtained an exclusive license to a portfolio of issued patents and patent applications covering AVTX-008.

Under the Sanford Burnham Prebys License Agreement, Avalo paid a mid-six digit upfront license fee and pays mid-five digit annual maintenance fees. Avalo is also required to pay Sanford Burnham Prebys up to approximately $24 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay Sanford Burnham Prebys sales-based milestones aggregating up to $50 million tied to the achievement of annual net sales targets. Additionally, the Company is required to pay Sanford Burnham Prebys royalties during a country-by-country royalty term equal to a low-to-mid single digit percentage of annual net sales. Avalo is also required to pay Sanford Burnham Prebys a tiered low-double digit percentage of payments that Avalo receives from sublicensing of its rights under the Sanford Burnham Prebys License Agreement, subject to certain exclusions. Avalo is responsible for the development and commercialization of the program.

Market, Data, and Patent Exclusivity: If we receive marketing approval, we expect to receive biologics data exclusivity in the United States, which may provide twelve years of data exclusivity in the United States from the date of FDA approval. Additionally, patents exclusively licensed from Sanford Burnham Prebys may provide exclusivity in the United States through 2036 absent any extension.

Legacy Programs

We are not currently pursuing the development of the following programs and are exploring strategic alternatives:

AVTX-006: AVTX-006 is a dual mTORc1/c2 small molecule inhibitor for the treatment of complex lymphatic malformations.

AVTX-913: AVTX-913 is a nucleotide prodrug for the treatment of a mitochondrial disorder and is a preclinical asset.

Intellectual Property Overview

Our success depends in part on our ability to obtain and maintain proprietary protection for the technology and know-how upon which our product candidates are based, to operate without infringing the proprietary rights of others and to prevent others from infringing our proprietary rights.

We hold ownership, trademark rights and/or exclusivity to develop and commercialize our product candidates covered by patents and patent applications. Our portfolio of patents includes patents or patent applications with claims directed to compositions of matter, including compounds, pharmaceutical formulations, methods of use, methods of manufacturing the compounds, or a combination of these claims. Depending upon the timing, duration and specifics of FDA approval of the use of a compound for a specific indication, some of our U.S. patents may be eligible for a limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Act. Similar extensions to patent term may be available in other countries for particular patents in our portfolio.

We plan to augment our portfolio of compounds by focusing on the development (when possible) of new chemical entities (“NCEs”) or biologics, which have not previously received FDA approval. Upon approval by the FDA, NCEs are entitled to market and data exclusivity in the United States with respect to generic drug competition for a period of five years from the date of FDA approval, even if the related patents have expired. Similarly, upon approval by the FDA, biologics are entitled to reference product exclusivity for a period of twelve years from the date of FDA approval, even if the related patents have expired.

Intellectual property for specific pipeline assets, if applicable, are discussed above within the “Pipeline - Overview, Competition and Intellectual Property” section.

Competition Overview

We face, and will continue to face, intense competition from pharmaceutical and biotechnology companies, as well as numerous academic and research institutions and governmental agencies, both in the United States and abroad. We compete, or will compete, with existing and new products being developed by our competitors. Some of these competitors are pursuing the development of pharmaceuticals that target the same diseases and conditions that our research and development programs target or might target. Some of these competitors also have greater resources and more experience than we do in research and development and marketing.

Competition for specific pipeline assets is discussed above within the “Pipeline Assets” section.

Manufacturing

We do not have any manufacturing facilities. We rely on contract manufacturing organizations to produce our drug candidates in accordance with applicable provisions of the FDA’s and EMA’s current good manufacturing practices (“cGMP”) regulations for use in our clinical studies. The manufacture of pharmaceuticals is subject to extensive cGMP regulations, which impose various procedural and documentation requirements and govern all areas of record keeping, production processes and controls, personnel and quality control.

Sales and Marketing

For our clinical stage assets, we may retain or partner in the United States with third parties on the commercialization rights and develop sales and marketing capabilities, when needed. If we develop our own United States sales force we may complement it with co‑promotion agreements with partners in and outside of the United States. We may also seek to commercialize any of our approved products outside of the United States and may do so either through an expansion of our sales force or through collaboration with third parties.

Overall Competitive Climate and Risks

Competitors may have a variety of drugs in development or awaiting FDA approval that could reach the market and become established before we have an approved product to sell. Our competitors may also develop alternative therapies that could limit the market for any approved drugs that we may develop. Many of our competitors are using technologies or methods different or similar to ours to identify and validate drug targets and to discover novel small compound drugs. Many of our competitors and their collaborators may have significantly greater experience than we do in the following:

•identifying and validating targets;

•screening compounds against targets;
•preclinical and clinical trials of potential pharmaceutical products; and
•obtaining FDA and other regulatory clearances.

In addition, many of our competitors and their collaborators have substantially greater advantages in the following areas:

•capital resources;
•research and development resources;
•manufacturing capabilities; and
•sales and marketing resources.

Smaller companies might also prove to be significant competitors, particularly through proprietary research discoveries and collaborative arrangements with large pharmaceutical and established biotechnology companies.

Many of our competitors have products that have been approved or are in advanced development. We face competition from other companies, academic institutions, governmental agencies and other public and private research organizations for collaborative arrangements with pharmaceutical and biotechnology companies, in recruiting and retaining highly qualified scientific and management personnel and for licenses to additional technologies. Our competitors, either alone or with their collaborators, may succeed in developing technologies or drugs that are more effective, safer, and more affordable or more easily administered than our product candidates and may achieve patent protection or commercialize drugs sooner than us. Developments by others may render our product candidates or our technologies obsolete. Our failure to compete effectively could have a material adverse effect on our business.

Government Regulation and Product Approval

Government authorities in the United States and in other countries extensively regulate, among other things, the research, development, testing, manufacturing, packaging, storage, recordkeeping, labeling, advertising, promoting, distributing, marketing, importing and exporting, pricing, and government contracting related to pharmaceutical products such as those we are developing.

United States Government Regulation

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. The process of obtaining marketing approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, or other actions, such as the FDA’s delay in review of or refusal to approve a pending new drug application (“NDA”) or biologics license application (“BLA”), withdrawal of an approval, imposition of a clinical hold or study termination, issuance of Warning Letters or Untitled Letters, mandated modifications to promotional materials or issuance of corrective information, requests for product recalls, consent decrees, corporate integrity agreements, deferred prosecution agreements, product seizures or detentions, refusal to allow product import or export, total or partial suspension, restriction, or imposition of other requirements relating to production or distribution, injunctions, consent decrees, fines, debarment from government contracts and refusal of future orders under existing contracts, exclusion from participation in federal and state healthcare programs, FDA debarment, restitution, disgorgement or civil or criminal penalties, including fines and imprisonment.

FDA Marketing Approval
Obtaining FDA marketing approval for new products may take many years and require the expenditure of substantial financial resources. For the FDA to determine that a product is safe and effective for the proposed indication, the product must first undergo testing in animals (nonclinical studies). The data generated from nonclinical studies is used to support the filing of an investigational new drug application (“IND”) under which human studies are conducted. Human testing is generally conducted under an IND in three phases following Good Clinical Practices (“GCP”) regulations:

•Phase 1 studies evaluate the safety and tolerability of the drug, generally in normal, healthy volunteers;

•Phase 2 studies evaluate safety and efficacy, as well as appropriate doses; these studies are typically conducted in patient volunteers who suffer from the particular disease condition that the drug is designed to treat; and
•Phase 3 studies evaluate safety and efficacy of the product at specific doses in one or more larger pivotal trials.

In addition to human testing, the manufacturing process of the potential product must be developed in accordance with cGMP regulations. Prior to the approval of a new product, the FDA may inspect the facilities at which the proposed drug product is to be manufactured to ensure cGMP compliance. FDA may also inspect clinical trial sites and applicable laboratories.

In addition to the cumulative safety and efficacy data generated from the clinical trials described above, chemistry, manufacturing and control (“CMC”) information, nonclinical study data and proposed labeling form the basis to support approval of a NDA or BLA to the FDA. The preparation of a NDA or BLA requires the expenditure of substantial funds and the commitment of substantial resources. Additionally, at the time of a NDA or BLA submission a user fee is required to be paid unless the product has orphan drug designation (“ODD”). The FDA conducts a preliminary administrative review upon receipt of the NDA or BLA submission and decides whether to accept the NDA or BLA submission. If the application is not accepted for review by the FDA, the Sponsor of the application must resolve the deficiencies and re-submit the application, re-starting the review clock.

After evaluating the NDA or BLA and all related information, including if there is an advisory committee recommendation, and inspection reports regarding the manufacturing or laboratory facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter (“CRL”). A CRL generally contains a statement of specific conditions that must be met to secure final approval of the NDA or BLA and may require additional clinical or nonclinical studies, or other information, in order for FDA approval. Even with submission of this additional information, the FDA may decide that the NDA or BLA does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA may issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

The development and approval of new drugs requires substantial time, effort and financial resources. Data obtained from a development program is not always conclusive and may be susceptible to varying interpretations. These instances may delay, limit or prevent regulatory approval. The FDA may not grant approval on a timely basis, or at all. We may encounter difficulties or unanticipated costs in our efforts to secure necessary governmental approvals, which could delay or preclude us from marketing any approved product candidates. The FDA may limit the indications for use or place other conditions on any approvals that could restrict the commercial application of the approved product.

FDA Post‑Approval Considerations

Drugs manufactured or distributed pursuant to FDA approval are subject to continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, manufacturing, periodic reporting, product sampling and distribution, advertising and promotion, and reporting of adverse experiences with the product and drug shortages. During the approval process, the FDA and the sponsor may agree that specific studies or clinical trials should be conducted as post-marketing commitments, but they are not required by statute or regulation. The FDA may also impose post-marketing requirements as a condition of approval of an NDA or BLA. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials and surveillance, to further assess and monitor the product’s safety and effectiveness after commercialization. Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product becomes available in the market.

After approval, most changes to the approved product, such as manufacturing changes and adding new indications or other labeling claims, are subject to FDA review and approval. There are also annual user fee requirements for any marketed product and new application fees for supplemental applications with clinical data. Additionally, the FDA strictly regulates the labeling, advertising and promotion of products under an approved NDA or BLA. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off‑label uses, and a company that improperly markets or promotes off‑label uses may be subject to significant liability, including criminal and civil penalties under the FDCA and False Claims Act, exclusion from participation in federal healthcare programs, debarment from government contracts, refusal of future orders under existing contracts and mandatory compliance programs under corporate integrity agreements or deferred prosecution agreements.

Other Regulations of the Healthcare Industry

In addition to FDA regulations governing the marketing of pharmaceutical products, there are various state and federal laws that may restrict business practices in the biopharmaceutical industry. These include the following:

•The federal Anti-Kickback laws and implementing regulations, which prohibit persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual, or furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;
•Other Medicare laws, regulations, rules, manual provisions and policies that prescribe the requirements for coverage and payment for pharmaceutical products and services, including the amount of such payment;
•The federal False Claims Act, which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;
•The Foreign Corrupt Practices Act (“FCPA”), which prohibits certain payments made to foreign government officials; and
•State and foreign law equivalents of the foregoing and state laws regarding pharmaceutical company marketing compliance, reporting and disclosure obligations.

If our operations are found to be in violation of any of these laws, regulations, rules or policies or any other law or governmental regulation, or if interpretations of the foregoing change, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations.

To the extent that any of our product candidates are approved for sale in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post‑marketing requirements, including safety surveillance, anti‑fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

Coverage and Reimbursement

Our ability to commercialize and, the commercial success of, any approved product candidates will depend in part on the extent to which governmental authorities, private health insurers and other third‑party payers provide coverage for and establish adequate reimbursement levels for our therapeutic product candidates. In the United States, the European Union and other potentially significant markets for our product candidates, government authorities and third‑party payers are increasingly imposing more stringent requirements and restrictions on coverage, attempting to limit reimbursement levels or regulate the price of drugs and other medical products and services, particularly for new and innovative products and therapies, which often has resulted in average selling prices lower than they would otherwise be. For example, in the United States, federal and state governments reimburse covered prescription drugs at varying rates generally below average wholesale price. Federal programs also impose price controls through mandatory ceiling prices on purchases by federal agencies and federally funded hospitals and clinics and mandatory rebates on retail pharmacy prescriptions paid by Medicaid and Tricare. These restrictions and limitations influence the purchase of healthcare services and products. Legislative proposals to reform healthcare or reduce costs under government programs may result in lower reimbursement for our product candidates or exclusion of our product candidates from coverage. Moreover, the Medicare and Medicaid programs increasingly are used as models for how private payers and other governmental payers develop their coverage and reimbursement policies.

In addition, the increased emphasis on managed healthcare in the United States and on country and regional pricing and reimbursement controls in the European Union will put additional pressure on product pricing, reimbursement and utilization, which may adversely affect any future product sales and our results of operations. These pressures can arise from rules and practices of managed care groups, competition within therapeutic classes, availability of generic equivalents, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and healthcare reform, coverage and reimbursement policies and pricing in general. The cost containment measures that healthcare payers and providers are instituting and any healthcare reform implemented in the future could significantly reduce our revenues from the sale of any approved products. We cannot provide any assurances that we will be able to obtain and maintain third‑party coverage or adequate reimbursement for our approved products in whole or in part.

Healthcare Reform

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system. The United States government, state legislatures and foreign governments also have shown significant interest in implementing cost-containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs.

In recent years, Congress has considered reductions in Medicare reimbursement levels for drugs administered by physicians. Further, the Center for Medicare & Medicaid Services (“CMS”), the agency that administers the Medicare and Medicaid programs, also has authority to revise reimbursement rates and to implement coverage restrictions for some drugs. Cost reduction initiatives and changes in coverage implemented through legislation or regulation could decrease utilization of and reimbursement for any approved products. While Medicare regulations apply only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from federal legislation or regulation may result in a similar reduction in payments from private payers.

The Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010 (collectively, the “Affordable Care Act” or “ACA”), substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacts the pharmaceutical industry. The ACA was intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers, and impose additional health policy reforms. Since its passage, there have been significant ongoing efforts to modify or eliminate the ACA.

The Trump administration pushed for modifications to the ACA. In addition, the Tax Cuts and Jobs Act (the “TCJA”), enacted on December 22, 2017, repealed the shared responsibility payment for individuals who fail to maintain minimum essential coverage under section 5000A of the Internal Revenue Code of 1986, as amended (the “IRC”), commonly referred to as the individual mandate. While the Biden administration has rolled back many of the executive orders issued by former President Trump and has stated that it intends to build on the ACA and to expand coverage thereunder, ongoing repeal and reform efforts impacting the ACA and the healthcare sector more broadly are likely.

Other legislative changes have been proposed and adopted since passage of the ACA. These have, among other things, reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers.

Further legislative and regulatory changes under the ACA remain possible. The Biden administration has signaled that it plans to build on the ACA and has expanded the number of people who are eligible for subsidies under it. The Inflation Reduction Act of 2022, enacted on August 16, 2022, includes several provisions to lower prescription drug costs for Medicare patients and reduce drug spending by the federal government. Pursuant to this, the CMS announced in August 2023 that it had selected the first ten drugs covered under Medicare Part D for negotiation. It is unknown what this negotiation will yield or what form any future changes or any law would take, and how or whether it may affect our business in the future. We expect that changes or additions to the ACA, the Medicare and Medicaid programs, changes allowing the federal government to directly negotiate drug prices and changes stemming from other healthcare reform measures, especially with regard to healthcare access, financing or other legislation in individual states, could have a material adverse effect on the healthcare industry. In addition, the Affordable Care Act has also been subject to challenges in the courts, which remain ongoing.

Payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives as well. In addition, at the state level, legislatures have passed and implemented, and may in the future pass and implement legislation and regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

We expect that additional federal, state and foreign healthcare reform measures could be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for our products, once approved, or additional pricing pressures.

Exclusivity and Approval of Competing Products

Hatch‑Waxman Patent Exclusivity

In seeking approval for a drug through an NDA, applicants are required to list with the FDA each patent with claims that cover the applicant’s product or a method of using the product. Upon approval of a NDA, each of the patents listed in the application for the drug is then published in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Drugs listed in the Orange Book can, in turn, be cited by potential competitors in support of approval of an abbreviated new drug application (“ANDA”) or 505(b)(2) NDA. Generally, an ANDA provides for marketing of a drug product that has the same active ingredients in the same strengths, dosage form and route of administration as the listed drug and has been shown to be bioequivalent through in vitro or in vivo testing or otherwise to the listed drug. ANDA applicants are not required to conduct or submit results of preclinical or clinical tests to prove the safety or effectiveness of their drug product, other than the requirement for bioequivalence testing. Drugs approved in this way are commonly referred to as “generic equivalents” to the listed drug and can often be substituted by pharmacists under prescriptions written for the reference listed drug.

The ANDA or 505(b)(2) NDA applicant is required to provide a certification to the FDA in the product application concerning any patents listed for the approved product in the FDA’s Orange Book, except for patents covering methods of use for which the applicant is not seeking approval. Specifically, the applicant must certify with respect to each patent that:

•the required patent information has not been filed;
•the listed patent has expired;
•the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or the listed patent is invalid, unenforceable, or will not be infringed by the new product.

Generally, the ANDA or 505(b)(2) NDA cannot be approved until all listed patents have expired, except when the ANDA or 505(b)(2) NDA applicant challenges a listed patent or if the listed patent is a patented method of use for which approval is not being sought. A certification that the proposed product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV Certification. If the applicant does not challenge the listed patents or does not indicate that it is not seeking approval of a patented method of use, the ANDA or 505(b)(2) NDA application will not be approved until all the listed patents claiming the referenced product have expired.

If the ANDA or 505(b)(2) NDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the application has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of notice of the Paragraph IV certification automatically prevents the FDA from approving the ANDA or 505(b)(2) NDA until the earlier of 30 months, expiration of the patent, settlement of the lawsuit, a decision in the infringement case that is favorable to the ANDA applicant or other period determined by a court.

Hatch‑Waxman Non‑Patent Exclusivity

Market and data exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications for competing products. The FDCA provides a five‑year period of non‑patent data exclusivity within the United States to the first applicant to gain approval of an NDA for a NCE. A drug is a NCE if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the therapeutic activity of the drug substance. During the exclusivity period, the FDA may not accept for review an ANDA or a 505(b)(2) NDA submitted by another company that contains the previously approved active moiety. However, an ANDA or 505(b)(2) NDA may be submitted after four years if it contains a certification of patent invalidity or non‑infringement.

The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA, or supplement to an existing NDA or 505(b)(2) NDA, if new clinical investigations other than bioavailability studies that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application or supplement. Three‑year exclusivity may be awarded for changes to a previously approved drug product, such as new indications, dosages, strengths or dosage forms of an existing drug. This three‑year exclusivity covers only the conditions of use associated with the new clinical investigations and, as a general matter, does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for generic versions of the original, unmodified drug product. Five‑year and three‑year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well‑controlled clinical trials necessary to demonstrate safety and effectiveness.

Approval of Biosimilars and Biologic Exclusivity

The Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), which was enacted as part of the ACA, created an abbreviated approval pathway for biological products that are demonstrated to be “biosimilar” or “interchangeable” with an FDA-licensed reference biological product via an approved BLA. Biosimilarity to an approved reference product requires that there be no differences in conditions of use, route of administration, dosage form, and strength, and no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency. Biosimilarity is demonstrated in steps beginning with rigorous analytical studies or “fingerprinting”, in vitro studies, in vivo animal studies, and generally at least one clinical study, absent a waiver from the Secretary of Health and Human Services. The biosimilarity exercise tests the hypothesis that the investigational product and the reference product are the same. If at any point in the stepwise biosimilarity process a significant difference is observed, then the products are not biosimilar, and the product will have to developed and approved using a traditional NDA or BLA. In order to meet the higher hurdle of interchangeability, a sponsor must demonstrate that the biosimilar product can be expected to produce the same clinical result as the reference product, and for a product that is administered more than once, that the risk of switching between the reference product and biosimilar product is not greater than the risk of maintaining the patient on the reference product. Complexities associated with the larger, and often more complex, structures of biological products, as well as the process by which such products are manufactured, can pose significant hurdles to implementation.

Upon approval of a BLA, the biologic is listed by the FDA in its Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Purple Book, along with the date it was licensed; whether the FDA has determined that the licensed biological product is biosimilar to or interchangeable with a reference biological product (an already-licensed FDA biological product) and the date of expiration of applicable exclusivity. Under the BPCIA, a reference biologic is granted 12 years of exclusivity from the time of first licensure of the reference product. This 12-year period includes 4 years before the FDA may accept for filing an application for a biologic that references a branded (reference) product.

Pediatric Exclusivity.

Pediatric exclusivity is another type of non‑patent marketing exclusivity in the United States and, if granted, provides for the attachment of an additional six months of marketing protection to the term of any existing regulatory exclusivity, including the non‑patent exclusivity period described above. This six‑month exclusivity may be granted if an NDA sponsor submits pediatric data that fairly respond to a written request from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve an ANDA or 505(b)(2) application owing to regulatory exclusivity or listed patents.

Foreign Regulation

In order to market any product outside of the United States, we would need to comply with numerous and varying regulatory requirements of other countries regarding drug development, approval and commercialization. The approval process varies by country and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. The processes for obtaining marketing approvals in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.

European Union Drug Approval Process

To obtain a marketing authorization of a drug in the European Union, we may submit marketing authorization applications (“MAAs”) either under the so‑called centralized, decentralized, mutual recognition or national authorization procedures.

Centralized procedure

The centralized procedure provides for the grant of a single marketing authorization following a favorable opinion by the European Medicines Agency (“EMA”) that is valid in all European Union member states, as well as Iceland, Liechtenstein and Norway. The centralized procedure is compulsory for medicines produced by specified biotechnological processes, products designated as orphan medicinal products, and products with a new active substance indicated for the treatment of specified diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative disorders or autoimmune diseases and other immune dysfunctions and viral diseases. The centralized procedure is optional for products that represent a significant therapeutic, scientific or technical innovation, or whose authorization would be in the interest of public health.

National authorization procedures

There are also three other possible routes to authorize medicinal products in several European Union countries, which are available for investigational medicinal products that fall outside the scope of the centralized procedure.

•National authorization procedure. This procedure involves submitting an MAA to an individual EU country’s competent authority for approval. Each EU Member State has its own national authorization procedures.

•Decentralized procedure. Using the decentralized procedure, an applicant may apply for simultaneous authorization in more than one European Union country of medicinal products that have not yet been authorized in any European Union country and that do not fall within the mandatory scope of the centralized procedure.

•Mutual recognition procedure. In the mutual recognition procedure, a medicine is first authorized in one European Union Member State, in accordance with the national procedures of that country. Following this, further marketing authorizations can be sought from other European Union countries in a procedure whereby the countries agree to recognize the validity of the original, national marketing authorization.

In the European Union, new products authorized for marketing (i.e., reference products) qualify for eight years of data exclusivity and an additional two years of market exclusivity upon marketing authorization. The data exclusivity period prevents generic applicants from relying on the preclinical and clinical trial data contained in the dossier of the reference product when applying for a generic marketing authorization in the EU during a period of eight years from the date on which the reference product was first authorized in the EU. The market exclusivity period prevents a successful generic applicant from commercializing its product in the EU until ten years have elapsed from the initial authorization of the reference product in the EU. The ten‑year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

Former Commercially Marketed Product

Prior to October 2023, we had one commercially marketed product, Millipred®. We considered Millipred® a non-core asset. Our supply and license agreement for Millipred® ended on September 30, 2023.

Millipred® is an oral prednisolone indicated across a wide variety of inflammatory conditions and indications. Prednisolone is a man-made form of a natural substance (corticosteroid hormone) made by the adrenal gland. It is used to treat conditions such as arthritis, blood disorders, immune system disorders, skin and eye conditions, respiratory disorders, cancer, and severe allergies. Prednisolone decreases an individual's immune response to various diseases to reduce symptoms such as pain, swelling and allergic-type reactions. Millipred® primarily competed in the generic prednisolone market. Millipred® utilized the proprietary double taste-masking technology which provided a pleasant grape taste with no bitterness, which made the product easier to administer to children.

Employees and Human Capital Management

As of December 31, 2023, we had nineteen employees, all of whom are full-time. Eleven of our employees are primarily engaged in research and development activities. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

We believe that our future success largely depends upon our ability to attract and retain highly skilled and qualified personnel. We believe that we provide our employees with competitive salaries and bonuses, opportunities for equity ownership, and an employment package that promotes well-being across all aspects of their lives, including health care, retirement planning and paid time off. We value diversity and inclusiveness at all levels.

Corporate Information

We were incorporated in Delaware in 2011 and commenced operations in the second quarter of 2011. Our principal executive offices are located at 540 Gaither Road, Suite 400, Rockville, Maryland 20850, and our phone number is (410) 522-8707. Our website address is www.avalotx.com. The information on, or that can be accessed through, our website is not part of this proxy statement.

Available Information
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), are available free of charge on our website at www.avalotx.com as soon as reasonably practicable after electronically filing or furnishing such material to the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website (www.sec.gov) that includes our reports, proxy statements and other information.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of eight members, each of which serves for a one-year term or until a successor has been elected and qualified. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the year term and until the director’s successor is duly elected and qualified.

Pursuant to the Merger Agreement with AlmataBio, Inc., Jonathan Goldman was appointed to the Board effective on the closing of that transaction.

Pursuant to the terms of the Series D preferred stock and the Series E preferred stock issued in the March 2024 private placement, the holder of the Series D preferred stock, acting exclusively and as a separate class, has the right, but not the obligation, to designate and appoint one individual to serve as a director on the Board and the holder of the Series E preferred stock has the right, but not the obligation, to designate and appoint one individual to serve as a director on the Board. Aaron Kantoff was appointed by the holder of the Series D preferred stock. The holder of the Series E preferred stock has not appointed anyone. Additionally, Samantha Truex was appointed to the Board upon the closing of the March 2024 private placement.

Process for Selecting and Nominating Directors

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The Board and the Nominating and Corporate Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual Board evaluation process.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also considers whether the nominee would be an independent director under the Company’s Corporate Governance Guidelines, Nasdaq listing standards and applicable law. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, an executive search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders to be included in next year’s proxy materials pursuant to SEC Rule 14a-8. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary,

Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850. The Corporate Secretary must receive the stockholder nominations no later than 5:00 p.m., Eastern Time, on [●] to be included in the proxy materials for, and considered for candidacy at, the 2025 Annual Meeting; provided, however, that in the event that the date of the 2025 Annual Meeting is changed by more than 30 days from the anniversary of the 2024 Annual Meeting, notice must be received by us a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting.

Our bylaws also permit stockholders to nominate director candidates for consideration at the 2025 Annual Meeting, but not to have the nomination considered for inclusion in the proxy materials for that meeting. Stockholders wishing to nominate director candidates can do so by writing to Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850, giving the information required in our bylaws, including, among other things (i) the full name, address and age of the proposed nominee, (ii) the proposed nominee’s principal occupation or employment, (iii) the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition and (v) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. The Corporate Secretary must receive stockholder nominations between [●] and [●] to be considered for candidacy at the 2025 Annual Meeting; provided, however, that in the event that the date of the 2025 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2024 Annual Meeting, notice must be received not earlier than 120 days prior to the 2025 Annual Meeting and not later than 90 days prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

The Company intends to nominate each of the individuals named below to serve as directors on our Board until their successor is duly elected and qualified at the 2025 Annual Meeting of Stockholder or, if earlier, his or her death, resignation, or removal. Each of the proposed nominees has consented to stand for election as a member of our Board, and the Company’s management has no reason to believe that any nominee will be unable to serve. Each of the nominees are currently a director of the Company. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

The following sets forth certain information regarding the proposed nominees, including each director’s specific experience, skills and qualifications. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees possess the qualifications to provide meaningful oversight of the Company’s business and strategy.

Directors Nominated for Election at the Annual Meeting:

Name	Age	Director Since	Position(s) with Avalo
Garry Neil, M.D.	70	June 2022	Chairman of the Board of Directors, President, Chief Executive Officer
June Almenoff, M.D., Ph.D.	67	November 2021	Director
Mitchell Chan	43	December 2021	Director
Jonathan Goldman, M.D.	59	March 2024	Director
Aaron Kantoff	38	March 2024	Director
Gilla Kaplan, Ph.D.	77	October 2020	Director
Samantha Truex	53	March 2024	Director

The following is a brief biography of our director nominees, each of whom is currently a director:

Garry Neil, M.D. Dr. Neil has served as the President and Chief Executive Officer of the Company since February 2022. Dr. Neil was appointed to our Board on June 14, 2022 and was appointed Chairman of our Board on August 8, 2022. From March 2020 to February 2022, Dr. Neil served as the Chief Scientific Officer of Avalo. Dr. Neil joined the Company as Chief Medical Officer in February 2020, when Aevi Genomic Medicine, Inc. (“Aevi”) was acquired by the Company (the “Aevi Merger”). Dr. Neil served as Chief Scientific Officer of Aevi from September 2013 until the Aevi Merger closed in February 2020. From September 2012 to September 2013, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. From July 2002 to August 2012, he held a number of senior positions at Johnson & Johnson, including Corporate VP of Science & Technology from November 2007 to August 2012, and Group President at Johnson & Johnson Pharmaceutical Research and Development from September 2005 to November 2007. Prior to joining Johnson & Johnson, he held senior positions at AstraZeneca, EMD Pharmaceuticals Inc. and Merck KGaA. Under his leadership, a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil also serves on the board of Celldex Therapeutics, Inc. (Nasdaq: CLDX). Dr. Neil served on the board of directors of Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) until it was acquired by Pfizer Inc. (NYSE: PFE) in March 2022. Dr. Neil previously served as a member of the board of directors of Zura Bio Ltd. (Nasdaq: ZURA) and GTx, Inc. (previously Nasdaq: GTXI). Dr. Neil also serves on the Board of Directors of the Reagan Udall Foundation and the Center for Discovery and Innovation. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (“PhRMA”) Science and Regulatory Executive Committee and the PhRMA Foundation Board, as well as a past member of the Foundation for the U.S. National Institutes of Health (“NIH”) and the Science Management Review Board of the NIH. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. Our Board believes that Dr. Neil’s wealth of scientific and medical training combined with his substantial leadership skills and board experience makes him a valuable member of our Board.

June Almenoff, M.D., Ph.D. Dr. Almenoff has served on our Board since November 2021. Dr. Almenoff served as the Chief Medical Officer at RedHill Biopharma Ltd (Nasdaq: RDHL), a specialty biopharmaceutical company, primarily focused on the commercialization of products for gastrointestinal and infectious diseases from May 2019 to May 2024. From March 2010 to October 2014, Dr. Almenoff served as President and Chief Medical Officer and a member of the board of directors of Furiex Pharmaceuticals, Inc. (previously Nasdaq: FURX) (“Furiex”), a drug development collaboration company that was acquired by Actavis plc (now AbbVie, Inc.) for $1.2 billion in July 2014. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline plc (NYSE: GSK) for twelve years, where she held various positions of increasing responsibility, including most recently Vice President in the Clinical Safety organization. She also worked in the area of scientific licensing. Dr. Almenoff is on the investment advisory board of the Harrington Discovery Institute, a private venture philanthropy. She has served as a Board Director to Tenax Therapeutics, Inc. (Nasdaq: TENX) since 2021. She previously served as a member of the board of directors of Brainstorm Therapeutics, Inc. (Nasdaq: BCLI) from 2017 to 2023 and Tigenix NV (acquired by Takeda Pharmaceutical Company Limited in August 2018) from 2016 to 2018, Kurome Therapeutics, Inc. from 2020 to 2021, and as chair of the board of directors of RDD Pharma, Ltd. from 2015 to 2019. Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center and served on the faculty of Duke University School of Medicine. She is an adjunct Professor at Duke, a Fellow of the American College of Physicians (FACP) and has authored over 60 publications. Our Board believes that Dr. Almenoff’s close to 25 years of leadership experience as a biopharma executive, her expertise in research and development, as well as her experience with biotech boards, venture philanthropy investment, and product commercialization makes her a valuable member of our Board.

Mitchell Chan. Mr. Chan has served on our Board since December of 2021. Mr. Chan previously served as the Chief Financial Officer and Chief Business Officer at ABio-X Holdings - Inc., a healthcare-dedicated incubator, from May 2023 to October 2023. From January 2022 to April 2023, Mr. Chan served as an Operating Partner at Catalio Capital Management, LP, a venture capital fund focused on investments in biomedical technology companies. From September 2018 to March 2021, Mr. Chan was at Viela Bio, Inc. (“Viela”), a clinical-stage biotechnology company, and most recently served as the Chief Financial Officer and oversaw the acquisition of Viela by Horizon Therapeutics plc for $3.1 billion. Prior to Viela, Mr. Chan served as the Director of Investor Relations for AstraZeneca, North America (Nasdaq: AZN), a multinational pharmaceutical and biotechnology company. Mr. Chan also held several roles of increasing responsibility within the Roche Group, at Genetech and F. Hoffmann-La Roche AG, including in biooncology commercial finance, research and development finance, and mergers and acquisitions. Mr. Chan is the recipient of Executive Certifications from Stanford University, University of California (Haas), and University of Pennsylvania (Wharton) and earned his B.S. in Biochemistry, M.S. in Medial Biophysics, and MBA from the University of Toronto (Rotman School of Management). Our Board believes that Mr. Chan’s more than 15 years of leadership experience in the finance and investor relation functions at successful life science companies makes him a valuable member of our Board.

Jonathan Goldman, M.D. Dr. Goldman has served on our Board since March 2024. Dr. Goldman has 30 years of experience across life sciences as a Chief Executive Officer, Chief Medical Officer, Investor, and senior executive. He currently serves as the CEO of Clinical ink, a global life science company that brings data, technology, and patient-centric research together. Prior to Clinical ink, Dr. Goldman served as the CEO and a board member of Abzena Limited and was previously the CEO of Aptuit LLC. He has also held senior executive positions at ICON PLC (Nasdaq: ICON) and Point

Biomedical Corp. in addition to holding appointments as Associate Clinical Professor of Medicine in the division of Cardiology at the University of California San Francisco, and as an Attending Cardiologist at the San Francisco Veterans Administration Medical Center. Dr. Goldman trained in medicine at St. Bartholomew’s Hospital Medical College, in London and in Cardiology at St. George’s Hospital, London. He received B.Sc., M.B.B.S and M.D. degrees from the University of London, UK. He was awarded MBAs by Columbia University in New York and the University of California at Berkeley. Our Board believes that Dr. Goldman’s experience across life sciences in manufacturing, commercial and operations makes him a valuable member of our Board.

Aaron Kantoff. Mr. Kantoff has served on our Board since March 2024. Mr. Kantoff is currently co-founder and managing partner of Scion Life Sciences, which is affiliated with Petrichor Healthcare Capital Management LP. Since April 2022, he has served on the board of directors of Tourmaline Bio, Inc. (Nasdaq: TRML), a biotechnology company focused on autoimmune diseases. Mr. Kantoff was a co-founder and board director of RayzeBio, Inc. (Nasdaq: RYZB) from April 2020 until September 2023. Mr. Kantoff served as a venture partner of Medicxi Ventures (UK) LLP, an investment firm focused on the life sciences sector, where he served on the board of directors of Centessa Pharmaceuticals plc (Nasdaq: CNTA) from January 2021 to July 2022. From August 2011 until April 2019, Mr. Kantoff served as a partner at Apple Tree Partners (ATP), a biotechnology venture capital firm. During his time at ATP, Mr. Kantoff was a board member of Syntimmune, Inc. (acquired by Alexion Pharmaceuticals, Inc. (formerly Nasdaq: PALXN), which was subsequently subject to a tender offer by a third party), Corvidia Therapeutics, Inc. (acquired by Novo Nordisk A/S (NYSE: NVO)), Akero Therapeutics, Inc. (Nasdaq: AKRO), as well as other privately-held and publicly traded biotechnology companies. Prior to joining ATP, Mr. Kantoff held roles in private equity and investment banking. Mr. Kantoff received a B.S. in finance and international business from the New York University Leonard N. Stern School of Business. Our Board believes that Mr. Kantoff’s prior board experience and his extensive experience in the venture capital and life sciences industries makes him a valuable member of our Board.

Gilla Kaplan, Ph.D. Dr. Kaplan has served on our Board since October 2020. She has spent her career as an academic research scientist leading her laboratory in investigations focusing on human disease, and exploring novel experimental medicine approaches that modulate the immune response for disease control. Dr. Kaplan’s work has encompassed developing a deep understanding of the cellular immune response and how to harness it for host adjunctive therapies. She is the co-founder and currently serves as the Chief Research Officer of Gilrose Pharmaceuticals. She was the Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation (“BMGF”) from January 2014 until April 2018. Building on her 20-year research experience at Rockefeller University in New York City and then 10-year research experience at the Public Health Research Institute Center at the University of Medicine and Dentistry of New Jersey, she led the reshaping of the tuberculosis program at BMGF. Dr. Kaplan is the recipient of multiple grants from the U.S. National Institutes of Health-National Institute of Allergy and Infectious Diseases and other funding organizations for her research. Dr. Kaplan currently serves as a member of the board of directors of Tyra Biosciences, Inc. (Nasdaq: TYRA) and previously served as a member of the board of directors of Celgene Corporation (previously Nasdaq: CELG). Dr. Kaplan received her B.S. from Hebrew University, Jerusalem, Israel and her M.S. Ph.D. in Cellular Immunology from the University of Tromso, Norway. Our Board believes that Dr. Kaplan’s academic and industry experience in immunology makes her a valuable member of Board.

Samantha Truex. Ms. Truex has served on our Board since March 2024. Ms. Truex is a seasoned biotech executive with almost 30 years of industry experience, including the last five years in CEO roles. Since June 2022, Ms. Truex has served on the board of Artios Pharma Limited and has previously served on the boards of Hotspot Therapeutics, Inc., iPierian, Inc.(acquired by Bristol Myers Squibb) and True North Therapeutics (acquired by Bioverativ Inc.). Ms. Truex was the founding CEO of Upstream Bio, Inc., from October 2021 to March 2024, and the CEO of Quench Bio, Inc. from August 2018 to March 2021. Ms. Truex was previously the COO of Synlogic Therapeutics and CBO for Padlock Therapeutics, Inc. Previously, Ms. Truex was Vice President of Corporate Development at Biogen Inc. (Nasdaq: BIIB) where she led transactional business development activities and served as program executive for now-marketed products FAMPYRA,® ELOCTATE™ and ALPROLIX™. Ms. Truex also previously worked in Corporate Development at Genzyme, Chiron Diagnostics and in consulting for Health Advances. Ms. Truex earned a B.A. in biology from Dartmouth College, a B.E. in biomedical engineering from the Thayer School at Dartmouth and an MBA from the Tuck School at Dartmouth. Ms. Truex also chairs the Board of Advisors for Thayer School of Engineering at Dartmouth and is a member of the Board of Advisors for Life Science Cares. Our Board believes that Ms. Truex’s experience leading successful life science companies, as well as her experience in business and corporate development, make her a valuable member of our Board.

The following is a brief biography of our current director who is not up for re-election to the Board:

Magnus Persson, M.D., Ph.D. Dr. Persson has served on our Board since August 2012 and currently serves as Lead Independent Director of the Board. Dr. Persson currently serves as Founding Partner and Chairman of the Board of Eir Venture Partners AB, a Nordics-focused life science venture capital fund, and associated companies. Previously, he was Chief Executive Officer of Karolinska Institutet Holding AB in Stockholm, Sweden. Dr. Persson has served as an Associate Professor in Physiology at the Karolinska Institutet since September 1994. Dr. Persson has served as a practicing pediatrician at CityAkuten and Barnsjukhuset Martina in Stockholm, Sweden since December 2012. Previously, Dr. Persson served as a Partner at HealthCap, a Swedish-based venture capital firm, from January 1996 to December 2009, and as a Managing Partner at The Column Group, a San Francisco-based venture capital firm, from January 2010 through November 2011. Dr. Persson co-founded Aerocrine AB, a medical technology company in 1994. Dr. Persson has also served on the board of directors of Galecto Biotech AB, Gyros Protein Technologies AB, ADDI Medical AB, and Immunicum AB (STO: IMMU). Dr. Persson is a board member of Attgeno AB, Trailhead Biosystems Inc, Cantargia AB (STO: CANTA) and Initiator Pharma AS (STO: INIT). Dr. Persson received his M.D. and Ph.D. in physiology from the Karolinska Institutet.

Required Vote

Provided there is a quorum for the Annual Meeting, the director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them will be elected as directors. Votes withheld will have no legal effect on the election of directors. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal 1.

The Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees listed above.

DIRECTOR COMPENSATION
Our Board approved a compensation policy for our non-employee directors that became effective upon the closing of our initial public offering. After consultation with an independent, external compensation consultant, Radford, an Aon Company (“Aon Radford”), the policy was amended on June 6, 2024 with an effective date of July 1, 2024. In 2023, the policy provided for the following compensation to our non-employee directors, with increases effective July 1, 2024 as indicated below in parenthesis:

•The chair of our Board (if not an employee director) receives an annual fee of $70,000 (remains $70,000 effective July 1, 2024) and each other non-employee director receives $40,000 (remains $40,000 effective July 1, 2024);
•The chair of our Audit Committee receives an annual fee of $15,000 ($20,000 effective July 1, 2024) and each other member receives $7,500 ($10,000 effective July 1, 2024);
•The chair of our Compensation Committee receives an annual fee of $10,000 ($13,000 effective July 1, 2024) and each other member receives $5,000 ($6,500 effective July 1, 2024);
•The chair of our Nominating and Corporate Governance Committee receives an annual fee of $8,000 ($10,000 effective July 1, 2024) and each other member receives $4,000 ($5,000 effective July 1, 2024);
•The chair of our Science and Technology Advisory Committee receives an annual fee of $15,000 (remains $15,000 effective July 1, 2024) and each other member receives $7,500 (remains $7,500 effective July 1, 2024); and
•Each non-employee director is entitled to an initial grant of stock options to purchase 28 shares of our common stock (34,100 effective July 1, 2024) that vests in three substantially equal annual installments over three years commencing on the first anniversary of the grant date.
•Each non-employee director is entitled to an annual grant of stock options on the date of each annual stockholders meeting of the Company to purchase 14 shares of our common stock that vests in full on the first anniversary of the grant date, in each case, subject to continued service from the date of grant until the applicable vesting dates (refer to sub-bullets below for changes per the policy amendment effective July 1, 2024).
◦Per the policy amendment effective July 1, 2024, in 2024 only, on the date of the first annual stockholders meeting of the Company after the policy amendment effective date, each non-employee director is entitled to equity awards totaling 34,100 shares of Common Stock, which total will be divided, as determined by the Board in its sole discretion, between stock options and restricted stock units. All such restricted stock units will vest, and all such stock options will vest and become exercisable, in three substantially equal annual installments on March 28, 2025, March 28, 2026, and March 28, 2027, subject to continued service on such applicable vesting date.
◦Per the policy amendment effective July 1, 2024, in 2025 and beyond, on the date of each annual stockholders meeting of the Company held beginning in 2025, each non-employee director is entitled to an annual grant of stock options to purchase 17,050 effective effective July 1, 2024 that vests in full on the first anniversary of the grant date, in each case, subject to continued service from the date of grant until the applicable vesting dates.

Each non-employee director may make an election to receive all or a part of his or her annual cash compensation in the form of stock options to purchase shares of the Company’s common stock. Elections must be made in multiples of 5% of the aggregate cash retainer. The stock options will be granted on the date on which the cash would have otherwise been paid, with an exercise price per share equal to the last reported sale price of the common stock on the Nasdaq Capital Market on the date of grant or, if such grant date is not a trading date, on the last trading date prior to the grant date, and with a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service). The actual number of shares subject to the stock options will be determined so that the options have a “fair value” on the date of grant, using a Black-Scholes or binomial valuation model consistent with the methodology.

All fees under the director compensation policy are paid on a quarterly basis and no per meeting fees are paid. The Company reimburses non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The following table sets forth information regarding the total compensation paid to the Company’s non-employee directors in 2023. The compensation amounts presented in the table below are historical and are not indicative of the amounts the Company may pay directors in the future. Directors who are also Company employees receive no additional compensation for their services as directors and are not included in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Other Compensation ($)	Total ($)	Option Awards Held at December 31, 2023 (#)
June Almenoff, M.D., Ph.D.	$56,050	$3,067	$—	$59,117	91
Mitchell Chan	$60,000	$117	$—	$60,117	56
Jonathan Goldman, M.D. (3)	$—	$—	$—	$—	—
Aaron Kantoff (3)	$—	$—	$—	$—	—
Gilla Kaplan, Ph.D.	$60,000	$117	$—	$60,117	118
Magnus Persson, M.D., Ph.D.	$54,750	$18,367	$—	$73,117	331
Samantha Truex (3)	$—	$—	$—	$—	—

(1) The amounts shown in this column reflect cash fees earned for services rendered in fiscal year 2023.

(2) The amounts shown in this column represent the aggregate grant date fair value of stock options granted in fiscal year 2023 computed in accordance with ASC 718, Compensation–Stock Compensation. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award. The assumptions used in valuing these options are described in Note 12 to our consolidated financial statements for the year ended December 31, 2023.

(3) Dr. Goldman, Mr. Kantoff and Ms. Truex were appointed to the Board in March 2024 and therefore received no compensation in 2023.

PROPOSAL 2

APPROVAL OF THE STOCK ISSUANCE PROPOSAL

The Board is asking stockholders to approve the issuance of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (i) in exchange for the outstanding shares of the Company’s Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”), (ii) upon the exercise of warrants to purchase shares of Common Stock issued on March 28, 2024 (the “Warrants”), and (iii) as possible payment for milestone obligations (the “Milestones”) to the former stockholders of AlmataBio, Inc. (“Almata”), all as described below, which we refer to as the Stock Issuance Proposal.

The Series C Preferred Stock is not convertible into shares of Common Stock, the Warrants cannot be exercised for shares of Common Stock and the Milestones cannot be paid in shares of Common Stock unless and until the Company stockholders approve the issuance of the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and exercise of the Warrants and the issuance of shares of Common Stock in payment of the Milestones (the “Required Stockholder Approval”).

Subject to the Required Stockholder Approval and the Beneficial Ownership Limitation (described below) of Series C Preferred Stock, each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock and the Warrants would become immediately exercisable for conversion into shares of Common Stock. This Stock Issuance Proposal would provide the necessary approval to permit such conversion, as well as the issuance of shares of Common Stock in payment of the Milestones.

Background

Acquisition of AlmataBio, Inc.

On March 27, 2024, we entered into the Merger Agreement that resulted in the acquisition of Almata.

Please see the section titled “Information Regarding the Transaction - Description of the Transaction” above for more information about the Merger.

Avalo’s lead product candidate is AVTX-009, which was acquired in the Merger and which Avalo is pursuing development of for the treatment of hidradenitis suppurativa (“HS”), an inflammatory disease. AVTX-009 is a fully humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes this activity. IL-1β is a central driver in the inflammatory process. Overproduction or dysregulation of IL-1β is implicated in many autoimmune and inflammatory diseases. IL-1β is a major, validated target for therapeutic intervention. There is evidence that inhibition of IL-1β could be effective in HS and a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology. Avalo is pursuing the development of AVTX-009 in hidradenitis suppurativa and expects topline data from its planned Phase 2 trial in hidradenitis suppurativa in 2026. In addition to hidradenitis suppurativa, Avalo plans to develop AVTX-009 in at least one other chronic inflammatory indication.

Please see the financial statements of Almata for the period from April 28, 2023 (date of inception) to December 31, 2023, as well as the pro forma financial statements for the year ended December 31, 2023, and the three months ended March 31, 2024, attached hereto as Appendix D and Appendix E, respectively.

Private Placement Financing

On March 27, 2024, the Company entered into the Securities Purchase Agreement with the Purchasers, which closed on March 28, 2024. The upfront net proceeds from the Private Placement were $108.1 million after deducting transaction costs, which we expect to use for the Milestone payments to the former Almata stockholders and general corporate purposes, including accounts payable.

Please see the section titled “Information Regarding the Transaction - Description of the Transaction - Concurrent Financing Transaction” above for more information about the Private Placement.

Set forth below is a table summarizing the number of shares of Common Stock that are potentially issuable upon conversion of the Series C Preferred Stock and upon the exercise of the Warrants as of May 15, 2024. The table below does not take into account the Beneficial Ownership Limitation described below.

Common Stock (as converted)
Common Stock Underlying Series C Preferred Stock issued pursuant to Almata Acquisition	2,412,000
Common Stock Underlying Series C Preferred Stock issued pursuant to Private Placement	19,945,897
Common Stock Underlying Warrants issued pursuant to Private Placement	11,967,526
Total	34,325,423

The 34,325,423 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and upon the exercise of the Warrants will represent approximately 97% of the shares of Common Stock outstanding on May 15, 2024 on an as-converted basis.

Possible Issuance of Almata Milestone Shares

Pursuant to the Merger Agreement, the Company has agreed to an aggregate milestone payment of $5.0 million due upon the first patient being dosed with AVTX-009 in a Phase 2 trial for HS (the “Dosing Date”), and another aggregate milestone payment of $15.0 million due upon the first patient being dosed with AVTX-009 in a Phase 3 trial (regardless of indication). The former Almata stockholders have the option to elect to have the Milestone payments be paid in cash, shares of Avalo common stock or a combination thereof. In the absence of timely notice of such election, Avalo may elect to pay Milestones in cash or Common Stock of Avalo or a combination thereof. The number of shares of Common Stock payable in respect of the Milestones will be based upon the equation set forth in the Merger Agreement, which is based on a volume weighted 20 trading day average beginning on and including the first full trading day that is 10 trading days prior to the date of the public announcement of achievement of such milestone, and is subject to the Required Stockholder Approval and the Beneficial Ownership Limitation as described below.

The number of shares of Common Stock issuable pursuant to the Milestones, assuming that all Milestones are paid in shares of Common Stock and that the value of the Common Stock at the time is $10.39, the closing price of the Common Stock as reported on the Nasdaq Capital Market on May 15, 2024, would be 1,924,928 shares. However, because the stock price at the time of the Milestone payments are currently unknown, the number of shares of Common Stock could be significantly higher or lower. The Stock Issuance Proposal seeks approval for any and all shares of Common Stock that might be issuable in payment of the Milestones.

Reasons for Stockholder Approval

Our Common Stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue more than 20% of its then outstanding shares of common stock. For purposes of Nasdaq Listing Rule 5635(a), the issuance of any Common Stock in the Merger, the Private Placement and in payment of the Milestones would be aggregated together. While stockholder approval of the Merger was not required under Nasdaq rules, nor was it required at the time of closing of the Private Placement, in order to permit the issuance of Common Stock upon conversion of the Series C Preferred Stock and exercise of the Warrants, as well as the payment of the Milestones in shares of Common Stock, the Company must first obtain stockholder approval of the issuance of those shares of Common Stock.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of the Stock Issuance Proposal at the Annual Meeting, then the Series C Preferred Stock will remain outstanding in accordance with its terms, the Warrants will only be exercisable for shares of Series C Preferred Stock and their expiration may be extended significantly as they will not expire any earlier than 31 days following the required shareholder approval unless they reach the fifth anniversary of their issuance and the Milestone payments would only be payable in cash. We believe that approving the conversion of the Series C Preferred Stock and the issuance of Common Stock upon the exercise of the Warrants and in payment of the Milestones in shares of Common Stock could increase our market capitalization and provide liquidity for the Common Stock by increasing the shares of common stock outstanding. A higher market capitalization and improved liquidity potentially benefits shareholders in multiple ways, including, but not limited to, helping the Company comply with Nasdaq listing requirements, attracting investors that may have policies against investing in companies with low market capitalization or liquidity concerns, and allowing shareholders to more easily liquidate their investment.

As discussed in more detail in the “Risk Factors,” at the time of filing this proxy statement we are not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) because, as of the quarter ended March 31, 2024, we did not maintain the minimum of $2,500,000 in stockholders’ equity (the “Stockholders’ Equity Requirement”) and because we did not meet the alternatives of market value of listed securities or net income from continuing operations (together with the Stockholders’ Equity Requirement, the “Listing Rule”). We believe that approving this proposal will help us increase the market value of our listed securities, given the increase to outstanding shares, which could help us achieve the $35 million Market Value of Listed Securities alternative listing requirement, thereby helping us regain compliance with the Listing Rule or in the case that we regain compliance with the Listing Rule prior to and as of the date of the Annual Meeting, it could help us meet the Listing Rule in the future.

Additionally, we believe that shareholder approval of this proposal increases the likelihood that the Company will receive cash proceeds from the exercise of the Warrants sooner by enabling the conversion of Series C Preferred Stock into liquid common stock and potentially shortening the life of their expiration. Approval may also help preserve cash that would otherwise be due as milestone payments to former Almata shareholders. Additional cash proceeds may benefit shareholders if such cash is used for value-creating activities that sufficiently offset the cost of any corresponding dilution.

Further, pursuant to the Securities Purchase Agreement, if the Required Stockholder Approval is not obtained at the Annual Meeting, we must hold a stockholder meeting at least once every 90 days until the Required Stockholder Approval is obtained. As a result, failure to approve the Stock Issuance Proposal would increase our operating costs and expenses, as well as divert management’s time and attention from the Company’s operations to continue to seek the Required Stockholder Approval.

Description of Series C Preferred Stock

Conversion. Each share of Series C Preferred Stock is initially convertible into 1,000 shares of Common Stock, subject to adjustment as described below. The Series C Preferred Stock will convert automatically on the second trading day after the receipt of the Required Stockholder Approval, subject to the Beneficial Ownership Limitation described below. No fractional shares will be issued upon conversion; rather any fractional share will be rounded up to the next whole share.

Beneficial Ownership Limitation. In all cases, conversion of the Series C Preferred Stock will be subject to the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” prevents the conversion of any portion of a holder’s Series C Preferred Stock if such conversion would cause the holder, together with its affiliates, to beneficially own more than 9.99% (or 4.99% in the case of certain Purchasers) of the outstanding shares of Common Stock after giving effect to the conversion.

Voting. Except as required by the Delaware General Corporation Law and the Series C Preferred Stock Certificate of Designation, the Series C Preferred Stock has no voting rights.

Dividends. The Series C Preferred Stock is entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) equal to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if declared by the Company’s Board (other than dividends in the form of Common Stock).

Rank. The Series C Preferred Stock ranks in parity with the Common Stock as to dividends, distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Anti-Dilution. The Series C Preferred Stock is subject to broad-based weighted average anti-dilution protection for certain issuances of Common Stock and securities convertible into Common Stock.

Description of Warrants

Investors were issued warrants (the “Warrants”) to purchase 11,967,526 shares of Common Stock or shares of Series C Preferred Stock exercisable into such shares of Common Stock, at the holders’ option, for an exercise price equal to approximately $5.80 per share of Common Stock.

The Warrants become exercisable on (i) March 28, 2024, if exercised for shares of Series C Preferred Stock, or (ii) upon the date that the Required Stockholder Approval is received if exercised for shares of Common Stock. The Warrants will expire on the earlier of (a) March 28, 2029, or (b) the 31st day following the public announcement of the Dosing Date, provided that if the Required Stockholder Approval has not been received by the Dosing Date, then the warrants will expire on the earlier of the (A) March 28, 2029, or (B) 31st day following receipt of the Required Stockholder Approval. The Warrants include broad-based weighted average anti-dilution protection.

Beneficial Ownership Limitation

We are not seeking stockholder approval of a potential “change in control” under Nasdaq Listing Rule 5635(b), which generally prohibits Nasdaq-listed companies from issuing common stock to a stockholder in a transaction that would cause the holder to beneficially own more than 20% of the then-outstanding common stock (subject to certain exceptions). Assuming that the Stock Issuance Proposal is approved, the Series C Preferred Stock and the Warrants will continue to have the Beneficial Ownership Limitation that would prevent a stockholder from converting its shares if, as a result of such conversion, it would beneficially own a number of shares above its applicable conversion blocker (which cannot exceed 19.9% of our then outstanding Common Stock under the Merger Agreement, and cannot exceed 9.99% (or 4.99% in the case of certain Purchasers) under the terms of the Series C Preferred Stock).

Interests of Certain Parties

Pursuant to the Merger Agreement, at the closing of the Merger, the former stockholders of Almata appointed Jonathan Goldman as a director of Avalo. Concurrent with the closing of the Private Placement, certain Purchasers in the Private Placement were granted the right to appoint a director, pursuant to which Aaron Kantoff was appointed to the Avalo board. Additionally, Samantha Truex was appointed to the Board upon the closing of the Private Placement. The Stock Issuance Proposal is in the interest of the former stockholders of Almata and the Purchasers in the Private Placement and will be beneficial to them in the event of its approval as they will obtain greater liquidity for their investment as they will hold shares of Common Stock and hold Warrants exercisable for shares of Common Stock.

Required Vote

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Stock Issuance Proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

In accordance with Nasdaq listing rules, holders of shares of Common Stock issued by Avalo as consideration for the acquisition of Almata in the Merger are not entitled to vote any of such shares at the Annual Meeting on the Stock Issuance Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Stock Issuance Proposal.

PROPOSAL 3

APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL

Our Board is seeking stockholder approval, as required by Nasdaq Listing Rule 5635(c) and Section 2(b) of our Third Amended and Restated 2016 Equity Incentive Plan, to approve a fourth amendment and restatement of the Equity Incentive Plan to:

•increase the number of shares available for issuance pursuant to stock awards granted under the Equity Incentive Plan by 3,508,804 shares (representing 15% of our outstanding common stock and Series C Preferred Stock (on an as-converted to common stock basis)), which would bring the total number of shares available for issuance under the Equity Incentive Plan to 3,548,882;
•extend the automatic annual increase in the shares reserved under the Equity Incentive Plan through January 1, 2034;
•provide that the automatic increase in the shares reserved under the Equity Incentive Plan will be based on 5% of our outstanding shares of common stock and Series C Preferred Stock (determined on an as-converted to common stock basis) plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year;
•increase the maximum number of incentive stock options, or ISOs, that may be granted under the Equity Incentive Plan to 10,000,000; and
•extend the expiration date of the Equity Incentive Plan through June 6, 2034 (ten years following the Board’s adoption of the Fourth Amended and Restated Equity Incentive Plan).

The amendments discussed above are the only amendments being made to the Equity Incentive Plan through this Equity Incentive Plan Proposal that require stockholder approval. We also are making the following amendments, none of which require stockholder approval and all of which will be made even if stockholders do not approve the Equity Incentive Plan Proposal:

•technical amendments to reflect currently applicable rules and regulations governing equity incentive plans, including the removal of provisions designed to comply with now-repealed provisions of Section 162(m) of the Code;
•increasing the annual limits on stock awards that may be made to non-employee directors; and
•clarifying that by accepting an award under the Equity Incentive Plan, each recipient of an award is subject to the Company’s Incentive Compensation Clawback Policy, along with any other clawback policy the Company may adopt in the future.

After careful consideration, on June 6, 2024, our Board unanimously approved, and recommends that our stockholders approve, the Avalo Therapeutics, Inc. Fourth Amended and Restated 2016 Equity Incentive Plan attached hereto as Appendix F.

NASDAQ Listing Rules

Because our common stock is traded on The NASDAQ Capital Market, we are subject to the NASDAQ Listing Rules, including NASDAQ Listing Rule 5635(c).

Pursuant to NASDAQ Listing Rule 5635(c), stockholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants unless an exception applies. In order for a company to adopt an equity plan or arrangement and grant options thereunder to officers, directors, employees or consultants without such an exception to NASDAQ Listing Rule 5635(c) and prior to obtaining stockholder approval, NASDAQ guidance requires that stock options issued prior to obtaining stockholder approval may not be exercised and be canceled, if stockholder approval is not obtained. Shares of stock may be issued prior to obtaining stockholder approval. The Fourth Amended and Restated 2016 Equity Incentive Plan was adopted by the Board on June 6, 2024.

Equity Incentive Plan Background

The initial Equity Incentive Plan was adopted by the Board on April 5, 2016 and approved by the stockholders on May 18, 2016. The Amended and Restated Equity Incentive Plan was adopted by the Board on March 27, 2018 and approved by the stockholders on May 15, 2018. The Second Amended and Restated Equity Incentive Plan was adopted by the Board on May 23, 2019 and approved by the stockholders on August 7, 2019. The Third Amended and Restated Equity Incentive Plan was adopted by the Board on April 24, 2020 and approved by the stockholders on June 18, 2020.

Pursuant to the Equity Incentive Plan, we may grant stock awards in the form of Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock Awards (collectively, “stock awards”) to employees, directors and consultants.

On December 28, 2023, we effected a 1-for-240 reverse stock split, which significantly reduced the shares of Common Stock available for issuance under the Equity Incentive Plan. As of May 15, 2024, 32,547 shares remained available for future stock awards, which does not include certain unvested shares that may be forfeited on a subsequent date. Thus, we believe that increasing the number of shares available pursuant to stock awards is critical to secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliates and provide a means by which the eligible recipients may benefit from increases in value in our common stock. This will also support the Company’s balanced approach to employee and director compensation, in which the Company uses a mix of components, including stock awards, to facilitate management decisions that favor longer-term stability.

As of May 15, 2024, approximately twenty employees and seven nonemployee directors are eligible to participate in the Equity Incentive Plan. We may also grant awards under the Equity Incentive Plan to consultants from time to time. The closing price of the Company’s shares on The NASDAQ Capital Market on May 15, 2024 was $10.39.

Key Plan Features

The Equity Incentive Plan includes provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

•No single trigger accelerated vesting upon change in control. The Equity Incentive Plan does not provide for automatic vesting of awards upon a change in control.
•Awards subject to forfeiture/clawback. Awards granted under the Equity Incentive Plan are subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•Repricing is not allowed. The Equity Incentive Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Equity Incentive Plan without prior stockholder approval.
•No liberal change in control definition. The change in control definition in the Equity Incentive Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Equity Incentive Plan to be triggered.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Equity Incentive Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•Administration by independent committee. The Equity Incentive Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.
•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Equity Incentive Plan requires stockholder approval of any material revisions to the Equity Incentive Plan. In addition, certain other amendments to the Equity Incentive Plan require stockholder approval.

Description of the 2016 Equity Incentive Plan

The material features of the Equity Incentive Plan are described below. Stockholders are urged to read the actual text of the Equity Incentive Plan in its entirety, which is attached to this proxy statement as Appendix F.

Purpose

The Equity Incentive Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the Equity Incentive Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Equity Incentive Plan in the future, or the Share Reserve, will not exceed 3,548,882, without giving effect to the automatic annual increase, discussed in the next sentence. The Share Reserve will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 5% of the total number of shares of common stock and Series C Preferred Stock (determined on an as-converted to common stock basis) outstanding, plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year; however the board of directors or compensation committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant the automatic increase. Subject to the Share Reserve described above, the aggregate maximum number of shares that may be granted pursuant to incentive stock options, or ISOs, is 10,000,000 shares.

The following shares of our common stock will become available again for issuance under the Equity Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; and (ii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares. Any shares we reacquire in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will not again be available for issuance under the Equity Incentive Plan. Also, to the extent that cash is delivered in lieu of shares upon the vesting, exercise, or settlement of a stock award, we will be deemed, for purposes of determining the Share Reserve, to have issued the total number of shares which were otherwise issuable upon such vesting, exercise, or settlement, notwithstanding that cash was issued in lieu of such shares.

Non-Employee Director Compensation Limit

Under the Equity Incentive Plan, the maximum number of shares of our common stock subject to stock awards granted under the Equity Incentive Plan or otherwise during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for services on the Board of Directors, will not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,000,000. The Board may make exceptions to these limits for individual non-employee directors in extraordinary circumstances, but the non-employee directors receiving such additional compensation may not participate in the decision to award such compensation.

Administration

The Equity Incentive Plan will be administered by our Board of Directors, which may in turn delegate authority to administer the Equity Incentive Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the Equity Incentive Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. The Board of Directors and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Equity Incentive Plan Proposal. Subject to the terms of the Equity Incentive Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Equity Incentive Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Equity Incentive Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Equity Incentive Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the Equity Incentive Plan pursuant to stock option agreements. The Equity Incentive Plan permits the grant of stock options that are intended to qualify as ISOs and nonstatutory stock options, or NSOs. ISOs may only be granted to our employees (or to employees of our parent company or subsidiaries, if any).

The exercise price of a stock option granted under the Equity Incentive Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Equity Incentive Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's service relationship with us or any of our affiliates (referred to in this Equity Incentive Plan Proposal as “continuous service”) terminates (other than for cause and other than upon the participant's death or disability), the participant may exercise any vested stock options for up to three months following the participant's termination of continuous service. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service terminates due to the participant's disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant's termination due to the participant's disability or for up to 18 months following the participant's death. Except as explicitly provided otherwise in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service is terminated for cause (as defined in the Equity Incentive Plan), all stock options held by the participant will terminate upon the participant's termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant's termination of continuous service (other than for cause and other than upon the participant's death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant's termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Equity Incentive Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Equity Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement, which may be based on the passage of time or the satisfaction of performance goals or other criteria. Shares covered by different stock options granted under the Equity Incentive Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Equity Incentive Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Equity Incentive Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option within the specified time period following the participant's death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any parent or subsidiary, if any, unless the following conditions are satisfied:

•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Equity Incentive Plan is 10,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Equity Incentive Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Equity Incentive Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Equity Incentive Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant's services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant's termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Equity Incentive Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant's restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Equity Incentive Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Equity Incentive Plan will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. By accepting an award under the Equity Incentive Plan, each award recipient is agreeing to be bound by each such clawback policy, as in effect or as may be adopted and/or modified from time to time. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Equity Incentive Plan and by which the share reserve may increase automatically each year; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the Equity Incentive Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);
•arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);
•accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration (including no consideration) as the Plan Administrator may consider appropriate; and
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of common stock in connection with the corporate transaction, over (B) the per share exercise price under the applicable award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Equity Incentive Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Equity Incentive Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Equity Incentive Plan and described below) as may be provided in the participant's stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the Equity Incentive Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportion as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity's combined voting power is owned by our stockholders in substantially the same proportion as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend, suspend, or terminate the Equity Incentive Plan at any time. However, except as otherwise provided in the Equity Incentive Plan or an award agreement, no amendment, suspension, or termination of the Equity Incentive Plan may materially impair a participant's rights under his or her outstanding awards without the participant's consent.

We will obtain stockholder approval of any future amendment to the Equity Incentive Plan as required by applicable law and listing requirements. No ISOs may be granted under the Equity Incentive Plan after the tenth anniversary of the date the Fourth Amended and Restated Equity Incentive Plan was adopted by our Board of Directors, unless extended by a subsequent amendment approved by our stockholders.

Summary of U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Equity Incentive Plan. This summary is not intended to be exhaustive and does not discuss the tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Equity Incentive Plan. The Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if (a) the stock option is granted with an exercise price not less than the fair market value of the underlying stock on the grant date and (b) the option (and not the underlying stock) on the grant date does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Generally, upon the exercise of an NSO, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying shares purchased on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding of income and employment taxes.

Subject to the requirement of reasonableness, the provisions of certain limitations on deduction in the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

The participant's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant's capital gain holding of income and the period for those shares will begin on that date. Upon the disposition of stock acquired by the exercise of an NSO, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Incentive Stock Options

The Equity Incentive Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant's tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sale proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for sales of the shares in a disqualifying disposition, basis adjustments computing alternative minimum taxable income on a subsequent sale of the shares, and tax credits that may be available to participants subject to the alternative minimum tax.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and certain limitations on deductions in the Code, and provided that we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to retain, rather than forfeit, the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, certain other limitations on deductions in the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price not less than the fair market value of the underlying stock on the grant date, the recipient will recognize no taxable income at the time of grant. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Subject to the requirement of reasonableness, certain other limitations on deductions in the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

A participant will normally not recognize taxable income upon an award of restricted stock units. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, certain other limitations on deductions in the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Dividend Equivalent Rights

A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income tax must be withheld on the income recognized by the participant. The Company will generally be entitled (subject to the requirement of reasonableness, certain other limitations on deductions in the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Awards

Participants typically are subject to income tax and recognize such tax at the time that an award is granted, exercised, vests or becomes non-forfeitable, depending on the specific terms of any other form of award not discussed above. The Company generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, certain other limitations on deductions in the Code, and the satisfaction of a tax-reporting obligation).

Impact of Section 162(m) on Tax Deductibility of Awards Under the Equity Incentive Plan. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, our three other most highly compensated officers, and any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, the next five highest-compensated employees. In addition, our ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, other limitations on deductions in the Code and the satisfaction of tax reporting obligations.

Effect of the Amendment to the Equity Incentive Plan

The amendment to the Equity Incentive Plan that is the subject of this Equity Incentive Plan Proposal will result in an increase in the number of shares of common stock outstanding to the extent that stock awards covered by the increased share amount are granted and exercised, in which event, our stockholders will incur dilution of their percentage ownership in the Company.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of this Equity Incentive Plan Proposal at the Annual Meeting, we will not amend and restate the Equity Incentive Plan to (a) increase the number of shares available for future issuance by 3,508,804 shares (representing 15% of our outstanding common stock and Series C Preferred Stock (on an as-converted to common stock basis)), (b) increase the automatic annual increase in the shares reserved under the Equity Incentive Plan to 5.0% of our outstanding shares of common stock and Series C Preferred Stock (determined on an as-converted to common stock basis) plus all outstanding prefunded warrants to acquire shares of common stock (if any), (c) extend the automatic annual increase in the shares reserved under the Equity Incentive Plan through January 1, 2034, (d) increase the limit on the number of shares that may be issued pursuant to ISOs, or (e) extend the expiration date through June 6, 2034 (ten years following the Board’s adoption of the Equity Incentive Plan), but we will make all other amendments to the Equity Incentive Plan described herein. We believe that the inability to increase the number of shares of Common Stock reserved for issuance under the Equity Incentive Plan will make it difficult to attract and retain qualified employees and directors. Such individuals will be critical to our success in developing AVTX-009, any other product candidates and to our operations generally.

Vote Required

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Equity Incentive Plan Proposal. Abstentions will have the same effect as a vote against this Equity Incentive Plan Proposal and broker non-votes will have no effect on the outcome of this Equity Incentive Plan Proposal.

Board of Directors Recommendation

The Board of Directors unanimously recommends a vote “FOR” the Equity Incentive Plan Proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information with respect to our equity compensation plan in effect as of December 31, 2023:

	(A)		(B)	(C)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options (#)		Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by stockholders	7,281	(1)	$3,177.22	450
Equity compensation plans not approved by stockholders	278	(2)	$11,462.40	—
Total	7,559		$3,481.93	450

(1) Reflects shares of common stock available for future issuance under our Third Amended and Restated 2016 Equity Incentive Plan at December 31, 2023 (the “2016 Third Amended Plan”). On January 1, 2024, pursuant to the terms of the 2016 Third Amended and Restated Plan, an additional 32,070 shares were made available for issuance.

(2) Consists of shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for an employee. The inducement grant was made as an inducement material to an employee entering employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

PROPOSAL 4

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL

Our Board is seeking stockholder approval, as required by Section 12(a) of the 2016 Employee Stock Purchase Plan, to approve an amendment and restatement of the Employee Stock Purchase Plan to:

•increase the number of shares available for issuance under the 2016 Employee Stock Purchase Plan by 233,920 shares (representing 1% of our outstanding common stock and Series C Preferred Stock (on an as-converted to common stock basis)), which would bring the total number of shares available for issuance under the 2016 Employee Stock Purchase Plan to 234,878;
•extend the automatic annual increase in the shares reserved under the 2016 Employee Stock Purchase Plan through January 1, 2034; and
•provide that the automatic increase in the shares reserved under the 2016 Employee Stock Purchase Plan will be based on 1% of our outstanding shares of common stock and Series C Preferred Stock (determined on an as-converted to common stock basis) plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year.

The amendments discussed above are the only amendments being made to the 2016 Employee Stock Purchase Plan through this Employee Stock Purchase Plan Proposal that require stockholder approval. We also are making technical amendments to clarify certain provisions of the 2016 Employee Stock Purchase Plan without material impact on the operation of the 2016 Employee Stock Purchase Plan, none of which require stockholder approval and all of which will be made even if stockholders do not approve the Employee Stock Purchase Plan Proposal.

After careful consideration, on June 6, 2024, our Board unanimously approved, and recommends that our stockholders approve, the Avalo Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan (the “ESPP”) attached hereto as Appendix G.

Employee Stock Purchase Plan Background

The ESPP was originally adopted by the Board on April 5, 2016, and approved by the stockholders on May 18, 2016.

The ESPP allows us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

On December 28, 2023, we effected a 1-for-240 reverse stock split, which significantly reduced the shares of Common Stock available for issuance under the ESPP. As of May 15, 2024, 958 shares remained available under the ESPP. Thus, we believe that increasing the number of shares available under the ESPP is critical to secure and retain the services of eligible employees, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliates and provide a means by which the eligible and participating employees may benefit from increases in value in our common stock. This will also support the Company’s balanced approach to employee and director compensation, in which the Company uses a mix of components, including stock awards, to facilitate management decisions that favor longer-term stability.

As of May 15, 2024, approximately twenty employees are eligible to participate in the ESPP. The closing price of the Company’s shares on The NASDAQ Capital Market on May 15, 2024 was $10.39.

Description of the Amended and Restated 2016 Employee Stock Purchase Plan

The material features of the ESPP are described below. Stockholders are urged to read the actual text of the ESPP in its entirety, which is attached hereto as Appendix G.

Purpose

The purpose of the ESPP is to provide a convenient means by which our employees may acquire an equity interest in the Company through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

Our board of directors has the power to administer the ESPP and may also delegate administration of the ESPP to a committee comprised of one or more members of our board of directors. Our board of directors has delegated administration of the ESPP to our compensation committee, but may, at any time, revest in itself some or all of the powers previously delegated to our compensation committee. Our board of directors and our compensation committee are each considered to be a Plan Administrator for purposes of this proposal. The Plan Administrator has the final power to construe and interpret both the ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the ESPP.

Stock Subject to the ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the ESPP would be 234,878 shares, without giving effect to the automatic annual increase, discussed in the next sentence. The number of shares of our common stock available under the ESPP will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 1% of the total number of shares of common stock and Series C Preferred Stock (determined on an as-converted to common stock basis) outstanding, plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year; however, the board of directors or compensation committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase.

If any rights granted under the ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the ESPP. The shares of common stock issuable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The ESPP will be implemented through periodic offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on any purchase date during the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately following the purchase of shares of our common stock on such purchase date, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

Eligibility

The Plan Administrator determines who is eligible to participate in the ESPP, in accordance with the terms of the ESPP and applicable law. Generally, any individual who is employed by us (or by any of our parent or subsidiary corporations if such corporation is designated by the Plan Administrator as eligible to participate in the ESPP) may participate in offerings under the ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated employees” as defined in the Code are not eligible to participate in the ESPP.

No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may be granted purchase rights that would permit the employee to purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

If this proposal is approved by our stockholders, all of our approximately twenty employees as of May 15, 2024, will be eligible to participate in the ESPP, except as otherwise determined by the Plan Administrator as permitted by the terms of the ESPP.

Participation in the ESPP

An eligible employee may enroll in the ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee's earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee's participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of May 15, 2024, the closing price of our common stock as reported on the NASDAQ Capital Market was $10.39 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant's payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee's right to participate in that offering will terminate. However, an employee's withdrawal from an offering does not affect such employee's eligibility to participate in any other offerings under the ESPP.

Termination of Employment

A participant's rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant's lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and maximum number of securities by which the share reserve it to increase automatically each year; (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of securities that are the subject of any purchase limits, if any, under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants' accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant's contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code. Under these provisions, no taxable income is recognized by a participant either at the time a right is granted to purchase shares under the ESPP or at the time shares are purchased thereunder. Instead, taxable income will be recognized when shares purchased under the ESPP are sold or otherwise disposed of. The amounts deducted from a participant’s pay to purchase shares under the ESPP will be included in the participant’s compensation income and subject to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security taxes. Employees will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the common stock purchased under the ESPP.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, or following the participant’s death while holding the shares, then the employee will recognize ordinary income in an amount generally equal to the lesser of:

(A) an amount equal to the excess of the fair market value of the common stock on the first day of the offering period over the purchase price, and

(B) the excess of the sale price of the common stock over the purchase price.

Any additional gain will be treated as a long-term capital gain. If the common stock held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the common stock.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, other than following the employee’s death while owning the shares, then the employee generally will recognize as ordinary income at the time of such sale or other disposition an amount equal to the excess of the fair market value of the common stock on the date the common stock were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the employee’s holding period with respect to the common stock.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness, certain other limitations on deductions in the Code, and the satisfaction of tax reporting obligations).

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our covered employees in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, and our three other most highly compensated officers, any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, our next five highest-compensated employees. Compensation attributable to awards under the ESPP, either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

ESPP Participation

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. Currently, five employees participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

Effect of the Amendment to the Employee Stock Purchase Plan

The amendment to the ESPP that is the subject of this Employee Stock Purchase Plan Proposal will result in an increase in the number of shares of common stock outstanding to the extent that employees elect to participate in the ESPP, in which event, our stockholders will incur dilution of their percentage ownership in the Company.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of this Employee Stock Purchase Plan Proposal at the Annual Meeting, we will not amend and restate the ESPP to increase the number of shares available for future issuance, to extend the length of the automatic plan increase feature, or to modify the calculation of the shares added by the automatic plan increase feature, but we will make the technical amendments to the ESPP described herein and reflected in Appendix G. However, we believe that the inability to increase the number of shares of common stock reserved for issuance under the ESPP will make it difficult to attract and retain qualified employees. Such individuals will be critical to our success in developing AVTX-009, any other product candidates and to our operations generally.

Vote Required

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Employee Stock Purchase Plan Proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of this Employee Stock Purchase Plan Proposal.

Board of Directors Recommendation

The Board of Directors unanimously recommends a vote “FOR” the Employee Stock Purchase Plan Proposal.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved and the Board ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2013. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider Ernst & Young LLP’s appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Ernst & Young LLP is expected to virtually attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Auditor Ratification Proposal. Abstentions will have the same effect as a vote against this proposal. Under applicable Nasdaq rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Auditor Ratification Proposal, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 5 on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2023	2022
Audit fees(1)	$622,500	$670,000
Audit-related fees(2)	18,000	18,000
Tax fees(3)	—	—
All other fees(4)	1,995	—
Total	$642,495	$688,000

(1) Audit fees consisted of audit work performed in the audit of our financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, such as accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC.

(2) Audit-related fees consist of consulting and advisory fees related to potential acquisitions and strategic transactions and audit fees related to acquired entities.
(3) Tax services principally include tax compliance, tax advice and tax planning.
(4) All other fees consisted of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous categories, such as the use of online accounting research tools.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young, LLP is compatible with maintaining the principal accountant’s independence for the period of time during which it has served as our independent auditor.

PROPOSAL 6

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY, TO CONTINUE TO SOLICIT VOTES

The Board of Directors believes that if there are insufficient votes by the Company’s stockholders of record to approve Proposals Nos. 1, 2, 3, 4, and/or 5 presented at the Annual Meeting, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned or postponed session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposals Nos. 1, 2, 3, 4, and/or 5. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve the foregoing proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against Proposals Nos. 1, 2, 3, 4, and/or 5, we could adjourn the Annual Meeting without a vote on such proposal and use the additional time to solicit the holders of those shares to change their vote in favor of such proposal.

If the Adjournment Proposal is not approved by our stockholders, we may not be able to adjourn the Annual Meeting to a later date in the event that there are insufficient votes at the time of the Annual Meeting to approve Proposals Nos. 1, 2, 3, 4, and/or 5.

Required Vote

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Adjournment Proposal. Abstentions will have the same effect as a vote against this proposal. Under applicable Nasdaq rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Adjournment Proposal, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 6 for the adjournment of the Annual Meeting, if necessary, to continue to solicit votes.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS
The following table sets forth information of our current executive officers:

Name	Age	Position(s) with Avalo
Garry Neil, M.D.	70	Chairman of the Board of Directors, President, Chief Executive Officer
Christopher Sullivan	40	Chief Financial Officer
The following is a brief biography of each current executive officer:

Garry Neil, M.D. The biography for Dr. Neil is located in “Board of Directors” above.

Christopher Sullivan. Mr. Sullivan has served as Avalo’s Chief Financial Officer since February 2022. Prior to his appointment to Chief Financial Officer, Mr. Sullivan served as Chief Accounting Officer of the Company since March 2021. From April 2020 to February 2021, Mr. Sullivan served as the Company’s Interim Chief Financial Officer, principal financial officer, and principal accounting officer. Previously, Mr. Sullivan was the Vice President of Finance at the Company and served various other escalating roles since joining the Company in April 2018. Mr. Sullivan brings a strong public company and life science background, including significant experience with equity and debt capital raises, acquisitions, divestitures, in and out-license transactions, enterprise resource planning implementations, and financial planning and analysis from leading finance and accounting functions at various public biotechnology, molecular diagnostic, and pharmaceutical companies. Prior to joining the Company, Mr. Sullivan was the Corporate Controller for Sucampo Pharmaceuticals, Inc., a previously Nasdaq listed global biopharmaceutical company, from August 2017 to April 2018, until it was acquired by Mallinckrodt plc for $1.2 billion. From November 2015 to August 2017, Mr. Sullivan was the Corporate Controller for OpGen Inc. (Nasdaq: OPGN), a microbial genetics analysis company, and prior to that was a Senior Manager at Ernst & Young, LLP where he was employed from August 2005 to October 2015. Mr. Sullivan received his B.S. degrees in and Finance and Accounting from the University of Maryland, College Park, where he graduated magna cum laude and is a Certified Public Accountant.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2023 and 2022, compensation awarded to or paid to, or earned by, anyone serving as principal executive officer during the most recently completed fiscal year and our next most highly compensated executive officer who was serving as an executive officer during the year ended December 31, 2023 (the “Named Executive Officers”). Our Chief Executive Officer and Chief Financial Officer were the only executive officers who served during the year ended December 31, 2023.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(1)	Option Awards(2)	All Other Compensation		Total
Garry Neil, M.D. Chief Executive Officer, President, Chairman of the Board and principal executive officer	2023	$475,000	$—	$434,112	$—		$909,112
	2022	$468,900	$133,000	$730,928	$—		$1,332,828

Christopher Sullivan Chief Financial Officer and principal financial officer	2023	$350,000	$—	$173,645	$—		$523,645
	2022	$344,135	$72,800	$301,614	$50,000	(3)	$768,549

(1) The amounts reflect the discretionary annual bonus earned for the given fiscal year based on the achievement of goals as recommended by the Compensation Committee and approved by the Board. The bonus is typically paid in the year following the year it was earned. For 2023, such amount has not been determined by the Compensation Committee and the Board, but is expected to be calculated in June 2024. Dr. Neil and Mr. Sullivan are eligible to receive a target cash bonus of $332,500 and $140,000, respectively, if the Compensation Committee recommends and the Board approves that the predetermined individual and corporate goals have been achieved at 100%. The actual cash bonus paid for 2023 may be more or less than 100% depending on the Compensation Committee and Board’s evaluation.

(2) The amounts reflect the grant date fair value for option awards granted during 2023 and 2022, respectively, in accordance with FASB Topic ASC 718, excluding the estimate of forfeitures. The assumptions used in valuing these options are described in the Notes 12 to our consolidated financial statements for the year ended December 31, 2023. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award.

(3) The amount listed is comprised of $50,000 one-time appointment bonus paid upon the execution of Mr. Sullivan’s letter agreement on February 18, 2022, which was entered into in connection with Mr. Sullivan’s appointment as Chief Financial Officer.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider (i) compensation for comparable positions in the market, (ii) individual performance as compared to our expectations and objectives, (iii) our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and (iv) a long-term commitment to our Company.

Our Board historically has determined our executives’ compensation based on the recommendations of our Compensation Committee, which typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer to the Board. Our Board, without members of management present, discusses the Compensation Committee’s recommendations and ultimately approves the compensation of our executive officers.

Annual Base Salary

We have entered into employment agreements with each of our Named Executive Officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our Named Executive Officers for the satisfactory performance of our duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2023, as determined by the Compensation Committee.

Name	2023 Base Salary
Garry Neil, M.D.	$475,000
Christopher Sullivan	$350,000

Annual Bonus

Our discretionary bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive discretionary annual bonuses calculated as a target percentage of their annual base salaries, based on our Compensation Committee and Board’s assessment of their individual performance and our Company’s results of operations and financial condition. For the year ended

December 31, 2023, Dr. Neil and Mr. Sullivan are eligible to receive a target cash bonus consisting of 70% and 40%, respectively, of their base salaries, based on 100% achievement of the predetermined corporate and individual goals. Our Compensation Committee and Board is expected to calculate bonuses for fiscal year 2023 in June 2024.

Equity-Based Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with the Company and serves as an additional retention measure. Our executives are typically awarded an initial grant upon commencement of employment and an annual grant each year. Additional grants may occur periodically in order to specifically incentivize executives.

In April 2016, the Board adopted the 2016 Equity Incentive Plan, which was approved by our stockholders in May 2016 and which was subsequently amended and restated in May 2018 and most recently in August 2019 with the approval of our Board of Directors and stockholders (the “2016 Third Amended Plan”).

The purpose of the 2016 Third Amended Plan is to attract and retain employees, non-employee directors and consultants, and advisors. Our 2016 Third Amended Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards.

Other Compensation

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by the Company during fiscal year 2023 or fiscal year 2022. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

Role of Compensation Consultant in Executive Compensation

The Compensation Committee periodically reviews the Company’s executive management compensation practices to consider and determine the competitiveness and effectiveness of those practices. In 2021, the Compensation Committee engaged Aon Radford to provide independent, objective analysis, advice and information regarding the Company’s executive compensation practices, including the competitiveness of pay levels, executive compensation design, comparison with our peers in the industry, and other technical considerations.

In 2024, the Compensation Committee engaged Aon Radford to provide independent objective analysis, advice and information regarding the Company’s executive compensation practices, including the competitiveness of pay levels, executive compensation design, comparison with our peers in the industry, and other technical considerations, as well as similar considerations for non-executive employees. The analysis for fiscal year 2024 is ongoing.

Our Compensation Committee concluded that Aon Radford was independent under applicable Nasdaq listing standards and the engagement of Aon Radford does not raise any conflict of interest.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (also referred to as “CAP”) and certain financial performance of our Company for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2023, 2022 and 2021 fiscal years. Note that for our NEOs other than our CEO, or principal executive officer, compensation is reported as an average.

	Garry Neil, M.D. (“PEO”)		Michael Cola (“Former PEO”)		Non-PEO NEOs
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to Former PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (5)	Net Loss (thousands) (6)
2023	$909,112	$(24,518)	$320,410	$320,410	$523,645	$161,593	$0	$(31,544)
2022	$1,332,828	$633,422	$945,417	$(430,559)	$879,714	$513,886	$16	$(41,658)
2021	$1,234,072	$805,206	$2,693,811	$1,591,775	$1,463,285	$949,571	$64	$(84,376)

(1)    Represent the amounts of total compensation reported for our PEO and Former PEO during each corresponding year in the “Total” column of the Summary Compensation Table above or the Summary Compensation Table included in our definitive proxy statement filed with the SEC on October 19, 2023, as applicable. The Former PEO’s employment with the Company ceased in February 2022. The summary compensation for the Former PEO in 2023 consists of only severance and related expenses.
(2)    Represents the amount of “compensation actually paid” to our PEO and Former PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and Former PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO and Former PEO’s total compensation for each year to determine the “compensation actually paid”:

	Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)(b)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
Garry Neil, M.D. PEO	2023	$909,112	$(434,112)	$(499,518)	$(24,518)
	2022	$1,332,828	$(730,928)	$31,522	$633,422
	2021	$1,234,072	$(571,484)	$142,618	$805,206

Michael Cola Former PEO	2023	$320,410	$—	$—	$320,410
	2022	$945,417	$—	$(1,375,976)	$(430,559)
	2021	$2,693,811	$(2,332,743)	$1,230,707	$1,591,775

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b) In order to calculate the compensation “actually paid” to our PEO and Former PEO, we are required under the SEC rules to subtract from the value in the Summary Compensation Table the grant date fair value of equity awards, and add back the following:
(i)the year-end fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year;
(ii)the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;
(iv)for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(v)for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
(vi)the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.
The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (i)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years (ii)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (iii)	Change in Fair Value as of the Vesting Date from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year (iv)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (v)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (vi)	Total Equity Award Adjustments
Garry Neil, M.D. PEO	2023	$1,602	$(163,183)	$—	$(337,937)	$—	$—	$(499,518)
	2022	$566,278	$(312,134)	$—	$(222,622)	$—	$—	$31,522
	2021	$312,169	$(281,288)	$—	$111,737	$—	$—	$142,618

Michael Cola Former PEO	2023	$—	$—	$—	$—	$—	$—	$—
	2022	$—	$—	$—	$(1,375,976)	$—	$—	$(1,375,976)
	2021	$1,020,499	$(421,866)	$464,432	$167,642	$—	$—	$1,230,707

(3)    Represents the average of the amounts reported for our NEOs as a group (excluding our PEO and our Former PEO) in each applicable year in the “Total” column of the Summary Compensation Table above. For 2023, this consists of Christopher Sullivan, for 2022, this consists of Christopher Sullivan and Stephen Smolinski, and for 2021, this consists of Schond Greenway and H. Jeffrey Wilkins, M.D. (the “Non-PEO NEOs”).
(4)    Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the “compensation actually paid”, using the same methodology as described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$523,645	$(173,645)	$(188,407)	$161,593
2022	$879,714	$(395,780)	$29,952	$513,886
2021	$1,463,285	$(950,507)	$436,793	$949,571

(a)    The amounts deducted or added in calculating the total average equity award adjustment are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (i)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years (ii)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (iii)	Change in Fair Value as of the Vesting Date from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year (iv)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (v)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (vi)	Total Equity Award Adjustments
2023	$641	$(65,904)	$0	$(123,144)	$—	$—	$(188,407)
2022	$109,743	$(45,046)	$29	$(34,774)	$—	$—	$29,952
2021	$476,151	$(65,410)	$—	$26,052	$—	$—	$436,793

(5)    TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2023, 2022 and 2021, respectively, calculated by dividing the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. No dividends were paid in 2023, 2022 or 2021.
(6)    The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Pay Versus Performance Graphical Description

The illustrations below provide a graphical description of CAP compared to both our cumulative “Total Shareholder Return” (TSR) and our net loss. As the illustrations show, the compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to or non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measure to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON CERTAIN EVENTS

Garry Neil, M.D.

In connection with Dr. Neil’s appointment as President and Chief Executive Officer, the Company and Dr. Neil entered into a letter agreement dated February 18, 2022 (the “Neil Letter Agreement”), which modified his previously filed employment agreement dated January 30, 2020 (collectively with the Neil Letter Agreement, the “Neil Employment Agreement”). Pursuant to the Neil Letter Agreement, Dr. Neil’s base salary was increased to $475,000 per year, subject to review and adjustment by the Board from time to time, and he is eligible to receive a discretionary annual bonus as determined by the Board or the Compensation Committee of the Board, in its sole discretion, with a target amount of up to seventy percent

(70%) of his base salary, and conditioned on Dr. Neil being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid, in Dr. Neil’s discretion, in the form of cash or equity award (which equity award, if elected, will be immediately vested), consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Pursuant to the Neil Letter Agreement, Dr. Neil was also granted a stock option on March 8, 2022 to purchase 348 shares of the Company’s common stock, vesting over four years, with a 12-month cliff, such that the first 25% vested on the first anniversary of such grant, and the remainder will vest in equal monthly installments over the following three years, in each case, subject to continued employment with the Company through the applicable vesting date. Dr. Neil is also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executives.

Pursuant to the Neil Employment Agreement, Dr. Neil was granted an inducement grant of non-qualified stock options in accordance with Nasdaq Listing Rule 5635(c)(4) to purchase 278 shares of common stock. The inducement option grant will vest over four years, with the first 25% of such options vesting on the grant date’s first anniversary, and the remainder vesting in equal monthly installments, provided that Dr. Neil remains an employee of the Company as of each such vesting date.

The Neil Employment Agreement prohibits the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Dr. Neil is obligated not to compete with the Company during his employment and for a period of one year following his termination of employment with the Company. In addition, his employment agreement contains restrictions related to the solicitation of, and interference with, customers, vendors and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination or Change in Control

Pursuant to the Neil Letter Agreement, if Dr. Neil’s employment is terminated by the Company without “Cause” or by Dr. Neil for “Good Reason” (each as defined in his Employment Agreement), in each case subject to each of him timely entering into and not revoking a general release of claims in a form acceptable to the Company, Dr. Neil will be eligible to receive:
(i)certain “Accrued Benefits” (as defined in his Employment Agreement);
(ii)earned but unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, payable when such annual bonuses are paid to other executive employees of the Company;
(iii)continued payment of his base salary as in effect immediately prior to his termination for eighteen consecutive months following such termination;
(iv)the annual bonus earned in the year in which the termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, prorated to reflect completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company;
(v)full vesting of options awarded by the Company, in which each will have twelve months from the date of his termination in which to exercise his options; and
(vi)if he timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay Dr. Neil’s COBRA or state continuation health insurance premiums until the earliest of (x) the twelve-month anniversary of his termination, (y) expiration of his continuation coverage under COBRA, or (z) the date when he is eligible for substantially equivalent health insurance, in each case subject to certain specified payment practices.

If a termination without cause occurs within six months of a change in control (as defined in the Company’s 2016 Third Amended Plan), the payments pursuant to clauses (i-iii) shall be made promptly after its closing or his termination, whichever is later.

Christopher Sullivan

In connection with Mr. Sullivan’s appointment as Chief Financial Officer, the Company and Mr. Sullivan entered into a letter agreement dated February 18, 2022 (the “Sullivan Letter Agreement”), which modifies his previously filed employment agreement dated September 26, 2019, as amended by a previously filed letter agreement dated April 23, 2020 (collectively with the Sullivan Letter Agreement, the “Sullivan Employment Agreement”). Pursuant to the Sullivan Letter Agreement, Mr. Sullivan’s base salary was increased to $350,000 per year, subject to review and adjustment by the Board from time to time, and he is eligible to receive a discretionary annual bonus as determined by the Board or the Compensation Committee of the

Board, in its sole discretion, with a target amount of up to forty percent (40%) of his base salary, and conditioned on Mr. Sullivan being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid, in Mr. Sullivan’s discretion, in the form of cash or equity award (which for equity award, if elected, will be immediately vested), consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Mr. Sullivan received a one-time appointment bonus of $50,000. Pursuant to the Sullivan Letter Agreement, Mr. Sullivan was granted a stock option on March 8, 2022 to purchase 140 shares of the Company’s common stock, vesting over four years, with a 12-month cliff, such that the first 25% will vest on the first anniversary of such grant, and the remainder will vest in equal monthly installments over the following three years, in each case, subject to continued employment with the Company through the applicable vesting date. Mr. Sullivan is also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executives.

The Sullivan Employment Agreement prohibits the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Mr. Sullivan is obligated not to compete with the Company during his employment and for a period of six months following his termination of employment with the Company. In addition, his employment agreement contains restrictions related to the solicitation of, and interference with, customers, vendors and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination or Change in Control

Pursuant to the Sullivan Letter Agreement, if Mr. Sullivan’s employment is terminated by the Company without “Cause” or by Mr. Sullivan for “Good Reason” (each as defined in his Employment Agreement), in each case subject to each of him timely entering into and not revoking a general release of claims in a form acceptable to the Company, Mr. Sullivan will be eligible to receive:
(i)certain “Accrued Benefits” (as defined in his Employment Agreement);
(ii)earned but unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, payable when such annual bonuses are paid to other executive employees of the Company;
(iii)continued payment of his base salary as in effect immediately prior to his termination for twelve consecutive months following such termination;
(iv)the annual bonus earned in the year in which the termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, prorated to reflect completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company;
(v)full vesting of options awarded by the Company, in which each will have twelve months from the date of his termination in which to exercise his options; and
(vi)if he timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay Dr. Neil’s COBRA or state continuation health insurance premiums until the earliest of (x) the twelve-month anniversary of his termination, (y) expiration of his continuation coverage under COBRA, or (z) the date when he is eligible for substantially equivalent health insurance, in each case subject to certain specified payment practices.

If a termination without cause occurs within six months of a change in control (as defined in the Company’s 2016 Third Amended Plan), the payments pursuant to clauses (i)-(iii) shall be made promptly after its closing or your termination, whichever is later.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at fiscal year-end for each of the Named Executive Officers.

Name	Grant Date	Award Type	Unexercised Options Exercisable (#)	Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Garry Neil, M.D.	2/3/2020	Stock Option(1)	268	10	$11,462.40	2/3/2030
	1/26/2021	Stock Option(1)	67	25	$9,561.60	1/26/2031
	3/8/2022	Stock Option(1)	156	192	$2,016.00	3/8/2032
	10/5/2022	Stock Option(2)	313	—	$952.80	10/5/2032
	2/13/2023	Stock Option(1)	—	418	$715.20	2/13/2033
	5/15/2023	Stock Option(2)	—	417	$660.00	5/15/2033

Christopher Sullivan	5/1/2018	Stock Option(1)	14	—	$11,174.40	5/1/2028
	4/1/2019	Stock Option(1)	18	—	$17,913.60	4/1/2029
	4/9/2020	Stock Option(1)	32	—	$7,401.60	4/9/2030
	1/26/2021	Stock Option(1)	30	9	$9,561.60	1/26/2031
	3/8/2022	Stock Option(1)	61	79	$2,016.00	3/8/2032
	3/8/2022	Stock Option(2)	18	—	$2,016.00	3/8/2032
	10/5/2022	Stock Option(2)	105	—	$952.80	10/5/2032
	2/13/2023	Stock Option(1)	—	167	$715.20	2/13/2033
	5/15/2023	Stock Option(2)	—	167	$660.00	5/15/2033

(1) One-fourth of the shares underlying the stock option shall vest and become exercisable on the first anniversary of the grant date, and the remaining three-fourths vest in equal monthly installments over the following 36 months, subject to the respective grantee providing continuous services to the Company.

(2) The shares underlying the stock option shall vest 100% on the first anniversary of the grant date.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
In 2015, in connection with our initial public offering, our Board adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. The policy was amended on November 5, 2021. This policy covers any transaction, including, for the avoidance of doubt, transactions constituting a sale or conveyance of stock and/or stock derivatives, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company is, was or will be a participant, and the amount involved exceeds $120,000 with one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person.”

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•the interests, direct or indirect, of any related person in the transaction;
•the purpose of the transaction;
•the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;
•the risks, costs and benefits to the Company;
•the availability of other sources of comparable products or services;
•management’s recommendation with respect to the proposed related person transaction;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The Audit Committee, in approving or rejecting any related person transactions involving the sale and/or conveyance of the Company’s stock or stock derivatives to a significant shareholder holding 20% or more of (a) any class of the Company’s voting securities, or (b) the Company’s voting power, or their immediate family member and/or affiliates, shall consider whether such transaction involves a change of control.

Our Audit Committee will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•transactions involving compensation for services provided to the Company as an employee, consultant or director; and
•a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship.

CERTAIN RELATED PERSON TRANSACTIONS

The following sets forth all transactions since January 1, 2022 to which the Company has been or is a participant, including currently proposed transactions, in which the amount involved in the transaction exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Employment Agreements

We have entered into employment agreements with our current and former executive officers. For more information regarding these agreements, please see “Executive Compensation – Narrative to Summary Compensation Table – Employment Arrangements and Potential Payments Upon Certain Events” above.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our named executive officers and directors as more fully described in “Executive Compensation” and “Director Compensation” above.

Financings with Related Party Participation

Q1 2023 Equity Financing

On February 7, 2023, the Company closed an underwritten public offering of 15,717 shares of its common stock and warrants to purchase up to 15,717 shares of common stock, at a combined price to the public of $955 per share and warrant, resulting in net proceeds of approximately $13.7 million, after deducting the underwriting discounts and commissions and offering expenses payable by us. The warrants were immediately exercisable at an exercise price of $1,200 per share and are exercisable for one year from the issuance date, or February 2024. Prior to their expiration in February 2024, none of the warrants were exercised. Armistice, who was a significant stockholder of the Company at the time of the financing, participated in the offering by purchasing 1,875 shares of common stock and 1,875 warrants, on the same terms as all other investors. Certain affiliates of Nantahala Capital Management LLC and Point72 Asset Management, L.P., which each beneficially owned greater than 5% of the Company’s outstanding common stock at the time of the offering, participated in the offering on the same terms as all other investors.

Sale of Future Economic Rights

In November of 2022, Avalo closed a purchase agreement (the “Asset Purchase Agreement”) with ES Therapeutics, LLC (“ES”) for upfront proceeds of $5.0 million, pursuant to which the Company (i) sold to ES all of the Company’s (a) rights to any milestone payments, under the Asset Purchase Agreement, dated August 14, 2017, by and between the Company and Janssen Pharmaceutics, Inc. (relating to AVTX-501), and (b) any future milestone and royalty payments under the License Agreement, dated July 29, 2022, by and between Apollo AP43 Limited and the Company (relating to AVTX-007), and (ii) waived all rights, including payments due to the Company from ES, under the Assignment of the License Agreement dated August 8, 2019 (relating to AVTX-611), by and among the Company, ES and Armistice Capital LLC (“Armistice”) (the “ES Transaction”). At the time of the ES Transaction, Armistice was a significant stockholder of the Company and whose chief investment officer, Steven Boyd, and managing director, Keith Maher, served on Avalo’s Board until August 8, 2022. The ES Transaction was approved in accordance with Avalo’s related party transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as otherwise indicated, the following table sets forth information regarding the ownership of the Company’s common stock as of May 15, 2024 by: (i) each director; (ii) each of our Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all other parties known by the Company to be beneficial owners of more than five percent of its common stock.

Applicable percentage ownership is based on 1,034,130 shares of our common stock outstanding as of May 15, 2024, together with applicable options and warrants, as the case may be, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting and investment power with respect to shares. Common stock subject to options and warrants that are currently exercisable, or exercisable within 60 days after May 15, 2024, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The common stock underlying the Series C Preferred Stock issued in March 2024 pursuant to the Acquisition and the Private Placement are not convertible into shares of common stock unless and until the Company stockholders approve the issuance of the shares of common stock to be issued upon conversion of such shares of Series C Preferred Stock and accordingly have been excluded from the beneficial ownership table set forth below. Further, the common stock underlying the warrants issued in March 2024 pursuant to the Private Placement have not been included below because the conversion is limited to exercise into Series C Preferred Stock unless and until the Company stockholders approve the issuance of the shares of common stock to be issued upon exercise of the warrants. Unless otherwise indicated, the address for each listed stockholder is c/o Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Allostery Master Fund LP (2)	78,255	7.57%
Emerald Bioventures, LLC (3)	58,346	5.64%

Directors and Named Executive Officers:
Garry Neil, M.D. (4)	1,498	*
June Almenoff, M.D., Ph.D. (5)	68	*
Mitchell Chan (6)	33	*
Jonthan Goldman, M.D.	—	*
Aaron Kantoff	—	*
Gilla Kaplan, Ph.D. (7)	104	*
Magnus Persson, M.D., Ph.D. (8)	307	*
Samantha Truex	—	*
Christopher Sullivan (9)	541	*

All current executive officers and directors as a group	2,551	*

*Less than one percent.

(1) This table is based upon information supplied by our executive officers, directors, and principal stockholders, and on ownership reports filed by those persons with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Based on a Schedule 13G filed with the SEC on May 13, 2024 by Allostery Master Fund LP, Allostery Investments LP, Allostery Investments GP LLC, Christopher Staral and David Modest, (collectively, “Allostery”) reporting beneficial ownership as of May 1, 2024. Consists of 78,255 shares of common stock, all directly held by Allostery Master Fund LP and may be deemed to be beneficially owned by Allostery. Allostery’s address is One Stamford Plaza, 9th Floor, 263 Tresser Boulevard, Stamford, CT 06901.

(3) Based on a Schedule 13G filed with the SEC on April 23, 2024 by Emerald Bioventures, LLC and Timothy Opler (collectively, “Emerald”) reporting beneficial ownership as of March 27, 2024. Consists of 58,346 shares of common stock, all beneficially owned and held by Emerald Bioventures, LLC. Timothy Opler is the manager member of Emerald Bioventures, LLC and may be deemed to have or share beneficial ownership of the shares held by Emerald Bioventures, LLC. Emerald’s address is c/o Emerald Bioventures, LLC, 555 Madison Avenue, Room 11D, New York, NY 10022.

(4) Consists of (i) 60 shares of common stock held by Dr. Neil and (ii) 1,438 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after May 15, 2024.

(5) Consists of 68 shares issuable to Dr. Almenoff upon the exercise of options currently exercisable or exercisable with 60 days after May 15, 2024.

(6) Consists of 33 shares issuable to Mr. Chan upon the exercise of options currently exercisable or exercisable with 60 days after May 15, 2024.

(7) Consists of 104 shares issuable to Dr. Kaplan upon the exercise of options currently exercisable or exercisable within 60 days after May 15, 2024.

(8) Consists of 307 shares issuable to Dr. Persson upon the exercise of options currently exercisable or exercisable within 60 days after May 15, 2024.

(9) Consists of (i) 6 shares of common stock held by Mr. Sullivan and (ii) 535 shares issuable upon the exercise of options currently exercisable or exercisable with 60 days after May 15, 2024.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We anticipate that a number of brokers with account holders who are Avalo stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Avalo. Direct your written request to Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850 or contact our Investor Relations department at 410-803-6793 or by email at ir@avalotx.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chairman of the Board and Chief Executive Officer

June [●], 2024

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

APPENDIX A

RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in this Proxy Statement and in our other public filings, in evaluating our business. If any of the following risks actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price and value of our securities would likely decline.

Risks Related to Our Financial Position and Capital Needs

We expect to require additional capital in the future to continue to fund our operations and to finance the further advancement of our product candidates, which might not be available to us on acceptable terms, or at all. Failure to obtain any necessary capital could force us to delay, limit or terminate our product development efforts or cease our operations.

At December 31, 2023, we had $7.4 million in cash and cash equivalents and $4.6 million in current liabilities. In March 2024, we closed a private placement financing for up to $185 million in gross proceeds, including initial upfront gross investment of $115.6 million. Avalo estimates upfront net proceeds of approximately $105 million after deducting estimated transaction fees and expenses from both the private placement financing and the acquisition of AlmataBio. The Company could receive an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing. Accordingly, as of the date of this proxy statement, we believe we have sufficient funds to finance our continuing operations beyond the short term to further advance our product candidates. We may not have sufficient funds in the intermediate term and will likely need to raise additional funds prior to any phase 3 development of our product candidates.

As a research and development company, our operations have consumed substantial amounts of cash since inception. Identifying potential product candidates and conducting preclinical testing and clinical trials is a time‑consuming, expensive and uncertain process that takes years to complete, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our current product candidates through or into clinical trials. Circumstances may cause us to consume or require capital more rapidly than we currently anticipate. As an example, our cash position in the past has caused us to prioritize product candidates for development, out-license certain product candidates and to defer the development of other candidates. We will need to raise additional funds or otherwise obtain funding through collaborations to complete the development of any of our product candidates and to continue our operations.

Additional fundraising efforts may divert our management from our day‑to‑day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Furthermore, our ability to raise capital on a timely basis through the issuance and sale of equity securities might be limited by Nasdaq’s listing rules on transactions that do not qualify as “public offerings” (as defined in Nasdaq listing rules), which might require us to obtain stockholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) at a price per share that is less than the “Minimum Price” if the issuance would equal 20% or more of our common stock outstanding before the issuance.

We might never progress to the point where we have commercially successful product sales or other revenue sufficient to sustain operations. Accordingly, we may seek to raise needed funds through public or private equity offerings, debt financings, credit facilities, partnering or other corporate collaborations and licensing arrangements. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop products and technologies, and otherwise respond to competitive pressures could be significantly delayed or limited, and we might need to downsize or halt our operations.

If we do not raise additional capital when required or on acceptable terms, we may need to:

•Significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates or cease operations altogether;
•Seek strategic alliances for research and development programs at an earlier stage than we would otherwise desire or on terms less favorable than might otherwise be available; or

•Relinquish, or license on unfavorable terms, our rights to technologies or any future product candidates that we otherwise would seek to develop or commercialize ourself.

Our future funding requirements, both short and long term, will depend on many factors, including:

•The initiation, progress, timing, costs and results of preclinical and clinical studies for our product candidates and any future product candidates we may develop;
•The level of research and development investment required to develop product candidates;
•The rate and level of patient recruitment into clinical trials;
•The timing and amount of milestone payments we are required to make under license agreements;
•Changes in product development plans needed to address any difficulties that may arise in manufacturing, preclinical activities, clinical trials or commercialization;
•The outcome, timing and cost of seeking and obtaining regulatory approvals from the FDA and other regulatory authorities, including the potential for such authorities to require that we perform more studies than currently expected;
•The cost to establish, maintain, expand and defend the scope of our intellectual property portfolio and patent claims, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with licensing, preparing, filing, prosecuting, defending and enforcing any patents or other intellectual property rights;
•The effect of competing technological and market developments
•The cost and timing of selecting, auditing and potentially validating a manufacturing site for commercial‑scale manufacturing; and
•The cost of future commercialization activities including, developing our sales, marketing. manufacturing and distribution capabilities to accommodate any of our product candidates for which we receive marketing approval and that we determine to commercialize ourselves or in collaboration with our partners;
•Market acceptance of any approved product candidates;
•The effect of competing product and market developments;
•The ability and willingness to enter into new agreements with strategic partners, and the terms of these agreements; and
•The costs of acquiring, licensing or investing in additional businesses, products, product candidates and technologies.

We have incurred significant net losses in most periods since our inception and we expect to continue to incur net losses in the future.

Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate an adequate effect or acceptable safety profile, gain marketing approval and become commercially viable. Historically, we have financed our operations primarily through public and private equity offerings. We incurred a net loss of $31.5 million for the year ended December 31, 2023. As of December 31, 2023, we had an accumulated deficit of $335.1 million. Substantially all of our operating losses have resulted from costs incurred in connection with our research and development program and from general and administrative costs associated with our operations.

We expect to continue to incur losses in the future and we might never achieve profitability on an annual basis. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our future profitability will depend, in part, on the rate of future growth of our expenses as we develop our product candidates and our ability to obtain approval of one or more of our product candidates to generate revenues. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital.

We face risks associated with short-term liquid investments.

In March 2024, we closed a private placement financing for up to $185 million in gross proceeds, including initial upfront gross investment of $115.6 million. Avalo estimates upfront net proceeds of approximately $105 million after deducting estimated transaction fees and expenses from both the private placement financing and the acquisition of AlmataBio. The Company could receive an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing. We historically have invested our cash in money market funds and intend to invest in a variety of short-term investments, including money market funds, that are intended to preserve principal value and maintain a high degree of liquidity while providing current income. These types of investments are not insured against loss of principal and there is no guarantee that investments in these funds will be redeemable at par value. Once invested, if we cannot liquidate our investments, or redeem them at par, we could incur losses and experience liquidity issues. A decline in the value of our investments or a delay or suspension of our right to redeem may have a material adverse effect on our results of operations or financial condition.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

We have a significant amount of gross net operating losses (“NOLs”) for federal and state purposes. The NOLs accumulated through the end of 2017 will begin to expire in 2031. Unused NOLs for the current tax year and prior tax years will carry forward to offset future taxable income, if any, until such unused losses expire. Unused NOLs generated after December 31, 2017, will not expire and may be carried forward indefinitely but will be only deductible to the extent of 80% of current year taxable income in any given year. In addition, both the deductibility of current and future unused NOL carryovers may be subject to limitation under Sections 382 and 383 of the IRC. Sections 382 and 383 of the IRC subject the future utilization of NOLs and certain other tax attributes, such as research and experimental tax credits, to an annual limitation in the event of certain ownership changes. In general, an “ownership change” is defined as a greater than 50% change (by value) in equity ownership over a three-year period.

Our operating results fluctuate from quarter to quarter and year to year, making future operating results difficult to predict.

Our quarterly and annual operating results historically have fluctuated and are likely to continue to fluctuate depending on several factors, many of which are beyond our control. Accordingly, our quarterly and annual results are difficult to predict prior to the end of the quarter or year, and we may be unable to confirm or adjust expectations with respect to our operating results for a particular period until that period has closed. In the event we provide cash projections or other guidance, any failure to meet such targets or failure to meet the expectations of analysts could adversely impact the market price of our securities. Therefore, you should not rely upon the results of any quarterly or annual periods as indications of future operating performance.

Our role as a guarantor of certain obligations assigned to Aytu exposes us to risk of loss or illiquidity.

In connection with the Aytu Divestiture, as defined in the Notes to our Consolidated Financial Statements, we assigned payment obligations (“TRIS Obligations”) to Aytu under a supply and distribution agreement (the “Karbinal Agreement”) with TRIS Pharma Inc. (“TRIS”), which includes a per-unit royalty make whole payment for each unit sold under an annual minimum sales commitment through 2025. The total future make-whole payments to be made by Aytu are unknown as the amount owed to TRIS is dependent on the number of units sold.

As a part of the assignment, we became a guarantor to the TRIS Obligations. If Aytu defaults under the terms of the Karbinal Agreement, we could be liable as a guarantor for unpaid amounts of the TRIS Obligation. Any amount we would be required to pay under the TRIS Obligation would limit the amount of cash available for development of our clinical pipeline and may expose us to significant losses, which would materially and adversely affect our results of operations.

We have no approved commercial products.

Our supply and license agreement for our only commercial pharmaceutical product, Millipred®, which the Company considered a non-core asset, expired on September 30, 2023. The product revenue from Millipred® was not sufficient to provide adequate capital for the continued development of our product candidates. With no commercial products, our operations are not expected to produce revenues for the foreseeable future, or at all, which might harm our ability to obtain additional financing and might require us to reduce or discontinue our operations.

Our ability to increase revenue in the future will depend on developing and commercializing our current clinical pipeline of product candidates. Identifying, developing, obtaining regulatory approval and commercializing product candidates are prone to the risks of failure inherent in clinical development. Developing product candidates is expensive, and we expect to spend substantial amounts as we fund our product development. We cannot provide any assurance that we will be able to successfully advance any product candidate through the development process or successfully commercialize any product candidate, or that any such product candidate will be widely accepted in the marketplace or be more effective than other commercially available alternatives. Any failure to develop or commercialize a product candidate in our current clinical pipeline could require us to raise additional financing.

We might not collect the outstanding money owed to us under the Millipred® transition service agreement.

Aytu Bioscience, Inc. (“Aytu”) managed Millipred® commercial operations until August 31, 2021 pursuant to a transition service agreement with us, which included managing the third‑party logistics provider and providing accounting reporting services. Aytu collected cash on behalf of Avalo for revenue generated by sales of Millipred® from the second quarter of 2020 through the third quarter of 2021 and is obligated to transfer the cash generated by such sales. In the third quarter of 2021, Avalo finalized its trade and distribution channel to allow it to control third party distribution and began managing commercial operations at that time. The current transition service agreement allows Aytu to withhold cash of $1,000,000 until December 1, 2024, at which point, the full amount is due to Avalo. Adverse economic conditions or financial difficulties of Aytu could impair its ability to remit such payments or could cause Aytu to delay such payments. If Aytu were unable to meet its obligations, it could consider restructuring under the bankruptcy laws, which might make it difficult for us to collect all or a significant portion of the cash owed to us by Aytu. Our inability to collect the accounts receivable to our revenues generated by Millipred® from Aytu could adversely affect our cash flows, financial condition, and results of operations. As of December 31, 2023, Aytu owed us approximately $0.7 million.

Risks Related to the Discovery and Development of Our Product Candidates

If we fail to completely and successfully integrate the anti-Il-1β mAb asset that we recently acquired, we may not realize the anticipated benefits from that acquisition, and our results of operations would be materially and adversely affected. Further, our near-term focus on AVTX-009 may negatively impact the planned development of our other product candidates.

In March 2024, we acquired a Phase 2-ready anti-Il-1β mAb, which we refer to as AVTX-009, through the acquisition of AlmataBio, Inc. (“AlmataBio”). We intend for AVTX-009 to be the Company’s lead asset. In the near-term, we plan to progress the asset for the treatment of hidradenitis suppurativa, however we could explore additional autoimmune indications. While we have experience with anti-inflammatory product candidates and AVTX-009 is an anti-inflammatory product candidate, AVTX-009 is a new product candidate for us for which we have no prior experience. Our ability to successfully integrate AVTX-009 into our operations may be more difficult, costly or time-consuming than we anticipate, or we may not otherwise realize any of the anticipated benefits of this acquisition. Any of the foregoing could adversely affect our future results of operations or could cause our stock price to decline.

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Before obtaining required approvals from regulatory authorities for the sale of product candidates, we alone, or with a partner, must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive and difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical studies and early clinical trials might not predict the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety profiles, notwithstanding promising results in earlier trials. Our product candidates will require additional clinical and preclinical development, management of clinical, preclinical and manufacturing activities, regulatory approval in multiple jurisdictions, obtaining manufacturing supply on our own or from a third party, expansion of our commercial organization, and substantial investment and significant marketing efforts before we could generate any revenues from sales of any of those product candidates approved for marketing. We do not know whether the clinical trials we or our partners may conduct will demonstrate adequate efficacy and safety data resulting in regulatory approval enabling us to market any of our product candidates in any particular country. If later stage clinical trials do not produce favorable results, our ability to achieve regulatory approval for any of our product candidates would be adversely impacted, which could cause a sharp decline in our stock price and/or lead to insolvency of the Company.

Our product candidates that we intend to commercialize are in early to mid-stages of development. If we do not successfully complete nonclinical testing and clinical development of our product candidates or experience delays in doing so, our business may be materially harmed. Our near-term focus and reliance on AVTX-009 increases the risk of such exposure.

We have invested a significant portion of our efforts and financial resources in the identification and preclinical and clinical development of product candidates. Our ability to generate significant product revenues will depend on our ability to advance our clinical product candidates towards approval and our preclinical product candidates into clinical development. The outcome of preclinical studies and earlier clinical trials might not predict the success of future clinical trials. Preclinical data and clinical trial data may be susceptible to varying interpretations and analyses, and many product candidates that performed satisfactorily in preclinical studies and early clinical trials have nonetheless failed in later clinical development. Our inability to successfully complete development of any of our product candidates could result in additional costs to us relating to product development and obtaining marketing approval and impair our ability to generate product revenues and commercialization and sales milestone payments and royalties on product sales.

If we experience delays in clinical testing, we will be delayed in obtaining regulatory approvals and commercializing our product candidates, our costs may increase and our business may be harmed.

We do not know whether any clinical trials will begin as planned, whether the design will be revised prior to or during conduct of the study, completed on schedule or conducted at all. Our product development costs will increase if we experience delays in clinical testing. Significant clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do, which would impair our ability to successfully commercialize our product candidates and may harm our business, results of operations and prospects.

Events which may result in a delay or unsuccessful completion of clinical development include:

•Delays in reaching an agreement with or failure in obtaining authorization from the FDA, other regulatory authorities or institutional review boards (“IRBs”) or ethics committees (“ECs”) to commence or amend a clinical trial;
•Delays in reaching agreements with the FDA or other regulatory authorities regarding requisite trial design or endpoints sufficient to establish a clinically meaningful benefit of our product candidates given there might not be well-established development paths and outcomes;
•Inability to agree with the FDA or other regulatory authorities on operationally viable endpoints or trial design;
•Imposition of a clinical hold or trial termination following an inspection of our clinical trial operations or trial sites by the FDA or other regulatory authorities, or due to concerns about trial design, or a decision by the FDA, other regulatory authorities, IRBs, ECs or us, or recommendation by a data safety monitoring board, to place the trial on hold or otherwise suspend or terminate clinical trials at any time for safety issues or for any other reason;
•Delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites;
•Deviations from the trial protocol by clinical trial sites and investigators, or failing to conduct the trial in accordance with regulatory requirements;
•Failure of our third parties, such as CROs, to satisfy their contractual duties or meet expected deadlines;
•Failure to enter into agreements with third parties to obtain the results of clinical trials;
•Delays in the importation and manufacture of clinical supply;
•Delays in the testing, validation and delivery of the clinical supply of the product candidates to the clinical sites;
•For clinical trials in selected subject populations, delays in identification and auditing of central or other laboratories and the transfer and validation of assays or tests to be used to identify selected subjects;
•Delays due to the world-wide shortage of animal testing subjects, including monkeys;
•Delays in recruiting suitable subjects to participate in a trial;
•Delays in having subjects complete participation in a trial or return for post‑treatment follow‑up;
•Delays caused by subjects dropping out of a trial due to side effects or disease progression;
•Delays in adding new investigators and clinical trial sites;
•Delays resulting from national or global health or geopolitical situations;
•Withdrawal of clinical trial sites from our clinical trials as a result of changing standards of care or the ineligibility of a site to participate in our clinical trials; or
•Changes in government regulations or administrative actions or lack of adequate funding to continue the clinical trials.

Any inability by us or our partners to complete clinical development in a timely manner could result in additional costs to us relating to product development and obtaining marketing approval and impair our ability to generate product revenues and commercialization and sales milestone payments and royalties on product sales.

If we are unable to enroll appropriate subjects in clinical trials or retain patients in the clinical trials we perform, we will be unable to complete these trials on a timely basis or at all.

Identifying and qualifying subjects to participate in clinical trials of our product candidates, and retaining the subjects once qualified, is critical to our regulatory success. The timing of our clinical trials depends on the speed at which we can recruit appropriate subjects to participate in testing our product candidates as well as completion of required follow‑up periods. If subjects are unwilling to participate in our trials, the timeline for recruiting subjects, conducting trials and obtaining marketing approval of potential products may be delayed.

Difficulty or delays in patient recruitment into our trials could result in increased costs, delays in advancing our product development, delays in testing the effectiveness of our technology or termination of the clinical trials altogether. Many factors affect subject enrollment, including:

•The size and nature of the subject population;
•The number and location of clinical sites we enroll;
•The proximity of subjects to clinical sites;
•Perceived risks and benefits of the product candidate under trial;
•Competition with other companies for clinical sites or subjects;
•The eligibility and exclusion criteria for the trial;
•The design of the clinical trial;
•Doctor, patient and public awareness of the clinical trials;
•Inability to obtain and maintain subject consent;
•Ability to monitor subjects adequately during and after the administration of the product candidate and the ability of subjects to comply with the clinical trial requirements;
•Risk that enrolled subjects will drop out or be withdrawn before completion; and
•Clinicians’ and subjects’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

We rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials, and while we have agreements governing their committed activities, we have limited influence over their actual performance. If we are unable to enroll sufficient subjects in our clinical trials, if enrollment is slower than we anticipate, or if our clinical trials require more subjects than we anticipate, our clinical trials may be delayed or might not be completed. If we experience delays in our clinical trials, the commercial prospects of our product candidates will be harmed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. In addition, many of the factors that could cause a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of any of our product candidates.

We may fail to successfully identify, in‑license, acquire, develop or commercialize potential product candidates.

The success of our business has in the past and is expected to continue depend in part upon our ability to identify and validate new therapeutic targets and identify, develop and commercialize therapeutics, which we may develop ourselves, in‑license or acquire from others. Research programs designed to identify product candidates require substantial technical, financial and human resources, whether or not any product candidates are ultimately identified. Our research efforts may initially show promise in identifying potential therapeutic targets or candidates, yet fail to yield product candidates for clinical development for a number of reasons, including:

•Our methodology, including our screening technology, might not successfully identify medically relevant potential product candidates;
•Our competitors may develop alternatives that render our product candidates obsolete;
•We may encounter product manufacturing difficulties that limit yield or produce undesirable characteristics that increase the cost of goods, cause delays or make the product candidates unmarketable;

•Our product candidates may cause adverse effects in subjects, even after successful initial toxicology studies, or not be tolerable, which may make the product candidates unmarketable;
•Other drugs in the same drug class as our product candidates could develop unforeseen adverse effects that could negatively impact development, approval and/or future sales of our product candidates;
•Our product candidates might not be capable of being produced in commercial quantities at an acceptable cost, or at all;
•Our product candidates might not demonstrate a meaningful benefit to subjects;
•Our potential collaboration partners may change their development profiles or plans for potential product candidates or abandon a therapeutic area or the development of a partnered product candidates; and
•Our reliance on third party clinical trials may cause us to be denied access to clinical results that may be significant to further clinical development.

Additionally, we may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful. If any of these events occur, we may be forced to abandon our development efforts for a program or programs, which would have a material adverse effect on our business, operating results and prospects and could potentially cause us to cease operations.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their marketing approval, limit the commercial profile of an approved label, or result in significant negative consequences following any marketing approval.

Undesirable side effects caused by our product candidates in clinical trials could cause us or regulatory authorities to issue a clinical hold and could result in a more restrictive label or the delay or denial of marketing approval by the FDA or other regulatory authorities. Results of our trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics.

Should our clinical trials of our product candidates reveal undesirable side effects, we could suspend or terminate our trials or the FDA or other regulatory authorities as well as IRBs or ECs could order us to suspend or cease clinical trials. The FDA or other regulatory authorities could also deny approval of our product candidates for any or all targeted indications or only for a limited indication or patient population or could require label warnings and/or precautions, contraindications, including black box warnings, additional wording regarding adverse reactions, post‑market studies, testing and surveillance programs or other conditions including distribution restrictions or other risk management mechanisms under a risk evaluation and mitigation strategy (“REMS”). Drug‑related side effects could affect subject recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

Additionally, if one or more of our product candidates receives marketing approval, and we or others (regulatory agencies, consumers, etc.) later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including:

•We may suspend marketing of, or withdraw or recall, such product;
•Regulatory authorities may withdraw approvals of such product;
•Regulatory authorities may require additional warnings on the label or other label modifications;
•Regulatory authorities may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;
•Regulatory authorities may require the establishment or modification of a REMS or other restrictions on marketing and distribution, or may require the establishment or modification of a similar strategy that may, for instance, require us to issue a medication guide outlining the risks of such side effects for distribution to patients or restrict distribution of our products and impose burdensome implementation requirements on us;
•Regulatory authorities may require that we conduct post‑marketing studies; and
•We could be sued and held liable for harm caused to subjects or patients.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate or otherwise materially harm the commercial prospects for the product candidate, if approved, and could significantly harm our business, financial condition, results of operations and prospects.

Changes in product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates are developed through preclinical studies to late‑stage clinical trials towards regulatory approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the optimized materials. Such changes may also require additional testing, FDA or other regulatory authorities’ notification or approval.

Similarly, changes in the location of manufacturing or addition of manufacturing facilities may increase our costs and require additional studies and FDA approval. This may require us to ensure that the new facility meets all applicable regulatory requirements, is adequately validated and qualified, and conduct additional studies of product candidates manufactured at the new location. Any of the above could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay regulatory approval of our product candidates and jeopardize our ability to commence product sales and generate revenue.

Biologic products are highly complex and expensive, and if the third-party manufacturers we contract with are unable to provide quality and timely offerings to our clinical trial sites, our clinical trials might be delayed.

Our product candidates AVTX-009, AVTX-002 and AVTX-008 are biologics. The process of manufacturing biologics and their components is complex, expensive, highly-regulated and subject to multiple risks.

Manufacturing biologics is highly susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. Furthermore, the development of biologic products involves a lengthy and expensive process with an uncertain outcome, which might require us to incur additional unforeseen costs to complete our clinical trials.

Although we are working with third parties to develop reproducible and commercially viable manufacturing processes for our biologic product candidates, doing so is a difficult and uncertain task, and there are risks associated with scaling to the level required for advanced clinical trials or commercialization, including, among others, cost overruns, potential problems with process scale-out, process reproducibility, stability issues, lot consistency, and timely availability of reagents or raw materials.

We may make changes as we continue to evolve the manufacturing processes for our biologic product candidates for advanced clinical trials and commercialization, and we cannot be sure that even minor changes in these processes will not cause our product candidates to perform differently and affect the results of our ongoing clinical trials, future clinical trials, or the performance of the product once commercialized. In some circumstances, changes in manufacturing operations, including to our protocols, processes, materials or facilities used, may require us to perform additional preclinical or comparability studies, or to collect additional clinical data from patients prior to undertaking additional clinical studies or filing for regulatory approval for a product candidate. These requirements might lead to delays in our clinical development and commercialization plans for our biologic product candidates and might increase our development costs substantially.

We face substantial competition and rapid technological change and the possibility that others may discover, develop or commercialize products before or more successfully than us.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. We face competition with respect to our current product candidates and will face competition with respect to any future product candidates from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. Many of our competitors have significantly greater financial, technical and human resources. Smaller and early‑stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

Our competitors may obtain marketing approval of their products more rapidly than we may or may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize our product candidates. Our competitors may also develop drugs that are more effective, more convenient, more widely used and less costly or have a better safety profile and better tolerability than our products and these competitors may also be more successful than us in manufacturing and marketing their products.

Our competitors will also compete with us in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

There are now and could be future numerous approved therapies for treating the conditions our product candidates seek to address and, consequently, competition in these markets is intense. Many of these approved drugs are or may become well-established therapies or products and widely accepted by physicians, patients and third‑party payors. Some of these drugs are or may become branded and subject to patent protection and non‑patent regulatory exclusivity, and others are or may become available on a generic basis.

Insurers and other third‑party payors may also encourage the use of generic products or specific branded products. We expect that any of our product candidates, if approved, would be priced at a significant premium over competitive generic, including branded generic, products, but, any new product that competes with an approved product must demonstrate compelling advantages in efficacy, convenience, tolerability and safety in order to overcome price competition and be commercially successful. This may make it difficult for us to differentiate any approved product candidate from currently approved therapies, which may adversely impact our business strategy. If we are not able to compete effectively against our current and future competitors, our business will not grow, and our financial condition and operations will suffer.

Our products might not achieve adequate market acceptance among physicians, patients, third‑party payors and others in the medical community necessary for commercial success.

Even if our product candidates have or receive marketing approval, they might not gain adequate market acceptance among physicians, patients and others in the medical community. Our commercial success also depends on coverage and adequate reimbursement of our product candidates by third‑party payors, including government payors, generally, which may be difficult or time‑consuming to obtain, may be limited in scope or might not be obtained in all jurisdictions in which we may seek to market our products. The degree of market acceptance of any of our approved product candidates will depend on a number of factors, including:

•The efficacy and safety profile of our product candidates, including relative to marketed products and product candidates in development by third parties;
•Prevalence and severity of any side effects of our product candidates;
•Relative convenience and ease of administration of our product candidates;
•Cost effectiveness of our product candidates;
•The claims we may make for our product candidates based on the approved label or any restrictions placed upon our marketing and distribution of our product candidates;
•The time it takes for our product candidates to complete clinical development and receive marketing approval;
•How quickly and effectively we alone, or with a partner, can market, launch, and distribute any of our product candidates that receive marketing approval;
•The ability to commercialize any of our product candidates that receive marketing approval;
•The price of our approved product candidates, including in comparison to branded or generic competitors and relative to alternative treatments;
•Potential or perceived advantages or disadvantages of our approved product candidates over alternative treatments;
•The ability to collaborate with others in the development and commercialization of new products;
•Whether coverage and adequate levels of reimbursement are available under private and governmental health insurance plans, including Medicare;
•The ability to establish, maintain and protect intellectual property rights related to our product candidates;
•The entry of generic versions of any of our approved products onto the market;
•The number of products in the same therapeutic class as our product candidates;
•The effect of current and future healthcare laws on our drug candidates;
•The ability to secure favorable managed care formulary positions for our approved product candidates, including federal healthcare program formularies;
•The ability to manufacture commercial quantities of any of our product candidates that receive marketing approval;
•Acceptance of any of our product candidates that receive marketing approval by physicians and other healthcare providers; and

•Potential post‑marketing commitments and post-marketing requirements imposed on an approved product candidate by regulatory authorities, such as patient registries.

If any product candidate is approved but does not achieve an adequate level of acceptance by physicians, hospitals, third‑party payors and patients, we might not generate or derive sufficient revenue from that product candidate and might not become or remain profitable.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success. Our near-term focus and reliance on AVTX-009 increases the risk of such exposure.

Given our limited resources, we have prioritized certain product candidates over others at our management’s discretion. We have also de-prioritized development of certain product candidates. We continually evaluate our capital allocation for each product candidate, and, in the future, may de-prioritize or cancel the development of certain product candidates. If the development of our product candidates is unsuccessful or, if successful but the products do not achieve an adequate level of market acceptance, we may no longer have the ability or resources to further develop other product candidates. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications might not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate. Our intended near-term focus and reliance on AVTX-009 increases the risk of this exposure.

Our intended near-term focus and reliance on AVTX-009 exposes us to risk if AVTX-009 does not perform in clinical trials or receive FDA approval and market acceptance.

We acquired AVTX-009 in March 2024 and intend to focus our resources in the near-term primarily on AVTX-009. Consequently, our future financial condition and results of operations will be primarily dependent on AVTX-009. Any setback for or failure of AVTX-009 during its planned clinical development could cause material delays in and costs to its further development and commercialization. Any such delays or costs could have a material adverse effect on our financial condition and results of operations and could require us to raise more capital, turn to third-party collaborators to continue the development of AVTX-009 or cease operations. In addition, our near-term focus on AVTX-009 may negatively impact the planned development of our other product candidates.

While we believe that we have adequately completed our due diligence on AVTX-009, drug development is unpredictable and we could encounter toxicity, safety, adverse reactions or other concerns with AVTX-009 as we continue its development.

We will need to negotiate clinical trial and clinical supply arrangements with third parties for the development of AVTX-009. If we experience difficulty in those negotiations, it could delay the development of AVTX-009 as well as add to the expected cost of that development. We might not be successful in negotiating such arrangements on acceptable terms or at all.

The development of AVTX-009 will be subject to all of the risks inherent in drug development that we face with our current product candidates. There can be no assurances that we will successfully develop AVTX-009.

Risks Related to Regulatory Approval of Our Product Candidates

The marketing approval processes of the FDA and other regulatory authorities are lengthy, time‑consuming, costly and inherently unpredictable. Our inability to obtain regulatory approval for our product candidates would substantially harm our business.

The time required to develop and to obtain approval from regulatory authorities to market a new drug is unique to each product. It typically takes many years in nonclinical and clinical development and depends upon numerous factors. In addition, regulatory guidance, laws and regulations as well as interactions with regulatory authorities may change the course of development for a product candidate. Further, the type and amount of preclinical and clinical data necessary to gain approval may change during the course of product candidates development and may vary among countries. We have not obtained regulatory approval for any product candidate and it is possible that none of our existing product candidates or any future product candidates will ever obtain regulatory approval. Submission of an NDA or BLA to the FDA (i.e., for new indications, dosing regimen, etc.) requires an application fee. The filing of an NDA or BLA for any of our product candidates may be delayed due to our lack of financial resources to pay such user fee.

Our product candidates could fail to receive regulatory approval from the FDA or a other regulatory authorities for many reasons, including:

•The FDA or other regulatory authorities may disagree on the design or conduct of our key Phase 2 and pivotal phase 3 clinical trials, including the overall study design, primary and secondary endpoints, number of patients, statistical analysis plan, or our proposed product indication. For instance, the FDA may find that the study designs we are utilizing in a planned clinical trial do not support an adequate and well‑controlled study supportive of approval. The FDA also might not agree with the proposed quality of life scales and other evaluation tools that we may use in a clinical trial to assess the efficacy of a product candidate;
•The FDA or other regulatory authorities may disagree with our development plans, specifically the number of studies and types of studies planned to support approval for each product and indication;
•Our failure to demonstrate to the satisfaction of the FDA or other regulatory authorities that a product candidate is safe and effective for each proposed indication;
•Our clinical trials may fail to meet statistical significance required for a positive study;
•We may fail to demonstrate that a product candidate’s benefits outweigh its risks;
•The FDA or other regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;
•Data collected from clinical trials of our product candidates may be insufficient to support the submission of a marketing application, other submission or to obtain marketing approval, and the FDA or other regulatory authority may require additional studies to show a product candidate is safe and/or effective;
•We may fail to obtain approval of the manufacturing processes or facilities of third‑party manufacturers with whom we contract for clinical and commercial supplies; or
•There may be changes in precedence, regulatory guidance, laws and regulations that render our preclinical and clinical data insufficient for approval.

The FDA or other regulatory authority may require more information, including additional preclinical or clinical studies to support approval, which may delay or prevent approval and our commercialization plans, or we may decide to abandon the development program. This lengthy approval process, as well as the unpredictability of future clinical trial results, may result in our failing to obtain approval to market our product candidates, which would significantly harm our business, results of operations and prospects. In addition, even if we were to obtain approval, regulatory authorities may approve any or all of our product candidates for fewer or more limited indications than we request, may require that contraindications, warnings or precautions be included in the product labeling, including a black‑box warning, may grant approval with a requirement of post‑marketing clinical trials or other post‑market requirements, or post-marketing commitments or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

Even if we complete the necessary clinical trials, we cannot predict when or if we will obtain marketing approval to commercialize a product candidate or the approval may be for a narrower indication than we expect.

We cannot commercialize a product candidate until the appropriate regulatory authorities have reviewed and approved the product candidate. Even if our product candidates demonstrate safety and efficacy in clinical trials, regulatory agencies might not complete their review processes in a timely manner, or we might not be able to obtain marketing approval. Additional delays may result if the FDA or other regulatory authority, or an FDA Advisory Committee recommends non‑approval or restrictions on approval. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action, or changes in regulatory agency policy during the period of product development, clinical trials and the review process. Further, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates. Regulatory authorities may approve a product candidate for fewer or more limited indications than requested, may impose significant limitations in the form of narrow indications, warnings, including black‑box warnings, precautions or contra‑indications with respect to conditions of use, additional adverse reactions information or may grant approval subject to the performance of post‑marketing clinical trials or other post‑marketing requirements, including a REMS. Our drugs, if approved, may be required to carry warnings comparable to this and other class‑wide warnings. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

Even if our product candidates receive marketing approval, we will still be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions and market withdrawal and we may be subject to administrative sanctions or penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

Even if we obtain marketing approval for a product candidate, we would be subject to ongoing requirements by the FDA and other regulatory authorities governing the manufacturing, quality control, further development, labeling, packaging, storage, distribution, safety surveillance, import, export, advertising, promotion, recordkeeping and annual reporting of safety and other post‑market information. The FDA and other regulatory authorities will continue to closely monitor the safety profile of any product even after approval. If the FDA or other regulatory authorities become aware of new safety information after approval of any of our product candidates, they may withdraw approval, require labeling changes or establishment of a REMS or similar strategy, impose significant restrictions on a product’s indicated uses or marketing, or impose ongoing requirements for potentially costly post‑approval studies or post‑market surveillance. In addition, any marketing approvals that we obtain for our product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval or contain requirements for potentially costly post‑marketing testing and other requirements, including Phase 4 clinical trials, imposition of a REMS and surveillance to monitor the safety and efficacy of the product candidate.

In addition, manufacturers of drug products and their facilities, including contracted facilities, are subject to periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations and standards. If we or a regulatory agency discover previously unknown problems with the facility where the product is manufactured, we may be subject to reporting obligations and a regulatory agency may impose restrictions on that product, the manufacturing facility, us, or our suppliers, including requesting recalls or withdrawal of the product from the market or suspension of manufacturing. If we, our product candidates, our contractors, the manufacturing facilities for our product candidates or others working on our behalf fail to comply with applicable regulatory requirements, either before or after marketing approval, a regulatory agency may:

•Issue Warning Letters, Untitled Letters, or FDA Form 483s, all of which document compliance issues identified by the FDA;
•Mandate modifications to promotional materials or labeling, or require us to provide corrective information to healthcare practitioners;
•Require us to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;
•Seek an injunction or impose civil or criminal penalties or monetary fines, restitution or disgorgement, as well as imprisonment;
•Suspend or withdraw marketing approval;
•Suspend or terminate any ongoing clinical studies;
•Refuse to approve pending applications or supplements to applications filed by us;
•Debar us from submitting marketing applications, exclude us from participation in federal healthcare programs, require a corporate integrity agreement or deferred prosecution agreements, debar us from government contracts and refuse future orders under existing contracts;
•Suspend or impose restrictions on operations, including restrictions on marketing, distribution or manufacturing of the product, or the imposition of costly new manufacturing requirements or use of alternative suppliers; or
•Seize or detain products, refuse to permit the import or export of products, or request that we initiate a product recall.

The occurrence of any event or penalty described above may inhibit our ability to continue our development programs, commercialize our products and generate revenue.

Advertising and promotion of any product candidate that obtains approval in the United States will be heavily scrutinized by the FDA and other federal agencies, state attorneys general and the public. While the FDA does not restrict physicians from prescribing approved drugs for uses outside of the drugs’ approved labeling, known as off‑label use, pharmaceutical manufacturers are strictly prohibited from promoting and marketing their products for such uses. Violations, including promotion of products for off‑label uses, are subject to enforcement letters, inquiries, investigations, civil and criminal sanctions by the government, corporate integrity agreements, deferred prosecution agreements, debarment from government contracts and refusal of future orders under existing contracts, and exclusion from participation in federal healthcare programs. Additionally, other regulatory authorities will heavily scrutinize advertising and promotion of any product candidate that obtains approval outside of the United States.

In the United States, engaging in the impermissible promotion of any products for off‑label uses can also subject a company to false claims litigation under federal and state statutes, which can lead to civil and criminal penalties and fines, debarment from government contracts and refusal of future orders under existing contracts, deferred prosecution agreements, and corporate integrity agreements with governmental authorities that materially restrict the manner in which a company promotes or distributes drug products. These false claims statutes include the federal civil False Claims Act, which allows any individual to bring a lawsuit against a pharmaceutical company on behalf of the federal government alleging submission of false or fraudulent claims, or causing to present such false or fraudulent claims, for payment by a federal program such as Medicare or Medicaid. If the government decides to intervene and prevails in the lawsuit, the individual will share in any fines or settlement funds. If the government does not intervene, the individual may proceed on his or her own. Since 2004, these False Claims Act lawsuits against pharmaceutical companies have increased significantly in volume and breadth, leading to several substantial civil and criminal settlements, such as settlements regarding certain sales practices promoting off‑label drug uses involving significant fines. This growth in litigation has increased the risk that a pharmaceutical company will have to defend a false claim action, pay settlement fines or restitution, agree to comply with burdensome reporting and compliance obligations, and be excluded from Medicare, Medicaid and other federal and state healthcare programs. If we do not lawfully promote our approved products, we may become subject to such litigation and, if we do not successfully defend against such actions, those actions may have a material adverse effect on our business, financial condition, results of operations and prospects.

The FDA’s or other regulatory authorities policies may change, and additional government guidance, laws and regulations may be enacted that could prevent, limit or delay marketing approval, and the sale and promotion of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

If we are unable to obtain, or are delayed in obtaining, state regulatory licenses for the distribution of our products, we would not be able to sell our product candidates in such states.

Most states require manufacturer and/or wholesaler licenses for the sale and distribution of drugs into that state. The application process is complicated, time consuming, costly and requires dedicated personnel or a third party to oversee and manage. If we are delayed in obtaining these state licenses, or denied the licenses, even with FDA approval, we would not be able to sell or ship product into that state which would adversely affect our sales and revenues.

We intend to conduct clinical trials for certain of our product candidates at sites outside the United States, and the FDA might not accept data from trials conducted in such locations.

We intend to conduct one or more of our clinical trials outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. Generally, the patient population for any clinical trials conducted outside of the United States must be representative of the population for whom we intend to seek approval in the United States and the data must be applicable to the U.S. population and medical practice in ways that the FDA deems clinically meaningful. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will be dependent upon its determination that the trials also complied with all applicable U.S. laws and regulations. There can be no assurance that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from any of our clinical trials that we decide to conduct outside the United States, it would likely result in the need for additional trials, which would be costly and time‑consuming and delay or permanently halt our development of the product candidate. In addition, any clinical trials outside of the United States might be subject to delays and risks surrounding geopolitical events.

Our failure to obtain regulatory approval in international jurisdictions would prevent us from marketing our product candidates outside the United States, which would limit our market opportunities and adversely affect our business.

In order to market and sell our products in other jurisdictions, we must be granted approval and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, we must secure product reimbursement approvals before regulatory authorities will approve the product for sale in that country. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. Further, clinical trials conducted in one country might not be accepted by regulatory authorities in other countries. If we fail to comply with the regulatory requirements in international markets and receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed and our business will be adversely affected. We might not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions. Approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. Also, regulatory approval for any of our product candidates may be withdrawn. The failure to obtain approval in one jurisdiction may negatively impact our ability to obtain approval in another jurisdiction. Our failure to obtain approval of any of our product candidates by regulatory authorities in another country may significantly diminish the commercial prospects of that product candidate and our business prospects could decline.

Risks Related to the Commercialization of Our Product Candidates

We might not be successful in our efforts to develop and commercialize our product candidates.

Our continued development of our product candidates will be dependent on receiving positive data that, in our judgment, merits advancing such programs. Even if we are successful in continuing to build and expand our pipeline, the product candidates that we identify might not be suitable for clinical development and commercialization, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval and achieve market acceptance. Similarly, even if the FDA accepts our INDs, there is no guarantee that we will be successful in our efforts to advance our product candidates through development, or if approved, to commercialization.

If we obtain approval to commercialize our product candidates outside of the United States, a variety of risks associated with international operations could materially adversely affect our business.

If any of our product candidates are approved for commercialization, we may enter into agreements with third parties to market them on a worldwide basis or in more limited geographical regions. We expect that we would be subject to additional risks related to entering into international business relationships, including:

•Different regulatory requirements for approval, advertising and promotion of drugs in foreign countries;
•Challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;
•Foreign reimbursement, pricing and insurance regimes;
•Unexpected changes in tariffs, trade barriers and regulatory requirements;
•Economic weakness, including inflation, or political instability in particular foreign economies and markets;
•Compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
•Foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
•Foreign taxes;
•Difficulties staffing and managing foreign operations;
•Workforce uncertainty in countries where labor unrest is more common than in the United States;
•Potential liability under the FCPA or comparable foreign regulations;
•Production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
•Business interruptions resulting from geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, or pandemics.

These and other risks associated with any future international operations could materially adversely affect our ability to attain or maintain profitable operations.

Even if we commercialize any of our product candidates, these products may become subject to unfavorable third‑party coverage and reimbursement policies, healthcare reform initiatives, or pricing regulations, any of which could negatively impact our business.

Our ability to commercialize any product candidates successfully will depend in part on the extent to which coverage and adequate reimbursement for these product candidates will be available from government authorities, private health insurers, health maintenance organizations and other entities. These third‑party payors determine which medications they will cover and establish reimbursement levels, and increasingly attempt to control costs by limiting coverage and the amount of reimbursement for particular medications. Several third‑party payors require drug companies to provide them with predetermined discounts from list prices, and use preferred drug lists to leverage greater discounts in competitive classes. In addition, federal programs impose penalties on drug manufacturers in certain instances, in the form of mandatory additional rebates and/or discounts, which can be substantial, and could impact our ability to raise commercial prices. We cannot be sure that coverage and reimbursement will be available for any product candidate that we commercialize and, if coverage is available, what the level of reimbursement will be. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If coverage and reimbursement are not available or available only to limited levels, we might not successfully commercialize any product candidate for which we obtain marketing approval.

There may be significant delays in obtaining coverage and reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA or other regulatory authorities. Moreover, eligibility for coverage and reimbursement does not imply that a drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may only be temporary. Reimbursement rates for a drug may vary according to the clinical setting in which it is used and may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Prices paid for a drug also vary depending on the class of trade. Prices charged to government customers are subject to price controls and private entities obtain discounts through group purchasing organizations. Net prices for drugs may be further reduced by mandatory discounts or rebates required by government healthcare programs and demanded by private payors, and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Our inability to promptly obtain coverage and profitable reimbursement rates from both government‑funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize product candidates and our overall financial condition.

Moreover, the regulations that govern pricing, coverage and reimbursement for new drug products abroad vary widely from country to country. Current and future U.S. or foreign legislation may significantly change the pricing, coverage and reimbursement in ways that could involve additional costs and cause delays in obtaining approvals. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates even if our product candidates obtain marketing approval.

Product liability lawsuits against us could cause us to incur substantial liabilities and limit commercialization of any product candidates that we may develop.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and related to the commercial sale of any approved products. Product liability claims may be brought against us by subjects enrolled in our clinical trials, patients, healthcare providers or others using, administering or selling our product candidates or any approved product. For example, we may be sued if any product candidate we test or, if approved, sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against claims that our product candidates or products caused injuries, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•Decreased demand for any product candidates or approved products;
•Termination of clinical trial sites or entire trial programs;
•Injury to our reputation and significant negative media attention;
•Withdrawal of clinical trial participants;

•Significant costs to defend the related litigation;
•Substantial monetary awards to trial subjects or patients;
•Loss of revenue;
•Product recalls, withdrawals or labeling, marketing or promotional restrictions;
•Diversion of management and scientific resources from our business operations;
•The inability to commercialize any product candidates that we may develop; and
•A decline in our stock price.

We currently hold product and clinical trial liability insurance coverage, but it might not adequately cover all liabilities that we incur. We might not be able to maintain clinical trial insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise. We also maintain insurance coverage for our commercially available products, which might not adequately cover all liabilities that we may incur. We might not be able to maintain insurance coverage for our product candidates and our approved products at a reasonable cost or in an amount adequate to satisfy any liability that may arise. Large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. A product liability claim or series of claims brought against us, whether or not successful, but particularly if judgments exceed our insurance coverage, could decrease our cash and adversely affect our reputation and business.

If, in the future, we are unable to establish sales, marketing and distribution capabilities or enter into licensing or collaboration agreements for these purposes, we might not be successful in commercializing our product candidates.

We do not currently have a sales or marketing infrastructure. To develop our internal sales, distribution and marketing capabilities for product candidates, we will have to invest significant financial and management resources, some of which will be committed prior to any confirmation that any product candidates will be approved. For product candidates for which we decide to perform sales, marketing and distribution functions ourselves, we could face a number of additional risks, including:

•Our inability to recruit and retain adequate numbers of effective sales and marketing personnel;
•Inability of marketing personnel to develop effective marketing materials;
•The inability of sales personnel to obtain access to physicians or educate adequate numbers of physicians on the clinical benefits of our products to achieve market acceptance;
•The lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines;
•The costs associated with training sales personnel on legal compliance matters and monitoring their actions;
•Liability for sales personnel failing to comply with applicable legal requirements; and
•Unforeseen costs and expenses associated with creating an independent sales and marketing organization.

Where and when appropriate, we may elect to utilize contract sales forces or strategic partners to assist in the commercialization of our product candidates. If we enter into arrangements with third parties to perform sales, marketing and distribution services for our products, the resulting revenues or the profitability from these revenues to us are likely to be lower than if we had sold, marketed and distributed our products ourselves. In addition, we might not be successful in entering into arrangements with third parties to sell, market and distribute our product candidates or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of these third parties may fail to devote the necessary resources and attention to sell, market and distribute our products effectively. Such third parties may also not comply with the applicable regulatory requirements, which could potentially expose us to regulatory and legal enforcement actions.

Risks Related to Our Dependence on Third Parties

We rely on third parties to conduct and monitor our clinical trials. The failure of these third parties to successfully carry out their contractual duties or meet expected deadlines could substantially harm our business because we might not obtain marketing approval for or commercialize our product candidates in a timely manner or at all.

We rely upon third‑party CROs to monitor and manage data for our clinical programs. We rely on these parties for execution of our clinical trials and, while we have agreements governing their activities, we have limited influence over their actual performance and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on the CROs does not relieve us of our regulatory responsibilities. We, our clinical trial sites, and our CROs are required to comply with GCP requirements, which are regulations and guidelines enforced by the FDA that govern clinical trials. Similar requirements are imposed by comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If we, any of our CROs or clinical trial sites fail to comply with applicable GCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or other regulatory authorities may require us to perform additional clinical trials before approving our marketing applications, if at all. In addition, we are required to report certain financial interests of our third‑party investigators if these relationships exceed certain financial thresholds or meet other criteria. The FDA or comparable foreign regulatory authorities may question the integrity of the data from those clinical trials conducted by principal investigators who previously served or currently serve as scientific advisors or consultants to us from time to time and receive cash compensation in connection with such services or otherwise receive compensation from us that could be deemed to impact study outcome, proprietary interests in a product candidate, certain company equity interests, or significant payments of other sorts. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP requirements. In addition, we must conduct our clinical trials with product produced under applicable cGMP requirements for drug manufacturing. Failure to comply with these regulations may require us to repeat preclinical and clinical trials, which would delay the marketing approval process.

Our CROs and clinical trial site personnel are not our employees, and, except for remedies available to us under our agreements with such CROs and clinical trial sites, we cannot control whether they devote sufficient time and resources to our ongoing clinical, nonclinical and preclinical programs. These CROs and clinical trial sites may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities that could harm our competitive position. If CROs or clinical trial sites do not successfully carry out their contractual duties or obligations or meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we might not be able to obtain marketing approval for or successfully commercialize our product candidates or we may be subject to regulatory enforcement actions. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed. To the extent we are unable to successfully identify and manage the performance of third‑party service providers in the future, our business may be adversely affected.

Switching or adding CROs involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, prospects, financial condition and results of operations.

We use third parties to manufacture all of our product candidates. This may increase the risk that we will not have sufficient clinical or commercial quantities of our product candidates or such quantities at an acceptable cost, which could result in the delay, prevention, or impairment of clinical development and commercialization of our product candidates.

We do not own or operate, and have no plans to establish, any manufacturing facilities for our product candidates. We have limited personnel with experience in drug manufacturing and we lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale.

We currently outsource all manufacturing of our product candidates to third parties typically without any guarantee that there will be sufficient supplies to fulfill our requirements or that we may obtain such supplies on acceptable terms. Any delays in obtaining adequate supplies with respect to our product candidates may delay the development or commercialization of our other product candidates.

In addition, we do not currently have agreements with all third‑party manufacturers for the long‑term commercial supply of our product candidates. We may be unable to enter agreements for commercial supply with third‑party manufacturers, or may be unable to do so on acceptable terms. Even if we enter into these agreements, the various manufacturers of each product candidate will likely be single source suppliers to us for a significant period of time.

The facilities used by our contract manufacturers to manufacture our product candidates may be inspected by the FDA after we submit an NDA or BLA and prior to approval thereof. While we are ultimately responsible for the manufacture of our product candidates, other than through our contractual arrangements, we do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with cGMP requirements for manufacture of both active drug substances and finished drug products for clinical supply and eventually for commercial supply, if we receive regulatory approval. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other regulatory authorities, we will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. Failure of our contract manufacturers to comply with the applicable regulatory requirements may also subject us to regulatory enforcement actions. In addition, other than through our contractual agreements, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or other regulatory authorities do not approve these facilities for the manufacture of our product candidates or if approval is withdrawn in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain marketing approval for or market our product candidates, if approved.

Reliance on third‑party manufacturers subjects us to risks that would not affect us if we manufactured the product candidates ourselves, including:

•Reliance on the third parties for regulatory compliance and quality assurance;
•The possible breach of the manufacturing agreements by the third parties because of factors beyond our control;
•The possible misappropriation of our proprietary information, including trade secrets and know‑how;
•The possibility of termination or nonrenewal of the agreements by the third parties because of our breach of the manufacturing agreement or based on our own business priorities;
•The disruption and costs associated with changing suppliers, including additional regulatory filings.
•Failure to satisfy our contractual duties or obligations;
•Inability to meet our product specifications and quality requirements consistently;
•Delay or inability to procure or expand sufficient manufacturing capacity;
•Manufacturing and/or product quality issues related to manufacturing development and scale‑up;
•Costs and validation of new equipment and facilities required for scale‑up;
•Failure to comply with applicable laws, regulations, guidance and standards, including cGMP and similar foreign standards;
•Deficient or improper record‑keeping;
•Contractual restrictions on our ability to engage additional or alternative manufacturers;
•Inability to negotiate manufacturing agreements with third parties under commercially reasonable terms;
•Termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us;
•Reliance on a limited number of sources, and in some cases, single sources for product components, such that if we are unable to secure a sufficient supply of these product components, we would be unable to manufacture and sell our product candidates or any future product candidate in a timely fashion, in sufficient quantities or under acceptable terms;
•Lack of qualified backup suppliers for those components that are currently purchased from a sole or single source supplier;
•Lack of access or licenses to proprietary manufacturing methods used by third‑party manufacturers to make our product candidates;
•Operations of our third‑party manufacturers or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier or regulatory sanctions related to the manufacturer;
•Carrier and import disruptions or increased costs that are beyond our control; and
•Failure to deliver our products under specified storage conditions and in a timely manner.

Our product candidates may compete with other products and product candidates for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that are both capable of manufacturing for us and willing to do so. In addition, the manufacture of biologics requires significant expertise, including the development of advanced manufacturing techniques and process controls. The process is highly complex and we may encounter difficulties in production. These issues may include difficulties with production costs, production yields and quality control, including stability of the product candidate. Further, our product candidates may require new or specialized manufacturing with limited third-party manufacturers available to provide these services. The occurrence of any of these problems could significantly delay our clinical trials or the commercial availability of our product candidates. If our existing third‑party manufacturers, or the third parties that we engage in the future to manufacture a product for commercial sale or for our clinical trials, should cease to continue to do so for any reason, we likely would experience delays in obtaining sufficient quantities of our product candidates for us to advance our clinical trials or to meet commercial demand while we identify and qualify replacement suppliers. If for any reason we are unable to obtain adequate supplies of our product candidates or the drug substances used to manufacture them, it will be more difficult for us to develop and commercialize our product candidates and compete effectively.

Our suppliers are subject to regulatory requirements covering manufacturing, testing, quality control, manufacturing, and record keeping relating to our product candidates, and subject to ongoing inspections by the regulatory agencies. Failure by any of our suppliers to comply with applicable regulations may result in long delays and interruptions to our manufacturing capacity while we seek to secure another supplier that meets all regulatory requirements, as well as market disruption related to any necessary recalls or other corrective actions.

National and global health or geopolitical situations could have a negative adverse impact on our suppliers, which could impede the development or commercialization of our product candidates.

We might not succeed in establishing and maintaining development collaborations, which could adversely affect our ability to develop and commercialize product candidates.

A part of our strategy is to enter into product development collaborations in the future, including collaborations with major biotechnology or pharmaceutical companies for the development or commercialization of our current and future product candidates. We also face significant competition in seeking appropriate development partners and the negotiation process is time‑consuming and complex. We might not succeed in our efforts to establish development collaborations or other alternative arrangements for any of our existing or future product candidates and programs because our research and development pipeline may be insufficient, our product candidates and programs may be deemed to be at too early a stage of development for collaborative effort and/or third parties might not view our product candidates and programs as having the requisite potential to demonstrate safety and efficacy.

Furthermore, any collaborations that we enter into might not be successful. The success of our development collaborations will depend heavily on the efforts and activities of our collaborators. Our relationship with any future collaborations may pose several risks, including the following:

•Collaborators have significant discretion in determining the amount and timing of the efforts and resources that they will apply to these collaborations;
•Collaborators might not perform their obligations as expected;
•The nonclinical studies and clinical trials conducted as part of these collaborations might not be successful;
•Collaborators might not pursue development and commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs based on nonclinical study or clinical trial results, changes in the collaborators’ strategic focus or available funding or external factors, such as an acquisition, that divert resources or create competing priorities;
•Collaborators may delay nonclinical studies and clinical trials, provide insufficient funding for nonclinical studies and clinical trials, stop a nonclinical study or clinical trial or abandon a product candidate, repeat or conduct new nonclinical studies or clinical trials or require a new formulation of a product candidate for nonclinical studies or clinical trials;
•Collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;
•Product candidates developed in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;
•A collaborator with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval might not commit sufficient resources to the marketing and distribution of any such product candidate;
•Disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development of any product candidates, may cause delays or termination of the research, development or commercialization of such product candidates, may lead to additional responsibilities for us with respect to such product candidates or may result in litigation or arbitration, any of which would be time consuming and expensive;

•Collaborators might not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;
•Disputes may arise with respect to the ownership or inventorship of intellectual property developed pursuant to our collaborations;
•Collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;
•The terms of our collaboration agreement may restrict us from entering into certain relationships with other third parties, thereby limiting our opportunities; and
•Collaborations may be terminated for the convenience of the collaborator and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

Even if we are successful in our efforts to establish development collaborations, the terms that we agree upon might not be favorable to us and we might not be able to maintain such development collaborations if, for example, development or approval of a product candidate is delayed or sales of an approved product candidate are disappointing. Any delay in entering into development collaboration agreements related to our product candidates could delay the development and commercialization of our product candidates and reduce their competitiveness if they reach the market. Additionally, collaborations with pharmaceutical or biotechnology companies and other third parties often are terminated or allowed to expire by the other party. Any such termination or expiration would adversely affect us financially and could harm our business reputation.

If we fail to establish and maintain additional development collaborations related to our product candidates:

•The development of certain of our product candidates may be terminated or delayed;
•Our cash expenditures related to development of certain of our product candidates would increase significantly and we may need to seek additional financing, which might not be available on favorable terms, or at all;
•We may be required to hire additional employees or otherwise develop expertise, such as sales and marketing expertise, for which we have not budgeted;
•We would bear all of the risk related to the development of any such product candidates;
•We may have to expend unexpected efforts and funds if we are unable to obtain the results of third‑party clinical trials; and
•The competitiveness of any product candidate that is commercialized could be reduced.

Risks Related to Intellectual Property

As appropriate, we intend to seek all available periods of regulatory exclusivity for our product candidates. However, there is no guarantee that we will be granted these periods of regulatory exclusivity or that we will be able to maintain these periods of exclusivity.

The FDA grants product sponsors certain periods of regulatory exclusivity, during which the agency might not approve, and in certain instances, might not accept, certain marketing applications for competing drugs. For example, product sponsors may be eligible for five years of exclusivity from the date of approval of a new chemical entity, twelve years of exclusivity from the date of approval of a biologic, seven years of exclusivity for drugs that are designated to be orphan drugs, and/or a six‑month period of exclusivity added to any existing exclusivity period or patent life for the submission of FDA requested pediatric data. While we intend to apply for all periods of market exclusivity that we may be eligible for, there is no guarantee that we will receive all such periods of market exclusivity. Additionally, under certain circumstances, the FDA may revoke the period of market exclusivity. As a result, there is no guarantee that we will be able to maintain a period of market exclusivity, even if granted.

If we are unable to obtain or maintain intellectual property rights, or if the scope of patent protection is not sufficiently broad, competitors could develop and commercialize products similar or identical to ours, and we might not be able to compete effectively in our market.

Our success depends in significant part on our and our licensors’, licensees’ or collaborators’ ability to establish, maintain and protect patents and other intellectual property rights and operate without infringing the intellectual property rights of others. We have filed numerous patent applications both in the United States and in foreign jurisdictions to obtain patent rights to inventions we have discovered. We have also licensed from third parties’ rights to patent portfolios.

The patent prosecution process is expensive and time‑consuming, and we and our current or future licensors, licensees or collaborators might not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our licensors, licensees or collaborators will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Moreover, in some circumstances, we might not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from or license to third parties and are reliant on our licensors, licensees or collaborators. Therefore, these patents and applications might not be prosecuted and enforced in a manner consistent with the best interests of our business. If our current or future licensors, licensees or collaborators fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If our licensors, licensees or collaborators are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our current or future licensors’, licensees’ or collaborators’ patent rights are highly uncertain. Our and our licensors’, licensees’ or collaborators’ pending and future patent applications might not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. The patent examination process may require us or our licensors, licensees or collaborators to narrow the scope of the claims of our or our licensors’, licensees’ or collaborators’ pending and future patent applications, which may limit the scope of patent protection that may be obtained. Our and our licensors’, licensees’ or collaborators’ patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications, and then only to the extent the issued claims cover the technology.

Furthermore, given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio might not provide us with sufficient rights to exclude others from commercializing products similar or identical to our products. We expect to seek extensions of patent terms where these are available in any countries where we are prosecuting patents. This includes in the United States under the Drug Price Competition and Patent Term Restoration Act of 1984, which permits a patent term extension of up to five years beyond the expiration of the patent. However, the applicable authorities, including the FDA in the United States, and any equivalent regulatory authority in other countries, might not agree with our assessment of whether such extensions are available, and may refuse to grant extensions to our patents, or may grant more limited extensions than we request. If this occurs, our competitors may take advantage of our investment in development and clinical trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

If we breach the license and development agreements related to our product candidates, we could lose the ability to develop and commercialize our product candidates.

Our commercial success depends upon our ability, and the ability of our licensors and collaborators, to develop, manufacture, market and sell our product candidates and use our and our licensors’ or collaborators’ proprietary technologies without infringing the proprietary rights of third parties. If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose the ability to continue the development and commercialization of our product candidates or face other penalties under these agreements. We are party to the following agreements for our programs:

•The Lilly License Agreement (related to AVTX-009);
•The Leap Agreement (related to AVTX-009);
•The KKC License Agreement (related to AVTX-002);
•The Children’s Hospital of Philadelphia License Agreement (related to AVTX-002); and
•The SBP License Agreement (related to AVTX-008).

If we fail to comply with the obligations under these agreements, including payment terms, our licensors may have the right to terminate any of these agreements, in which event we might not be able to develop, market or sell the relevant product candidate. Such an occurrence could materially adversely affect the value of the product candidate being developed under any such agreement. Termination of these agreements or reduction or elimination of our rights under these agreements may result in us having to negotiate new or reinstated agreements, which might not be available to us on equally favorable terms, or at all, or cause us to lose our rights under these agreements, including our rights to intellectual property or technology important to our development programs. Any of these occurrences may harm our business, financial condition and prospects significantly.

We may be required to make significant payments in connection with our license and development agreements.

We are party to license and development agreements with various third parties. For example, for our programs we are party to the Lilly License Agreement, Leap Agreement, KKC License Agreement and the SBP License Agreement. We may be required to make significant payments in connection with our license and development agreements including (but not limited to):

•Under the Lilly License Agreement, we will incur development costs for AVTX-009 and are required to make significant payments in connection with the achievement of specified development and regulatory milestones. Additionally, upon commercialization, we are obligated to pay Lilly sales-based milestones and royalties;
•For AVTX-009, we are subject to additional sales-based milestones payable to Leap Therapeutics, Inc.;
•For AVTX-009, we are subject to additional contingent development milestones payable to the former AlmataBio stockholders;
•Under the KKC License Agreement, we will incur development costs for AVTX-002 and are required to make significant payments in connection with the achievement of specified development and regulatory milestones. Additionally, upon commercialization, we are obligated to pay KKC sales-based milestones and royalties;
•In addition to the KKC License Agreement, for AVTX-002 we are subject to additional royalties upon commercialization of up to an amount of less than 10% of net sales; and
•Under the SBP License Agreement, we will incur development costs for AVTX-008 and are required to make significant payments in connection with the achievement of specific development and regulatory milestones. Additionally, upon commercialization, we are obligated to pay Sanford Burnham Prebys sales-based milestone payments and royalties.

If the obligations become due under the terms any of these agreements, we might not have sufficient funds available to meet our obligations and our development efforts may be negatively impacted.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non‑compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the U.S. Patent and Trademark Office (“USPTO”), and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can often be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non‑compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non‑payment of fees and failure to properly legalize and submit formal documents. If we or our licensors or collaborators fail to maintain the patents and patent applications covering our product candidates, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time‑consuming and unsuccessful and have a material adverse effect on the success of our business.

Third parties may infringe on our or our licensors’ or collaborators’ patents or misappropriate or otherwise violate our or our licensors’ or collaborators’ intellectual property rights. In the future, we or our licensors or collaborators may initiate legal proceedings to enforce or defend our or our licensors’ or collaborators’ intellectual property rights, to protect our or our licensors’ or collaborators’ trade secrets or to determine the validity or scope of intellectual property rights we own or control. Also, third parties may initiate legal proceedings against us or our licensors or collaborators to challenge the validity or scope of intellectual property rights we own or control. The proceedings can be expensive and time‑consuming and many of our or our licensors’ or collaborators’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we or our licensors or collaborators can. Accordingly, despite our or our licensors’ or collaborators’ efforts, we or our licensors or collaborators might not prevent third parties from infringing upon or misappropriating intellectual property rights we own or control, particularly in countries where the laws might not protect those rights as fully as in the United States. Litigation could result in substantial costs and diversion of management resources, which could harm our business and financial results. In addition, in an infringement proceeding, a court may decide that a patent owned by or licensed to us is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that we or our licensors’ or collaborators’ patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our or our licensors’ or collaborators’ patents at risk of being invalidated, held unenforceable or interpreted narrowly.

Third party pre‑issuance submission of prior art to the USPTO, or opposition, derivation, reexamination, inter partes review or interference proceedings, or other pre‑issuance or post‑grant proceedings in the United States or other jurisdictions provoked by third parties or brought by us or our licensors or collaborators may be necessary to determine the priority of inventions with respect to our or our licensors’ or collaborators’ patents or patent applications. An unfavorable outcome could require us or our licensors or collaborators to cease using the related technology and commercializing our product candidates, or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us or our licensors or collaborators a license on commercially reasonable terms or at all. Even if we or our licensors or collaborators obtain a license, it may be non‑exclusive, thereby giving our competitors access to the same technologies licensed to us or our licensors or collaborators. In addition, if the breadth or strength of protection provided by our or our licensors’ or collaborators’ patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates. Even if we successfully defend such litigation or proceeding, we may incur substantial costs and it may distract our management and other employees. We could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our warrants or shares of our common stock.

Our inability to protect our confidential information and trade secrets would harm our business and competitive position.

In addition to seeking patents for some of our technology and products, we also rely on trade secrets, including unpatented know‑how, technology and other proprietary information, to maintain our competitive position. Though we seek to protect these trade secrets, in part, by entering into non‑disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties, as well as by entering into confidentiality and invention or patent assignment agreements with our employees and consultants, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we might not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time‑consuming, and the outcome is unpredictable. In addition, some courts both within and outside the United States may be less willing or unwilling to protect trade secrets. If a competitor lawfully and without breach of a confidentiality obligation obtained or independently developed any of our trade secrets, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other biotechnology and pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves technological and legal complexity, and obtaining and enforcing biopharmaceutical patents is costly, time‑consuming, and inherently uncertain. The United States Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our and our licensors’ or collaborators’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our and our licensors’ or collaborators’ ability to obtain new patents or to enforce existing patents and patents we and our licensors or collaborators may obtain in the future. Patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our and our licensors’ or collaborators’ patent applications and the enforcement or defense of our or our licensors’ or collaborators’ issued patents. In addition, the America Invents Act includes the first-to-file provisions, which increases the uncertainties and costs surrounding the prosecution of our or our licensors’ or collaborators’ patent applications and the enforcement or defense of our or our licensors’ or collaborators’ issued patents. Future changes in patent law could have a material adverse effect on our business and financial condition.

We might not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, enforcing and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our or our licensors’ or collaborators’ intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we and our licensors or collaborators might not be able to prevent third parties from practicing our and our licensors’ or collaborators’ inventions in all countries outside the United States, or from selling or importing products made using our and our licensors’ or collaborators’ inventions in and into the United States or other jurisdictions. Competitors may use our and our licensors’ or collaborators’ technologies in jurisdictions where we or our licensors or collaborators have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we and our licensors or collaborators have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates and our and our licensors’ or collaborators’ patents or other intellectual property rights might not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us and our licensors or collaborators to stop the infringement of our and our licensors’ or collaborators’ patents or marketing of competing products in violation of our and our licensors’ or collaborators’ proprietary rights generally. Proceedings to enforce our and our licensors’ or collaborators’ patent rights in foreign jurisdictions could result in substantial costs and divert our and our licensors’ or collaborators’ efforts and attention from other aspects of our business, could put our and our licensors’ or collaborators’ patents at risk of being invalidated or interpreted narrowly and our and our licensors’ or collaborators’ patent applications at risk of not issuing and could provoke third parties to assert claims against us or our licensors or collaborators. We or our licensors or collaborators might not prevail in any lawsuits that we or our licensors or collaborators initiate and the damages or other remedies awarded, if any, might not be commercially meaningful.

The requirements for patentability may differ in certain countries, particularly developing countries. For example, unlike other countries, China has a heightened requirement for patentability, and specifically requires a detailed description of medical uses of a claimed drug. Furthermore, generic or biosimilar drug manufacturers or other competitors may challenge the scope, validity or enforceability of our or our licensors’ or collaborators’ patents, requiring us or our licensors or collaborators to engage in complex, lengthy and costly litigation or other proceedings. Generic or biosimilar drug manufacturers may develop, seek approval for, and launch biosimilar versions of our products. Certain countries, including India and China, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors or collaborators may have limited remedies if patents are infringed or if we or our licensors or collaborators are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our and our licensors’ or collaborators’ efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license.

Risks Related to Legal Compliance

Ongoing changes to healthcare laws and regulations may increase the difficulty of and costs associated with commercializing our products and may affect the prices we are paid for those products.

The Healthcare sector is heavily regulated in the United States and abroad. New laws, regulations, judicial decisions and/or payment and coverage policies-or new interpretations of such laws, regulations, decisions or policies-could negatively impact our business, operations, and financial condition. The United States federal government, state governments, and foreign governments have shown significant and increasing interest in cost-containment initiatives intended to limit the growth of healthcare costs, including without limitation price controls, restrictions on reimbursement, requirements for substitution of generic products for branded prescription drugs, prior authorization requirements, and increased copays and cost shares for beneficiaries.

The Patient Protection and Affordable Care Act increased federal oversight of private health insurance plans and included a number of provisions designed to reduce Medicare expenditures and the cost of health care generally, to reduce fraud, waste, abuse and to provide access to increased health coverage.

Since its enactment, there have been numerous legal challenges and Congressional actions to repeal and replace provisions of the Affordable Care Act that have resulted in profound changes to the law, and efforts to reform the ACA and healthcare sector are ongoing. For example, the Affordable Care Act’s “individual mandate” was repealed in 2019. In addition, the former president Trump’s administration took executive actions to delay implementation of portions of the Affordable Care Act.

The Biden administration has built on the Affordable Care Act and has worked to expand the number of people who are eligible for subsidies under the law. Also, on January 28, 2021, President Biden issued an Executive Order directing federal agencies to reconsider rules and other policies that limit Americans’ access to health care and to consider actions that will protect and strengthen that access. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules limiting access to healthcare, including without limitation reexamining Medicaid demonstration projects and waiver programs that include work requirements and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. The implementation of the ACA is ongoing, and the law appears likely to continue the downward pressure on pharmaceutical pricing, especially under the Medicare program. Litigation and legislation related to the ACA are likely to continue, with unpredictable and uncertain results.

We expect further reform to the Affordable Care Act, to the Medicare and Medicaid programs and other state and federal healthcare programs, and to the regulation of the healthcare sector generally. Some of these changes could have a material adverse effect on our business and operations. Ongoing and future healthcare reform measures may result, for instance, in more rigorous clinical coverage criteria limiting when our product(s) may be covered and in additional downward pressure on the price that we receive for our product and product candidates, if approved, and could harm our future revenues.

Significant uncertainty exists as to the coverage and reimbursement status of products approved by the FDA and other government authorities. Sales of products approved for marketing in the United States by the FDA will depend, in part, on the extent to which products are covered by third-party payors, including government health programs in the United States such as Medicare and Medicaid, commercial health insurers and managed care organizations. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the approved products for a particular indication. Additionally, the containment of healthcare costs has become a priority of federal and state governments, and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results.

In order to secure coverage and reimbursement for any product that might be approved for sale, a company may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the product, which are separate and apart from the costs required to obtain FDA or other comparable regulatory approvals based on the product’s safety and effectiveness. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Third-party reimbursement may not be sufficient to maintain price levels high enough to realize an appropriate return on investment in product development.

In Europe and other countries outside of the United States, pricing and reimbursement schemes vary widely from country to country. Some countries provide that drug products may be marketed only after a reimbursement price has been agreed to. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular product candidate to currently available therapies. In some countries, cross-border imports from low-priced markets exert competitive pressure that may reduce pricing within a country. Any country that has price controls or reimbursement limitations for drug products may not allow favorable reimbursement and pricing arrangements.

As stated above, the prices of prescription drugs have been the subject of considerable debate and regulation in the United States and abroad. Recent years have seen several U.S. congressional inquiries into prescription drug pricing, as well as proposed and enacted state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare, and reform government program reimbursement methodologies for drugs and related products.

Legislative efforts at cost containment in healthcare programs are ongoing. For example, President Biden signed an Executive Order on July 9, 2021, affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs HHS to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. In addition, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

On August 16, 2022 the Inflation Reduction Act of 2022 was passed, which among other things, allows CMS to negotiate prices for certain single-source drugs and biologics reimbursed under Medicare Part B and Part D, beginning in 2026 with ten high-cost drugs paid for by Medicare Part D, followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The legislation subjects drug manufacturers to civil monetary penalties and a potential excise tax for failing to comply with the legislation by offering a price that is not equal to or less than the negotiated “maximum fair price” under the law or for taking price increases that exceed inflation. The legislation also caps Medicare beneficiaries’ annual out-of-pocket drug expenses at $2,000. The effect of Inflation Reduction Act of 2022 on our business and the healthcare industry in general is not yet known.

Future legislation and regulation may result in further changes in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

Any reduction in reimbursement from Medicare, Medicaid, or other government programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain and maintain profitability of our product and product candidates, if approved.

At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug formularies and other health care programs. These measures could reduce the ultimate demand for our product candidates, if approved, and/or may constrain the prices that we are able to charge for such products.

We expect that state and federal healthcare program reform measures will be ongoing, any of which could limit the amounts that we receive for our product candidates, result in reduced demand for our product candidates, if approved.

Our relationships with commercial and government customers, healthcare providers, third-party payors, and others are subject to applicable anti-kickback, fraud and abuse, transparency and other healthcare related laws, regulations and requirements, which could expose us to criminal and civil liability, exclusion from participation in federal healthcare programs, contractual damages and consequences, reputational harm, administrative burdens, and diminished profits and future earnings.

Federal and state health care fraud and abuse laws and regulations apply to the healthcare providers and third-party payors who play a primary role in the recommendation and prescription of drug products. These laws constrain the business or financial arrangements and relationships through which we would market, sell, and distribute our product candidates and will impact, among other things, any of our future sales, marketing and educational programs. There are also laws, regulations, and requirements applicable to the award and performance of federal grants and contracts.

Our business operations and any current or future arrangements with third-party payors, healthcare providers and physicians may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we develop, market, sell and distribute any drugs for which we obtain marketing approval. In the United States, these laws include, without limitation, state and federal anti-kickback, false claims, physician transparency, and patient data privacy and security laws and regulations, including but not limited to those described below.

Actions resulting in violations of these laws regulations and requirements may result in civil and criminal liability, damages and restitution, as well as exclusion from participation in federal healthcare programs, corporate integrity agreements, deferred prosecution agreements, debarment from government contracts and grants and refusal of future orders under existing contracts or contractual damages, reputational damage, and other consequences. Restrictions under applicable federal and state healthcare related laws and regulations include but are not limited to the following:

•The federal Anti-Kickback Statute, which prohibits any person from, among other things, knowingly and willfully soliciting, offering, receiving or providing anything of value, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, the referral of an individual for the furnishing or arranging for the furnishing, or the purchase, lease or order, or arranging for or recommending purchase, lease or order, of any good or service for which payment may be made under a federal healthcare program;
•The Veterans Health Care Act, which requires manufacturers of covered drugs to offer them for sale on the Federal Supply Schedule and requires compliance with applicable federal procurement laws and regulations;
•The civil monetary penalties statute, which imposes penalties against any person or entity who, among other things, is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent;
•The false claims act, which imposes liability and significant civil penalties on any person who submits or causes to be submitted a claim to the federal government that he or she knows (or should know) is false;
•Federal transparency laws, including the federal Physician Sunshine Act (PSA), which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the Centers for Medicare and Medicaid Services (CMS), information related to payments or other “transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and requires applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held by physicians (as defined above) and their immediate family members; and
•Analogous or similar state, federal, and foreign laws, regulations, and requirements which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third party payors, including private insurers; state and foreign laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; state and foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; laws, regulations, and requirements applicable to the award and performance of federal contracts and grants and state, federal and foreign laws that govern the privacy and security of health and other information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by federal law, thus complicating compliance efforts.

The laws and regulations applicable to our business are complex, changing and often subject to varying interpretations. As a result, we may not be able to adhere to all applicable laws and regulations. Any violation or alleged violation of any of these laws or regulations by us could have a material adverse effect on our business, financial condition, cash flows and results of operations. We may be a party to various lawsuits, demands, claims, qui tam suits, third-party complaints to the FDA, government investigations and audits, of which any could result in, among other things, substantial financial penalties or awards against us, reputational harm, termination of relationships or contracts related to our business, mandated refunds, substantial payments made by us, required changes to our business practices, exclusion from future participation in Medicare and other healthcare programs and possible criminal penalties.

Compliance with these healthcare laws and regulations involves substantial costs. If a company is found to be in violation of any of these laws or any other laws, regulations or other requirements, it may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, restitution exclusion from government funded healthcare programs, corporate integrity agreements, deferred prosecution agreements, debarment from government contracts and grants and refusal of future orders under existing contracts, contractual damages, the curtailment or restructuring of our operations and other consequences.

The availability of any federal grant funds which we may receive or for which we may apply is subject to federal appropriations law. Such grant funding may also be withdrawn or denied due to a violation of the above laws and/or for other reasons.

Risks Related to Employee Matters and Managing Our Growth

If we fail to attract and keep management and other key personnel, as well as our board members, we may be unable to develop our product candidates or otherwise implement our business plan.

Our success will depend on the retention of our directors and members of our management and leadership team including Dr. Garry A. Neil, Chief Executive Officer and Chairman of the Board, Christopher Sullivan, Chief Financial Officer, Lisa Hegg Ph.D., Senior Vice President of Program Management, Corporate Infrastructure, and Clinical Operations, Colleen Matkowski, Senior Vice President of Global Regulatory Affairs and Quality Assurance, and Dino Miano, Senior Vice President, CMC and Technical Operations, and on our ability to continue to attract and retain highly skilled and qualified personnel. We might face challenges to employee retention and attraction due to our reliance and intended focus on AVTX-009. In addition, from time to time, there may be changes to our executive management team resulting from the hiring or departure of other executives, which could disrupt our business. For example, our executive management changed in February 2022. The loss of one or more of our executive officers or key associates could have a serious adverse effect on our business.

To continue to execute our business strategy, we must be able to attract and retain highly skilled personnel. We might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses. Our intended reliance on AVTX-009 might make the attraction of personnel who may be concerned with employment exposure due to one principal product candidate more difficult. Additionally, our lack of experience with indications in dermatology might also make the attraction of personnel more difficult. Our industry has experienced a high rate of turnover of management personnel in recent years. As such, we could have difficulty attracting experienced personnel to our company and may be required to expend significant financial resources in our employee recruitment and retention efforts. In addition, our limited financial resources may hinder our ability to attract and retain competent personnel. Many of the other biotechnology and pharmaceutical companies with whom we compete for qualified personnel have greater financial and other resources, different risk profiles and longer histories in the industry than we have. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than that which we have to offer. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will impede significantly our ability to implement our business strategy and achieve our business objectives. There can be no assurance that we will retain the services of any of our directors, officers or employees, or attract or retain additional senior managers or skilled employees when and as needed. Furthermore, we do not intend to carry key man insurance with respect to any of such individuals.

We may encounter difficulties in managing our growth, including the focus on AVTX-009 and the resources necessary for its development, and expanding our operations successfully.

In March 2024, we acquired AVTX-009 and intend to focus our business primarily on AVTX-009 in the near future at least. While we have experience with anti-inflammatory product candidates and AVTX-009 is an anti-inflammatory product candidate, we only have recently begun incorporating it into our operations. This could pose challenges to us in developing AVTX-009. In addition, our focus on AVTX-009 could negatively impact the planned development of our other product candidates.

As we seek to advance our product candidates through clinical trials, we will need to expand our development, regulatory, manufacturing, administrative, marketing and sales capabilities or contract with third parties to provide these capabilities for us. Considering the recent acquisition of AVTX-009 and our intended focus in at least the near-term on the progression of a phase 2 trial of AVTX-009 in hidradenitis suppurativa and potentially other autoimmune indications, we will need to increase our research and development infrastructure. As our operations expand, we expect that we will need to manage additional relationships with various strategic partners, suppliers and other third parties. Any future growth will impose significant added responsibilities on members of management. Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth efficiently and effectively. To that end, we must be able to manage our product development efforts and clinical trials effectively and hire, train and integrate additional management, administrative and sales and marketing personnel. The hiring, training and integration of new employees may be more difficult, costly and/or time‑consuming for us because we have fewer resources than a larger organization. We might not be able to accomplish these tasks, and our failure to accomplish any of them could prevent us from successfully developing our product candidates and growing our company.

Our Chief Executive Officer has interests in the development of AVTX-006 pursuant to a royalty agreement that may conflict with interests of stockholders.

Entities affiliated with Dr. Garry Neil, our Chief Executive Officer, are parties to a Royalty Agreement with us relating to AVTX-006. The Royalty Agreement was entered into in July 2019 and we assumed the agreement in the Aevi Merger. The Investors will be entitled to an aggregate amount equal to a low-single digit percentage of the aggregate net sales of AVTX-006 products. At any time beginning three years after the date of the first public launch of AVTX-006 product, we may exercise, at our sole discretion, a buyout option that terminates any further obligations under the Royalty Agreement in exchange for a payment to the Investors of an aggregate of 75% of the net present value of the royalty payments. As a result of this arrangement, the interests of Dr. Neil with respect to our development programs may conflict with the interests of our stockholders. Dr. Neil could make substantial profits as a result of opportunities related to AVTX-006, which may result in him having more interest in advancing programs related to AVTX-006 as opposed to our other pipeline programs. In addition, there would be a conflict of interest if the Company determines to exercise its buyout rights under the Royalty Agreement, the exercise of which would be subject to certain approvals including by our Audit Committee and a majority of our independent directors.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees, including our senior management, were previously employed at universities or at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Some of these employees executed proprietary rights, non‑disclosure and non‑competition agreements in connection with such previous employment. We may be subject to claims that we or these employees have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. In addition, we may be subject to claims that former employees, collaborators, or other third parties of ours have an ownership interest in our patents or other intellectual property. While it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in obtaining or enforcing such an agreement with each party who in fact develops intellectual property that we regard as our own. We could be subject to ownership disputes arising, for example, from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these claims.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license might not be available on commercially reasonable terms or at all. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs and distract management.

Risks Related to our Stock

The market price of our stock is volatile, and you could lose all or part of your investment.

The market price of our shares of common stock has been highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. From our initial public offering in October 2015 through December 31, 2023, the per share adjusted closing trading price of our common stock has been as high as $20,777.81 and as low as $8.32 (adjusted for the 1-for-240 reverse stock split that occurred in December 2023). As a result of this volatility, you might not be able to sell your shares of our common stock at a favorable price. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this Annual Report on Form 10-K, these factors that could negatively affect or result in fluctuations in the market price of shares of our common stock include:

•Our ability to generate significant product revenues, cash flows and a profit;
•The success of competitive products or technologies;
•Actual or anticipated changes in our growth rate relative to our competitors;
•Announcements by our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;
•Regulatory or legal developments in the United States and other countries;
•The results of our efforts to discover, develop, in‑license or acquire additional product candidates or products;
•Actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
•Variations in our financial results or those of companies that are perceived to be similar to us;
•Variations in the level of expenses related to our product candidates or preclinical and clinical development programs, including relating to the timing of invoices from, and other billing practices of, our CROs and clinical trial sites;
•Fluctuations in the valuation of companies perceived by investors to be comparable to us;
•Warrant or stock price and volume fluctuations attributable to inconsistent trading volume levels of our warrants or shares;
•Announcement or expectation of financing efforts;
•Changes in operating performance and stock market valuations of other pharmaceutical companies;
•Market conditions in the pharmaceutical and biotechnology sectors;
•The public’s response to press releases or other public announcements by us or third parties, including our filings with the U.S. Securities and Exchange Commission (“SEC”) and announcements relating to litigation or other disputes, strategic transactions or intellectual property impacting us or our business;
•Announcements related to litigation;
•Fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
•The financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•Changes in financial estimates by any securities analysts who follow our shares of common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our shares of common stock;
•Ratings downgrades by any securities analysts who follow our shares of common stock;
•The development and sustainability of an active trading market for our shares of common stock;
•Future sales of our shares of common stock by our officers, directors and significant stockholders;
•Other events or factors, including those resulting from war, incidents of terrorism, natural disasters or responses to these events;
•Changes in accounting principles; and
•General economic, industry and market conditions.

In addition, the stock market in general, and the market for biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of shares of common stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a material adverse impact on the market price of our shares of common stock. When the market price of a stock is volatile, security holders may institute class action litigation against the company that issued the stock. If we become involved in this type of litigation, regardless of the merits or outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Conversion of the outstanding shares of our preferred stock and the exercise of outstanding warrants will dilute the percentage ownership of the holders of our common stock.

Subject to our stockholder approval, the non-voting convertible preferred stock that we issued in March 2024 is automatically convertible upon such approval into an aggregate of approximately 22.4 million shares of our common stock, subject to certain beneficial ownership limitations. We intend to seek such stockholder approval in the near future. In addition, if exercised, the warrants issued in March 2024 could result in the issuance of up to an aggregate of approximately 12.0 million shares of Avalo’s common stock or an equivalent amount (as converted to common stock) of non-voting convertible preferred stock. The conversion and/or issuance of those shares will cause the percentage of voting ownership of our existing stockholders to be significantly diluted, although the economic interest will not change because the value of shares issuable upon conversion was reflected in the purchase price of the preferred stock.

Future sales and issuances of shares of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect to need to raise additional capital in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, and expanded research and development activities. To raise capital, we expect to sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities, investors may be materially diluted by such sales and new investors could gain rights, preferences and privileges senior to our existing stockholders.

We are authorized to grant equity awards, including stock grants and stock options, to our employees, directors and consultants. As of December 31, 2023, there were 450 shares available for future issuance under the Third Amended and Restated 2016 Equity Incentive Plan (the “2016 Amended Plan”). During the term of the 2016 Amended Plan, the share reserve will automatically increase on the first trading day in January of each calendar year, by an amount equal to 4% of the total number of outstanding shares of our common stock on the last trading day in December of the prior calendar year. On January 1, 2024, under these term, an additional 32,070 shares were made available for issuance. In addition, as of December 31, 2023, there were 784 shares available for future issuance under the 2016 Employee Stock Purchase Plan (the “ESPP”). On January 1 of each calendar year, the aggregate number of shares that may be issued under the ESPP will automatically increase by a number equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 174 shares of our common stock, or (iii) a number of shares of our common stock as determined by our board of directors or compensation committee. On January 1, 2024, under these terms, the number of shares available for issuance under the ESPP increased by 174 shares available for issuance. Furthermore, if Proposals 3 and 4 are adopted by our stockholders at the Annual Meeting, there will be additional shares available for future issuances under the amended 2016 Amended Plan and ESPP. Future issuances, as well as the possibility of future issuances, under the 2016 Amended Plan or the ESPP or other equity incentive plans could cause the market price of our common stock to decrease.

If we are not able to comply with the applicable continued listing requirements or standards of The Nasdaq Stock Market, Nasdaq could delist our common stock.

Our common stock is currently listed on The Nasdaq Stock Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, a minimum closing bid price of $1.00 per share, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. For example, on August 8, 2023, Nasdaq notified us that we failed the $1.00 minimum bid price requirement and the $35 million minimum Market Value of Listed Securities (“MVLS”) requirement. The Company affected a 1-for-240 reverse stock split on December 28, 2023, which has allowed its common stock to trade above $1.00 since December 29, 2023. On January 30, 2024, the Company received written notification from Nasdaq confirming that the Company had regained compliance with the Bid Price Rule. Nasdaq also notified the Company that it is subject to a mandatory panel monitor for a period of one year from January 30, 2024. If, within the one-year monitoring period, Nasdaq finds the Company again out of compliance with the Bid Price Rule, then notwithstanding Nasdaq Rule 5810(c)(2), the Company will not be permitted to provide Nasdaq with a plan of compliance with respect to that deficiency and Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Nasdaq Rule 5810(c)(3). Instead, Nasdaq will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Nasdaq panel assigned to the Company for its recent noncompliance or newly convened hearings panel if the initial panel is unavailable. The Company will have the opportunity to respond to the hearings panel as provided by Nasdaq Rule 5815(d)(4)(C). If the Company fails to satisfy the Nasdaq panel, its securities would be delisted from Nasdaq. There can be no assurance that we will continue to maintain such requirement or remain in compliance with any other Nasdaq listing requirements.

Further, on May 20, 2024, we received a written notice from Nasdaq indicating that the Company no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2,500,000 in stockholders equity for continued listing on the Nasdaq Capital Market (the “Stockholders’ Equity Requirement) because the Company reported stockholders’ equity of negative $112.6 million in its Form 10-Q for the period ended March 31, 2024, and, as of the date of the written notice, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations (together with the Stockholders’ Equity Requirement, the “Listing Rule”). In accordance with the Nasdaq Listing Rules, the Company has 45 calendar days, until July 5, 2024, to submit a plan to regain compliance, which the Company plans to timely submit for consideration by the Nasdaq Listing Qualification staff (“Staff”). If the plan is accepted, the Staff may grant the Company an extension period of up to 180 calendar days from the date of the notice to evidence compliance. Although this notice from Nasdaq has no immediate effect on the listing of the Company’s common stock, if the Staff does not accept the Company’s plan or if the Company is unable to regain compliance within any extension period granted by the Staff, the Staff would be required to issue a delisting determination.

There can be no assurance that Nasdaq will accept the Company’s plan to regain compliance with the Listing Rule or, if accepted, that the Company will evidence compliance with the Listing Rule during any extension period that Nasdaq may grant.

In the event that our common stock is delisted from The Nasdaq Stock Market and is not eligible for quotation or listing on another market or exchange, trading of our common stock could be conducted only in the over‑the‑counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on an exchange.

A delisting would also likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we may take actions to restore our compliance with The Nasdaq Stock Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below The Nasdaq Stock Market minimum bid price requirement or prevent non‑compliance with The Nasdaq Stock Market’s listing requirements.

Low trading volume of our common stock on the Nasdaq Capital Market may increase price volatility.

Our common stock may be subject to price volatility, low trading volume and large spreads in bid and ask prices quoted by market makers. Low trading means that trading in relatively small quantities may easily influence prices of our common stock. Low trading volume could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low trading volume. If large spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. No assurance can be given that a higher volume active market in our common stock will develop or be sustained. If a higher volume active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

We expect to need to raise capital to fund our operations in the future and may do so through the sale of common stock or securities convertible into shares of common stock. Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Sales of shares of common stock or common stock equivalents also may be offered in private placements, and these sales also may have a depressive effect on the market for our shares of common stock due to the delayed issuance of these shares into the public market. Further, as additional shares of our common stock become available for resale in the public market, and otherwise, the supply of our common stock will increase, which could decrease its price. We cannot predict the effect that future sales of our common stock or common stock or common stock equivalents would have on the market price of our common stock.

Subject to our stockholder approval, the non-voting convertible preferred stock that we issued in March 2024 is automatically convertible upon such approval into an aggregate of approximately 22.4 million shares of our common stock, subject to certain beneficial ownership limitations. We intend to seek such stockholder approval in the near future. In addition, if exercised, the warrants issued in March 2024 could result in the issuance of up to an aggregate of approximately 12.0 million shares of Avalo’s common stock or an equivalent amount (as converted to common stock) of non-voting convertible preferred stock. We have agreed to register the shares of common stock underlying the non-voting convertible preferred stock and warrants for resale by the investors holding the non-voting convertible preferred stock and warrants. When the registration is effective, the pending sale and the actual sale of those shares of common stock on the open market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our securities prices and trading volume could decline.

The trading market for our securities depends in part on the research and reports that securities or industry analysts publish about us or our business. We currently have limited, and might not sustain, research coverage by securities and industry analysts. If we do not sustain coverage of ourselves, the trading price for our securities would be negatively impacted. If the securities and industry analysts are unable to predict accurately the cost of advancing our pipeline, that could result in our reported costs being different than expectations, which could negatively affect our stock price. If one or more of the analysts who covers us downgrades our securities or publishes inaccurate or unfavorable research about our business, our securities prices would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our securities could decrease, which could cause our securities prices and trading volume to decline.

We have never paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Consequently, currently stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any gains on their investment. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We incur increased costs and obligations as a result of being a public company.

As a public company, we are required to comply with certain additional corporate governance and financial reporting practices and policies. As a result, due to compliance requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Protection Act, the listing requirements of the Nasdaq, and other applicable securities rules and regulations, we have and will continue to incur significant legal, accounting, and other expenses. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results with the SEC. We are also required to ensure that we have the ability to prepare financial statements and other disclosures that are fully compliant with all SEC reporting requirements on a timely basis. Compliance with these rules and regulations has increased and may continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources.

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities will be deemed to have notice of and consented to these provisions. These exclusive‑forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

If a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Some provisions of our charter documents and Delaware law may have anti‑takeover effects that could discourage an acquisition of us by others, even if an acquisition would benefit our stockholders and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated certificate of incorporation and third amended and restated bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, or remove our current management. These provisions include:

•Authorizing the issuance of “blank check” preferred stock, the terms of which we may establish and shares of which we may issue without stockholder approval;
•Prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;
•Prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;
•Eliminating the ability of stockholders to call a special meeting of stockholders; and
•Establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, who are responsible for appointing the members of our management. Because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL which may discourage, delay or prevent someone from acquiring us or merging with us whether or not it is desired by or beneficial to our stockholders. Under the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Any provision of our amended and restated certificate of incorporation or third amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change of control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our securities.

General Risk Factors

Our business and operations could suffer in the event of computer system failures, cyber-attacks or deficiencies in our cyber-security.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, research data, our proprietary business information and that of our suppliers, technical information about our product candidates, clinical trial plans and employee records. Similarly, our third-party providers possess certain of our sensitive data and confidential information. The secure maintenance of this information is critical to our operations and business strategy. Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are vulnerable to damage from computer viruses, malware, ransomware, cyber fraud, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, encrypted, lost or stolen. Any such access, inappropriate disclosure of confidential or proprietary information or other loss of information, including our data being breached at third-party providers, could result in legal claims or proceedings, liability or financial loss under laws that protect the privacy of personal information, disruption of our operations or the development of our pipeline assets and damage to our reputation, which could adversely affect our business. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Furthermore, as a result of cyber-attacks we may inadvertently misappropriate assets that we may not be able to fully recover.

We may be subject to future litigation against us, which could be costly and time‑consuming to defend.

We may become subject, from time to time, to legal proceedings and claims that arise in the ordinary course of business such as claims brought by our collaborators in connection with commercial disputes, or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, overall financial condition, and operating results. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our operating results and leading analysts or potential investors to reduce their expectations of our performance, which could reduce the trading price of our stock.

We may be subject to numerous and varying privacy and security laws, and our failure to comply could result in penalties and reputational damage.

We maintain a large quantity of sensitive information, including confidential business information and information associated with clinical trials. Because of the sensitivity of this information, our privacy and security measures related to such information are very important. Although we have privacy and security measures in place designed to protect sensitive data and our systems, techniques used to obtain unauthorized access or to sabotage systems and data change frequently and often are not recognized until launched against a target. It is also possible that, due to the surreptitious nature of certain data breaches and other incidents, they may remain undetected for an extended period, which may exacerbate harm to the company. We cannot ensure that our privacy and security measures will not be breached or otherwise fail to protect sensitive information or prevent disruption of our operations, including as a result of inadvertent disclosures through technological or human error (including employee or service provider error), malfeasance, hacking, ransomware, social engineering (including phishing schemes), computer viruses, malware, or otherwise. Unauthorized individuals may acquire or obtain unauthorized access to sensitive information. Data breaches, failures of our privacy or security measures, inadvertent disclosures, disruptions of our services, and other incidents could result in serious harm to our reputation, our business might suffer, and we could incur serious liability and other expenses related to litigation (such as damages associated with breach-of-contract claims), penalties for violation of applicable laws or regulations, costly litigation or government investigations, and significant costs for remediation and remediation efforts to prevent future occurrences. The harm associated with these negative results is likely to be exacerbated if the affected information is personally identifiable.

Like others in our industry, we experience cyber-attacks and other attempts to disrupt or gain unauthorized access to our systems on a regular basis. When we become aware of privacy or security incidents, we work diligently to address them, including by working to terminate unauthorized or inappropriate access and implementing additional measures, training, and providing guidance to end users in order to avoid the reoccurrence and future incidents. Although to date, privacy and security incidents have not been material, they could expose us to significant expense, legal liability, and harm to our reputation, which might result in an adverse impact our operating results.

We are subject to certain laws and regulations governing the privacy and security of personal information, including regulations pertaining to health information. The legislative and regulatory landscape for privacy and data security continues to evolve, and there has been an increasing focus on privacy and data security issues that may affect our business. In the United States, there are numerous federal and state privacy and data security laws and regulations that govern the collection, use, disclosure, and protection of personal information, including federal and state health information privacy laws, federal and state security breach notification laws, and federal and state consumer protection laws. Each of these laws is subject to varying interpretations by courts and government agencies, creating complex compliance issues for us. If we fail to comply with applicable laws and regulations, we could be subject to lawsuits, penalties, or sanctions. The HHS Office for Civil Rights, which enforces HIPAA, remains active in its enforcement of the law. Additionally, state attorneys general may bring civil actions seeking either injunctions or damages in response to violations of HIPAA that threaten the privacy of state residents. Privacy and data security has become an area of emphasis for some state legislatures. For example, the California Privacy Rights Act, the Colorado Privacy Act, and the Virginia Consumer Data Protection Act were all enacted recently and became operative in 2023. State legislatures may pass additional privacy and data security laws with inconsistent requirements. In addition to the risk associated with enforcement, compliance with and implementation of these evolving laws, rules, and regulations regarding the privacy, security and protection of personal information could result in higher compliance and technology costs for us and present challenges for our business model.

There are numerous federal and state laws that generally require notice to affected individuals, regulators, and sometimes the media or credit reporting agencies in the event of a data breach impacting personal information. For example, at the federal level, HIPAA Breach Notification Rule mandates notification of breaches affecting protected health information to affected individuals and regulators under conditions set forth in the Rule. Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay, but not to exceed 60 days of discovery of the breach by a covered entity or its agents. Notification must also be made to HHS and, in certain circumstances involving large breaches, to the media. Business Associates must report breaches of unsecured protected health information to covered entities. All states, the District of Columbia, Guam, Puerto Rico, and the Virgin Islands have enacted data breach notification laws. These laws may impose notification obligations in addition to, or inconsistent with, the HIPAA Breach Notification Rule when a data breach implicates protected health information. In that event that we fail to detect or timely report a data breach it may be subject to significant penalties under federal and state law. In the event that we report a data breach as required by federal or state law, federal or state regulators may initiate an investigation into, and/or litigation related to, our privacy or data security practices. Private plaintiffs may also initiate costly class action litigation following a data breach.

Numerous other countries have, or are developing, laws governing the collection, use, and transmission of personal information. These laws often impose significant compliance obligations. For example, the General Data Protection Regulation (“GDPR”) has imposed stringent obligations and restrictions on the ability to collect, analyze, and transfer personal information, including health data from clinical trials and substantial fines for breaches of the data protection rules in the European Economic Area (“EEA”). To the extent that our activities are or become subject to the GDPR, we may need to devote significant effort and resources to complying with those legal regimes. Any failure to comply with the rules arising from the GDPR could lead to government enforcement actions and significant penalties against us and adversely impact our operating results. If our operations are found to violate GDPR requirements, we may incur substantial fines, have to change our business practices, and face reputational harm, any of which could have an adverse effect on our business. In particular, serious breaches of the GDPR can result in administrative fines of up to 4% of annual worldwide revenues. Fines of up to 2% of annual worldwide revenues can be levied for other specified violations. The validity of data transfer mechanisms remains subject to legal, regulatory, and political developments in both Europe and the United States, such as recent recommendations from the European Data Protection Board, the invalidation of the EU-U.S. Privacy Shield, and potential invalidation of other data transfer mechanisms, which could have a significant adverse impact on our ability to process and transfer personal data outside of the EEA. These developments create some uncertainty, and compliance obligations could cause us to incur costs or harm the operations of our products and services in ways that harm our business.

APPENDIX B

Avalo Financial Statements and Management’s Discussion and Analysis as of and for the year ended December 31, 2023

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Avalo Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Avalo Therapeutics, Inc. and subsidiaries (the Company) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Derivative Instrument
Description of the Matter
As more fully described in Note 5 of the consolidated financial statements, as of December 31, 2023, the Company recorded a $5.6 million derivative liability related to future milestone payments and measured at fair value. To determine the fair value of the derivative liability the Company applied a combination of a scenario-based method and an option pricing method using observable and unobservable market data for inputs, including the estimated amount and timing of the projected payments, the probability of each milestone’s success and the discount rate.

Auditing management’s estimate of the fair value of the derivative liability involved subjective auditor judgment because the fair value calculations were sensitive to changes in assumptions described above, and certain inputs used in the determination of the fair value were based on unobservable data, including, but not limited to, the estimated amount and timing of the projected payments, the probability of each milestone’s success and the discount rate.

How We Addressed the Matter in Our Audit
Our audit procedures included, among others, evaluating the methodology used in the valuation model and the significant assumptions described above. We compared the significant assumptions to current industry and market trends, to guideline companies within the same industry, and to other relevant data. We involved our valuation specialists to assist in the evaluation including to assess whether the methodology used in developing the estimate was consistent with valuation practice given the characteristics of the derivative being measured and to develop an independent valuation of the instrument. We also analyzed certain of the significant assumptions, including the discount rate and probability of each milestone’s success, to evaluate the change in the fair value that would result from changes in the assumptions.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2013.

Tysons, Virginia

March 29, 2024

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$7,415	$13,172
Other receivables	136	1,919
Inventory, net	—	20
Prepaid expenses and other current assets	843	1,290
Restricted cash, current portion	1	15
Total current assets	8,395	16,416
Property and equipment, net	1,965	2,411
Goodwill	10,502	14,409
Restricted cash, net of current portion	131	131
Total assets	$20,993	$33,367
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$446	$2,882
Deferred revenue	—	88
Accrued expenses and other current liabilities	4,172	13,214
Notes payable, current	—	5,930
Total current liabilities	4,618	22,114
Notes payable, non-current	—	13,486
Royalty obligation	2,000	2,000
Deferred tax liability, net	155	141
Derivative liability	5,550	4,830
Other long-term liabilities	1,366	1,711
Total liabilities	13,689	44,282
Stockholders’ equity (deficit) :
Common stock—$0.001 par value; 200,000,000 shares authorized at December 31, 2023 and 2022; 801,746[1] and 39,294[1] shares issued and outstanding at December 31, 2023 and 2022, respectively	1	—
Additional paid-in capital[1]	342,437	292,909
Accumulated deficit	(335,134)	(303,824)
Total stockholders’ equity (deficit)	7,304	(10,915)
Total liabilities and stockholders’ equity (deficit)	$20,993	$33,367

1 Amounts for prior periods presented have been retroactively adjusted to reflect the 1-for-240 reverse stock split effected on December 28, 2023. See Note 1 for details.

See accompanying notes to the consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share data)

	Year Ended December 31,
	2023	2022
Revenues:
Product revenue, net	$1,408	$3,364
License and other revenue	516	14,687
Total revenues, net	1,924	18,051

Operating expenses:
Cost of product sales	1,284	3,434
Research and development	13,784	31,308
Selling, general and administrative	10,300	20,711
Goodwill impairment	3,907	—
Amortization expense	—	38
Total operating expenses	29,275	55,491
	(27,351)	(37,440)
Other expense:
Interest expense, net	(3,417)	(4,170)
Change in fair value of derivative liability	(720)	—
Other expense, net	(42)	(20)
Total other expense, net	(4,179)	(4,190)
Loss before income taxes	(31,530)	(41,630)
Income tax expense	14	28
Net loss	$(31,544)	$(41,658)

Net loss per share of common stock, basic and diluted[1]	$(114)	$(1,063)

1 Amounts for prior periods presented have been retroactively adjusted to reflect the 1-for-240 reverse stock split effected on December 28, 2023. See Note 1 for details.

See accompanying notes to the consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
(In thousands, except share amounts)

			Additional		Total
	Common stock		paid‑in	Accumulated	stockholders’
	Shares[1]	Amount[1]	capital[1]	deficit	equity (deficit)
Balance, December 31, 2021	39,164	$—	$285,248	$(262,166)	$23,082
Issuance of common shares pursuant to ATM Program, net	23	—	34	—	34
Restricted stock units vested during period	4	—	—	—	—
Shares purchased through employee stock purchase plan	68	—	73	—	73
Impact of reverse stock split fractional share round-up	35	—	—	—	—
Stock-based compensation	—	—	7,554	—	7,554
Net loss	—	—	—	(41,658)	(41,658)
Balance, December 31, 2022	39,294	$—	$292,909	$(303,824)	$(10,915)
Issuance of common stock and warrants in underwritten public offering, net	15,709	—	13,749	—	13,749
Issuance of common shares pursuant to ATM Program, net	746,076	1	32,469	—	32,470
Retirement of common shares in exchange for pre-funded warrants	(5,417)	—	(3,874)	234	(3,640)
Issuance of pre-funded warrants in exchange or retirement of common shares	—	—	3,640	—	3,640
Exercise of pre-funded warrants for common shares	5,850	—	—	—	—
Shares purchased through employee stock purchase plan	99	—	67	—	67
Impact of reverse stock split fractional share round-up	135	—	—	—	—
Stock-based compensation	—	—	3,477	—	3,477
Net loss	—	—	—	(31,544)	(31,544)
Balance, December 31, 2023	801,746	$1	$342,437	$(335,134)	$7,304

1 Amounts for prior periods presented have been retroactively adjusted to reflect the 1-for-240 reverse stock split effected on December 28, 2023. See Note 1 for details.

See accompanying notes to the consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Consolidated Statements of Cash Flows
(Amounts in thousands)

	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(31,544)	$(41,658)
Adjustments to reconcile net loss used in operating activities:
Stock-based compensation	3,477	7,554
Depreciation and amortization	158	166
Accretion of debt discount	1,828	1,389
Allowance for other long-term asset	—	1,000
Deferred taxes	14	28
Change in fair value of derivative liability	720	4,830
Goodwill impairment	3,907	—
Changes in assets and liabilities:
Accounts receivable, net	—	1,060
Other receivables	1,783	1,820
Inventory, net	20	18
Prepaid expenses and other assets	447	1,082
Lease incentive	158
Accounts payable	(2,436)	(487)
Deferred revenue	(88)	88
Accrued expenses and other liabilities, excluding lease liability	(9,048)	(3,632)
Lease liability, net	(76)	(9)
Net cash used in operating activities	(30,680)	(26,751)
Investing activities
Leasehold improvements	(158)	—
Disposal of property and equipment	25	—
Purchase of property and equipment	—	(95)
Net cash used in investing activities	(133)	(95)
Financing activities
Proceeds from sale of common stock pursuant to ATM Program, net	32,470	34
Proceeds from issuance of common stock in underwritten public offering, net	13,749	(14,806)
Principal payments on Notes	(21,244)	—
Proceeds from issuance of common stock under employee stock purchase plan	67	73
Net cash provided by (used in) financing activities	25,042	(14,699)
Decrease in cash, cash equivalents, and restricted cash	(5,771)	(41,545)
Cash, cash equivalents, and restricted cash at beginning of period	13,318	54,863
Cash, cash equivalents, and restricted cash at end of period	$7,547	$13,318
Supplemental disclosures of cash flow information
Cash paid for interest	$1,925	$2,931
Supplemental disclosures of non-cash activities
Fair value of common stock retired in exchange for issuance of pre-funded warrants	$3,640	$—

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	December 31,
	2023	2022

Cash and cash equivalents	$7,415	$13,172
Restricted cash, current	1	15
Restricted cash, non-current	131	131
Total cash, cash equivalents and restricted cash	$7,547	$13,318

See accompanying notes to the consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

1. Business

Avalo Therapeutics, Inc. (the “Company” or “Avalo” or “we”) is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β monoclonal antibody (“mAb”) targeting inflammatory diseases. Avalo’s pipeline also includes quisovalimab (anti-LIGHT mAb) and AVTX-008 (BTLA agonist fusion protein).

Avalo was incorporated in Delaware and commenced operation in 2011, and completed its initial public offering in October 2015.

On December 28, 2023, Avalo effected a 1-for-240 reverse stock split of the outstanding shares of the Company’s common stock and began trading on a split-adjusted basis on December 29, 2023. The Company retroactively applied the reverse stock split to common share and per share amounts for periods prior to December 28, 2023, including the consolidated financial statements for the year ended December 31, 2022. Additionally, pursuant to their terms, a proportionate adjustment was made to the per share exercise price and number of shares issuable under all of the Company’s outstanding options and warrants, and the number of shares authorized for issuance pursuant to the Company’s equity incentive plans have been reduced proportionately. Avalo retroactively applied such adjustments in the notes to consolidated financial statements for periods presented prior to December 28, 2023, including the year ended December 31, 2022. The reverse stock split did not reduce the number of authorized shares of common and preferred stock and did not alter the par value. Previously, on July 7, 2022, Avalo effected a 1-for-12 reverse stock split of the then outstanding shares of the Company’s common stock.

Liquidity

Since inception, we have incurred significant operating and cash losses from operations. We have primarily funded our operations to date through sales of equity securities, out-licensing transactions and sales of assets.

For the year ended December 31, 2023, Avalo generated a net loss of $31.5 million and negative cash flows from operations of $30.7 million. As of December 31, 2023, Avalo had $7.4 million in cash and cash equivalents. For the year ended December 31, 2023, the Company raised approximately $46.2 million of net proceeds from equity offerings. Avalo fully retired its debt in 2023, which included principal payments of $21.2 million, inclusive of the full payoff of the loan in September of 2023.

In March 2024, Avalo acquired AVTX-009, an anti-IL-1β mAb, through its acquisition of AlmataBio Inc. (“AlmataBio”). Additionally, in March 2024, the Company closed a private placement financing for up to $185 million in gross proceeds, including initial upfront gross investment of $115.6 million. Avalo estimates upfront net proceeds of approximately $105 million after deducting estimated transaction fees and expenses from both the private placement financing and the acquisition of AlmataBio. The Company could receive an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing. Avalo intends to pursue the development of AVTX-009 in hidradenitis suppurativa (“HS”). Topline results from a planned Phase 2 trial in HS are expected in 2026 and the upfront funding is expected to fund operations through this data readout and into 2027.

Based on our current operating plans, we expect that our existing cash and cash equivalents are sufficient to fund operations for at least twelve months from the filing date of this Annual Report on Form 10-K. The Company closely monitors its cash and cash equivalents and seeks to balance the level of cash and cash equivalents with our projected needs to allow us to withstand periods of uncertainty relative to the availability of funding on favorable terms. We may need to satisfy our future cash needs through sales of equity securities under the Company’s ATM program or otherwise, out-licensing transactions, strategic alliances/collaborations, sale of programs, and/or mergers and acquisitions. There can be no assurance that any financing or business development initiatives can be realized by the Company, or if realized, what the terms may be. Further if the Company raises additional funds through collaborations, strategic alliances or licensing arrangements with third parties, the Company might have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates. To the extent that we raise capital through the sale of equity, the ownership interest of our existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders.

2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (the “FASB”). The consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets, and the satisfaction of liabilities in the ordinary course of business.

Unless otherwise indicated, all amounts in the following tables are in thousands except share and per share amounts.

Principles of Consolidation

The consolidated financial statements include the accounts of Avalo Therapeutics, Inc. and its wholly-owned subsidiaries after elimination of all intercompany balances and transactions.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. On an ongoing basis, management evaluates its estimates, including estimates related to but not limited to, revenue recognition, cost of product sales, stock-based compensation, fair value measurements, the valuation of derivative liabilities, cash flows used in management's going concern assessment, income taxes, goodwill, and clinical trial accruals. The Company bases its estimates on historical experience and other market‑specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results may differ from those estimates or assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheets for cash and cash equivalents are valued at cost, which approximates their fair value.

Restricted Cash

Restricted cash consists of the 2016 Employee Stock Purchase Plan (the “ESPP”) deposits, credit card deposits, and security deposits for our leased corporate offices.

Accounts Receivable, net

The Company had one commercialized product, Millipred®, an oral prednisolone indicated across a wide variety of inflammatory conditions. The license and supply agreement for the Millipred® product expired on September 30, 2023. Accounts receivable, net is historically comprised of amounts due from customers in the ordinary course of business. Accounts receivable are written off to net revenue when deemed uncollectible and recoveries of receivables previously written off are recorded when received.

Accounts receivable are considered to be past due if any portion of the receivable balance is outstanding for more than the payment terms negotiated with the customer. The Company generally negotiates payment terms of 60 days. The Company offers wholesale distributors a prompt payment discount, which is typically 2% as an incentive to remit payment within this timeframe. Accounts receivable are stated net of the estimated prompt pay discount.

Deferred Revenue

The Company’s commercial operations were managed by a third-party logistics provider. Our third-party logistics provider purchased Millipred® from us and subsequently delivered the product to our customers. As discussed below within “Product Revenue, net”, the Company recognized revenue when the performance obligation was satisfied, which was at a point in time when the product had been received by the customer.

Deferred revenue was comprised of cash received from our third-party logistics provider related to product that had not yet been delivered to the customer.

Derivative Liability

Upon entering into a transaction to sell the Company’s future rights to milestones and royalty payments of previously out-licensed assets, the Company must assess whether the transaction is a derivative under ASC 815, Derivatives and Hedging. The requirements for the sale to be treated as a derivative are as follows: a) one or more underlying; b) one or more notional amounts or payment provisions or both; c) no initial net investment or an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors; and d) net settlement provisions. If the transaction meets the requirements to be treated as a derivative, we estimate the fair value of the derivative liability on the date of issuance. The derivative liability is re-valued each reporting period and any change in the fair value is recorded as a gain or loss in the statements of operations and comprehensive loss.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. The Company maintains a portion of its cash and cash equivalent balances in the form of a money market account with a financial institution that management believes to be creditworthy. The Company has no financial instruments with off‑balance sheet risk of loss.

Leases

The Company determines if an arrangement is a lease at inception. If an arrangement contains a lease, the Company performs a lease classification test to determine if the lease is an operating lease or a finance lease. The Company has identified two operating leases, which both serve as administrative office space. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease liabilities are recognized on the commencement date of the lease based on the present value of the future lease payments over the lease term and are included in other long-term liabilities and other current liabilities on the Company’s consolidated balance sheet. ROU assets are valued at the initial measurement of the lease liability, plus any indirect costs or rent prepayments, and reduced by any lease incentives and any deferred lease payments. Operating ROU assets are recorded in property and equipment, net on the consolidated balance sheets and are amortized over the lease term. To determine the present value of lease payments on lease commencement, the Company uses the implicit rate when readily determinable, however, as most leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on information available at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Furthermore, the Company has elected the practical expedient to account for the lease and non-lease components as a single lease component for the leased property asset class. Lease expense is recognized on a straight-line basis over the life of the lease and is included within selling, general and administrative expenses.

Property and Equipment

Property and equipment consists of computers, office equipment, furniture, ROU assets (discussed above), and leasehold improvements and is recorded at cost. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed to operations as incurred. Property and equipment are depreciated on a straight‑line basis over their estimated useful lives. The Company uses a life of four years for computers and software, and five years for equipment and furniture. For leasehold improvements, depreciation of the asset will begin at the date it is placed in service and the depreciable life of the leasehold improvement is the shorter of the lease term or the improvement’s useful life. The Company uses the lesser of the lease term or ten years for leasehold improvements. Upon retirement or sale, the cost of the disposed asset and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized. Property and equipment are reviewed for impairment as events or changes in circumstances occur indicating that the carrying value of the asset may not be recoverable. If an impairment is deemed to exist, the loss would be calculated based on the excess of the asset’s carrying value over its estimated value.

Acquisitions

For acquisitions that meet the definition of a business under ASC 805, Business Combinations, the Company records the acquisition using the acquisition method of accounting. All of the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration, when applicable, are recorded at fair value at the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The application of the acquisition method of accounting requires management to make significant estimates and assumptions in the determination of the fair value of assets acquired and liabilities assumed in order to properly allocate purchase price consideration. For acquisitions that do not meet the definition of a business under ASC 805, the Company accounts for the transaction as an asset acquisition.

Segment Information

Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision‑making group, in making decisions on how to allocate resources and assess performance. As of December 31, 2023, the Company’s chief operating decision maker was its Chief Executive Officer. The

Chief Executive Officer views the Company’s operations and manages the business as one operating segment. All long‑lived assets of the Company reside in the United States.

Goodwill

The Company’s goodwill relates to historical acquisitions that were accounted for as business combinations and represents the excess of the purchase price over the fair value of the net assets acquired when accounted for using the acquisition method of accounting. In accordance with ASC 350, Intangibles - Goodwill and Other, goodwill is not amortized but is evaluated for impairment on an annual basis or more frequently if an event occurs or circumstances change that would more-likely-than-not reduce the fair value of the Company’s reporting unit below its carrying amount. A reporting unit is an operating segment or one level below the operating segment. As standalone discrete and detailed financial information is not available or regularly reviewed below the company-wide level, the Company consists of one reporting unit.

Upon disposal of a portion of a reporting unit that constitutes a business, the Company assigns goodwill based on the relative fair values of the portion of the reporting unit being disposed and the portion of the reporting unit remaining. This approach requires a determination of the fair value of both the business to be disposed of and the business (or businesses) within the reporting unit that will be retained.

Notes Payable

Notes payable was recorded on the balance sheet at carrying value, which was the gross balance (inclusive of the final payment fee for the Note (as defined in Note 10)), less the unamortized debt discount and issuance costs. All fees, costs paid to the Lenders (as defined in Note 10) and all direct costs incurred by the Company were recognized as a debt discount and were amortized to interest expense using the effective interest method over the life of the loan. In 2023, the Company repaid all outstanding principal and interest under the Loan Agreement (as defined in Note 10) and all obligations of the parties under the Loan Agreement were deemed satisfied and terminated. As such, there was no remaining notes payable balance at December 31, 2023.

Product Revenues, net

The Company generated its revenue from sales of its prescription drug to its customers. The license and supply agreement for the Millipred® product ended on September 30, 2023, therefore the Company does not expect future gross product revenues until the potential commercialization of its pipeline product candidates. The Company had identified a single product delivery performance obligation, which was the provision of prescription drugs to its customers based upon master service agreements in place with wholesaler distributors. The performance obligation was satisfied at a point in time, when control of the product had been transferred to the customer, which was the time the product had been received by the customer. The Company determined the transaction price based on fixed consideration in its contractual agreements and the transaction price was allocated entirely to the performance obligation to provide the prescription drug.

Revenues from sales of products were recorded net of any variable consideration for estimated allowances for returns, chargebacks, distributor fees, prompt payment discounts, government rebates, and other common gross-to-net revenue adjustments. The identified variable consideration was recorded as a reduction of revenue at the time revenues from product sales were recognized. The Company recognized revenue only to the extent that it was probable that a significant revenue reversal would not occur in a future period.

Provisions for returns and government rebates are included within current liabilities in the consolidated balance sheet. Provisions for prompt payment discounts and distributor fees are included as a reduction to accounts receivable. Calculating these items involves estimates and judgments based on sales or invoice data, contractual terms, historical utilization rates, new information regarding changes in these programs’ regulations and guidelines that would impact the amount of the actual rebates, Company expectations regarding future utilization rates for these programs, and channel inventory data. These estimates may differ from actual consideration amount received and the Company re-assesses these estimates and judgments each reporting period to adjust accordingly.

Returns and Allowances

Consistent with industry practice, for its Millipred® product, the Company maintains a return policy that allows customers to return product within a specified period both prior to and, in certain cases, subsequent to the product’s expiration date. The Company’s return policy for sales made prior to August 31, 2021, generally allows for customers to receive credit for expired products within six months prior to expiration and within one year after expiration. The Company’s return policy for sales subsequent to August 31, 2021, generally allows for customers to receive credit for expired products within thirty days prior to expiration and within ninety days after expiration. Based on these policies, product returns will be accepted through November of 2024, however, could be received by the Company later depending on timing of receipt and communication by its third-party logistics provider.

The provision for returns and allowances consists of estimates for future product returns and pricing adjustments. The primary factors considered in estimating potential product returns include:

•the shelf life or expiration date of each product;
•historical levels of expired product returns;
•external data with respect to inventory levels in the wholesale distribution channel;
•external data with respect to prescription demand for each of the Company’s products; and
•the estimated returns liability to be processed by year of sale based on analysis of lot information related to actual historical returns.

The license and supply agreement for the Millipred® product ended on September 30, 2023.

License and Other Revenue

The Company recognizes revenues from collaboration, license or other research or sale arrangements when or as performance obligations are satisfied. For milestone payments, the Company assesses, at contract inception, whether the milestones are considered probable of being achieved. If it is probable that a significant revenue reversal will occur, the Company will not record revenue until the uncertainty has been resolved. Milestone payments that are contingent upon regulatory approval are not considered probable until the approvals are obtained as it is outside of the control of the Company. If it is probable that significant revenue reversal will not occur, the Company will estimate the milestone payments using the most likely amount method. The Company reassesses the milestones each reporting period to determine the probability of achievement.

Cost of Product Sales

Cost of product sales is comprised of (i) costs to acquire products sold to customers, (ii) royalty payments the Company is required to pay based on the product’s net profit pursuant to its license and supply agreement, (iii) the value of any write-offs of obsolete or damaged inventory that cannot be sold and (iv) the write-off of receivables that are deemed not probable to be collected. The license and supply agreement for the Millipred® product expired on September 30, 2023.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include, but are not limited to, expenses incurred under agreements with contract research organizations and investigative sites that conduct clinical trials and preclinical studies; the cost of acquiring, developing and manufacturing clinical trial materials; costs associated with preclinical activities and regulatory operations, pharmacovigilance and quality; costs and milestones associated with certain licensing agreements, and employee‑related expenses, including salaries, benefits and stock‑based compensation of research and development personnel.

Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as patient enrollment, clinical site activations, or information provided to the Company by its vendors, such as clinical research organizations, with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development expense, as the case may be.

The Company is a party to license and development agreements for in-licensed research and development assets with third parties. Such agreements often contain future payment obligations such as royalties and milestone payments. The Company recognizes a liability (and related research and development expense) for each milestone if and when such milestone is probable and can be reasonably estimated. As typical in the biotechnology industry, each milestone has its own unique risks that the Company evaluates when determining the probability of achieving each milestone and the probability of success evolves over time as the programs progress and additional information is obtained. The Company considers numerous factors when evaluating whether a given milestone is probable including (but not limited to) the regulatory pathway, development plan, ability to dedicate sufficient funding to reach a given milestone and the probability of success.

Clinical Trial Expense Accruals

The Company estimates its expenses resulting from its obligations under contracts with vendors, clinical research organizations and consultants and under clinical site agreements in connection with conducting clinical trials. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. The Company’s objective is to reflect the appropriate trial expenses in its financial statements by matching those expenses with the period in which services are performed and efforts are expended. The Company accounts for these expenses according to the progress of the trial as measured by subject progression and the timing of various aspects of the trial. The Company determines accrual estimates by taking into account discussions with applicable personnel and outside service providers as to the progress or state of consummation of trials, or the services completed. During the course of a clinical trial, the Company adjusts its clinical expense recognition if actual results differ from its estimates. The Company makes estimates of its accrued expenses as of each balance sheet date based on the facts and circumstances known to it at that time. The Company’s clinical trial accruals are dependent upon the timely and accurate reporting of contract research organizations and other third‑party vendors. Although the Company does not expect its estimates to be materially different from amounts actually incurred, its understanding of the status and timing of services performed relative to the actual status and timing of services performed might vary and might result in it reporting amounts that are too high or too low for any particular period.

Stock‑Based Compensation

The Company applies the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all stock‑based awards made to employees, including employee stock options, in the statements of operations and comprehensive loss.

For stock options issued to employees and members of the board of directors for their services, the Company estimates the grant date fair value of each option using the Black‑Scholes option pricing model. The use of the Black‑Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk‑free interest rates and expected dividend yields of the common stock. Additionally, the stock price on the date of grant is utilized in the Black-Scholes option pricing model. For awards subject to service‑based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock‑based compensation expense equal to the grant date fair value of stock options on a straight‑line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the Company's stock-based compensation expense could be materially different in the future.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Deferred tax assets primarily include net operating loss (“NOL”) and tax credit carryforwards, accrued expenses not currently deductible and the cumulative temporary differences related to certain research and patent costs. Certain tax attributes, including NOLs and research and development credit carryforwards, may be subject to an annual limitation under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “IRC”). See Note 13 for further information. The portion of any deferred tax asset for which it is more likely than not that a tax benefit will not be realized must then be offset by recording a valuation allowance. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not to be sustained upon examination based on the technical merits of the position. The amount for which an exposure exists is measured as the largest amount of benefit determined on a cumulative probability basis that the Company believes is more likely than not to be realized upon ultimate settlement of the position. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2023, the Company did not believe any material uncertain tax positions were present.

Comprehensive Loss

Comprehensive loss comprises net loss and other changes in equity that are excluded from net loss. For the years ended December 31, 2023 and 2022, the Company’s net loss was equal to comprehensive loss and, accordingly, no additional disclosure is presented.

Recently Adopted Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04 Intangibles - Goodwill and Other Topics (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance eliminates the requirement to calculate the implied fair value of goodwill of a reporting unit to measure a goodwill impairment charge. Instead, a company will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. This new standard was adopted effective January 1, 2023 and will be applied upon any recognition of any future goodwill impairment charge. The adoption of this ASU has not had a material impact on our financial statements.

3. Revenue

License and Other Revenue

On October 27, 2023, the Company closed the transaction under the asset purchase agreement (the “Purchase Agreement”) to sell its rights, title and interest in, assets relating to AVTX-801, AVTX-802 and AVTX-803 (collectively, the “800 Series”) to AUG Therapeutics, LLC (“AUG”). The Purchase Agreement was entered into on September 11, 2023. Pursuant to the Purchase Agreement, the Company received an upfront payment of $0.2 million. Additionally, AUG assumed aggregate liabilities of $0.4 million, which included certain liabilities incurred prior to the date of the Purchase Agreement, costs due and payable between the date of the Purchase Agreement and the closing date, and obligations under 800 Series contracts assumed by AUG. Avalo recognized $0.5 million as license and other revenue for the year ended December 31, 2023. Avalo is also entitled to a contingent milestone payment of 20% of certain payments, if any, granted to AUG upon any sale of any priority review voucher related to the 800 Series compounds granted to AUG by the FDA, net of any selling costs, or $15.0 million for each compound (for a potential aggregate of $45.0 million) if the first FDA approval is for an indication other than a Rare Pediatric Disease (as defined in the Purchase Agreement). The Company has not recognized any revenue related to the milestones as of December 31, 2023.

In July 2022, Avalo entered into a license agreement with Apollo AP43 Limited, a wholly owned subsidiary of Apollo Therapeutics Group Limited (collectively, “Apollo”) pursuant to which the Company granted Apollo a worldwide, exclusive license to research, develop, manufacture and commercialize AVTX-007, an anti-IL-18 monoclonal antibody (the “Apollo License Agreement”). Pursuant to the Apollo License Agreement, the Company received an upfront payment of $14.5 million, which was recognized as license and other revenue for the year ended December 31, 2022. Additionally, the portion of the ES Transaction (as defined in Note 5) related to AVTX-611 represented a contract modification, which resulted in the Company recognizing $0.2 million of license and other revenue for the year ended December 31, 2022.

Product Revenue, net

Avalo generated its product revenue from sales of Millipred®, which we consider a non-core asset. Millipred® is an oral prednisolone indicated across a wide variety of inflammatory conditions, which is considered a prescription drug. The Company’s license and supply agreement for Millipred® ended on September 30, 2023. The Company sold its prescription drug in the United States primarily through wholesale distributors. Wholesale distributors accounted for substantially all of the Company’s net product revenues and trade receivables. For the year ended December 31, 2023, the Company’s only two customers accounted for approximately 58% and 42% of the Company’s total net product revenues. For the year ended December 31, 2022, the Company’s only two customers accounted for approximately 68% and 32% of the Company’s total net product revenues. Net revenue from sales of prescription drugs was $1.4 million and $3.4 million for the years ended December 31, 2023 and 2022, respectively.

The Company does not expect future gross revenue related to the Millipred® product given the expiration of the product’s license and supply agreement on September 30, 2023. However, the Company will continue to monitor estimates for commercial liabilities, such as sales returns. As additional information becomes available, the Company could recognize expense (or a benefit) for differences between actuals or updated estimates to the reserves previously recognized.

Pursuant to the Millipred® license and supply agreement, Avalo was required to pay the supplier fifty percent of the net profit of the Millipred® product following each calendar quarter, subject to a $0.5 million quarterly minimum payment dependent on Avalo reaching certain net profit amounts as stipulated in the agreement. The profit share commenced on July 1, 2021 and ended on September 30, 2023. Within twenty-five months of September 30, 2023, the net profit share is subject to a reconciliation process, where estimated deductions to arrive at net profit will be trued-up to actuals and could result in Avalo owing additional amounts to the supplier or vice versa, which would be recognized in cost of product sales.

Aytu BioScience, Inc. (“Aytu”), to which the Company sold its rights, title, and interests in assets relating to certain commercialized products in 2019 (the “Aytu Transaction”), managed Millipred® commercial operations until August 31, 2021 pursuant to a transition services agreement, which included managing the third-party logistics provider and providing accounting reporting services. As a result, Aytu collected cash on behalf of Avalo for revenue generated by sales of Millipred® from the second quarter of 2020 through the third quarter of 2021. The transition services agreement allows Aytu to withhold up to $1.0 million until December 2024. In the second quarter of 2022, Avalo fully reserved the $1.0 million receivable as a result of Aytu’s conclusion within its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, that substantial doubt existed with respect to its ability to continue as a going concern within one year after the date those financial statements were issued. As of December 31, 2023, the total receivable balance was approximately $0.7 million. The receivable remains fully reserved as of December 31, 2023. We will continue to re-assess its collectability each reporting period.

4. Net Loss Per Share

Basic and diluted net loss per share is provided below for common stock for the years ended December 31, 2023 and 2022. Net loss per share for common stock is computed by dividing the sum of distributed earnings and undistributed earnings by the weighted average number of shares outstanding for the period. The weighted average number of common shares outstanding as of December 31,

2023 and 2022 include the weighted average effect of pre-funded warrants, the exercise of which requires nominal consideration for the delivery of the shares of common stock.

Diluted net loss per share includes the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Common stock equivalents include: (i) outstanding stock options and restricted stock units, which are included under the “treasury stock method” when dilutive; and (ii) common stock to be issued upon the exercise of outstanding warrants, which are included under the “treasury stock method” when dilutive. Because the impact of these items is generally anti-dilutive during periods of net loss, there is no difference between basic and diluted loss per common share for periods with net losses. In periods of net loss, losses are allocated to the participating security only if the security has not only the right to participate in earnings, but also a contractual obligation to share in the Company’s losses.

The following tables set forth the computation of basic and diluted net loss per share of common stock for the years ended December 31, 2023 and 2022 (in thousands, except per share amounts):

Year Ended
December 31, 2023
Common stock
Net loss	$(31,544)
Weighted average shares	277,727
Basic and diluted net loss per share	$(114)

Year Ended
December 31, 2022
Common stock
Net loss	$(41,658)
Weighted average shares	39,202
Basic and diluted net loss per share	$(1,063)

The following outstanding securities at December 31, 2023 and 2022 have been excluded from the computation of diluted weighted shares outstanding, as they could have been anti-dilutive:

	December 31,
	2023	2022
Stock options	7,559	6,082
Warrants on common stock[1]	17,254	1,537
1 The weighted average number of common shares outstanding includes the weighted average outstanding pre-funded warrants for the period because their exercise price was nominal. There were no pre-funded warrants outstanding as of December 31, 2023.

5. Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value standard also establishes a three‑level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels are defined as follows:
•Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market.

•Level 2—inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model‑derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability.
•Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability.

The following table presents, for each of the fair value hierarchy levels required under ASC 820, the Company’s assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	December 31, 2023
	Fair Value Measurements Using
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Assets
Investments in money market funds*	$7,077	$—	$—
Liabilities
Derivative liability	$—	$—	$5,550

	December 31, 2022
	Fair Value Measurements Using
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Assets
Investments in money market funds*	$12,133	$—	$—
Liabilities
Derivative liability	$—	$—	$4,830

*Investments in money market funds are reflected in cash and cash equivalents on the accompanying consolidated balance sheets.

As of December 31, 2023, the Company’s financial instruments included cash and cash equivalents, restricted cash, other receivables, prepaid and other current assets, accounts payable, accrued expenses and other current liabilities, and derivative liability. As of December 31, 2022, the Company’s financial instruments included cash and cash equivalents, restricted cash, accounts receivable, other receivables, prepaid and other current assets, accounts payable, accrued expenses and other current liabilities, derivative liability and debt.

The carrying amounts reported in the accompanying financial statements for cash and cash equivalents, restricted cash, accounts receivable, other receivables, prepaid and other current assets, accounts payable, and accrued expenses and other current liabilities approximate their respective fair values because of the short-term nature of these accounts.

Level 1 Valuation

A goodwill impairment loss of $3.9 million was recognized for the year ended December 31, 2023. The fair value of the reporting unit was estimated using the market approach. The Company utilized the closing stock price on the last day of the fiscal year, which is considered a Level 1 input pursuant to ASC 820, to calculate the reporting unit’s fair value. The $3.9 million impairment loss recognized represents the difference between the reporting unit’s carrying value and its fair value. See Note 7 for additional information.

Level 3 Valuation

The table presented below is a summary of changes in the fair value of the Company’s Level 3 valuation for the derivative liability for the years ended December 31, 2023 and 2022:

Derivative liability
Balance at December 31, 2022	$4,830
Change in fair value of derivative liability	720
Balance at December 31, 2023	$5,550

In the fourth quarter of 2022, Avalo sold its economic rights to future milestone and royalty payments for previously out-licensed assets AVTX-501, AVTX-007, and AVTX-611 to ES Therapeutics, LLC (“ES”), an affiliate of Armistice, in exchange for $5.0 million (the “ES Transaction”). At the time of the transaction, Armistice was a significant stockholder of the Company and whose chief investment officer, Steven Boyd, and managing director, Keith Maher, served on Avalo’s Board until August 8, 2022. The ES Transaction was approved in accordance with Avalo’s related party transaction policy.

The economic rights sold include (a) rights to a milestone payment of $20.0 million upon the filing and acceptance of an NDA for AVTX-501 pursuant to an agreement with Janssen Pharmaceutics, Inc. (the “AVTX-501 Milestone”) and (b) rights to any future milestone payments and royalties relating to AVTX-007 under a license agreement with Apollo AP43 Limited, including up to $6.25 million of development milestones, up to $67.5 million in sales-based milestones, and royalty payments of a low single digit percentage of annual net sales (which percentage increases to another low single digit percentage if annual net sales exceed a specified threshold) (the “AVTX-007 Milestones and Royalties”). In addition, Avalo waived all its rights to AVTX-611 sales-based payments of up to $20.0 million that were payable by ES.

The exchange of the economic rights of the AVTX-501 Milestone and AVTX-007 Milestones and Royalties for cash meets the definition of a derivative instrument. The fair value of the derivative liability is determined using a combination of a scenario-based method and an option pricing method (implemented using a Monte Carlo simulation). The significant inputs including probabilities of success, expected timing, and forecasted sales as well as market-based inputs for volatility, risk-adjusted discount rates and allowance for counterparty credit risk are unobservable and based on the best information available to Avalo. Certain information used in the valuation is inherently limited in nature and could differ from Janssen and Apollo’s internal estimates.

The fair value of the derivative liability as of the transaction date was approximately $4.8 million, of which $3.5 million was attributable to the AVTX-501 Milestone and $1.3 million was attributable to the AVX-007 Milestones and Royalties. Subsequent to the transaction date, at each reporting period, the derivative liability is remeasured at fair value. As of December 31, 2023, the fair value of the derivative liability was $5.6 million, of which $3.8 million was attributable to the AVTX-501 Milestone and $1.7 million was attributable to the AVTX-007 Milestones and Royalties. For the year ended December 31, 2023, the $0.7 million change in fair value was recognized in other expense, net in the accompanying condensed consolidated statements of operations and comprehensive loss.

The fair value of the AVTX-501 Milestone was primarily driven by an approximate 23% probability of success to reach the milestone in approximately 3.8 years. The fair value of AVTX-007 Milestones and Royalties were primarily driven by approximately 17% probability of success, time to commercialization of approximately 4.8 years, and sales forecasts with peak annual net sales reaching $300 million. As discussed above, these unobservable inputs were estimated by Avalo based on limited publicly available information and therefore could differ from Janssen’s and Apollo’s respective internal development plans. Any changes to these inputs may result in significant changes to the fair value measurement. Notably, the probability of success is the largest driver of the fair value and therefore changes to such input would likely result in significant changes to such fair value.

In the event that Janssen and/or Apollo are required to make payment(s) to ES Therapeutics pursuant to the underlying agreements, Avalo will recognize revenue under its existing contracts with those customers for that amount when it is no longer probable there would be a significant revenue reversal with any differences between the fair value of the derivative liability related to that payment immediately prior to the revenue recognition and revenue recognized to be recorded as other expense. However, given Avalo is no longer entitled to collect these payments, the potential ultimate settlement of the payments in the future from Janssen and/or Apollo to ES Therapeutics (and the future mark-to-market activity each reporting period) will not impact Avalo’s future cash flows.

No other changes in valuation techniques or inputs occurred during the years ended December 31, 2023 and 2022. No transfers of assets between Level 1 and Level 2 of the fair value measurement hierarchy occurred during the years ended December 31, 2023 and 2022.

6. Property and Equipment

Property and equipment as of December 31, 2023 and 2022 consisted of the following (in thousands):

	December 31,
	2023	2022
Furniture and equipment	$248	$280
Computers and software	34	56
Right-of-use assets	1,329	1,750
Leasehold improvements	896	739
Total property and equipment	2,507	2,825
Less accumulated depreciation	(542)	(414)
Property and equipment, net	$1,965	$2,411

Depreciation expense was $0.2 million and $0.1 million for the years ended December 31, 2023 and 2022, respectively.

Leases

Avalo currently occupies two leased properties, both of which serve as administrative office space. The Company determined that both leases are operating leases based on the lease classification test performed at lease commencement.

The annual base rent for the Company's office located in Rockville, Maryland is $0.2 million, subject to annual 2.5% increases over the term of the lease. The lease provided for a rent abatement for a period of 12 months following the Company’s date of occupancy. The lease has an initial term of 10 years from the date the Company made its first annual fixed rent payment, which occurred in January 2020. The Company has the option to extend the lease two times, each for a period of five years, and may terminate the lease as of the sixth anniversary of the first annual fixed rent payment, upon the payment of a termination fee.

The initial annual base rent for the Company’s office located in Chesterbrook, Pennsylvania is $0.2 million and the annual operating expenses are approximately $0.1 million. The annual base rent is subject to periodic increases of approximately 2.4% over the term of the lease. The lease has an initial term of 5.25 years from the lease commencement on December 1, 2021.

The weighted average remaining term of the operating leases at December 31, 2023 was 4.6 years.

Supplemental balance sheet information related to the leased properties include (in thousands):

	As of
	December 31, 2023	December 31, 2022
Property and equipment, net	$1,329	$1,750

Accrued expenses and other current liabilities	$537	$532
Other long-term liabilities	1,366	1,711
Total operating lease liabilities	$1,903	$2,243

The operating lease right-of-use assets are included in property and equipment and the lease liabilities are included in accrued expenses and other current liabilities and other long-term liabilities in the Company’s consolidated balance sheets. The Company utilized a weighted average discount rate of 9.1% to determine the present value of the lease payments.

The components of lease expense for the years ended December 31, 2023 and 2022 were as follows (in thousands):

	Year Ended December 31,
	2023	2022
Operating lease cost*	$460	$493
*Includes short-term leases, which are immaterial.

The following table shows a maturity analysis of the operating lease liability as of December 31, 2023 (in thousands):

Undiscounted Cash Flows
2024	543
2025	547
2026	557
2027	258
2028	201
Thereafter	224
Total lease payments	$2,330
Less implied interest	(427)
Total	$1,903

7. Goodwill

The changes in the carrying amount of goodwill for the year ended December 31, 2023 was as follows (in thousands):

Goodwill
Balance as of December 31, 2022	$14,409
Goodwill impairment	(3,907)
Balance as of December 31, 2023	$10,502

There were no changes in the carrying amount of goodwill for the year ended December 31, 2022.

The Company consists of one reporting unit. Management evaluates the reporting unit for impairment on an annual basis in the fourth quarter or more frequently if an event occurs or circumstances change that would more-likely-than-not reduce the fair value of the Company’s reporting unit below its carrying value.

The Company recognized $3.9 million of goodwill impairment loss for the year ended December 31, 2023 as part of its annual goodwill impairment test performed on the last day of the fiscal year. The Company’s market capitalization decreased 69% from September 30, 2023 to December 31, 2023, which occurred primarily in the second half of the fourth quarter and on December 28, 2023, Avalo effected a reverse stock split of the Company’s common stock. Additionally, cash runway continued to decline in the fourth quarter and, as of December 31, 2023, the Company needed to raise additional funds to execute its strategy.

The impairment loss recognized represents the difference between the reporting unit’s carrying value and its fair value as of December 31, 2023. Because the Company consists of one reporting unit, the Company’s carrying value and fair value represent the reporting unit’s carrying value and fair value, respectively. The fair value of the reporting unit was estimated using the market approach. The Company utilized its closing stock price on the last day of the fiscal year, which is considered a Level 1 input pursuant to ASC 820, to calculate the reporting unit’s fair value.

In March 2024, the Company acquired its new lead asset, AVTX-009, and closed a private placement for gross proceeds of up to $185 million. These recent developments could impact future goodwill impairment and the Company will continue to monitor whether any impairment indicators are present prior to its next annual impairment test, which could result in the recognition of additional goodwill impairment losses in future periods.

8. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2023 and 2022 consisted of the following (in thousands):

	December 31,
	2023	2022
Research and development	$352	$6,293
Compensation and benefits	580	2,699
Selling, general and administrative	830	1,008
Commercial operations	1,873	1,694
Royalty payment	—	508
Lease liability, current	537	532
Other	—	480
Total accrued expenses and other current liabilities	$4,172	$13,214

9. Cost Reduction Plan

In the first quarter of 2022, the Board approved a cost reduction plan to enable the Company to execute its strategy of prioritizing the development of its most promising programs (the “Plan”). As part of the Plan, a reduction in workforce plan was approved to reduce headcount and related expenses. The reduction in workforce plan, which was considered a one-time termination benefit as defined by ASC 420, Exit or Disposal Cost Obligations. The one-time termination benefits mainly relate to severance payments to separated employees. As a result, the Company recognized $1.5 million of expense in the first quarter of 2022, of which $0.7 million was recognized in research and development expense, and $0.8 million was recognized in selling, general and administrative expense. $1.4 million of severance was paid during the year ended December 31, 2022 and the remaining liability was paid in the year ended December 31, 2023. Additionally, $0.4 million of stock-based compensation expense was recognized in the first quarter of 2022 related to the Plan, which was mainly related to accelerated vesting of certain separated employees’ stock options.

In addition, previously and separately, during the first quarter of 2022, the Company separated certain section 16 executive officers. Each of the former executives were entitled to the benefits provided in their respective separation agreements, which included severance payments to be paid over twelve to eighteen months. As a result, the Company recognized $1.7 million of severance expense during the first quarter of 2022 within selling, general and administrative expenses. Additionally, the Company accelerated the vesting of certain outstanding stock options and extended the exercisability periods, which resulted in $3.9 million of stock-based compensation cost recognized in the first quarter of 2022. Refer to Note 12 for information regarding stock compensation expense related to separations entered into in the first quarter of 2022.

10. Notes Payable

On June 4, 2021, the Company entered into a $35.0 million venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (“Horizon”) and Powerscourt Investments, XXV, LP (“Powerscourt”, and together with Horizon, the “Lenders”). Between June and September 2021, the Company borrowed the full $35.0 million (the “Note”) available under the Loan Agreement. In the second quarter of 2022, the Company, as collectively agreed upon with the Lenders, prepaid $15.0 million of principal and accrued interest. In June of 2023, the Company, as collectively agreed upon with the Lenders, prepaid $6.0 million of principal. On September 22, 2023, the Company and the Lenders entered into a Payoff Letter (the “Payoff Letter”), pursuant to which the Company repaid all outstanding principal, inclusive of the final payment fee, and interest under the Loan Agreement in the aggregate amount of $14.3 million. As a result of the payment, all obligations of the parties under the Loan Agreement were deemed satisfied and terminated.

On June 4, 2021, pursuant to the Loan Agreement, the Company issued warrants to the Lenders to purchase 148 shares of the Company’s common stock with an exercise price of $7,488 per share (the “Warrants”). The Warrants are exercisable for ten years from the date of issuance. Pursuant to the Payoff Letter, Avalo’s obligations under the Warrants shall survive pursuant to the original terms at issuance. The Warrants, which met equity classification, were recognized as a component of permanent stockholders’ equity (deficit) within additional paid-in-capital and were recorded at the issuance date using a relative fair value method.

The Company recognized debt issuance costs and the amount allocated to the warrants as a debt discount on the date of issuance and amortized these costs to interest expense using the effective interest method over the original term of the loan. As a result of the payoff in the third quarter of 2023, the Company accelerated the remaining $0.9 million amortization of the debt discount, which was recognized as interest expense for the year ended December 31, 2023.

Balance sheet information related to the notes payable for the Notes is as follows (in thousands):

As of December 31,
2022

Initial Note	12,139
Second Note	6,070
Third Note	3,035
Notes payable, gross[1]	21,244
Less: Unamortized debt discount and issuance costs	1,828
Carrying value of notes payable	19,416
Less: Current portion	5,930
Carrying value of notes payable, non-current	$13,486

As of December 31, 2023, there were no remaining contractual future principal or interest payments.

11. Capital Structure

Pursuant to the Company's amended and restated certificate of incorporation, as amended, the Company is authorized to issue two classes of stock; common stock and preferred stock. At December 31, 2023, the total number of shares of capital stock the Company was authorized to issue was 205,000,000 of which 200,000,000 was common stock and 5,000,000 was preferred stock. All shares of common and preferred stock have a par value of $0.001 per share.

Common Stock

At-the-Market Offering Program

On May 4, 2023, the Company entered into an “at-the-market” sales agreement (the “Sales Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), pursuant to which the Company may sell from time to time, shares of its common stock having an aggregate offering price of up to $9,032,567 through Oppenheimer. In August 2023, the Company and Oppenheimer entered into an amendment to the Sales Agreement (the “Amended Sales Agreement”) to increase the aggregate offering amount under the Sales Agreement to $50,000,000 inclusive of shares sold prior to the amendment. During the year ended December 31, 2023, the Company sold approximately 0.7 million shares under the ATM program for net proceeds of approximately $32.5 million.

Exchange Agreement

In May of 2023, the Company entered into an exchange agreement (the “Exchange Agreement”) with entities affiliated with Venrock Healthcare Capital Partners (“Venrock”), pursuant to which the Company exchanged an aggregate of 5,417 shares of the Company’s common stock, par value $0.001 per share, owned by Venrock, for pre-funded warrants (the “Exchanged Warrants”) to purchase an aggregate of 5,417 shares of common stock (subject to adjustment in the event of stock splits, recapitalization and other similar events affecting common stock), with an exercise price of $0.24 per share.

The Exchange Warrants were exercisable at any time, except that the Exchange Warrants would not be exercisable by Venrock if, upon giving effect immediately prior thereto, Venrock would beneficially own more than 9.99% of the total number of issued and outstanding Avalo common stock, which percentage could change at the holders’ election to any amount less than or equal to 19.99% upon 61 days’ notice to the Company. Venrock exercised the Exchanged Warrants in full in September 2023.

In accordance with ASC 505, Equity, in the second quarter of 2023, the Company recorded the retirement of the common stock exchanged as a reduction of common shares outstanding and a corresponding impact to additional paid-in-capital and accumulated deficit at the fair value of the Exchange Warrants on the issuance date. The Exchange Warrants were classified as equity in accordance with ASC 480, Distinguishing Liabilities from Equity, and the fair value of the Exchange Warrants was recorded as a credit to additional paid-in-capital and is not subject to remeasurement. The Company determined that the fair value of the Exchange Warrants is substantially similar to the fair value of the retired shares on the issuance date due to the negligible exercise price for the Exchange Warrants.

Q1 2023 Financing

On February 7, 2023, the Company closed an underwritten public offering of 15,717 shares of its common stock and warrants to purchase up to 15,717 shares of common stock, at a combined price to the public of $955 per share and warrant, resulting in net proceeds of approximately $13.7 million, after deducting the underwriting discounts and commissions and offering expenses payable by us. The warrants were immediately exercisable at an exercise price of $1,200 per share and are exercisable for one year from the issuance date, or February 2024. Prior to their expiration in February 2024, none of the warrants were exercised. Armistice, who was a significant stockholder of the Company at the time of the financing, participated in the offering by purchasing 1,875 shares of common stock and 1,875 warrants, on the same terms as all other investors. Certain affiliates of Nantahala Capital Management LLC and Point72 Asset Management, L.P., which each beneficially owned greater than 5% of the Company’s outstanding common stock at the time of the offering, participated in the offering on the same terms as all other investors.

The warrants were classified as a component of permanent stockholders’ equity within additional paid-in capital. The warrants are equity classified because they (i) are freestanding financial instruments that are legally detachable and separately exercisable from the equity instruments, (ii) are immediately exercisable, (iii) do not embody an obligation for the Company to repurchase its shares, (iv) permit the holders to receive a fixed number of shares of common stock upon exercise, (v) are indexed to the Company’s common stock and (vi) meet the equity classification criteria. In addition, such warrants do not provide any guarantee of value or return.

Common Stock Warrants

At December 31, 2023, the following common stock warrants were outstanding:

Number of common shares	Exercise price	Expiration
underlying warrants	per share	date
1,389	$36,000	June 2024
148	$7,488	June 2031
15,717	$1,200	February 2024
17,254

The 15,717 warrants in the table above expired in February 2024.

Refer to Note 15 for information regarding common stock and non-voting convertible preferred stock issued pursuant to the Almata Transaction in March 2024 and non-voting convertible preferred stock and warrants issued pursuant to a private placement financing that closed in March 2024. On an as-converted basis and after accounting for these transactions (including the exercise of the warrants), the total number of shares of Avalo common stock outstanding would be approximately 35.4 million immediately after the close of the transactions.

12. Stock-Based Compensation

2016 Equity Incentive Plan

In April 2016, our board of directors adopted the 2016 Equity Incentive Plan, which was approved by our stockholders in May 2016 and which was subsequently amended and restated in May 2018 and August 2019 with the approval of our board of directors and our stockholders (the “2016 Third Amended Plan”). During the term of the 2016 Third Amended Plan, the share reserve will automatically increase on the first trading day in January of each calendar year ending on (and including) January 1, 2026, by an amount equal to 4% of the total number of outstanding shares of common stock of the Company on the last trading day in December of the prior calendar year. As of December 31, 2023, there were 450 shares available for future issuance under the 2016 Third Amended Plan. On January 1, 2024, pursuant to the terms of the 2016 Third Amended and Restated Plan, an additional 32,070 shares were made available for issuance.

Option grants expire after ten years. Employee options typically vest over four years. Employees typically receive a new hire option grant, as well as an annual grant in the first or second quarter of each year. Options granted to directors typically vest immediately or over a period of one or three years. Directors may elect to receive stock options in lieu of board compensation, which vest immediately. For stock options granted to employees and non-employee directors, the estimated grant date fair market value of the Company’s stock-based awards is amortized ratably over the individuals’ service periods, which is the period in which the awards vest. Stock-based compensation expense includes expense related to stock options, restricted stock units and employee stock purchase plan shares. The amount of stock-based compensation expense recognized for the years ended December 31, 2023 and 2022 was as follows (in thousands):

	Year Ended December 31,
	2023	2022
Research and development	$1,318	$1,249
Selling, general and administrative	2,157	6,305
Total stock-based compensation	$3,475	$7,554

As a result of separation agreements executed in the first quarter of 2022 and in accordance with the terms of the pre-existing employment agreements, in 2022, the Company accelerated the vesting of certain separated employees’ stock options and modified certain awards to extend the exercisability periods. As a result, the Company recognized $4.3 million of compensation cost in the first quarter of 2022, all of which was recognized in selling, general and administrative expense.

Stock options with service-based vesting conditions

The Company has granted stock options that contain service-based vesting conditions. The compensation cost for these options is recognized on a straight-line basis over the vesting periods. The following table summarizes the Company's service-based option activity for the year ended December 31, 2023:

	Options Outstanding
	Number of shares	Weighted average exercise price per share	Weighted average grant date fair value per share	Weighted average remaining contractual term (in years)
Balance at December 31, 2022	5,734	$6,789	$3,948	6.7
Granted	3,243	$641	$479
Forfeited	(44)	$1,137	$147
Expired	(1,722)	$10,419	$5,966
Balance at December 31, 2023	7,211	$3,192	$1,930	8.3
Exercisable at December 31, 2023	3,517	$5,293	$3,056	7.5

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock. As of December 31, 2023, the aggregate intrinsic value of options outstanding and the aggregate intrinsic value of options currently exercisable was zero. There were 2,229 options that vested during the year ended December 31, 2023, with a weighted average exercise price of $2,201 per share. The total grant date fair value of shares which vested during the years ended December 31, 2023 and 2022 was $3.4 million and $9.6 million, respectively.

The Company recognized stock-based compensation expense of $3.3 million and $7.4 million related to stock options with service-based vesting conditions for the years ended December 31, 2023 and 2022, respectively. At December 31, 2023, there was $2.8 million of total unrecognized compensation cost related to unvested service-based vesting conditions awards. This unrecognized compensation cost is expected to be recognized over a weighted-average period of 1.7 years.

Stock-based compensation assumptions

The following table shows the assumptions used to compute stock-based compensation expense for stock options with service-based vesting conditions granted under the Black-Scholes valuation model for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
Service-based options	2023			2022
Expected term of options (in years)	5	—	6.25	5	—	6.25
Expected stock price volatility	89.8%	—	146.0%	84.0%	—	93.5%
Risk-free interest rate	3.43%	—	4.13%	1.50%	—	4.25%
Expected annual dividend yield	0%			0%

The valuation assumptions were determined as follows:
•Expected term of options: Due to lack of sufficient historical data, the Company estimates the expected life of its stock options with service-based vesting granted to employees and members of the board of directors as the arithmetic average of the vesting term and the original contractual term of the option.

•Expected stock price volatility: The Company estimated the expected volatility based on a blend of Avalo's actual historical volatility of its stock price and the historical volatility of other similar publicly-traded biotechnology companies. The Company calculated the historical volatility of the selected companies by using weekly closing prices over a period of the expected term of the associated award. The companies were selected based on their risk profiles, enterprise value, position within the industry, and historical stock price information sufficient to meet the expected term of the associated award. A decrease in the selected volatility would decrease the fair value of the underlying instrument.
•Risk‑free interest rate: The Company bases the risk‑free interest rate on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period that is commensurate with the assumed expected option term.
•Expected annual dividend yield: The Company estimated the expected dividend yield based on consideration of its historical dividend experience and future dividend expectations. The Company has never declared or paid dividends to stockholders. Moreover, it does not intend to pay dividends in the future, but instead expects to retain any earnings to invest in the continued growth of the business. Accordingly, the Company assumed an expected dividend yield of 0%.

Stock options with market-based vesting conditions

As of December 31, 2023, there were 348 exercisable stock options that contained market-based vesting conditions (that had been previously satisfied). The options have a weighted average stock price per share of $9,488 and a weighted average remaining contractual term of 0.5 years. There were no stock options with market-based vesting conditions granted, exercised, or forfeited for the year ended December 31, 2023. The Company recognized no stock-based compensation expense related to stock options with market-based vesting conditions for the years ended December 31, 2023 and 2022.

Employee Stock Purchase Plan

On April 5, 2016, the Company’s board of directors approved the 2016 Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved by the Company’s stockholders and became effective on May 18, 2016 (the “ESPP Effective Date”).

Under the ESPP, eligible employees can purchase common stock through accumulated payroll deductions at such times as are established by the administrator. The ESPP is administered by the compensation committee of the Company’s board of directors. Under the ESPP, eligible employees may purchase stock at 85% of the lower of the fair market value of a share of the Company’s common stock (i) on the first day of an offering period or (ii) on the purchase date. Eligible employees may contribute up to 15% of their earnings during the offering period. The Company’s board of directors may establish a maximum number of shares of the Company’s common stock that may be purchased by any participant, or all participants in the aggregate, during each offering or offering period. Under the ESPP, a participant may not accrue rights to purchase more than $25,000 of the fair market value of the Company’s common stock for each calendar year in which such right is outstanding.

The Company initially reserved and authorized up to 174 shares of common stock for issuance under the ESPP. During the term of the ESPP, on January 1 of each calendar year ending on (and including) January 1, 2026, the aggregate number of shares that may be issued under the ESPP automatically increases by a number equal to the lesser of (i) 1% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding calendar year, and (ii) 174 shares of the Company’s common stock, or (iii) a number of shares of the Company’s common stock as determined by the Company’s board of directors or compensation committee. As of December 31, 2023, 784 shares remained available for issuance. On January 1, 2024, the number of shares available for issuance under the ESPP increased by 174.

In accordance with the guidance in ASC 718-50, Employee Share Purchase Plans, the ability to purchase shares of the Company’s common stock at the lower of the offering date price or the purchase date price represents an option and, therefore, the ESPP is a compensatory plan under this guidance. Accordingly, stock-based compensation expense is determined based on the option’s grant-date fair value and is recognized over the requisite service period of the option. The Company used the Black-Scholes valuation model and recognized stock-based compensation expense of $0.2 million for the years ended December 31, 2023 and 2022.

13. Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). ASC 740 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected tax consequences or events that have been recognized in our financial statement or tax returns. ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in the financial statements. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded in our financial statements for the year ended December 31, 2023. Tax years beginning in 2020 are generally subject to examination by taxing authorities, although net operating losses from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

ASC 740 provides guidance on the recognition of interest and penalties related to income taxes. There were no interest or penalties related to uncertain tax positions arising in the years ended December 31, 2023 and 2022. It is the Company’s policy to treat interest and penalties, to the extent they arise, as a component of income taxes.

The income tax provision from continuing operations consisted of the following for the years ended December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Current:
Federal	$—	$—
State	—	—
Total Current	—	—

Deferred:
Federal	24	24
State	(10)	4
Total Deferred	14	28
Net income tax expense	$14	$28

The net deferred tax assets (liabilities) consisted of the following for the years ended December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Deferred tax assets (liabilities):
Net operating losses	$37,268	$32,393
Tax credits	5,854	5,706
Capitalized research and development	6,945	6,567
Stock-based compensation	3,557	3,532
Basis difference in tangible and intangible assets, net	1,843	2,299
Accrued compensation	118	585
Installment sale and revenue recognition	1,601	1,566
Other reserves	336	395
Lease liability	410	523
Prepaid expenses	(118)	(248)
Right-of-use asset	(286)	(408)
Goodwill	(774)	(702)
Total deferred tax assets, net	56,754	52,208
Less valuation allowance	(56,909)	(52,349)
Net deferred taxes	$(155)	$(141)

As of December 31, 2023, the Company had approximately $160.4 million of gross net operating losses for federal and state tax purposes that do not expire and $3.4 million that will begin to expire in 2031. As of December 31, 2023, the Company had various research tax credits of $5.9 million that will begin to expire in 2038.

The income tax expense for the years ended December 31, 2023 and 2022 differed from the amounts computed by applying the U.S. federal income tax rate of 21% as follows:

	December 31,
	2023	2022
Federal statutory rate	21.00%	21.00%
Goodwill impairment	(2.60)	—
Stock compensation	(1.40)	(2.72)
State taxes	0.03	(0.01)
Research tax credit	0.47	2.01
Other	—	(0.19)
Valuation allowance	(17.54)	(20.15)
Effective income tax rate	(0.04)%	(0.06)%

The valuation allowance recorded by the Company as of December 31, 2023 and 2022, which increased by $4.6 million from the prior year, resulted from the uncertainties of the future utilization of deferred tax assets mainly resulting from net operating loss carry forwards for federal and state income tax purposes as well as the federal research and experimental and orphan drug tax credits. In assessing the realization of deferred tax assets, management considers the reversal of deferred tax liabilities, as well as whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon generation of future taxable income during the periods in which temporary differences are expected to reverse. The Company has established deferred tax liabilities for indefinite lived intangible assets consisting of goodwill that are not amortized for financial reporting purposes, but are tax deductible and therefore amortized over 15 years for tax purposes. The Company has concluded that the resulting deferred tax liability will also have an indefinite life unless there is an impairment of the related assets (for financial reporting purposes), or the disposal of the business to which the assets relate. Losses generated in years after 2017 will also have an indefinite life and will be available to offset 80 percent of any federal tax liability and will be available to offset many of the state deferred tax liabilities subject to utilization limits. A portion of existing deferred tax assets will reverse in the future, potentially generating net operating losses that will also be available to offset a portion of the indefinite lived deferred tax liability. Based on the consideration of these facts, the Company concluded it is more likely than not that a significant portion of its remaining gross deferred tax assets less the reversal of deferred tax liabilities will not be realized in the future, accordingly, a full valuation allowance continues to be recorded against the Company’s deferred tax asset as of December 31, 2023 and December 31, 2022.

The Company will continue to assess and evaluate strategies that will enable the deferred tax asset, or a portion thereof, to be utilized, and will reduce the valuation allowance appropriately at such time when it is determined that the “more likely than not” criteria is satisfied.

Sections 382 and 383 of the IRC subject the future utilization of net operating losses and certain other tax attributes, such as research and experimental tax credits, to an annual limitation in the event of certain ownership changes, as defined. The Company has undergone an ownership change study through June 2020 and has determined that a "change in ownership" as defined by IRC Section 382 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, did occur in February 2012, July 2014, and April 2017. Based on the Company having undergone multiple ownership changes throughout the history of these carryforwards, these NOLs will free up at varying rates each year. Subsequent to the changes in ownership previously listed, the NOL and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three‑year period. This could limit the amount of NOLs and research and development credits that the Company can utilize annually to offset future taxable income or tax liabilities. The Company has not analyzed the historical or potential impact of its equity financings on beneficial ownership after June 30, 2020 and therefore no determination has been made whether the entire NOL carryforward balance is subject to any additional IRC Section 382 limitation. To the extent there is a limitation, which could be significant, there would be a reduction in the deferred tax asset with an offsetting reduction in the valuation allowance. Subsequent ownership changes may further affect the limitation in future years. All of the Company’s tax years are currently open to examination by each tax jurisdiction in which the Company is subject to taxation.

14. Commitments and Contingencies

Litigation

Litigation – General

The Company may become party to various contractual disputes, litigation, and potential claims arising in the ordinary course of business. Reserves are established in connection with such matters when a loss is probable and the amount of such loss can be reasonably estimated. The Company currently does not believe that the resolution of such matters will have a material adverse effect on its financial position or results of operations except as otherwise disclosed in this report.

Dispute Notice Settlement

On August 14, 2023, the Company received notice from Apollo AP43 Limited alleging that the Company was in breach of the license agreement between them dated July 29, 2022 by virtue of owing $0.8 million to a service provider under the terms of that license. On January 25, 2024, the Company and Apollo entered into a settlement and release agreement, pursuant to which Avalo agreed to pay Apollo $0.2 million to settle the dispute and Apollo released Avalo from any and all liabilities or claims relating to the dispute that Apollo may have against Avalo from the date of the license agreement through the date of the settlement and release agreement.

The Company recognized the $0.2 million settlement within accrued expenses and other current liabilities within the consolidated balance sheet for the year ended December 31, 2023 and made the payment in the first quarter of 2024.

Possible Future Milestone Payments for In-Licensed Compounds

General

Avalo is a party to license and development agreements with various third parties, which contain future payment obligations such as royalties and milestone payments. The Company recognizes a liability (and related expense) for each milestone if and when such milestone is probable and can be reasonably estimated. As typical in the biotechnology industry, each milestone has unique risks that the Company evaluates when determining the probability of achieving each milestone and the probability of success evolves over time as the programs progress and additional information is obtained. The Company considers numerous factors when evaluating whether a given milestone is probable including (but not limited to) the regulatory pathway, development plan, ability to dedicate sufficient funding to reach a given milestone and the probability of success.

AVTX-009

In the first quarter of 2024, Avalo obtained the rights to an anti-IL-1β mAb (AVTX-009), including the world-wide exclusive license from Eli Lilly and Company (the “Lilly License Agreement”), pursuant to its acquisition of AlmataBio. AlmataBio had previously purchased the rights, title and interest in the asset from Leap Therapeutics, Inc. (“Leap”) in 2023.

Avalo is required to pay up to $70 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay sales-based milestones aggregating up to $720 million. Additionally, Avalo is required to pay royalties during a country-by-country royalty term equal to a mid-single digit-to-low double digit of Avalo or its sublicensees’ annual net sales.

Refer to the sub-header below entitled “Acquisition Related and Other Contingent Liabilities” for information regarding future development milestones that are payable to the former AlmataBio stockholders.

AVTX-002 KKC License Agreement

On March 25, 2021, the Company entered into a license agreement with Kyowa Kirin Co., Ltd. (“KKC”) for exclusive worldwide rights to develop, manufacture and commercialize AVTX-002, KKC’s first-in-class fully human anti-LIGHT (TNFSF14) monoclonal antibody for all indications (the “KKC License Agreement”). The KKC License Agreement replaced the Amended and Restated Clinical Development and Option Agreement between the Company and KKC dated May 28, 2020.

Under the KKC License Agreement, the Company paid KKC an upfront license fee of $10.0 million, which we recognized within research and development expense in 2021. The Company is also required to pay KKC up to an aggregate of $112.5 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay KKC sales-based milestones aggregating up to $75.0 million, tied to the achievement of annual net sales targets.

Additionally, the Company is required to pay KKC royalties during a country-by-country royalty term equal to a mid-teen percentage of annual net sales. The Company is required to pay KKC a double-digit percentage (less than 30%) of the payments that the Company receives from any sublicensing of its rights under the KKC License Agreement, subject to certain exclusions. Avalo is responsible for the development and commercialization of AVTX-002 in all indications worldwide (other than the option in the KKC License Agreement that, upon exercise by KKC, allows KKC to develop, manufacture and commercialize AVTX-002 in Japan). In addition to the KKC License Agreement, Avalo is subject to additional royalties upon commercialization of up to an amount of less than 10% of net sales.

No expense related to the KKC License Agreement was recognized for the year ended December 31, 2023. There has been no cumulative expense recognized as of December 31, 2023 related to the milestones under the KKC License Agreement. The Company will continue to monitor the milestones at each reporting period.

AVTX-008 Sanford Burnham Prebys License Agreement

On June 22, 2021, the Company entered into an Exclusive Patent License Agreement with Sanford Burnham Prebys Medical Discovery Institute (the “Sanford Burnham Prebys License Agreement”) under which the Company obtained an exclusive license to a portfolio of issued patents and patent applications covering an immune checkpoint program (AVTX-008).

Under the terms of the Sanford Burnham Prebys License Agreement, the Company incurred an upfront license fee of $0.4 million, as well as patent costs of $0.5 million, which we recognized within research and development expenses and within selling, general and administrative expenses, respectively, in 2021. The Company is required to pay Sanford Burnham Prebys up to an aggregate of $24.2 million based on achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay Sanford Burnham Prebys sales-based milestone payments aggregating up to $50.0 million tied to annual net sales targets. Additionally, the Company is required to pay Sanford Burnham Prebys royalties during a country-by-country royalty term equal to a low-to-mid single digit percentage of annual net sales. The Company is also required to pay Sanford Burnham Prebys a tiered low-double digit percentage of the payments that Avalo receives from sublicensing of its rights under the Sanford Burnham Prebys License Agreement, subject to certain exclusions. Avalo is fully responsible for the development and commercialization of the program.

No material expense related to the Sanford Burnham Prebys License Agreement was recognized in the year ended December 31, 2023. There has been no cumulative expense recognized as of December 31, 2023 related to the milestones under this license agreement. The Company will continue to monitor the milestones at each reporting period.

AVTX-006 Astellas License Agreement

The Company has an exclusive license agreement with OSI Pharmaceuticals, LLC, an indirect wholly owned subsidiary of Astellas Pharma, Inc. (“Astellas”), for the worldwide development and commercialization of the novel, second generation mTORC1/2 inhibitor (AVTX-006). Under the terms of the license agreement, there was an upfront license fee of $0.5 million. The Company is required to pay Astellas up to an aggregate of $5.5 million based on the achievement of specified development and regulatory milestones. The Company is also required to pay Astellas a tiered mid-to-high single digit percentage of the payments that Avalo receives from any sublicensing of its rights under the Astellas license agreement, subject to certain exclusions. Upon commercialization, the Company is required to pay Astellas royalties during a country-by-country royalty term equal to a tiered mid-to-high single digit percentage of annual net sales. Avalo is fully responsible for the development and commercialization of the program.

No expense related to this license agreement was recognized for the year ended December 31, 2023. There has been $0.5 million of cumulative expense recognized as of December 31, 2023 related to the milestones under this license agreement. The Company will continue to monitor the remaining milestones at each reporting period.

Possible Future Milestone Proceeds for Out-Licensed Compounds

AVTX-301 Out-License

On May 28, 2021, the Company out-licensed its rights in respect of its non-core asset, AVTX-301, to Alto Neuroscience, Inc. (“Alto”). The Company initially in-licensed the compound from an affiliate of Merck & Co., Inc. in 2013.

Under the out-license agreement, the Company received a mid-six-digit upfront payment from Alto, which was recognized as license revenue in 2021. The Company is also eligible to receive up to an aggregate of $18.6 million based on the achievement of specified development, regulatory and commercial sales milestones. Additionally, the Company is entitled to a less than single digit percentage royalty based on annual net sales. Alto is fully responsible for the development and commercialization of the program.

The Company has not recognized any revenue related to the milestones as of December 31, 2023.

AVTX-406 License Assignment

On June 9, 2021, the Company assigned its rights, title, interest, and obligations under an in-license covering its non-core asset, AVTX-406, to ES, a wholly-owned subsidiary of Armistice, who was a significant stockholder of the Company at the time of the transaction. The transaction with ES was approved in accordance with Avalo’s related party transaction policy.

Under the assignment agreement, the Company received a low-six-digit upfront payment from ES, which was recognized as license revenue in 2021. The Company is also eligible to receive up to an aggregate of $6.0 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is eligible to receive sales-based milestone payments aggregating up to $20.0 million tied to annual net sales targets. ES is fully responsible for the development and commercialization of the program.

The Company has not recognized any revenue related to the milestones as of December 31, 2023.

AVTX-800 Series Asset Sale

As discussed in Note 3, on October 27, 2023, the Company sold its rights, title and interests in assets relating to the 800 Series to AUG.

Pursuant to the Purchase Agreement with AUG, the Company received an upfront payment of $0.2 million. Additionally, AUG assumed aggregate liabilities of $0.4 million, which included certain liabilities incurred prior to the date of the Purchase Agreement, costs due and payable between the date of the Purchase Agreement and the closing date, and obligations under 800 Series contracts assumed by AUG. Avalo is also entitled to a contingent milestone payment of 20% of certain amounts, if any, granted to AUG upon sale of any priority review voucher related to the 800 Series compounds granted to AUG by the FDA, net of any selling costs, or $15.0 million for each compound (for a potential aggregate of $45.0 million) if the first FDA approval is for any indication other than a Rare Pediatric Disease (as defined in the Purchase Agreement).

Avalo recognized the upfront fee and assumed liabilities of $0.5 million as license and other revenue for the year ended December 31, 2023. The Company has not recognized any revenue related to the milestones as of December 31, 2023.

Acquisition Related and Other Contingent Liabilities

Almata Transaction Possible Future Milestone Payments

On March 27, 2024, the Company acquired AVTX-009 through its acquisition of AlmataBio. The Company is required to make a cash payment of $7.5 million due to the former AlmataBio stockholders upon the initial closing of the private placement investment, which closed on March 28, 2024. A portion of the consideration for the Almata Transaction includes development milestones to the former AlmataBio stockholders including $5 million due upon the first patient dosed in a Phase 2 trial in patients with hidradenitis suppurativa for AVTX-009 and $15 million due upon the first patient dosed in a Phase 3 trial for AVTX-009, both of which are payable in cash or stock of Avalo (or a combination thereof) at the election of the former AlmataBio stockholders

Aevi Merger Possible Future Milestone Payments

In the first quarter of 2020, the Company consummated its merger with Aevi Genomic Medicine Inc. (“Aevi”), in which Avalo acquired the rights to AVTX-002, AVTX-006 and AVTX-007 (the “Merger” or the “Aevi Merger”). A portion of the consideration for the Aevi Merger included two future contingent development milestones worth up to an additional $6.5 million, payable in either shares of Avalo’s common stock or cash, at the election of Avalo.

The first milestone was the enrollment of a patient in a Phase 2 study related to AVTX-002 (for treatment of pediatric onset Crohn's disease), AVTX-006 (for treatment of any indication), or AVTX-007 (for treatment of any indication) prior to February 3, 2022, which would have resulted in a milestone payment of $2.0 million. The Company did not meet the first milestone prior to February 3, 2022. Therefore, no contingent consideration related to this milestone was recognized as of December 31, 2023 and no future contingent consideration will be recognized.

The second milestone is the receipt of an NDA approval for either AVTX-006 or AVTX-007 from the FDA on or prior to February 3, 2025. If this milestone is met, the Company is required to make a milestone payment of $4.5 million. The contingent consideration related to the second development milestone will be recognized if and when such milestone is probable and can be reasonably estimated. No contingent consideration related to the second development milestone has been recognized as of December 31, 2023. The Company will continue to monitor the second milestone at each reporting period.

Ichorion Asset Acquisition Possible Future Milestone Payments

In September 2018, the Company acquired Ichorion Therapeutics, Inc., including acquiring three compounds for inherited metabolic disorders known as CDGs (AVTX-801, AVTX-802 and AVTX-803) and one other preclinical compound. Consideration for the transaction included shares of Avalo common stock and three future contingent development milestones for the acquired compounds worth up to $15.0 million. All milestones are payable in either shares of the Company's common stock or cash, at the election of Avalo.

The first and second milestone were marketing approval of the first and second product, respectively, by the FDA on or prior to December 31, 2021, which would have resulted in milestone payments of $6.0 million and $5.0 million, respectively. The Company did not meet the first or second milestone as of December 31, 2021. As a result, no contingent consideration related to these milestones was recognized as of December 31, 2023 and no future contingent consideration will be recognized. The third milestone was marketing approval of a protide molecule by the FDA on or prior to December 31, 2023, which would have resulted in a milestone payment of $4.0 million. The Company did not meet the third milestone as of December 31, 2023. As a result, no contingent consideration related to this milestone was recognized as of December 31, 2023 and no future contingent consideration will be recognized.

AVTX-006 Royalty Agreement with Certain Related Parties

In July 2019, Aevi entered into a royalty agreement with, and liabilities thereunder were assumed by, Avalo upon the close of the Aevi Merger in February 2020. The royalty agreement provided certain investors, including LeoGroup Private Investment Access, LLC on behalf of Garry Neil, the Company’s Chief Executive Officer and Chairman of the Board, and Mike Cola, the Company’s former Chief Executive Officer (collectively, the “Investors”), a royalty stream, in exchange for a one-time aggregate payment of $2.0 million (the “Royalty Agreement”). Pursuant to the Royalty Agreement, the Investors will be entitled collectively to an aggregate amount equal to a low-single digit percentage of the aggregate net sales of the Company’s second generation mTORC1/2 inhibitor, AVTX-006. At any time beginning three years after the date of the first public launch of AVTX-006, Avalo may exercise, at its sole discretion, a buyout option that terminates any further obligations under the Royalty Agreement in exchange for a payment to the Investors of an aggregate of 75% of the net present value of the royalty payments. A majority of the independent members of the board of directors and the audit committee of Aevi approved the Royalty Agreement.

Avalo assumed this Royalty Agreement upon closing of the Aevi Merger and it is recorded as a royalty obligation within the Company's accompanying consolidated balance sheet as of December 31, 2023. Because there is a significant related party relationship between the Company and the Investors, the Company has treated its obligation to make royalty payments under the Royalty Agreement as an implicit obligation to repay the funds advanced by the Investors. As the Company makes royalty payments in accordance with the Royalty Agreement, it will reduce the liability balance. At the time that such royalty payments become probable and estimable, and if such amounts exceed the liability balance, the Company will impute interest accordingly on a prospective basis based on such estimates, which will result in a corresponding increase in the liability balance.

Karbinal Royalty Make-Whole Provision

In 2018, in connection with the acquisition of certain commercialized products, the Company entered into a supply and distribution agreement (the “Karbinal Agreement”) with TRIS Pharma Inc. (“TRIS”). As part of the Karbinal Agreement, the Company had an annual minimum sales commitment, which is based on a commercial year that spans from August 1 through July 31, of 70,000 units through 2025. The Company was required to pay TRIS a royalty make whole payment (“Make-Whole Payments”) of $30 for each unit under the 70,000 units annual minimum sales commitment through 2025.

As a part of the Aytu transaction, the Company assigned all its payment obligations, including the Make-Whole Payments, under the Karbinal Agreement (collectively, the “TRIS Obligations”) to Aytu. However, under the original license agreement, the Company could ultimately be liable for the TRIS Obligations to the extent Aytu fails to make the required payments. The future Make-Whole Payments to be made by Aytu are unknown as the amount owed to TRIS is dependent on the number of units sold.

15. Subsequent Events

On March 27, 2024, the Company acquired AVTX-009, a Phase 2-ready anti-IL-1β mAb, through a merger with AlmataBio with and into its wholly owned subsidiary (the “Almata Transaction”). Avalo’s acquisition of AlmataBio was structured as a stock-for-stock transaction whereby all outstanding equity interests in AlmataBio were exchanged in a merger for a combination of Avalo common stock and shares of Avalo non-voting convertible preferred stock, valued at approximately $15 million, resulting in the issuance of approximately 0.2 million shares of Avalo common stock and approximately 2,400 shares of non-voting convertible preferred stock. In addition, a cash payment of $7.5 million is due to the former AlmataBio stockholders upon the initial closing of the private placement investment discussed below. Avalo is also required to pay development milestones to the former AlmataBio stockholders, including $5 million due upon the first patient dosed in a Phase 2 trial in patients with hidradenitis suppurativa for AVTX-009 and $15 million due upon the first patient dosed in a Phase 3 trial for AVTX-009, both of which are payable in cash or stock of Avalo (or a combination thereof) at the election of the former AlmataBio stockholders, subject to the terms and conditions of the definitive merger agreement.

On March 28, 2024, Avalo closed a private placement investment with institutional investors to raise up to $185 million in which the investors were issued (i) an aggregate of $115.6 million of non-voting convertible preferred stock, resulting in the issuance of approximately 19,900 shares of non-voting convertible preferred stock and and (ii) warrants to purchase up to an aggregate of approximately 12.0 million shares of Avalo’s common stock or non-voting convertible preferred stock, subject to the terms and conditions set forth in the warrant agreement for an aggregate exercise price of $69.4 million. The warrants are exercisable for approximately $5.80 per underlying share of common stock until the earlier of five years from the date of issuance or 30 days after the public announcement of the first patient dosed in a Phase 2 trial of AVTX-009 in HS. After deducting estimated transaction costs from both the private placement financing and the acquisition of AlmataBio, Avalo expects net upfront proceeds to be approximately $105 million. The estimated transaction costs do not include the $7.5 million cash payment due to former AlmataBio stockholders upon the initial closing of the private placement investment.

Subject to Avalo stockholder approval, each share of Avalo non-voting convertible preferred stock (i) issued to former AlmataBio stockholders and ii) pursuant to the private placement investment will automatically convert to 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder. The non-voting convertible preferred stock holds no voting rights. On an as-converted basis and after accounting for these transactions (excluding the exercise of the warrants), the total number of shares of Avalo common stock outstanding would be approximately 23.4 million immediately after the close of the transactions.

Current officers of the Avalo will continue to lead the Company and no person affiliated with AlmataBio will become an officer or employee of Avalo. Pursuant to the acquisition, Jonathan Goldman, M.D. was appointed to Avalo’s Board of Directors effective on the closing of the transaction. Samantha Truex and Aaron Kantoff were appointed to Avalo’s Board of Directors upon close of the private placement financing. The five existing Avalo directors will continue in their roles.

Avalo will evaluate the accounting impact of the Almata Transaction and private placement in the first quarter of 2024.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Avalo Therapeutics, Inc. (the “Company,” “Avalo” or “we”) is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β monoclonal antibody (“mAb”), targeting inflammatory diseases. Avalo’s pipeline also includes quisovalimab (anti-LIGHT mAb) and AVTX-008 (BTLA agonist fusion protein).

Our focus in 2023 was completing and delivering topline data from our phase 2 trial evaluating AVTX-002 in poorly controlled non-eosinophilic asthma (the “PEAK Trial”), strengthening our balance sheet to enable us to execute our strategy to progress our immunology drug candidates, and continuing to evaluate new opportunities to augment our immunology pipeline. In the second quarter of 2023, we announced the PEAK Trial did not meet its primary endpoint, however the drug candidate showed strong target engagement in the trial, as well as in previous trials in other acute and chronic inflammatory diseases. In the second half of 2023, we strengthened our balance sheet to pave the way for future growth and innovation. This included raising $46.2 million from equity financings during the year and paying off the remaining $14.3 million of the original $35 million debt owed to Horizon Technology Finance Corporation in September of 2023. Further, we completed the divestiture of our rights, titles, and interests in AVTX-801, AVTX-802 and AVTX-803 (collectively, the “800 Series”) to AUG Therapeutics, LLC, further focusing our pipeline while also maintaining substantial upside for Avalo upon any 800 Series program’s successes, including up to an aggregate of $45 million of contingent milestone payments. Finally, we evaluated new opportunities to augment our immunology pipeline, including identifying and acquiring a new lead asset that targets autoimmune indications, which we acquired in March 2024 through our acquisition of AlmataBio, Inc. (“AlmataBio”). Our new lead asset, AVTX-009, is a Phase 2-ready anti-IL-1β mAb. There is evidence that inhibition of IL-1β could be effective in hidradenitis suppurativa (“HS”) and a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology. In March 2024, we closed a private placement financing for up to $185 million in gross proceeds, including initial upfront gross investment of $115.6 million. Avalo estimates upfront net proceeds of approximately $105 million after deducting estimated transaction fees and expenses from both the private placement financing and the acquisition of AlmataBio. The Company could receive an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing.

Our focus in 2024 is executing operationally on the development of AVTX-009. We intend to pursue the development of AVTX-009 in HS and we expect topline data from a planned Phase 2 trial in 2026. In addition to HS, Avalo intends to pursue AVTX-009 in at least one other chronic inflammatory indication. We expect future research and development expenses and cash used in operating activities to increase in 2024 as a result of our development plans to initiate and progress a Phase 2 trial in HS. Management’s primary evaluation of Avalo’s success is the ability to progress its programs towards commercialization or opportunistically out-licensing rights to indications or geographies. We believe the ability to achieve the anticipated milestones as presented in the section entitled “Business” in Item 1 of this Annual Report on Form 10-K represents our most immediate evaluation points as to the progress of our goal to move the pipeline forward.

2023 Financial Operations Overview

Net loss for the year ended December 31, 2023 decreased $10.1 million as compared to the prior year. The decrease in net loss was primarily attributable to a $26.2 million decrease in operating expenses driven by significantly reduced research and development expenses and selling, general and administrative expenses, partially offset by a decrease of $14.2 million in license and other revenue. The significant reduction of research and development expenses was driven by fewer development programs ongoing during 2023 (due to divestitures in both 2022 and 2023), the AVTX-002 PEAK Trial reading out in June of 2023 with no new trials initiated in the second half of the year, and a reduction of manufacturing costs due to the timing of manufacturing runs. Selling, general and administrative expenses decreased due to a smaller infrastructure to support the focused pipeline, severance in 2022 that did not repeat, as well as cost savings initiatives.

As of December 31, 2023, Avalo had $7.4 million in cash and cash equivalents, representing a $5.8 million decrease compared to December 31, 2022. We raised approximately $46.2 million of net proceeds from equity financings during the year. We fully retired our original $35 million of debt with principal payments of $21.2 million in 2023.

Results of Operations

Comparison of the Years Ended December 31, 2023 and 2022

Product Revenue, net

Net product revenue was $1.4 million for the year ended December 31, 2023, compared to $3.4 million for the year ended December 31, 2022. The $2.0 million decrease was attributable to a decrease in units sold, mainly driven by the planned expiration of our license and supply agreement for our only commercially marketed product, Millipred® on September 30, 2023.

We do not expect future gross product revenue for Millipred®, which the Company considered a non-core asset. However, the Company will continue to monitor estimates for commercial liabilities, such as sales returns. As additional information becomes available, the Company could recognize expense (or benefit) for differences between actuals or updated estimates to the reserves previously recognized.

License and Other Revenue

Avalo recognized $0.5 million of license and other revenue for the year ended December 31, 2023 as a result of the sale of its rights, title and interest in assets relating to the 800 Series to AUG Therapeutics, LLC (“AUG”). In the prior year, Avalo recognized $14.7 million of revenue for the upfront consideration received pursuant to the out-license of AVTX-007.

Cost of Product Sales

Cost of product sales were $1.3 million for the year ended December 31, 2023, as compared to $3.4 million for the year ended December 31, 2022. The decrease was mainly attributable to a decrease in Millipred® units sold, as discussed above. Additionally, for the year ended December 31, 2022, we fully reserved the $1.0 million receivable due from Aytu in December 2024, which was recognized in cost of product sales. As of December 31, 2023, the total receivable balance was approximately $0.7 million and remains fully reserved. We continue to assess collectability of the receivable each reporting period and any change in our assessment of collectability could impact cost of product sales. Refer to Note 3 of the consolidated financial statements for more information.

Avalo’s license and supply agreement for Millipred® expired on September 30, 2023. Therefore, we do not expect material cost of product sales going forward.

Research and Development Expenses

The following table summarizes our research and development expenses for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022

	(in thousands)
Nonclinical expenses	$1,029	$2,439
Clinical expenses	5,780	12,030
CMC expenses	1,855	8,087
License and milestone expenses	—	—
Internal expenses:
Salaries, benefits and related costs	3,576	7,218
Stock-based compensation expense	1,318	1,249
Other	226	285
	$13,784	$31,308

Research and development expenses decreased $17.5 million for the year ended December 31, 2023, compared to the year ended December 31, 2022. Notably, clinical expenses and chemistry, manufacturing, and control (“CMC”) expenses decreased $6.3 million and $6.2 million, respectively. Such decreases were driven by reduced clinical trial activities and manufacturing for AVTX-002 due to timing of study completion in June of 2023, paired with decreased expenses as a result of the out-license of AVTX-007 in July of 2022 and the divestiture of the 800 Series in the fourth quarter of 2023.

Salaries, benefits and related costs decreased $3.6 million due to severance expense recognized in the first quarter of 2022 from headcount reductions that did not repeat, paired with lower salary costs in 2023 driven by the reduced headcount.

We expect future research and development expenses to increase in 2024 as a result of acquiring AVTX-009 in March 2024 and our associated development plans.

Selling, General and Administrative Expenses

The following table summarizes our selling, general and administrative expenses for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022

	(in thousands)
Salaries, benefits and related costs	$2,003	$6,152
Legal, consulting and other professional expenses	4,852	6,611
Stock-based compensation expense	2,157	6,305
Advertising and marketing expenses	33	76
Other	1,255	1,567
	$10,300	$20,711

Selling, general and administrative expenses decreased $10.4 million for the year ended December 31, 2023, compared to the year ended December 31, 2022 due to severance and stock-based compensation expense recognized in the first quarter of 2022 from headcount reductions, paired with decreased headcount and cost savings initiatives realized in 2023. Notably, we recognized $4.3 million of stock-based compensation expense in 2022 from the acceleration and modification of certain separated employees’ stock options that did not repeat. Additionally, salaries, benefits and related costs decreased $4.1 million due to $2.4 million of severance expense recognized in 2022 from headcount reductions that did not repeat, paired with lower salary costs in 2023 driven by the reduced headcount. Legal, consulting and other professional expenses decreased $1.8 million due to cost savings initiatives.

We do not expect major changes to selling, general and administrative expenses in the near-term given we expect that the majority of operating expense increases from the acquisition and development of AVTX-009 will be focused on research and development activities. However, there could be increases if the development of AVTX-009 requires more supporting general and administrative infrastructure needs than anticipated.

Goodwill Impairment

The Company recognized $3.9 million of goodwill impairment loss for its sole reporting unit for the year ended December 31, 2023 as part of its annual goodwill impairment test performed on the last day of the fiscal year. The Company’s market capitalization decreased 69% from September 30, 2023 to December 31, 2023, which occurred primarily in the second half of the fourth quarter and on December 28, 2023, Avalo effected a reverse stock split of the Company’s common stock. Additionally, cash runway continued to decline in the fourth quarter and, as of December 31, 2023, the Company needed to raise additional funds to execute its strategy.

The impairment loss recognized represents the difference between the reporting unit’s carrying value and its fair value as of December 31, 2023. The fair value of the reporting unit was estimated using the market approach. The Company utilized its closing stock price on the last day of the fiscal year, which is considered a Level 1 input pursuant to ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), to calculate the reporting unit’s fair value. Refer to the “Critical Accounting Estimates and Assumptions” section below and Note 7 to the consolidated financial statements for more information. No expense related to impairment of goodwill or intangible assets was recognized for the year ended December 31, 2022.

In March 2024, the Company acquired its new lead asset, AVTX-009, and closed a private placement for gross proceeds of up to $185 million. These recent developments could impact future goodwill impairment and the Company will continue to monitor whether any impairment indicators are present prior to its next annual impairment test, which could result in the recognition of additional goodwill impairment losses in future periods.

Other Expense, net

The following table summarizes our other expense, net for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022

	(in thousands)
Interest expense, net	(3,417)	(4,170)
Change in fair value of derivative liability	(720)	—
Other expense, net	(42)	(20)
	$(4,179)	$(4,190)

Other expense, net was consistent for the years ended December 31, 2023 and 2022. Interest expense, net decreased by $0.8 million, however, such decrease was fully offset by $0.7 million increase to the fair value of the derivative liability.

Interest expense, net decreased mainly due to the Company fully paying off its loan on September 22, 2023, as compared to incurring a full year of interest expense for the year ended December 31, 2022.

The derivative liability, which is related to the Company’s 2022 sale of its future rights to collect payments to milestones and royalties of certain previously out-licensed assets, is revalued each reporting period with the change in fair value recorded as a gain or loss within other (income) expense, net. The increase in fair value of the derivative liability from December 31, 2022 to December 31, 2023 was mainly due to a reduction in expected timing to reach the milestones primarily due to the passage of time. The derivative liability is based on unobservable inputs estimated by Avalo based on publicly available information of the out-licensed programs. Refer to Note 5 to the consolidated financial statements for more information.

We do not expect to incur future interest expense as a result of the full loan payoff in September of 2023, and therefore expect future other expense, net to decrease.

Income Tax Expense

The following table summarizes our income tax expense for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022

	(in thousands)
Income tax expense	14	28
	$14	$28
The Company recognized minimal income tax expense for the years ended December 31, 2023 and 2022.

Liquidity and Capital Resources, including Capital Expenditure and Cash Requirements

Since inception, we have incurred significant operating and cash losses from operations. We have primarily funded our operations to date through sales of equity securities, out-licensing transactions and sales of assets.

For the year ended December 31, 2023, Avalo generated a net loss of $31.5 million and negative cash flows from operations of $30.7 million. As of December 31, 2023, Avalo had $7.4 million in cash and cash equivalents. For the year ended December 31, 2023, the Company raised approximately $46.2 million of net proceeds from equity offerings. Avalo fully retired its debt in 2023, which included principal payments of $21.2 million.

In March 2024, Avalo acquired AVTX-009, an anti-IL-1β mAb, through its acquisition of AlmataBio Inc. (“AlmataBio”). Additionally, in March 2024, the Company closed a private placement financing for up to $185 million in gross proceeds, including initial upfront gross investment of $115.6 million. Avalo estimates upfront net proceeds of approximately $105 million after deducting estimated transaction fees and expenses from both the private placement financing and the acquisition of AlmataBio. The Company could receive an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing. Avalo intends to pursue the development of AVTX-009 in HS. Topline results from a planned Phase 2 trial in HS are expected in 2026 and the upfront funding is expected to fund operations through this data readout and into 2027.

Based on our current operating plans, we expect that our existing cash and cash equivalents are sufficient to fund operations for at least twelve months from the filing date of this Annual Report on Form 10-K. The Company closely monitors its cash and cash equivalents and seeks to balance the level of cash and cash equivalents with our projected needs to allow us to withstand periods of uncertainty relative to the availability of funding on favorable terms. We may need to satisfy our future cash needs through sales of equity securities under the Company’s ATM program or otherwise, out-licensing transactions, strategic alliances/collaborations, sale of programs, and/or mergers and acquisitions. There can be no assurance that any financing or business development initiatives can be realized by the Company, or if realized, what the terms may be. Further if the Company raises additional funds through collaborations, strategic alliances or licensing arrangements with third parties, the Company might have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates. To the extent that we raise capital through the sale of equity, the ownership interest of our existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders.

Uses of Liquidity

The Company uses cash to primarily fund the ongoing development of our research and development pipeline assets and costs associated with its organizational infrastructure. As of December 31, 2023, Avalo had $7.4 million in cash and cash equivalents, representing a $5.8 million decrease compared to December 31, 2022. We raised approximately $46.2 million of net proceeds from equity financings during the year. We fully retired our original $35 million of debt with principal payments of $21.2 million in 2023, inclusive of the full payoff of the loan in September of 2023. We expect future cash used in operating activities to increase in 2024 as a result of acquiring AVTX-009 in March 2024 and our associated development plans.

Cash Flows

The following table summarizes our cash flows for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022

	(in thousands)
Net cash (used in) provided by:
Operating activities	$(30,680)	$(26,751)
Investing activities	(133)	(95)
Financing activities	25,042	(14,699)
Net decrease in cash and cash equivalents	$(5,771)	$(41,545)

Net cash used in operating activities

Net cash used in operating activities in 2023 consisted primarily of a net loss of $31.5 million and non-cash adjustments to reconcile net loss to net cash used in operating activities including goodwill impairment of $3.9 million, stock-based compensation of $3.5 million, accretion of debt discount of $1.8 million and increase in fair value of the derivative liability of $0.7 million. Accrued expenses and accounts payable decreased an aggregate of $11.5 million from the prior year.

Net cash used in operating activities in 2022 consisted primarily of a net loss of $41.7 million, and non-cash adjustments to reconcile net loss to net cash used in operating activities including stock-based compensation of $7.6 million, accretion of debt discount of $1.4 million, and the full $1.0 million reserve on the receivable due from Aytu in December 2024. Additionally, changes in net liabilities increased by $4.8 million.

We expect future cash used in operating activities to increase in 2024 as a result of acquiring AVTX-009 in March 2024 and our associated development plans.

Net cash used in investing activities

Net cash used in investing activities was minimal for the years ended December 31, 2023 and 2022.

Net cash provided by (used in) financing activities

Net cash provided by financing activities for the year ended December 31, 2023 consisted of net proceeds of $46.2 million from equity financings, partially offset by debt principal payments of $21.2 million, inclusive of the full payoff of the loan in September of 2023. Avalo fully retired its debt and therefore it does not expect future principal payment outflows.

Net cash used in financing activities was $14.7 million for the year ended December 31, 2022 and was driven by Avalo’s $14.8 million principal prepayment under its loan agreement.

Critical Accounting Estimates and Assumptions

In preparing the financial statements, the Company makes estimates and assumptions that have an impact on assets, liabilities, revenue and expenses reported. These estimates can also affect supplemental information disclosed by us, including information about contingencies, risk and financial condition. The Company believes, given current facts and circumstances, our estimates and assumptions are reasonable, adhere to U.S. generally accepted accounting principles (“GAAP”) and are consistently applied. Inherent in the nature of an estimate or assumption is the fact that actual results may differ from estimates, and estimates may vary as new facts and circumstances arise.

While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements appearing at the end of this Annual Report on Form 10-K, we believe the following accounting policies are critical to the understanding of our financial condition and results.

Stock-Based Compensation

The Company applies the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all stock‑based awards made to employees, including employee stock options, in the statements of operations and comprehensive loss.

For stock options issued to employees and members of the board of directors for their services, the Company estimates the grant date fair value of each option using the Black‑Scholes option pricing model. The use of the Black‑Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk‑free interest rates and expected dividend yields of the common stock. Additionally, the stock price on the date of grant is utilized in the Black-Scholes option pricing model. For awards subject to service‑based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock‑based compensation expense equal to the grant date fair value of stock options on a straight‑line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

The assumptions we used to determine the fair value of stock options granted to employees and members of the board of directors are as follows:

	Year Ended December 31,
Service-based options	2023			2022
Expected term of options (in years)	5	—	6.25	5	—	6.25
Expected stock price volatility	89.8%	—	146.0%	84.0%	—	93.5%
Risk-free interest rate	3.43%	—	4.13%	1.50%	—	4.25%
Expected annual dividend yield	0%			0%

The estimates involved in the valuations include inherent uncertainties and the application of our judgment. As a result, if factors change and we use significantly different assumptions or estimates when valuing our stock options, our stock‑based compensation expense could be materially different. We recognize compensation expense for only the portion of awards that are expected to vest.

Derivative Liability

On November 7, 2022, Avalo sold its economic rights to future milestone and royalty payments for previously out-licensed assets AVTX-501, AVTX-007, and AVTX-611 to ES Therapeutics, LLC (“ES”), an affiliate of Armistice, in exchange for $5.0 million (the “ES Transaction”). At the time of the transaction, Armistice was a significant stockholder of the Company and whose chief investment officer, Steven Boyd, and managing director, Keith Maher, served on Avalo’s Board until August 8, 2022. The ES Transaction was approved in accordance with Avalo’s related party transaction policy.

The economic rights sold include (a) rights to a milestone payment of $20.0 million upon the filing and acceptance of an NDA for AVTX-501 pursuant to an agreement with Janssen Pharmaceutics, Inc. (the “AVTX-501 Milestone”) and (b) rights to any future milestone payments and royalties relating to AVTX-007 under a license agreement with Apollo AP43 Limited, including up to $6.25 million of development milestones, up to $67.5 million in sales-based milestones, and royalty payments of a low single digit percentage of annual net sales (which percentage increases to another low single digit percentage if annual net sales exceed a specified threshold) (the “AVTX-007 Milestones and Royalties”). In addition, Avalo waived all its rights to AVTX-611 sales-based payments of up to $20.0 million that were payable by ES (refer to Note 3 of the consolidated financial statements).

The exchange of the economic rights of the AVTX-501 Milestone and AVTX-007 Milestones and Royalties for cash meets the definition of a derivative instrument. The fair value of the derivative liability is determined using a combination of a scenario-based method and an option pricing method (implemented using a Monte Carlo simulation). The significant inputs including probabilities of success, expected timing, and forecasted sales as well as market-based inputs for volatility, risk-adjusted discount rates and allowance for counterparty credit risk are unobservable and based on the best information available to Avalo. Certain information used in the valuation is inherently limited in nature and could differ from Janssen and Apollo’s internal estimates.

The fair value of the derivative liability as of the transaction date was approximately $4.8 million, of which $3.5 million was attributable to the AVTX-501 Milestone and $1.3 million was attributable to the AVX-007 Milestones and Royalties. Subsequent to the transaction date, at each reporting period, the derivative liability is remeasured at fair value. As of December 31, 2023, the fair value of the derivative liability was $5.6 million, of which $3.8 million was attributable to the AVTX-501 Milestone and $1.7 million was attributable to the AVTX-007 Milestones and Royalties. For the year ended December 31, 2023, the $0.7 million change in fair value was recognized in other expense, net in the accompanying condensed consolidated statement of operations and comprehensive loss.

The fair value of the AVTX-501 Milestone was primarily driven by an approximate 23% probability of success to reach the milestone in approximately 3.8 years. The fair value of AVTX-007 Milestones and Royalties were primarily driven by approximately 17% probability of success, time to commercialization of approximately 4.8 years, and sales forecasts with peak annual net sales reaching $300 million. As discussed above, these unobservable inputs were estimated by Avalo based on limited publicly available information and therefore could differ from Janssen’s and Apollo’s respective internal development plans. Any changes to these inputs may result in significant changes to the fair value measured. Notably, the probability of success is the largest driver of the fair value and therefore changes to such input would likely result in significant changes to such fair value.

In the event that Janssen and/or Apollo are required to make payment(s) to ES Therapeutics pursuant to the underlying agreements, Avalo will recognize revenue under its existing contracts with those customers for that amount when it is no longer probable there would be a significant revenue reversal with any differences between the fair value of the derivative liability related to that payment immediately prior to the revenue recognition and revenue recognized to be recorded as other expense. However, given Avalo is no longer entitled to collect these payments, the potential ultimate settlement of the payments in the future from Janssen and/or Apollo to ES Therapeutics (and the future mark-to-market activity each reporting period) will not impact Avalo’s future cash flows.

Goodwill Impairment

The Company consists of one reporting unit. Management evaluates the reporting unit for impairment on an annual basis in the fourth quarter, or more frequently, if an event occurs or circumstances change that would more-likely-than-not reduce the fair value of the Company’s reporting unit below its carrying amount.

The Company recognized $3.9 million of goodwill impairment loss for the year ended December 31, 2023 as part of its annual goodwill impairment test performed on the last day of the fiscal year. The Company’s market capitalization decreased 69% from September 30, 2023 to December 31, 2023, which occurred primarily in the second half of the fourth quarter and on December 28, 2023, Avalo effected a reverse stock split of the Company’s common stock. Additionally, cash runway continued to decline in the fourth quarter and, as of December 31, 2023, the Company needed to raise additional funds to execute its strategy.

The impairment loss recognized represents the difference between the reporting unit’s carrying value and its fair value as of December 31, 2023. Because the Company consists of one reporting unit, the Company’s carrying value and fair value represent the reporting unit’s carrying value and fair value, respectively. The fair value of the reporting unit was estimated using the market approach. The Company utilized its closing stock price on the last day of the fiscal year, which is considered a Level 1 input pursuant to ASC 820, to calculate the reporting unit’s fair value.

In March 2024, the Company acquired its new lead asset, AVTX-009, and closed a private placement for gross proceeds of up to $185 million. These recent developments could impact future goodwill impairment and the Company will continue to monitor whether any impairment indicators are present prior to its next annual impairment test, which could result in the recognition of additional goodwill impairment losses in future periods.

Off‑Balance Sheet Arrangements

The Company does not have any off‑balance sheet arrangements, as defined by applicable SEC rules and regulations.

Recently Adopted Accounting Pronouncements

For a discussion of new accounting standards, see Note 2 to consolidated financial statements contained in this Annual Report on Form 10-K.

APPENDIX C

Avalo Financial Statements and Management’s Discussion and Analysis as of and for the three months ended March 31, 2024

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$110,177	$7,415
Other receivables	35	136
Prepaid expenses and other current assets	997	843
Restricted cash, current portion	4	1
Total current assets	111,213	8,395
Property and equipment, net	1,882	1,965
Goodwill	10,502	10,502
Restricted cash, net of current portion	131	131
Total assets	$123,728	$20,993
Liabilities, mezzanine equity and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$916	$446
Accrued expenses and other current liabilities	7,383	4,172
Warrant liability	194,901	—
Contingent consideration	12,500	—
Total current liabilities	215,700	4,618
Royalty obligation	2,000	2,000
Deferred tax liability, net	162	155
Derivative liability	5,670	5,550
Other long-term liabilities	1,281	1,366
Total liabilities	224,813	13,689
Mezzanine equity:
Series C Preferred Stock—$0.001 par value; 34,326 and 0 shares of Series C Preferred Stock authorized at March 31, 2024 and December 31, 2023, respectively; 22,358 and 0 shares of Series C Preferred Stock issued and outstanding at March 31, 2024 and December 31, 2023, respectively	11,457	—
Series D Preferred Stock—$0.001 par value; 1 and 0 shares of Series D Preferred Stock authorized at March 31, 2024 and December 31, 2023, respectively; 1 and 0 shares of Series D Preferred Stock issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Series E Preferred Stock—$0.001 par value; 1 and 0 shares of Series E Preferred Stock authorized at March 31, 2024 and December 31, 2023, respectively; 1 and 0 shares of Series E Preferred Stock issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Stockholders’ (deficit) equity:
Common stock—$0.001 par value; 200,000,000 shares authorized at March 31, 2024 and December 31, 2023; 1,034,130 and 801,746 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	343,881	342,437
Accumulated deficit	(456,424)	(335,134)
Total stockholders’ (deficit) equity	(112,542)	7,304
Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$123,728	$20,993
See accompanying notes to the unaudited condensed consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Product revenue, net	$—	$475
Total revenues, net	—	475

Operating expenses:
Cost of product sales	(80)	551
Research and development	2,116	6,008
Acquired in-process research and development	27,538	—
General and administrative	3,193	2,708
Total operating expenses	32,767	9,267
	(32,767)	(8,792)
Other expense:
Excess of warrant fair value over private placement proceeds	(79,276)	—
Private placement transaction costs	(9,220)	—
Change in fair value of derivative liability	(120)	(180)
Interest income, net	100	(949)
Other expense, net	—	(26)
Total other expense, net	(88,516)	(1,155)
Loss before taxes	(121,283)	(9,947)
Income tax expense	7	8
Net loss and comprehensive loss	$(121,290)	$(9,955)
Net loss per share of common stock, basic and diluted[1]	$(141)	$(204)

1 Amounts for prior periods presented have been retroactively adjusted to reflect the 1-for-240 reverse stock split effected on December 28, 2023. See Note 1 for details.

See accompanying notes to the unaudited condensed consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Preferred Stock and Changes in Stockholders’ (Deficit) Equity (Unaudited)
(In thousands, except share amounts)

	Preferred Stock		Common stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	(deficit) equity
Three Months Ended March 31, 2024
Balance, December 31, 2023	—	—	801,746	$1	$342,437	$(335,134)	$7,304
Impact of reverse split fractional share round-up	—	—	60,779	—	—	—	—
Issuance of common stock pursuant to Almata Transaction	—	—	171,605	—	815	—	815
Issuance of Series C Preferred Stock pursuant to Almata Transaction	2,412	11,457	—	—	—	—	—
Issuance of Series C Preferred Stock in private placement	19,946	—	—	—	—	—	—
Issuance of Series D Preferred Stock in private placement	1	—
Issuance of Series E Preferred Stock in private placement	1	—
Stock-based compensation	—	—	—	—	629	—	629
Net loss	—	—	—	—	—	(121,290)	(121,290)
Balance, March 31, 2024	22,360	$11,457	1,034,130	$1	$343,881	$(456,424)	$(112,542)

	Preferred Stock		Common stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	Shares[1]	Amount[1]	capital[1]	deficit	deficit
Three Months Ended March 31, 2023
Balance, December 31, 2022	—	—	39,294	$—	$292,909	$(303,824)	$(10,915)
Issuance of shares of common stock and warrants in underwritten public offering, net	—	—	15,709	—	13,748	—	13,748
Stock-based compensation	—	—	—	—	855	—	855
Net loss	—	—	—	—	—	(9,955)	(9,955)
Balance, March 31, 2023	—	$—	55,003	$—	$307,512	$(313,779)	$(6,267)

1 Amounts for prior periods presented have been retroactively adjusted to reflect the 1-for-240 reverse stock split effected on December 28, 2023. See Note 1 for details.
See accompanying notes to the unaudited condensed consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(121,290)	$(9,955)
Adjustments to reconcile net loss used in operating activities:
Depreciation and amortization	34	33
Stock-based compensation	629	855
Acquired in-process research and development	27,538	—
Excess of warrant fair value over private placement proceeds	79,276	—
Transaction costs paid pursuant to private placement	7,013	—
Transaction costs payable upon exercise of warrants issued in private placement	1,734	—
Change in fair value of derivative liability	120	180
Accretion of debt discount	—	350
Deferred taxes	7	8
Changes in assets and liabilities:
Other receivables	101	1,062
Inventory, net	—	1
Prepaid expenses and other assets	(154)	(337)
Lease incentive	158	—
Accounts payable	470	2,683
Deferred revenue	—	22
Accrued expenses and other liabilities	(1,652)	(4,941)
Lease liability, net	(186)	(13)
Net cash used in operating activities	(6,202)	(10,052)
Investing activities
Cash assumed from Almata Transaction	356	—
Leasehold improvements	—	(158)
Disposal of property and equipment	—	25
Net cash provided by (used in) investing activities	356	(133)
Financing activities
Proceeds from private placement investment, gross	115,625	—
Transaction costs paid pursuant to private placement	(7,013)	—
Proceeds from issuance of common stock and pre-funded warrants in underwritten public offering, net	—	13,748
Net cash provided by financing activities	108,612	13,748
Increase in cash, cash equivalents and restricted cash	102,766	3,563
Cash, cash equivalents, and restricted cash at beginning of period	7,546	13,318
Cash, cash equivalents, and restricted cash at end of period	$110,312	$16,881
Supplemental disclosures of cash flow information
Cash paid for interest	$—	$704
Supplemental disclosures of non-cash activities
Issuance of common stock and Series C Preferred Stock pursuant to Almata Transaction	$12,727	$—

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown in the condensed consolidated statements of cash flows (in thousands):

	March 31,
	2024	2023
Cash and cash equivalents	$110,177	$16,687
Restricted cash, current	4	63
Restricted cash, non-current	131	131
Total cash, cash equivalents and restricted cash	$110,312	16,881
See accompanying notes to the unaudited condensed consolidated financial statements.

AVALO THERAPEUTICS, INC. and SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

1. Business

Avalo Therapeutics, Inc. (the “Company,” “Avalo” or “we”) is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β monoclonal antibody (“mAb”), targeting inflammatory diseases. Avalo’s pipeline also includes quisovalimab (anti-LIGHT mAb) and AVTX-008 (BTLA agonist fusion protein).

Avalo was incorporated in Delaware and commenced operation in 2011, and completed its initial public offering in October 2015.

On March 27, 2024, the Company acquired AVTX-009, a Phase 2-ready anti-IL-1β mAb, through a merger with AlmataBio, Inc. (“AlmataBio”) with and into its wholly owned subsidiary (the “Almata Transaction”). Additionally, on March 28, 2024, the Company closed a private placement investment for up to $185 million in gross proceeds, including initial upfront gross investment of $115.6 million. The upfront net proceeds were approximately $108.1 million after deducting transaction costs. The Company could receive up to an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing.

Liquidity

Since inception, we have incurred significant operating and cash losses from operations. We have primarily funded our operations to date through sales of equity securities, out-licensing transactions and sales of assets.

For the three months ended March 31, 2024, Avalo generated a net loss of $121.3 million and negative cash flows from operations of $6.2 million. As of March 31, 2024, Avalo had $110.2 million in cash and cash equivalents. In March 2024, the Company closed a private placement investment for up to $185 million in gross proceeds, including an initial upfront gross investment of $115.6 million. Net proceeds were $108.1 million after deducting transaction costs. The Company could receive up to an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing.

Based on our current operating plans, we expect that our existing cash and cash equivalents are sufficient to fund operations for at least twelve months from the filing date of this Quarterly Report on Form 10-Q and we expect current cash on hand to fund operations into 2027. The Company closely monitors its cash and cash equivalents and seeks to balance the level of cash and cash equivalents with our projected needs to allow us to withstand periods of uncertainty relative to the availability of funding on favorable terms. We may need to satisfy our future cash needs through sales of equity securities under the Company’s ATM program or otherwise, out-licensing transactions, strategic alliances/collaborations, sale of programs, and/or mergers and acquisitions. There can be no assurance that any financing or business development initiatives can be realized by the Company, or if realized, what the terms may be. Further, if the Company raises additional funds through collaborations, strategic alliances or licensing arrangements with third parties, the Company might have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates. To the extent that we raise capital through the sale of equity, the ownership interest of our existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders.

2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the Company’s financial position, results of operations, and cash flows. The condensed consolidated balance sheet at December 31, 2023 has been derived from audited financial statements at that date. The interim results of operations are not necessarily indicative of the results that may occur for the full fiscal year. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to instructions, rules, and regulations prescribed by the United States Securities and Exchange Commission (“SEC”).

The Company believes that the disclosures provided herein are adequate to make the information presented not misleading when these unaudited condensed consolidated financial statements are read in conjunction with the December 31, 2023 audited consolidated financial statements.

On December 28, 2023, Avalo effected a 1-for-240 reverse stock split of the outstanding shares of the Company’s common stock and began trading on a split-adjusted basis on December 29, 2023. The Company retroactively applied the reverse stock split to common share and per share amounts for periods prior to December 28, 2023, including the unaudited consolidated financial statements for the quarter ended March 31, 2023. Additionally, pursuant to their terms, a proportionate adjustment was made to the per share exercise price and number of shares issuable under all of the Company’s outstanding options and warrants, and the number of shares authorized for issuance pursuant to the Company’s equity incentive plans have been reduced proportionately. Avalo retroactively applied such adjustments in the notes to consolidated financial statements for periods presented prior to December 28, 2023, including the quarter ended March 31, 2023. The reverse stock split did not reduce the number of authorized shares of common and preferred stock and did not alter the par value.

Unless otherwise indicated, all amounts in the following tables are in thousands except share and per share amounts.

Significant Accounting Policies

During the three months ended March 31, 2024, there were no significant changes to the Company’s summary of significant accounting policies contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024, except for the policies related to asset acquisitions and warrant liability as described below.

Asset Acquisitions

The Company evaluates acquisitions of assets and other similar transactions to assess whether the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen test is met, the transaction is accounted for as an asset acquisition. If the screen test is not met, further determination is required as to whether the Company has acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the screen test to determine whether an acquisition is a business combination or an acquisition of assets.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. Warrants classified as equity are recorded at fair value as of the date of issuance on the Company’s consolidated balance sheets and no further adjustments to their valuation are made. Warrants classified as derivative liabilities that require separate accounting as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and are revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded on the consolidated statement of operations. The assessment of whether the warrants are accounted for as equity-classified or liability-classified instruments is re-evaluated on a periodic basis.

3. Asset Acquisition

Almata Transaction

On March 27, 2024, the Company acquired AVTX-009, a Phase 2-ready anti-IL-1β mAb, through a merger with AlmataBio with and into its wholly owned subsidiary. The Company’s acquisition of AlmataBio was structured as a stock-for-stock transaction whereby all outstanding equity interests in AlmataBio were exchanged in a merger for a combination of the Company’s common stock and shares of the Company’s Series C Preferred Stock, resulting in the issuance of 171,605 shares of Company common stock and 2,412 shares of Series C Preferred Stock. Subject to Company stockholder approval, each share of Company Series C Preferred Stock (i) issued to former AlmataBio stockholders and ii) pursuant to the private placement investment will automatically convert to 1,000 shares of common stock, subject to certain beneficial ownership limitations. The Series C Preferred Stock holds no voting rights.

In addition to the shares issued, a cash payment of $7.5 million was due to the former AlmataBio stockholders upon the closing of a private placement investment. The private placement closed on March 28, 2024 and the Company paid the $7.5 million in April 2024. The Company is also required to pay potential development milestone payments to the former AlmataBio stockholders, including $5.0 million due upon the first patient dosed in a Phase 2 trial in patients with HS for AVTX-009 and $15.0 million due upon the first patient dosed in a Phase 3 trial for AVTX-009, both of which are payable in cash, Avalo stock, or a combination thereof at the election of the former AlmataBio stockholders, subject to the terms and conditions of the definitive merger agreement.

The Company has been determined to be the acquiring company for accounting purposes. In connection with the Almata Transaction, substantially all of the consideration paid is allocable to the fair value of acquired in-process research and development (“IPR&D”), specifically AVTX-009, and as such the acquisition is treated as an asset acquisition. The Company initially recognized AlmataBio’s assets and liabilities by allocating the accumulated cost of the acquisition based on their relative fair values, as estimated by management. The net assets acquired as of the transaction date have been combined with the assets, liabilities, and results of operations of the Company on consummation of the Almata Transaction. In accordance with ASC 730, Research and Development, the portion of the consideration allocated to the acquired IPR&D, specifically AVTX-009, based on its relative fair value, is included as an operating expense as there is no alternative future use.

Below is a summary of the total consideration, assets acquired and the liabilities assumed in connection with the Almata Transaction (in thousands):

Three Months Ended March 31, 2024
Stock consideration[1]	$12,272
Milestone payment due upon close of private placement investment[2]	7,500
Milestone payment due upon first patient dosed in a Phase 2 trial[2]	5,000
Transaction costs	2,402
Total GAAP Purchase Price at Close	$27,174

Acquired IPR&D	$27,538
Cash	356
Accrued expenses and other current liabilities	(720)
Total net assets acquired and liabilities assumed	$27,174

1 Equal to the aggregate common shares issued of 171,605 and the aggregate preferred shares issued of 2,412 (as-converted to 2,412,000 shares of common stock), multiplied by the Company’s closing stock price of $4.75 on March 27, 2024.

2 Avalo deemed these milestones probable and estimable as of the transaction close date and therefore included them as part of the GAAP purchase price at close. The first milestone payment due upon the close of the private placement investment was met on March 28, 2024 and was paid on April 1, 2024.

The cost to acquire the IPR&D asset related to AVTX-009 was expensed on the date of the Almata Transaction as it was determined to have no future alternative use. Accordingly, costs associated with the Almata Transaction to acquire the asset were expensed as incurred in acquired IPR&D.

4. Revenue

The Company’s license and supply agreement for Millipred®, an oral prednisolone indicated across a wide variety of inflammatory conditions, ended on September 30, 2023, and therefore there was no net product revenues for the three months ended March 31, 2024. Avalo considered Millipred® a non-core asset. Historically, the Company sold Millipred® in the United States primarily through wholesale distributors, who accounted for substantially all of the Company’s net product revenues and trade receivables. For the three months ended March 31, 2023, the Company recognized net product revenue of $0.5 million.

The Company will continue to monitor estimates for commercial liabilities, such as sales returns. As additional information becomes available, the Company could recognize expense (or a benefit) for differences between actuals or updated estimates to the reserves previously recognized. Pursuant the Millipred® license and supply agreement, Avalo was required to pay the supplier fifty percent of the net profit of the Millipred® product following each calendar quarter, subject to a $0.5 million quarterly minimum payment dependent on Avalo reaching certain net profit amounts as stipulated in the agreement. The profit share commenced on July 1, 2021 and ended on September 30, 2023. Within twenty-five months of September 30, 2023, the net profit share is subject to a reconciliation process where estimated deductions to arrive at net profit will be trued-up to actuals and could result in Avalo owing additional amounts to the supplier or vice versa, which would be recognized in cost of product sales.

Aytu BioScience, Inc. (“Aytu”), to which the Company sold its rights, title, and interests in assets relating to certain commercialized products in 2019 (the “Aytu Transaction”), managed Millipred® commercial operations until August 31, 2021 pursuant to transition service agreements, which included managing the third-party logistics provider. As a result, Aytu collected cash on behalf of Avalo for revenue generated by sales of Millipred® from the second quarter of 2020 through the third quarter of 2021. The transition services agreement allows Aytu to withhold up to $1.0 million until December of 2024. In the second quarter of 2022, Avalo fully reserved the receivable as a result of Aytu’s conclusion within its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 that substantial doubt existed with respect to its ability to continue as a going concern within one year after the date those financial statements were issued. As of March 31, 2024, the total receivable balance was approximately $0.6 million and remains fully reserved as of March 31, 2024. We will continue to reassess its collectability each reporting period.

5. Net Loss Per Share

The Company had two classes of stock outstanding during the three months ended March 31, 2024, common stock and preferred stock, and had only common stock outstanding during the three months ended March 31, 2023. The Company computes net loss per share using the two-class method, as the Series C Preferred Stock participates in distributions with the Company’s common stock. The two-class method of computing net loss per share is an earnings allocation formula that determines net loss for common stock and any participating securities according to dividends declared and participation rights in undistributed earnings. As the Company is in a net loss position for the three months ended March 31, 2024, the two-class method of computing net loss per share results in no allocation of undistributed losses to participating securities.

Basic net loss per share for common stock is computed by dividing the sum of distributed earnings by the weighted average number of shares outstanding for the period. The weighted average number of common shares outstanding as of March 31, 2023 includes the weighted average effect of pre-funded warrants, the exercise of which required nominal consideration for the delivery of the shares of common stock. There were no pre-funded warrants outstanding as of March 31, 2024.

Diluted net loss per share may include the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Common stock equivalents include: (i) outstanding stock options and restricted stock units, which are included under the “treasury stock method” when dilutive; (ii) common stock to be issued upon the exercise of outstanding warrants, which are included under the “treasury stock method” when dilutive, and (iii) preferred stock under the if-converted method. Because the impact of these items is anti-dilutive during periods of net loss, there is no difference between basic and diluted loss per common share for periods with net losses.

The following tables set forth the computation of basic and diluted net loss per share of common stock for the three months ended March 31, 2024 and March 31, 2023 (in thousands, except share and per share amounts):

Three Months Ended March 31, 2024
Common stock

Net loss	$(121,290)
Weighted average shares	859,381
Basic and diluted net loss per share	$(141)

As the Company is in a net loss position as of March 31, 2024, the two-class method of computing net loss per share results in no allocation of undistributed losses to participating securities. As such, there is no allocation of undistributed losses to the Series C Preferred Stock outstanding for the three months ended March 31, 2024, and therefore the preferred stock is not reflected in the above table.

Three Months Ended March 31, 2023
Common stock

Net loss	$(9,955)
Weighted average shares	48,845
Basic and diluted net loss per share	$(204)

The following outstanding securities have been excluded from the computation of diluted weighted shares outstanding for the three months ended March 31, 2024 and 2023, as they could have been anti-dilutive:

	Three Months Ended
	March 31,
	2024	2023
Stock options	7,543	7,558
Warrants on common stock[1]	11,969,063	17,254
Series C Preferred Stock (as-converted to common stock)[2]	22,357,897	—
1 The weighted average number of common shares outstanding for the three months ended March 31, 2023 includes the weighted average outstanding pre-funded warrants for the period because their exercise price was nominal. There were no pre-funded warrants outstanding as of March 31, 2024.
2 Subject to stockholder approval, each share of the Company’s Series C Preferred Stock will automatically convert to 1,000 shares of common stock, subject to certain beneficial ownership limitations.

6. Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value standard also establishes a three‑level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels are defined as follows:
•Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market.
•Level 2—inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model‑derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability.
•Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability.

The following table presents, for each of the fair value hierarchy levels required under ASC 820, the Company’s assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	March 31, 2024
	Fair Value Measurements Using
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Assets
Investments in money market funds*	$104,776	$—	$—
Liabilities
Derivative liability	—	—	5,670
Warrant liability	$—	$—	$194,901

	December 31, 2023
	Fair Value Measurements Using
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Assets
Investments in money market funds*	$7,077	$—	$—
Liabilities
Derivative liability	$—	$—	$5,550

*Investments in money market funds are reflected in cash and cash equivalents on the accompanying unaudited condensed consolidated balance sheets.

As of March 31, 2024, the Company’s financial instruments included cash and cash equivalents, restricted cash, other receivables, prepaid and other current assets, accounts payable, accrued expenses and other current liabilities, derivative liability, and warrant liability. As of December 31, 2023, the Company’s financial instruments included cash and cash equivalents, restricted cash, accounts receivable, other receivables, prepaid and other current assets, accounts payable, accrued expenses and other current liabilities, and derivative liability.

The carrying amounts reported in the accompanying unaudited condensed consolidated financial statements for cash and cash equivalents, restricted cash, accounts receivable, other receivables, prepaid and other current assets, accounts payable, and accrued expenses and other current liabilities approximate their respective fair values because of the short-term nature of these accounts.

Level 3 Valuation

The table presented below is a summary of changes in the fair value of the Company’s Level 3 valuations for the warrant liability and derivative liability for the three months ended March 31, 2024:

	Warrant liability	Derivative liability	Total
Balance at December 31, 2023	$—	$5,550	$5,550
Initial valuation of warrant liability	194,901	—	194,901
Change in fair value	—	120	120
Balance at March 31, 2024	$194,901	$5,670	$200,571

	Warrant liability	Derivative liability	Total
Balance at December 31, 2022	$—	$4,830	$4,830
Initial valuation of warrant liability	—	—	—
Change in fair value	—	180	180
Balance at March 31, 2023	$—	$5,010	$5,010

Warrant liability

On March 28, 2024, the Company closed a private placement investment with institutional investors in which the investors received (i) 19,946 shares of non-voting convertible preferred stock (the “Series C Preferred Stock”) and (ii) warrants to purchase up to an aggregate of 11,967,526 shares of Avalo’s common stock (or a number of shares of Series C Preferred Stock convertible into the number of shares of common stock the warrant is then exercisable into). Refer to Note 10 - Capital Structure and sub-header “Q1 2024 Financing” for more information regarding the warrants.

The Company determined that the warrants do not satisfy the conditions to be accounted for as equity instruments. As the warrants do not meet the equity contract scope exception, the Company classified the warrants as a derivative liability upon issuance.

The Company’s warrant liability is measured at fair value each reporting period utilizing the Black-Scholes option pricing model, which requires assumptions including the value of the stock on the measurement date, exercise price, expected term, expected volatility, and the risk-free interest rate. Certain assumptions, including the expected term and expected volatility, are subjective and require judgment to develop. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our warrant liability could be materially different.

The closing stock price of Avalo’s common stock on March 28, 2024, which was the date the transaction closed, as well as the last trading day of the first quarter of 2024, was the main driver of the fair value of the warrant liability. Future increases or decreases to the stock price at each reporting period will drive increases or decreases, respectively, to the fair value of the warrant liability. The expected term was estimated based on when the Company expects the first patient dosed in a Phase 2 trial of AVTX-009 in hidradenitis suppurativa (the “Dosing Date”), to occur. If the Dosing Date occurs earlier or later than expected, then the expected term will decrease or increase, respectively, which may decrease or increase, respectively, the value of the warrant liability. Expected volatility is based on a blend between the Company’s historical volatility and the volatility of comparable peer companies. The risk-free interest rate was based on the implied yield available on U.S. treasury securities with a maturity equivalent to the expected term. The warrant liability was classified as a Level 3 instrument as its value was based on unobservable market inputs. The inputs utilized include the following:

As of March 31, 2024
Common stock price	$21.75
Expected term (in years)	0.5
Expected volatility	109%
Risk-free rate	5.35%
Exercise price	$5.796933
Dividend yield rate	—%

The initial measurement of the warrant liability of $194.9 million exceeded the proceeds received from the private placement investment of $115.6 million, which resulted in a $79.3 million loss recognized in other expense, net. Subsequently, the warrants are carried at fair value with changes in fair value recognized in the Company’s consolidated statements of operations and comprehensive loss until either exercised or expired.

Derivative liability

In the fourth quarter of 2022, Avalo sold its economic rights to future milestone and royalty payments for previously out-licensed assets AVTX-501, AVTX-007, and AVTX-611 to ES Therapeutics, LLC (“ES”), an affiliate of Armistice, in exchange for $5.0 million (the “ES Transaction”). At the time of the transaction, Armistice was a significant stockholder of the Company and whose chief investment officer, Steven Boyd, and managing director, Keith Maher, served on Avalo’s Board until August 8, 2022. The ES Transaction was approved in accordance with Avalo’s related party transaction policy.

The economic rights sold include (a) rights to a milestone payment of $20.0 million upon the filing and acceptance of an NDA for AVTX-501 pursuant to an agreement with Janssen Pharmaceutics, Inc., (the “AVTX-501 Milestone”) and (b) rights to any future milestone payments and royalties relating to AVTX-007 under a license agreement with Apollo AP43 Limited, including up to $6.25 million of development milestones, up to $67.5 million in sales-based milestones, and royalty payments of a low single digit percentage of annual net sales (which percentage increases to another low single digit percentage if annual net sales exceed a specified threshold) (the “AVTX-007 Milestones and Royalties”). In addition, Avalo waived all its rights to AVTX-611 sales-based payments of up to $20.0 million that were payable by ES.

The exchange of the economic rights of the AVTX-501 Milestone and AVTX-007 Milestones and Royalties for cash meets the definition of a derivative instrument. The fair value of the derivative liability is determined using a combination of a scenario-based method and an option pricing method (implemented using a Monte Carlo simulation). The significant inputs including probabilities of success, expected timing, and forecasted sales as well as market-based inputs for volatility, risk-adjusted discount rates and allowance for counterparty credit risk are unobservable and based on the best information available to Avalo. Certain information used in the valuation is inherently limited in nature and could differ from Janssen and Apollo’s internal estimates.

The fair value of the derivative liability as of the transaction date was approximately $4.8 million, of which $3.5 million was attributable to the AVTX-501 Milestone and $1.3 million was attributable to the AVTX-007 Milestones and Royalties. Subsequent to the transaction date, at each reporting period, the derivative liability is remeasured at fair value. As of March 31, 2024, the fair value of the derivative liability was $5.7 million, of which $3.8 million was attributable to the AVTX-501 Milestone and $1.9 million was attributable to the AVTX-007 Milestones and Royalties. For the three months ended March 31, 2024, the $0.1 million change in fair value was recognized in other expense, net in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.

The fair value of the AVTX-501 Milestone was primarily driven by an approximate 23% probability of success to reach the milestone in approximately 3.6 years. The fair value of AVTX-007 Milestones and Royalties was primarily driven by an approximate 17% probability of success, time to commercialization of approximately 4.6 years, and sales forecasts with peak annual net sales reaching $300 million. As discussed above, these unobservable inputs were estimated by Avalo based on limited publicly available information and therefore could differ from Janssen and Apollo’s internal development plans. Any changes to these inputs may result in significant changes to the fair value measurement. Notably, the probability of success is the largest driver of the fair value and therefore changes to such input would likely result in significant changes to such fair value.

In the event that Janssen and/or Apollo are required to make payment(s) to ES Therapeutics pursuant to the underlying agreements, Avalo will recognize revenue under its existing contracts with those customers for that amount when it is no longer probable there would be a significant revenue reversal with any differences between the fair value of the derivative liability related to that payment immediately prior to the revenue recognition and revenue recognized to be recorded as other expense. However, given Avalo is no longer entitled to collect these payments, the potential ultimate settlement of the payments in the future from Janssen and/or Apollo to ES Therapeutics (and the future mark-to-market activity each reporting period) will not impact Avalo’s future cash flows.

No changes in valuation techniques or inputs occurred during the three months ended March 31, 2024 and 2023. No transfers of assets between Level 1 and Level 2 of the fair value measurement hierarchy occurred during the three months ended March 31, 2024 and 2023.

7. Leases

Avalo currently occupies two leased properties, both of which serve as administrative office space. The Company determined that both of these leases are operating leases based on the lease classification test performed at lease commencement.

The annual base rent for the Company’s office located in Rockville, Maryland is $0.2 million, subject to annual 2.5% increases over the term of the lease. The applicable lease provided for a rent abatement for a period of 12 months following the Company’s date of occupancy. The lease has an initial term of 10 years from the date the Company made its first annual fixed rent payment, which occurred in January 2020. The Company has the option to extend the lease two times, each for a period of five years, and may terminate the lease as of the sixth anniversary of the first annual fixed rent payment, upon the payment of a termination fee.

The initial annual base rent for the Company’s office located in Chesterbrook, Pennsylvania is $0.2 million and the annual operating expenses are approximately $0.1 million. The annual base rent is subject to periodic increases of approximately 2.4% over the term of the lease. The lease has an initial term of 5.25 years from the lease commencement on December 1, 2021.

The weighted average remaining term of the operating leases at March 31, 2024 was 4.4 years.

Supplemental balance sheet information related to the leased properties include (in thousands):

	As of
	March 31, 2024	December 31, 2023
Property and equipment, net	$1,280	$1,329

Accrued expenses and other current liabilities	$545	$537
Other long-term liabilities	1,281	1,366
Total operating lease liabilities	$1,826	$1,903

The operating lease right-of-use (“ROU”) assets are included in property and equipment, net and the lease liabilities are included in accrued expenses and other current liabilities and other long-term liabilities in our unaudited condensed consolidated balance sheets. The Company utilized a weighted average discount rate of 9.1% to determine the present value of the lease payments.

The components of lease expense for the three months ended March 31, 2024 and 2023 were as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Operating lease cost*	$108	$120

*Includes short-term leases, which are immaterial.

The following table shows a maturity analysis of the operating lease liabilities as of March 31, 2024 (in thousands):

Undiscounted Cash Flows
April 1, 2024 through December 31, 2024	$407
2025	553
2026	563
2027	259
2028	201
2029	207
Thereafter	17
Total lease payments	$2,207
Less implied interest	(381)
Total	$1,826

8. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of March 31, 2024 and December 31, 2023 consisted of the following (in thousands):

	As of
	March 31, 2024	December 31, 2023
Research and development	$329	$352
Compensation and benefits	752	580
General and administrative (including asset acquisition related transaction costs)	1,934	830
Private placement investment transaction costs	2,034	—
Commercial operations	1,789	1,873
Lease liability, current	545	537
Total accrued expenses and other current liabilities	$7,383	$4,172

9. Notes Payable

On June 4, 2021, the Company entered into a $35.0 million venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (“Horizon”) and Powerscourt Investments XXV, LP (“Powerscourt”, and together with Horizon, the “Lenders”). Between June and September of 2021, the Company borrowed the full $35.0 million (the “Note”) available under the Loan Agreement.

In the second quarter of 2022, the Company, as collectively agreed upon with the Lenders, prepaid $15.0 million of principal and accrued interest. In June of 2023, the Company, as collectively agreed upon with the Lenders, prepaid $6.0 million of principal. On September 22, 2023, the Company and the Lenders entered into a Payoff Letter (the “Payoff Letter”), pursuant to which the Company repaid all outstanding principal, inclusive of the final payment fee, and interest under the Loan Agreement in the aggregate amount of $14.3 million. As a result of the payment, all obligations of the parties under the Loan Agreement were deemed satisfied and terminated.

On June 4, 2021, pursuant to the Loan Agreement, the Company issued warrants to the Lenders to purchase 148 shares of the Company’s common stock with an exercise price of $7,488 per share (the “Warrants”). The Warrants are exercisable for ten years from the date of issuance. Pursuant to the Payoff Letter, Avalo’s obligations under the Warrants shall survive pursuant to the original terms at issuance. The Warrants, which met equity classification, were recognized as a component of permanent stockholders’ (deficit) equity within additional paid-in-capital and were recorded at the issuance date using a relative fair value allocation method. The Company recognized debt issuance costs and the amount allocated to the warrants as a debt discount on the date of issuance and amortized these costs to interest expense using the effective interest method over the original term of the loan. As a result of the payoff in the third quarter of 2023, the Company accelerated the remaining $0.9 million amortization of the debt discount, which was recognized as interest expense in the third quarter of 2023.

10. Capital Structure

Pursuant to the Company’s amended and restated certificate of incorporation, the Company is authorized to issue two classes of stock, common stock and preferred stock. At March 31, 2024, the total number of shares of capital stock the Company was authorized to issue was 205,000,000, of which 200,000,000 was common stock and 5,000,000 was preferred stock. All shares of common and preferred stock have a par value of $0.001 per share.

Almata Transaction

On March 27, 2024, the Company acquired AlmataBio in which the former AlmataBio stockholders received (i) 171,605 shares of the Company’s common stock and (ii) 2,412 shares of the Company’s Series C Preferred Stock. Subject to the Requisite Stockholder Approval, the date Company shareholders approve the issuance of common stock for conversion of Series C Preferred Stock and for exercise of warrants, each share of the Series C Preferred Stock issued to former AlmataBio stockholders will automatically convert to 1,000 shares of common stock, subject to certain beneficial ownership limitations. The Series C Preferred Stock holds no voting rights. Refer to Note 3 - Asset Acquisition for more information regarding the acquisition and refer to sub-header “Series C Preferred Stock” within the “Q1 2024 Financing” section below for more information regarding the Series C Preferred Stock issued pursuant to the Almata Transaction.

Q1 2024 Financing

On March 28, 2024, the Company closed a private placement investment with institutional investors in which the investors received (i) 19,946 shares of non-voting convertible preferred stock, the Series C Preferred Stock, and (ii) warrants to purchase up to an aggregate of 11,967,526 shares of Avalo’s common stock (or a number of shares of Series C Preferred Stock convertible into the number of shares of common stock the warrant is then exercisable into), resulting in upfront gross proceeds of $115.6 million. Net proceeds were $108.1 million after deducting transaction costs. The Company could receive up to an additional $69.4 million of gross proceeds upon the exercise of the warrants.

Warrants on common stock or Series C Preferred Stock issued in Q1 2024 Financing

The warrants are exercisable via gross physical settlement for $5.796933 per underlying share of common stock (or a number of shares of Series C Preferred Stock convertible into the number of shares of common stock the warrant is then exercisable into). The warrants will become exercisable on (i) March 28, 2024, if exercised for shares of Series C Preferred Stock, or (ii) upon receipt of Requisite Stockholder Approval if exercised for shares of common stock. The warrants will expire on the earlier of (y) the fifth anniversary of the date of issuance or (z) the Dosing Date (as defined in Note 6 - Fair Value Measurements), provided that if the Requisite Stockholder Approval has not been received by the Dosing Date, then the warrants will expire on the earlier of the (A) the fifth anniversary of the date of issuance or (B) thirty-first day following receipt of the Requisite Stockholder Approval. The warrants include anti-dilution protection provisions.

The Company determined that the warrants do not satisfy the conditions to be accounted for as equity instruments. As the warrants do not meet the equity contract scope exception, the Company classified the warrants as a derivative liability upon issuance. The initial measurement of the warrant at fair value exceeded the proceeds received such that the difference between the initial fair value of the warrants and net upfront cash proceeds is recognized in the income statement as a loss. Subsequently, the warrants are carried at fair value with changes in fair value recognized in the Company’s unaudited consolidated statements of operations and comprehensive loss until either exercised or expired. The valuation of the warrants is considered under Level 3 of the fair value hierarchy due to the need to use assumptions in the valuation that are both significant to the fair value measurement and unobservable. See Note 6 - Fair Value Measurement for a description of the warrant’s valuation methodology.

No warrants were exercised for the quarterly period ended on March 31, 2024.

Upon exercise of the warrants, the Company will pay an additional amount of transaction costs to a third-party financial institution, based on 2.5% gross proceeds received from the exercise. As the warrants are in the money as of the quarterly period ended March 31, 2024, the Company has recognized $1.7 million for transaction costs within other expense, net. The Company also incurred an additional $7.5 million of transaction costs related to the private placement investment which were expensed within other expense, net.

Series C Preferred Stock issued in the Almata Transaction and Q1 2024 Financing

As of March 31, 2024, the Company had 5,000,000 shares of Preferred Stock authorized, of which 34,326 have been designated as Series C Preferred Stock. As of March 31, 2024, there were 22,358 shares of Series C Preferred Stock outstanding, with a par value of $0.001 per share. The Series C Preferred Stock have no voting rights, no liquidation preference, and are not redeemable. In the event of any liquidation, dissolution or winding up of the Company, Series C Preferred Stock are entitled to be paid out of the assets with the Company legally available for distribution to its stockholders on an as-converted and pari-passu basis with common stock. The Series C Preferred Stock is subject to broad-based weighted average anti-dilution protection for certain issuances of common stock and securities convertible into common stock. The Series C Preferred Stock are entitled to receive dividends equal to and in the same form, and in the same manner, based on the then-current conversion ratio as dividends actually paid on shares of the common stock, when, as and if such dividends are paid on shares of the common stock. Upon Requisite Stockholder Approval, each share of Series C Preferred Stock (i) issued to the former AlmataBio stockholders (as discussed above) and (ii) pursuant to the private placement investment will automatically convert to 1,000 shares of common stock, subject to certain beneficial ownership limitations.

The Series C Preferred Stock is contingently redeemable outside the control of the Company such that the Series C Preferred Stock is recognized outside of permanent equity. The carrying value of Series C Preferred Stock issued to the former AlmataBio stockholders pursuant to the Almata Transaction of $11.5 million is recognized outside of stockholder’s (deficit) equity on the Company’s unaudited consolidated balance sheet. No amounts were allocated to the Series C Preferred Stock issued pursuant to the Q1 2024 Financing because the initial fair value of the warrants exceeded gross proceeds received for the issuance of the private placement bundle that included both Series C Preferred Stock and warrants. The Series C Preferred Stock is not remeasured to redemption value until the shares are probable of becoming redeemable for cash. As of March 31, 2024, the Company expects to have sufficient authorized and unissued shares to settle the Series C Preferred Stock upon Requisite Stockholder Approval, and therefore it is not probable that the Series C Preferred Stock would be redeemable for cash as of the balance sheet date.

As of March 31, 2024, no Series C Preferred Stock were converted to common stock.

Series D and Series E Preferred Stock issued in the Q1 2024 Financing

As a condition to the Q1 2024 Financing, a single Series D Preferred Stock and a single Series E Preferred Stock were issued to two institutional investors that participated in the private placement. Both the Series D and the Series E Preferred Stock have a par value and liquidation preference of $0.001 per share. The Series D and Series E Preferred Stock do not have voting rights, are not entitled to dividends, and are not convertible into common stock. The holders of the Series D and Series E Preferred Stock have the option to require the Company to redeem their shares at a price equal to the par value at any time. The Company retains the right to redeem the Series D and Series E Preferred Stock at a price equal to the par value if the holder owns less than a certain threshold of the Company’s outstanding common stock. While the Series D and Series E Preferred Stock do not provide the holders with substantive economics, the Series D and Series E Preferred Stock were issued solely to allow for the institutional investors to appoint a director to the Company’s board of directors.

Common Stock Warrants

At March 31, 2024, the following common stock warrants were outstanding:

Number of common shares	Exercise price		Expiration
underlying warrants	per share		date
1,389	$36,000		June 2024
148	$7,488		June 2031
11,967,526	$5.80	(1)	(1)
11,969,063

(1) The warrants will become exercisable (i) on March 28, 2024, if exercised for shares of Series C Preferred Stock, or (ii) upon receipt of Requisite Stockholder Approval, the date Company shareholders approve the issuance of common stock for conversion of Series C Preferred Stock and for exercise of warrants, if exercised for shares of common stock. The warrants will expire on the earlier of (y) the fifth anniversary of the date of issuance or (z) the thirty-first day following the Dosing Date, provided that if the Requisite Stockholder Approval has not been received by the Dosing Date, then the warrants will expire on the earlier of the (A) the fifth anniversary of the date of issuance or (B) thirty-first day following receipt of the Requisite Stockholder Approval. The warrants include anti-dilution protection provisions.

11. Stock-Based Compensation

2016 Equity Incentive Plan

In April 2016, our board of directors adopted the 2016 Equity Incentive Plan, which was approved by our stockholders in May 2016 and which was subsequently amended and restated in May 2018 and August 2019 with the approval of our board of directors and our stockholders (the “2016 Third Amended Plan”). During the term of the 2016 Third Amended Plan, the share reserve will automatically increase on the first trading day in January of each calendar year ending on (and including) January 1, 2026, by an amount equal to 4% of the total number of outstanding shares of common stock of the Company on the last trading day in December of the prior calendar year. On January 1, 2024, pursuant to the terms of the 2016 Third Amended Plan, an additional 32,070 shares were made available for issuance. As of March 31, 2024, there were 32,520 shares available for future issuance under the 2016 Third Amended Plan.

Option grants expire after ten years. Employee options typically vest over four years. Employees typically receive a new hire option grant, as well as an annual grant in the first or second quarter of each year. Options granted to directors typically vest either immediately or over a period of one or three years. Directors may elect to receive stock options in lieu of board compensation, which vest immediately. For stock options granted to employees and non-employee directors, the estimated grant date fair market value of the Company’s stock-based awards is amortized ratably over the individuals’ service periods, which is the period in which the awards vest. Stock-based compensation expense includes expense related to stock options and employee stock purchase plan shares. The amount of stock-based compensation expense recognized for the three months ended March 31, 2024 and 2023 was as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Research and development	$269	$326
General and administrative	360	529
Total stock-based compensation	$629	$855

Stock options with service-based vesting conditions

The Company has granted options that contain service-based vesting conditions. The compensation cost for these options is recognized on a straight-line basis over the vesting periods. A summary of option activity for the three months ended March 31, 2024 is as follows:

	Options Outstanding
	Number of shares	Weighted average exercise price per share	Weighted average grant date fair value per share	Weighted average remaining contractual term (in years)
Balance at December 31, 2023	7,211	$3,192	$1,930	8.3
Granted	—	$—	$—
Forfeited	(13)	$660	$473
Expired	(3)	$11,232	$6,444
Balance at March 31, 2024	7,195	$3,192	$1,936	8.0
Exercisable at March 31, 2024	4,058	$4,791	$2,803	7.4

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock. As of March 31, 2024, the aggregate intrinsic value of options outstanding was minimal. There were 545 options that vested during the three months ended March 31, 2024 with a weighted average exercise price of $1,598 per share. The total grant date fair value of shares which vested during the three months ended March 31, 2024 was $0.6 million.

The Company recognized stock-based compensation expense of $0.6 million related to stock options with service-based vesting conditions for the three months ended March 31, 2024. At March 31, 2024, there was $2.2 million of total unrecognized compensation cost related to unvested service-based vesting condition awards. The unrecognized compensation cost is expected to be recognized over a weighted-average period of 1.4 years.

Stock-based compensation assumptions

There were no stock options granted in the three months ended March 31, 2024.

Stock options with market-based vesting conditions

As of March 31, 2024, there were 348 exercisable stock options that contained market-based vesting conditions (that had been previously satisfied). The options have a weighted average share price per share of $9,488 and a weighted average remaining contractual term of 0.2 years. There were no stock options with market-based vesting conditions granted, exercised, or forfeited for the three months ended March 31, 2024.

Employee Stock Purchase Plan

On April 5, 2016, the Company’s board of directors approved the 2016 Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved by the Company’s stockholders and became effective on May 18, 2016 (the “ESPP Effective Date”).

Under the ESPP, eligible employees can purchase common stock through accumulated payroll deductions at such times as are established by the administrator. The ESPP is administered by the compensation committee of the Company’s board of directors. Under the ESPP, eligible employees may purchase stock at 85% of the lower of the fair market value of a share of the Company’s common stock (i) on the first day of an offering period or (ii) on the purchase date. Eligible employees may contribute up to 15% of their earnings during the offering period. The Company’s board of directors may establish a maximum number of shares of the Company’s common stock that may be purchased by any participant, or all participants in the aggregate, during each offering or offering period. Under the ESPP, a participant may not accrue rights to purchase more than $25,000 of the fair market value of the Company’s common stock for each calendar year in which such right is outstanding.

The Company initially reserved and authorized up to 174 shares of common stock for issuance under the ESPP. On January 1 of each calendar year, the aggregate number of shares that may be issued under the ESPP automatically increases by a number equal to the lesser of (i) 1% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding calendar year, (ii) 174 shares of the Company’s common stock, or (iii) a number of shares of the Company’s common stock as determined by the Company’s board of directors or compensation committee. On January 1, 2024, the number of shares available for issuance under the ESPP increased by 174. As of March 31, 2024, 958 shares remained available for issuance.

In accordance with the guidance in ASC 718-50, Employee Share Purchase Plans, the ability to purchase shares of the Company’s common stock at the lower of the offering date price or the purchase date price represents an option and, therefore, the ESPP is a compensatory plan under this guidance. Accordingly, stock-based compensation expense is determined based on the option’s grant-date fair value and is recognized over the requisite service period of the option. The Company used the Black-Scholes valuation model and recognized minimal stock-based compensation expense for the three months ended March 31, 2024.

12. Income Taxes

The Company recognized minimal income tax expense for the three months ended March 31, 2024 and 2023 due to the significant valuation allowance against the Company’s deferred tax assets and the current and prior period losses.

13. Commitments and Contingencies

Litigation

Litigation - General

The Company may become party to various contractual disputes, litigation, and potential claims arising in the ordinary course of business. Reserves are established in connection with such matters when a loss is probable and the amount of such loss can be reasonably estimated. The Company currently does not believe that the resolution of such matters will have a material adverse effect on its financial position or results of operations except as otherwise disclosed in this report.

Dispute Notice Settlement

On August 14, 2023, the Company received a notice from Apollo AP43 Limited alleging that the Company was in breach of the license agreement between them dated July 29, 2022 by virtue of owing $0.8 million to a service provider under the terms of that license. On January 25, 2024, the Company and Apollo entered into a settlement and release agreement, pursuant to which Avalo agreed to pay Apollo $0.2 million to settle the dispute and Apollo released Avalo from any and all liabilities or claims relating to the dispute that Apollo may have against Avalo from the date of the license agreement through the date of the settlement and release agreement. The Company recognized the $0.2 million settlement within accrued expenses and other current liabilities as of December 2023 and made the $0.2 million settlement payment in the first quarter of 2024.

Possible Future Milestone Payments for In-Licensed Compounds

General

Avalo is a party to license and development agreements with various third parties, which contain future payment obligations such as royalties and milestone payments. The Company recognizes a liability (and related expense) for each milestone if and when such milestone is probable and can be reasonably estimated. As typical in the biotechnology industry, each milestone has unique risks that the Company evaluates when determining the probability of achieving each milestone and the probability of success evolves over time as the programs progress and additional information is obtained. The Company considers numerous factors when evaluating whether a given milestone is probable including (but not limited to) the regulatory pathway, development plan, ability to dedicate sufficient funding to reach a given milestone and the probability of success.

AVTX-009 Agreements

On March 27, 2024, Avalo obtained the rights to an anti-IL-1β mAb (AVTX-009), including the world-wide exclusive license from Eli Lilly and Company (the “Lilly License Agreement”), pursuant to its acquisition of AlmataBio. AlmataBio had previously purchased the rights, title and interest in the asset from Leap Therapeutics, Inc. (“Leap”) in 2023.

Avalo is required to pay up to $70 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay sales-based milestones aggregating up to $720 million. Additionally, Avalo is required to pay royalties during a country-by-country royalty term equal to a mid-single digit-to-low double digit of Avalo or its sublicensees’ annual net sales.

No expense related to these AVTX-009 agreements was recognized in the three months ended March 31, 2024. There has been no cumulative expense recognized as of March 31, 2024 related to the milestones under these AVTX-009 agreements. The Company will continue to monitor the milestones at each reporting period.

Refer to the sub-header below entitled “Acquisition Related and Other Contingent Liabilities” for information regarding future development milestones that are payable to the former AlmataBio stockholders.

AVTX-002 KKC License Agreement

On March 25, 2021, the Company entered into a license agreement with Kyowa Kirin Co., Ltd. (“KKC”) for exclusive worldwide rights to develop, manufacture and commercialize AVTX-002, KKC’s first-in-class fully human anti-LIGHT (TNFSF14) monoclonal antibody for all indications (the “KKC License Agreement”). The KKC License Agreement replaced the Amended and Restated Clinical Development and Option Agreement between the Company and KKC dated May 28, 2020.

Under the KKC License Agreement, the Company paid KKC an upfront license fee of $10.0 million, which we recognized within research and development expenses in 2021. The Company is also required to pay KKC up to an aggregate of $112.5 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay KKC sales-based milestones aggregating up to $75.0 million tied to the achievement of annual net sales targets.

Additionally, the Company is required to pay KKC royalties during a country-by-country royalty term equal to a mid-teen percentage of annual net sales. The Company is required to pay KKC a double-digit percentage (less than 30%) of the payments that the Company receives from any sublicensing of its rights under the KKC License Agreement, subject to certain exclusions. Avalo is responsible for the development and commercialization of AVTX-002 in all indications worldwide (other than the option in the KKC License Agreement that, upon exercise by KKC, allows KKC to develop, manufacture and commercialize AVTX-002 in Japan). In addition to the KKC License Agreement, Avalo is subject to additional royalties upon commercialization of up to an amount of less than 10% of net sales.

No expense related to the KKC License Agreement was recognized in the three months ended March 31, 2024. There has been no cumulative expense recognized as of March 31, 2024 related to the milestones under the KKC License Agreement. The Company will continue to monitor the milestones at each reporting period.

AVTX-008 Sanford Burnham Prebys License Agreement

On June 22, 2021, the Company entered into an Exclusive Patent License Agreement with Sanford Burnham Prebys Medical Discovery Institute (the “Sanford Burnham Prebys License Agreement”) under which the Company obtained an exclusive license to a portfolio of issued patents and patent applications covering an immune checkpoint program (AVTX-008).

Under the terms of the Sanford Burnham Prebys License Agreement, the Company incurred an upfront license fee of $0.4 million, as well as patent costs of $0.5 million, which we recognized within research and development expenses and within general and administrative expenses, respectively, in 2021. The Company is required to pay Sanford Burnham Prebys up to an aggregate of $24.2 million based on achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay Sanford Burnham Prebys sales-based milestone payments aggregating up to $50.0 million tied to annual net sales targets. Additionally, the Company is required to pay Sanford Burnham Prebys royalties during a country-by-country royalty term equal to a low-to-mid single digit percentage of annual net sales. The Company is also required to pay Sanford Burnham Prebys a tiered low-double digit percentage of the payments that Avalo receives from sublicensing of its rights under the Sanford Burnham Prebys License Agreement, subject to certain exclusions. Avalo is fully responsible for the development and commercialization of the program.

No material expense related to the Sanford Burnham Prebys License Agreement was recognized in the three months ended March 31, 2024. There has been no cumulative expense recognized as of March 31, 2024 related to the milestones under this license agreement. The Company will continue to monitor the milestones at each reporting period.

AVTX-006 Astellas License Agreement

The Company has an exclusive license agreement with OSI Pharmaceuticals, LLC, an indirect wholly owned subsidiary of Astellas Pharma, Inc. (“Astellas”), for the worldwide development and commercialization of the novel, second generation mTORC1/2 inhibitor (AVTX-006). Under the terms of the license agreement, there was an upfront license fee of $0.5 million. The Company is required to pay Astellas up to an aggregate of $5.5 million based on the achievement of specified development and regulatory milestones. The Company is also required to pay Astellas a tiered mid-to-high single digit percentage of the payments that Avalo receives from any sublicensing of its rights under the Astellas license agreement, subject to certain exclusions. Upon commercialization, the Company is required to pay Astellas royalties during a country-by-country royalty term equal to a tiered mid-to-high single digit percentage of annual net sales. Avalo is fully responsible for the development and commercialization of the program.

No expense related to this license agreement was recognized in the three months ended March 31, 2024. There has been $0.5 million of cumulative expense recognized as of March 31, 2024 related to the milestones under this license agreement. The Company will continue to monitor the remaining milestones at each reporting period.

Possible Future Milestone Proceeds for Out-Licensed Compounds

AVTX-301 Out-License

On May 28, 2021, the Company out-licensed its rights in respect of its non-core asset, AVTX-301, to Alto Neuroscience, Inc. (“Alto”). The Company initially in-licensed the compound from an affiliate of Merck & Co., Inc. in 2013.

Under the out-license agreement, the Company received a mid-six digit upfront payment from Alto, which we recognized as license revenue in 2021. The Company is also eligible to receive up to an aggregate of $18.6 million based on the achievement of specified development, regulatory and commercial sales milestones. Additionally, the Company is entitled to a less than single digit percentage royalty based on annual net sales. Alto is fully responsible for the development and commercialization of the program.

The Company had not recognized any milestones as of March 31, 2024.

AVTX-406 License Assignment

On June 9, 2021, the Company assigned its rights, title, interest, and obligations under an in-license covering its non-core asset, AVTX-406, to ES, a wholly owned subsidiary of Armistice, who was a significant stockholder of the Company at the time of the financing and whose chief investment officer, Steven Boyd, and managing director, Keith Maher, served on Avalo’s Board until August 8, 2022. The transaction with ES was approved in accordance with Avalo’s related party transaction policy.

Under the assignment agreement, the Company received a low-six digit upfront payment from ES, which we recognized as license revenue in 2021. The Company is also eligible to receive up to an aggregate of $6.0 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is eligible to receive sales-based milestone payments aggregating up to $20.0 million tied to annual net sales targets. ES is fully responsible for the development and commercialization of the program.

The Company had not recognized any milestones as of March 31, 2024.

AVTX-800 Series Asset Sale

On October 27, 2023, the Company sold its rights, title and interests in assets relating to the 800 Series to AUG.

Pursuant to the Purchase Agreement with AUG, the Company received an upfront payment of $0.2 million. Additionally, AUG assumed aggregate liabilities of $0.4 million, which included certain liabilities incurred prior to the date of the Purchase Agreement, costs due and payable between the date of the Purchase Agreement and the closing date, and obligations under 800 Series contracts assumed by AUG. Avalo is also entitled to a contingent milestone payment of 20% of certain amounts, if any, granted to AUG upon sale of any priority review voucher related to the 800 Series compounds granted to AUG by the FDA, net of any selling costs, or $15.0 million for each compound (for a potential aggregate of $45.0 million) if the first FDA approval is for any indication other than a Rare Pediatric Disease (as defined in the Purchase Agreement).

The Company had not recognized any revenue related to the milestones as of March 31, 2024.

Acquisition Related and Other Contingent Liabilities

Almata Transaction Possible Future Milestone Payments

On March 27, 2024, the Company acquired AVTX-009 through its acquisition of AlmataBio. The Company agreed to an aggregate milestone payment of $7.5 million in cash due upon the closing of the private placement investment (which closed on March 28, 2024), a second aggregate milestone payment of $5.0 million due upon the first patient being dosed in a Phase 2 trial for the indication of hidradenitis suppurativa and a third aggregate milestone payment of $15.0 million due upon the first patient being dosed in a Phase 3 trial (regardless of indication). The former Almata stockholders have the option to elect to have the second and third milestone payments be paid in cash, shares of Avalo common stock or a combination thereof.

The Company recognized the $7.5 million initial milestone payment as a current liability within contingent consideration as of March 31, 2024 and paid this milestone on April 1, 2024. In addition, as of March 31, 2024, the Company concluded the second milestone payment was probable and therefore recognized the $5.0 million milestone as a current liability within contingent consideration as of March 31, 2024. The Company will continue to monitor the third milestone each reporting period.

Aevi Merger Possible Future Milestone Payments

In the first quarter of 2020, the Company consummated its merger with Aevi Genomic Medicine Inc. (“Aevi”), in which Avalo acquired the rights to AVTX-002, AVTX-006 and AVTX-007 (the “Merger” or the “Aevi Merger”). A portion of the consideration for the Aevi Merger included two future contingent development milestones worth up to an additional $6.5 million, payable in either shares of Avalo’s common stock or cash, at the election of Avalo.

The first milestone was the enrollment of a patient in a Phase 2 study related to AVTX-002 (for treatment of pediatric onset Crohn’s disease), AVTX-006 (for treatment of any indication) or AVTX-007 (for treatment of any indication) prior to February 3, 2022, which would have resulted in a milestone payment of $2.0 million. The Company did not meet the first milestone prior to February 3, 2022. Therefore, no contingent consideration related to this milestone was recognized as of March 31, 2024 and no future contingent consideration will be recognized.

The second milestone is the receipt of an NDA approval for either AVTX-006 or AVTX-007 from the FDA on or prior to February 3, 2025. If this milestone is met, the Company is required to make a milestone payment of $4.5 million. The contingent consideration related to the second development milestone will be recognized if and when such milestone is probable and can be reasonably estimated. No contingent consideration related to the second development milestone had been recognized as of March 31, 2024. The Company will continue to monitor the second milestone each reporting period.

AVTX-006 Royalty Agreement with Certain Related Parties

In July 2019, Aevi entered into a royalty agreement, and liabilities thereunder were assumed by Avalo upon close of the Aevi Merger in February 2020. The royalty agreement provided certain investors, including LeoGroup Private Investment Access, LLC on behalf of Garry Neil, the Company’s Chief Executive Officer and Chairman of the Board, and Mike Cola, the Company’s former Chief Executive Officer (collectively, the “Investors”), a royalty stream, in exchange for a one-time aggregate payment of $2.0 million (the

“Royalty Agreement”). Pursuant to the Royalty Agreement, the Investors will be entitled collectively to an aggregate amount equal to a low-single digit percentage of the aggregate net sales of the Company’s second generation mTORC1/2 inhibitor, AVTX-006. At any time beginning three years after the date of the first public launch of AVTX-006, Avalo may exercise, at its sole discretion, a buyout option that terminates any further obligations under the Royalty Agreement in exchange for a payment to the Investors of an aggregate of 75% of the net present value of the royalty payments. A majority of the independent members of the board of directors and the audit committee of Aevi approved the Royalty Agreement.

Avalo assumed this Royalty Agreement upon closing of the Aevi Merger and it is recorded as a royalty obligation within the Company's accompanying unaudited condensed consolidated balance sheet as of March 31, 2024 and December 31, 2023. Because there is a significant related party relationship between the Company and the Investors, the Company has treated its obligation to make royalty payments under the Royalty Agreement as an implicit obligation to repay the funds advanced by the Investors. As the Company makes royalty payments in accordance with the Royalty Agreement, it will reduce the liability balance. At the time that such royalty payments become probable and estimable, and if such amounts exceed the liability balance, the Company will impute interest accordingly on a prospective basis based on such estimates, which will result in a corresponding increase in the liability balance.

Karbinal Royalty Make-Whole Provision

In 2018, in connection with the acquisition of certain commercialized products, the Company entered into a supply and distribution agreement (the “Karbinal Agreement”) with TRIS Pharma Inc. (“TRIS”). As part of the Karbinal Agreement, the Company had an annual minimum sales commitment, which is based on a commercial year that spans from August 1 through July 31, of 70,000 units through 2025. The Company was required to pay TRIS a royalty make whole payment (“Make-Whole Payments”) of $30 for each unit under the 70,000 units annual minimum sales commitment through 2025.

As a part of the Aytu transaction, the Company assigned all its payment obligations, including the Make-Whole Payments, under the Karbinal Agreement (collectively, the “TRIS Obligations”) to Aytu. However, under the original license agreement, the Company could ultimately be liable for the TRIS Obligations to the extent Aytu fails to make the required payments. The future Make-Whole Payments to be made by Aytu are unknown as the amount owed to TRIS is dependent on the number of units sold.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited financial statements and related notes that appear in Item 1 of this Quarterly Report on Form 10-Q and with our audited financial statements and related notes for the year ended December 31, 2023 appearing in our Annual Report on Form 10-K filed with the SEC on March 29, 2024.

Overview

Avalo Therapeutics, Inc. (the “Company,” “Avalo” or “we”) is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β monoclonal antibody (“mAb”), targeting inflammatory diseases. Avalo’s pipeline also includes quisovalimab (anti-LIGHT mAb) and AVTX-008 (BTLA agonist fusion protein).

Management’s primary evaluation of the success of the Company is the ability to progress its pipeline assets forward towards commercialization or opportunistically out-licensing rights to indications or geographies. We believe the ability to achieve the anticipated milestones as presented in the following chart represents our most immediate evaluation points as to the progress of our goal to move the pipeline forward.

Recent Developments

On March 27, 2024, the Company acquired AVTX-009, a Phase 2-ready anti-IL-1β mAb, through a merger with AlmataBio Inc. (“AlmataBio”) with and into its wholly owned subsidiary (the “Almata Transaction”). Additionally, on March 28, 2024, the Company closed a private placement investment for up to $185 million in gross proceeds, including an initial upfront gross investment of $115.6 million. The upfront net proceeds were approximately $108.1 million after deducting transaction costs. The Company could receive up to an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing.

Liquidity

Since inception, we have incurred significant operating and cash losses from operations. We have primarily funded our operations to date through sales of equity securities, out-licensing transactions and sales of assets.

For the three months ended March 31, 2024, Avalo generated a net loss of $121.3 million and negative cash flows from operations of $6.2 million. As of March 31, 2024, Avalo had $110.2 million in cash and cash equivalents. In March 2024, the Company closed a private placement investment for up to $185 million in gross proceeds, including an initial upfront gross investment of $115.6 million. Net proceeds were $108.1 million after deducting transaction costs. The Company could receive up to an additional $69.4 million of gross proceeds upon the exercise of warrants issued in the financing.

Based on our current operating plans, we expect that our existing cash and cash equivalents are sufficient to fund operations for at least twelve months from the filing date of this Quarterly Report on Form 10-Q and we expect current cash on hand to fund operations into 2027. The Company closely monitors its cash and cash equivalents and seeks to balance the level of cash and cash equivalents with our projected needs to allow us to withstand periods of uncertainty relative to the availability of funding on favorable terms. We may need to satisfy our future cash needs through sales of equity securities under the Company’s ATM program or otherwise, out-licensing transactions, strategic alliances/collaborations, sale of programs, and/or mergers and acquisitions. There can be no assurance that any financing or business development initiatives can be realized by the Company, or if realized, what the terms may be. Further, if the Company raises additional funds through collaborations, strategic alliances or licensing arrangements with third parties, the Company might have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates. To the extent that we raise capital through the sale of equity, the ownership interest of our existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders.

Our Strategy

Our strategy for increasing stockholder value includes:

•Advancing our pipeline of compounds through development and to regulatory approval;
•Developing the go-to-market strategy to quickly and effectively market, launch, and distribute each of our compounds that receive regulatory approval;
•Opportunistically out-licensing rights to indications or geographies; and
•Acquiring or licensing rights to targeted, complementary differentiated preclinical and clinical stage compounds.

Results of Operations

Comparison of the Three Months Ended March 31, 2024 and 2023

Product Revenue, Net

There was no net product revenue for the three months ended March 31, 2024, compared to $0.5 million for the three months ended March 31, 2023. The decrease was driven by the planned expiration of our license and supply agreement for our only commercially marketed product, Millipred® on September 30, 2023.

We do not expect gross product revenue for Millipred®, which the Company considered a non-core asset. However, the Company will continue to monitor estimates for commercial liabilities, such as sales returns. As additional information becomes available, the Company could recognize expense (or benefit) for differences between actuals or updated estimates to the reserves previously recognized.

Cost of Product Sales

Cost of product sales were minimal for the three months ended March 31, 2024, compared to $0.6 million for the same period in 2023. The decrease in cost of product sales during the period was primarily related to the expiration of Avalo’s license and supply agreement for Millipred® on September 30, 2023.

The Company will continue to monitor estimates for commercial liabilities, such as sales returns, profit share with the supplier pursuant to the reconciliation process, and commercial activity with Aytu BioScience, Inc, who previously managed Millipred® commercial operations on our behalf for an interim period. As additional information becomes available, the Company could recognize expense (or a benefit) for differences between actuals or updated estimates to the reserves previously recognized, which could be recognized in cost of product sales.

Research and Development Expenses

The following table summarizes our research and development expenses for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023
Nonclinical expenses	$152	$364
Clinical expenses	62	2,776
CMC expenses	254	1,292
Internal expenses:
Salaries, benefits and related costs	1,324	1,193
Stock-based compensation expense	269	326
Other	55	57
	$2,116	$6,008

Research and development expenses decreased $3.9 million for the three months ended March 31, 2024. This decrease was mainly driven by a $2.7 million decrease in clinical expenses and a $1.0 million decrease in chemistry, manufacturing, and controls (“CMC”)

expenses. Clinical and CMC expenses decreased due to decreased activities as a result of the AVTX-002 PEAK trial concluding in June of 2023 and the corresponding timing of raw material orders.

We expect future research and development expenses to increase in 2024 as a result of acquiring AVTX-009 in late March 2024 and our associated development plans.

Acquired in-process research and development

In the first quarter of 2024, we acquired AVTX-009, a Phase 2 ready anti-IL-1β mAb, through a merger with AlmataBio, Inc. (“AlmataBio”) and its wholly owned subsidiary (the “Almata Transaction”), resulting in us acquiring $27.5 million of in-process research and development (“IPR&D”). The fair value of the IPR&D, substantially all of which is related to AVTX-009, was immediately recognized as acquired IPR&D expense as there is no alternative future use. There was no acquired IPR&D for the three months ended March 31, 2023.

General and Administrative Expenses

The following table summarizes our general and administrative expenses for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023
Salaries, benefits and related costs	$909	$754
Legal, consulting and other professional expenses	1,576	1,182
Stock-based compensation expense	360	529
Advertising and marketing expense	7	13
Other	341	230
	$3,193	$2,708

General and administrative expenses increased $0.5 million for the three months ended March 31, 2024 compared to the prior period. The increase was driven by $0.4 million increase in legal, consulting and other professional expenses for consulting activities incurred prior the close of the Almata Transaction.

While we expect the majority of operating expense increases will be focused on research and development activities to progress AVTX-009, we also expect moderate increases to general and administrative expenses to support the AVTX-009 program.

Other Expense, Net

The following table summarizes our other expense, net for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023

Excess of warrant fair value over private placement proceeds	(79,276)	—
Private placement transaction costs	(9,220)	—
Change in fair value of derivative liability	(120)	(180)
Interest income (expense), net	100	(949)
Other expense, net	—	(26)
	$(88,516)	$(1,155)

Other expense, net increased for the three months ended March 31, 2024 compared to the prior period primarily due to the excess of warrant fair value over private placement proceeds. On March 28, 2024, the Company closed a private placement investment with institutional investors in which the investors received shares of Series C Preferred Stock and warrants to purchase shares of Avalo’s common stock (or number of shares of Series C Preferred Stock convertible into the number of shares of common stock the warrant is then exercisable into).

The warrants did not meet the equity contract scope exception and therefore were classified as a liability upon issuance. The initial measurement of the warrant liability of $194.9 million exceeded the proceeds received from the private placement investment of $115.6 million, which resulted in a $79.3 million loss recognized in other expense, net. The fair value of the warrant liability was estimated using a Black-Scholes option-pricing model and the key input driving the fair value was the closing stock price of $21.75 on March 28, 2024, which was the initial valuation date, as well as the last trading day of the first quarter of 2024.

As the warrants are carried at fair value, future changes in fair value will be recognized in other (expense) income, net at each reporting period until the warrants are either exercised or expired. Notably, future increases or decreases to the stock price at each reporting period will drive increases or decreases, respectively, to the fair value of the warrant liability. The warrants are set to expire on the earlier of five years from the date of issuance or 30 days after the public announcement of the first patient dosed in a Phase 2 trial of AVTX-009 in hidradenitis suppurativa (the “Dosing Date”). However, if the Requisite Stockholder Approval, the date the Company shareholders approve the issuance of common stock for conversion of Series C Preferred Stock and for exercise of warrants, has not been received by the Dosing Date, then the warrants will expire on the earlier of the five years from the date of issuance or 30 days following receipt of the Requisite Stockholder Approval. Refer to Note 6 - Fair Value Measurements of the unaudited consolidated financial statements for more information.

Additionally, other expense, net increased as a result of the recognition of $9.2 million of private placement transaction costs, largely consisting of the placement agent fee of $7.0 million due on the transaction close date, and $1.7 million fee payable upon exercise of the warrants issued in the private placement investment. The Company recognized this $1.7 million fee within other expense, net given the warrants are in the money as of the quarterly period ended March 31, 2024.

Finally, the Company fully paid off its loan in the third quarter of 2023, driving the change in interest income (expense) from the prior period.

Income Tax Expense

The Company recognized minimal income tax expense for both the three months ended March 31, 2024 and 2023.

Liquidity and Capital Resources

Uses of Liquidity

The Company uses cash to primarily fund the ongoing development of its research and development pipeline assets, mainly AVTX-009, and costs associated with its organizational infrastructure.

Cash Flows

The following table summarizes our cash flows for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023
Net cash (used in) provided by:
Operating activities	$(6,202)	$(10,052)
Investing activities	356	(133)
Financing activities	108,612	13,748
Net increase in cash and cash equivalents	$102,766	$3,563

Net cash used in operating activities

Net cash used in operating activities was $6.2 million for the three months ended March 31, 2024 and consisted primarily of a net loss of $121.3 million and adjustments to reconcile net loss to net cash used in operating activities including the excess of warrant fair value over private placement investment proceeds of $79.3 million, acquired IPR&D of $27.5 million, transaction costs payable upon exercise of the warrants issued pursuant to the private placement investment of $1.7 million, and stock-based compensation of $0.6 million. Accrued expenses and other liabilities increased primarily due to the $1.7 million transaction costs payable upon exercise of the warrants issued pursuant to the private placement investment.

Net cash used in operating activities was $10.1 million for the three months ended March 31, 2023, and consisted primarily of a net loss of $10.0 million and non-cash adjustments to reconcile cash used in operating activities including stock-based compensation expense of $0.9 million. Changes in net liabilities were primarily driven by a $4.9 million decrease in accrued expenses and other liabilities partially offset by a $2.7 million increase in accounts payable and $1.1 million decrease in other receivables.

We expect future cash used in operating activities to increase in 2024 as a result of acquiring AVTX-009 in March 2024 and our associated development plans.

Net cash provided by (used in) investing activities

Net cash provided by investing activities for the three months ended March 31, 2024 consisted of the cash acquired as part of the Almata Transaction. Net cash used in investing activities was minimal for the three months ended March 31, 2023.

Net cash provided by financing activities

Net cash provided by financing activities for the three months ended March 31, 2024 consisted of gross proceeds of $115.6 million from the private placement investment that closed on March 28, 2024 partially offset by transaction costs paid related to the private placement investment of $7.0 million.

Net cash provided by financing activities for the three months ended March 31, 2023 consisted of net proceeds of $13.7 million from an underwritten public offering closed in February 2023.

The Company could receive up to an additional $69.4 million of gross proceeds upon the exercise of the warrants that were issued pursuant to the private placement investment that closed on March 28, 2024. The warrants are exercisable for approximately $5.80 per underlying share of common stock (or a number of shares of Series C Preferred Stock convertible into the number of shares of common stock the warrant is then exercisable into) until the earlier of five years from the date of issuance or 30 days after the Dosing Date. However, if the Requisite Stockholder Approval, the date the Company shareholders approve the issuance of common stock for conversion of Series C Preferred Stock and for exercise of warrants, has not been received by the Dosing Date, then the warrants will expire on the earlier of the five years from the date of issuance of 30 days following receipt of the Requisite Stockholder Approval.

Critical Accounting Policies, Estimates, and Assumptions

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our unaudited condensed consolidated financial statements included in this Quarterly Report on Form 10-Q, which have been prepared in accordance with GAAP. In preparing the financial statements in conformity with GAAP, the Company makes estimates and assumptions that have an impact on assets, liabilities, revenue and expenses reported. These estimates can also affect supplemental information disclosed by us, including information about contingencies, risk, and financial condition. In our unaudited condensed consolidated financial statements, estimates are used for, but not limited to, revenue recognition, cost of product sales, stock-based compensation, fair value measurements, the valuation of derivative liabilities, cash flows used in management’s going concern assessment, income taxes, goodwill, and clinical trial accruals. The Company believes, given current facts and circumstances, that our estimates and assumptions are reasonable, adhere to GAAP and are consistently applied. Inherent in the nature of an estimate or assumption is the fact that actual results may differ from estimates, and estimates may vary as new facts and circumstances arise. Our most critical accounting estimates and assumptions are included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, except for the warrant liability and asset acquisition, both of which were recognized as a result of transactions that closed in the first quarter of 2024. There have been no significant changes to our critical accounting policies during the three months ended March 31, 2024, except for the asset acquisition and warrant liability accounting policies as described in Note 2 - Basis of Presentation and Significant Accounting Policies to our unaudited consolidated financial statements included in this Quarterly Report on Form 10-Q.

Warrant Liability

On March 28, 2024, the Company closed a private placement investment with institutional investors in which the investors received (i) 19,946 shares of non-voting convertible preferred stock (the “Series C Preferred Stock”) and (ii) warrants to purchase up to an aggregate of 11,967,526 shares of Avalo’s common stock (or a number of shares of Series C Preferred Stock convertible into the number of shares of common stock the warrant is then exercisable into). Refer to Note 11 - Capital Structure and sub-header “Q1 2024 Financing” for more information regarding the warrants.

The Company determined that the warrants do not satisfy the conditions to be accounted for as equity instruments. As the warrants do not meet the equity contract scope exception, the Company classified the warrants as a derivative liability upon issuance.

The Company’s warrant liability is measured at fair value each reporting period utilizing the Black-Scholes option pricing model, which requires assumptions including the value of the stock on the measurement date, exercise price, expected term, expected volatility, and the risk-free interest rate. Certain assumptions, including the expected term and expected volatility, are subjective and require judgment to develop. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our warrant liability could be materially different.

The closing stock price of Avalo’s common stock on March 28, 2024, which was the date the transaction closed, as well as the last trading day of the first quarter of 2024, was the main driver of the fair value of the warrant liability. Future increases or decreases to the stock price at each reporting period will drive increases or decreases, respectively, to the fair value of the warrant liability. The expected term was estimated based on when the Company expects the Dosing Date, as defined in Note 11, to occur. If the Dosing Date occurs earlier or later than expected, then the expected term will decrease or increase, respectively, which may decrease or increase, respectively, the value of the warrant liability. Expected volatility is based on a blend between the Company’s historical volatility and the volatility of comparable peer companies. The risk-free interest rate was based on the implied yield available on U.S. treasury securities with a maturity equivalent to the expected term. The warrant liability was classified as a Level 3 instrument as its value was based on unobservable market inputs.

As of March 31, 2024
Common stock price	$21.75
Expected term (in years)	0.5
Expected volatility	109%
Risk-free rate	5.35%
Exercise price	$5.796933
Dividend yield rate	—%

The initial measurement of the warrant liability of $194.9 million exceeded the proceeds received from the private placement investment of $115.6 million, which resulted in a $79.3 million loss recognized in other expense, net. Subsequently, the warrants are carried at fair value with changes in fair value recognized in the Company’s unaudited consolidated statements of operations and comprehensive loss until either exercised or expired.

Asset Acquisition

The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen is met, the transaction is accounted for as an asset acquisition. If the screen is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the screen test to determine whether an acquisition is a business combination or an acquisition of assets.

In the first quarter of 2024, we acquired AVTX-009, a Phase 2 ready anti-IL-1β mAb, through a merger with AlmataBio, Inc. and its wholly owned subsidiary, resulting in us acquiring $27.5 million of IPR&D. The fair value of the IPR&D, substantially all of which is related to AVTX-009, was immediately recognized as acquired IPR&D expense as there is no alternative future use.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as defined by applicable SEC rules and regulations.

APPENDIX D

Audited financial statements of Almata as of December 31, 2023 and for the period from April 28, 2023 (date of inception) to December 31, 2023.

Report of Independent Auditors

To the Shareholders and the Board of Directors of AlmataBio, Inc.,

Opinion

We have audited the financial statements of AlmataBio, Inc. (the Company), which comprise the balance sheet as of December 31, 2023, and the related statements of operations and comprehensive loss, changes in redeemable preferred stock and stockholders’ equity and cash flows for the period from April 28, 2023 (date of inception) to December 31, 2023, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023, and the results of its operations and its cash flows for the period from April 28, 2023 (date of inception) to December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Tysons, Virginia
June 3, 2024

ALMATABIO, INC.

Balance Sheet
(In thousands, except share data)

December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$1,767
Prepaid expenses and other current assets	7
Total assets	$1,774
Liabilities, redeemable preferred stock and stockholders’ equity
Current liabilities:
Accrued expenses and other current liabilities	$105
Total liabilities	105
Redeemable preferred stock (Par value $0.0001; 6,163,075 shares authorized at December 31, 2023 and 3,627,797 shares issued and outstanding at December 31, 2023)	1,550
Stockholders’ equity:
Common stock (Par value $0.0001; 22,880,198 shares authorized at December 31, 2023 and 11,555,570 shares issued and outstanding at December 31, 2023)	1
Additional paid-in capital	777
Accumulated deficit	(659)
Total stockholders’ equity	119
Total liabilities, redeemable preferred stock and stockholders’ equity	$1,774

See accompanying notes to the financial statements.

ALMATABIO, INC.

Statement of Operations and Comprehensive Loss
(In thousands)

For the period from April 28, 2023 (date of inception) to December 31, 2023
Operating expenses:
Acquired in-process research and development	$528
General and administrative	131
Total operating expenses	659
Net loss	$(659)

See accompanying notes to the financial statements.

ALMATABIO, INC.

Statement of Changes in Redeemable Preferred Stock and Stockholders’ Equity
(In thousands, except share data)

	Redeemable preferred stock		Common stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	equity
Balance, April 28, 2023 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock	—	—	11,555,570	1	1	—	2
Issuance of redeemable preferred stock	3,627,797	1,550	—	—	—	—	—
Issuance of warrants	—	—	—		776		776
Net loss	—	—	—	—	—	(659)	(659)
Balance, December 31, 2023	3,627,797	$1,550	11,555,570	$1	$777	$(659)	$119

See accompanying notes to the financial statements.

ALMATABIO, INC.

Statement of Cash Flows
(Amounts in thousands)

For the period from April 28, 2023 (date of inception) to December 31, 2023
Operating activities
Net Loss	$(659)
Adjustments to reconcile net loss used in operating activities:
Prepaid expenses and other assets	(7)
Accrued expenses and other liabilities	105
Net cash used in operating activities	(561)
Investing activities
Net cash used in investing activities	—
Financing activities
Proceeds from common stock	2
Proceeds from preferred stock	1,570
Proceeds from warrants	785
Transaction costs from preferred stock issuance	(19)
Transaction costs from warrants issuance	(10)
Net cash provided by financing activities	2,328
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$1,767

See accompanying notes to the financial statements.

ALMATABIO, INC.

Notes to the Financial Statements
As of December 31, 2023 and for the period from April 28, 2023 (date of inception) to December 31, 2023

1. Business

AlmataBio, Inc. (the “Company” or “AlmataBio” or “we”) is a biotechnology company that was incorporated on April 28, 2023 (date of inception), with primary operations largely limited to identifying and in-licensing its primary developmental drug compound, the anti-IL-1β asset. The anti-IL-1β asset was acquired by AlmataBio on December 6, 2023 from Leap Therapeutics Inc, pursuant to an Asset Purchase Agreement.

On March 27, 2024, Avalo Therapeutics, Inc. (the “Parent”) entered into and closed an agreement and plan of merger and reorganization (the “Merger Agreement”), with Project Athens Merger Sub, Inc. (“Merger Sub”), Second Project Athens Merger Sub, LLC (“Second Merger Sub”) and AlmataBio. Pursuant to the Merger Agreement on March 27, 2024, Merger Sub merged with and into AlmataBio, with AlmataBio continuing as the surviving entity, and immediately thereafter AlmataBio merged with and into Second Merger Sub (collectively, the “Merger”), with Second Merger Sub as the surviving entity and a wholly owned subsidiary of the Parent (the “Transaction”). The Transaction was structured as a stock-for-stock transaction whereby all outstanding equity interests in AlmataBio were exchanged for a combination of Avalo common stock and shares of Avalo non-voting convertible preferred stock. Refer to Note 7 for further information.

Liquidity

The Company has incurred losses and negative cash flows from operations since inception. As of December 31, 2023, the Company had an accumulated deficit of $0.7 million and cash of $1.8 million. The Company has not generated any product revenue to date and does not expect to generate product revenue until it successfully identifies a partner to assist in completing development and obtaining regulatory approval for its product candidate. From inception to date, the Company has financed its operations primarily through the sale and issuance of common and preferred stock. The Company anticipates that it will continue to incur net losses and negative operating cash flows for the foreseeable future. Management believes that the Company’s current cash, combined with the net proceeds from its common and preferred stock financing, are adequate to meet its needs for at least the next twelve months. However, the Company may need to borrow funds or raise additional equity to achieve its longer-term business objectives. Refer to Note 7 for the transaction entered into with the Parent in March 2024.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (the “FASB”). The financial statements have been prepared on the basis of continuity of operations, realization of assets, and the satisfaction of liabilities in the ordinary course of business.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Actual results may differ from those estimates or assumptions.

Risks and Uncertainties

The Company is subject to all of the risks inherent in an early-stage company that is searching for partners to in-license their products. These risks include, but are not limited to, the potential need for additional financing, limited management resources, and potential inability to find a partner for the assets. The Company’s operating results may be materially affected by the foregoing factors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheets for cash are valued at cost, which approximates their fair value. At December 31, 2023, the Company had no investments that would be classified as cash equivalents and had no restricted cash.

Acquired In-Process Research and Development

Acquired in-process research and development (“IPR&D”) includes payments made or due in connection with license agreements, including upon the achievement of development and regulatory milestones.

The Company evaluates in-licensed agreements for IPR&D projects to determine if they meet the definition of a business and thus should be accounted for as a business combination. If the in-licensed agreement for IPR&D does not meet the definition of a business and the assets have not reached technological feasibility and therefore have no alternative future use, the Company expenses payments made under such license agreements as acquired in-process research and development expenses in its statements of operations. Payments for milestones achieved and payments for a product license prior to regulatory approval of the product are expensed in the period incurred. Payments made in connection with regulatory and sales-based milestones will be capitalized and amortized to cost of product sales over the remaining useful life of the asset. No such payments were made or were due to be made related to milestones during the period ended December 31, 2023.

Comprehensive Loss

Comprehensive loss comprises net loss and other changes in equity that are excluded from net loss. For the period from April 28, 2023 (date of inception) to December 31, 2023, the Company’s net loss was equal to comprehensive loss and, accordingly, no additional disclosure is presented.

3. Asset Purchase Agreement

On December 6, 2023, the Company entered into an Asset Purchase Agreement with Leap Therapeutics, Inc. and its wholly-owned subsidiary, Flame Biosciences LLC which included a world-wide exclusive license from Eli Lilly and Company to obtain the rights to an anti-IL-1β mAb (now known as AVTX-009). The agreement involved the sale of assets related to Leap's proprietary anti-IL-1ß antibodies, FL-101 and FL-103. The transaction was completed with the Company paying $500,000 in cash for the transferred assets. Refer to Note 6 for further detail related to the commitments and contingencies associated with the transaction.

The purchase price of the asset acquisition was $528,414, including transaction costs. This amount was expensed as Acquired IPR&D. The regulatory milestones, as referenced in Note 6, were not considered probable as of December 31, 2023 and therefore no amounts have been recognized.

4. Capital Structure

The Company’s amended and restated certificate of incorporation authorizes it to issue up to 22,880,198 shares of common stock with a par value of $0.0001 per share and up to 6,163,075 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2023, all shares of preferred stock had been designated as Series Seed Preferred Stock.

Common Stock

As of December 31, 2023, there were 11,555,570 shares issued and outstanding. Within the first months of the Company’s inception, 10,627,785 of shares of common stock were issued to the Company’s founders and an affiliated entity and viewed as equity transactions with no compensatory element. The voting, dividend, and liquidation rights of the holders of the Company’s common stock are subject to and qualified by the rights, powers and preferences of the holders of the Series Seed Preferred Stock set forth below. Each share of common stock entitles the holder to one vote, together with the holders of the Series Seed Preferred Stock, on all matters submitted to the stockholders for a vote. The holders of common stock are entitled to receive dividends, if any, as declared by the Company’s board of directors. No dividends were declared or paid for the period from April 28, 2023 (date of inception) to December 31, 2023.

Series Seed Preferred Stock

On November 22, 2023, the Company entered into an investment agreement with various purchasers, which provided for the issuance of 3,281,132 Series Seed Preferred Stock at a purchase price of $0.64904 per share (the “Original Issue Price”). The Company also issued these purchasers warrants exercisable into 1,640,564 shares of common stock. On December 14, 2023, the Company issued an additional 346,665 Series Seed Preferred Stock at a purchase price of $0.64904 per share and warrants to purchase 173,332 shares of common stock. In total, the Company sold 3,627,797 Series Seed Preferred Stock and issued warrants to purchase 1,813,896 shares of common stock, for gross proceeds of $2.4 million and incurred $0.03 million of issuance costs.

Each holder of Series Seed Preferred Stock was entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series Seed Preferred Stock held by such holder are convertible as of record date. Holders of Series Seed Preferred Stock shall vote together as a single class with holders of common stock and on an as converted to common stock basis.

The Series Seed Preferred Stock did not have rights to cumulative dividends. If the Company declares a dividend, holders of Series Seed Preferred Stock will participate on an as converted basis with holders of common stock.

The Series Seed Preferred Stock was convertible into common stock at any time, at the option of the holder, and without the payment of additional consideration, at the applicable conversion ratio then in effect. In addition, each share of Series Seed Preferred Stock will be automatically converted into shares of common stock at the then-effective applicable conversion ratio upon either (i) the closing of a firm-commitment underwritten public offering of its common stock, or (ii) the date specified by vote or written consent of the holders of a majority in voting power of the outstanding shares of Series Seed Preferred Stock, voting as a single class. The conversion ratio of the Series Seed Preferred Stock is determined by dividing the Original Issue Price by the Conversion Price. As of December 31, 2023, the Conversion Price was $0.64904 per share for Series Seed Preferred Stock, subject to appropriate adjustment in the event of any share dividend, share split, combination, other similar recapitalization, or diluting issuances with respect to the Series Seed Preferred Stock.

In the event of any liquidation, dissolution, winding-up of the Company or a Deemed Liquidation Event as defined in the amended and restated certificate of incorporation, collectively referred to as Liquidation Events, the holders of Series Seed Preferred Stock shall be entitled to receive, prior and in preference, to any distribution of the assets or funds of the Company to the holders of the common stock, an amount per share equal to the greater of (i) the Original Issue Price and (ii) an amount that would have been payable had all shares of each series of Preferred Stock been converted into common stock immediately prior to such Liquidation Event. After the payment in full of the Series Seed Preferred Stock preference amount, the remaining assets or funds of the Company will be distributed among the holders of shares of common stock.

As of December 31, 2023, no Series Seed Preferred Stock had been converted to common stock. Given the Series Seed Preferred Stock is contingently redeemable outside the control of the Company, the carrying value of $1.6 million is recognized outside of stockholders’ equity on the Company’s balance sheet.

Warrants

The Company issued warrants to the Series Seed Preferred Stock investors which allow them to purchase 1,813,896 shares of common stock at an exercise price of $0.0001 per share. The warrants expire upon the earlier of (i) November 22, 2028, (ii) the closing of a firm-commitment underwritten public offering of its common stock, (iii) occurrence of a Liquidation Event, and (iv) occurrence of an event where ownership of a majority of outstanding voting power changes. The Transaction terminated the Warrants. The Company determined that the warrants satisfy the conditions to be accounted for as equity instruments and recorded $0.8 million to additional paid-in-capital upon issuance of the warrants. As of December 31, 2023, no warrants had been exercised.

5. Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected tax consequences or events that have been recognized in our financial statement or tax returns. ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in the financial statement. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded in our financial statement for the period from April 28, 2023 (date of inception) to December 31, 2023. Tax years beginning in 2023 are subject to examination by taxing authorities, although net operating losses from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

ASC 740 provides guidance on the recognition of interest and penalties related to income taxes. There were no interest or penalties related to uncertain tax positions arising in the years ended December 31, 2023. It is the Company's policy to treat interest and penalties, to the extent they arise, as a component of income taxes.

The components of deferred taxes are as follows:

(in thousands)	For the period from April 28, 2023 (date of inception) to December 31, 2023
Deferred tax assets:
Net operating loss carryovers	$46
Capitalized research and development	119
Gross deferred tax assets	165

Valuation allowance	(165)
Net deferred taxes	$—

As of December 31, 2023, the Company has approximately $0.2 million of gross net operating losses for Federal and State tax purposes that were not subject to expiration. Net operating losses may be subject to an annual limitation in the event of certain cumulative changes in ownership interest of significant shareholders pursuant to Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions. This can limit the amount of net operating losses that the Company can utilize to offset future taxable income. The Company has not analyzed Sections 382 and 383 as of December 31, 2023 and therefore, there is uncertainty as to the ability utilize the net operating losses in future years.

The income tax benefit for the period from April 28, 2023 (date of inception) to December 31, 2023 differed from the amounts computed by applying the U.S. federal income tax rate of 21% as follows:

(in thousands)	For the period from April 28, 2023 (date of inception) to December 31, 2023
Federal Statutory Rate	21.00%
State Taxes	4.00%
Valuation Allowances	(25.00)%
Effective Tax Rate	—%

The valuation allowance recorded by the Company as of December 31, 2023, resulted from the uncertainties of the future utilization of deferred tax assets mainly resulting from net operating loss carry forwards for federal and state income tax purposes as well as the federal research and experimental capitalized intangibles. The Company will continue to evaluate its valuation allowance position in each jurisdiction on a regular basis. To the extent the Company determines that all or a portion of its valuation allowance is no longer necessary, the Company will recognize an income tax benefit in the period such determination is made for the reversal of the valuation allowance.

6. Commitments and Contingencies

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Leap Therapeutics Future Milestone Payments

As discussed in Note 3, on December 6, 2023, the Company obtained the rights to an anti-IL-1β mAb (now known as AVTX-009), including the world-wide exclusive license from Eli Lilly and Company (the “Lilly License Agreement”), through the Asset Purchase Agreement entered into with Leap Therapeutics, Inc. The Company is required to pay up to $70 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is required to pay sales-based milestones aggregating up to $720 million. Additionally, the Company is required to pay royalties during a country-by-country royalty term equal to a mid-single digit to low double digit percentage of the Company or its sublicensees’ annual net sales.

7. Subsequent Events

Cash Dividend

On March 21, 2024, the stockholders and the board of directors of the Company authorized and approved the payment of a cash dividend to the holders of Series Seed Preferred Stock of the Company, in the amount of $1.2 million.

Avalo Transaction

On March 27, 2024, the Company was acquired by Avalo Therapeutics, Inc. (“Avalo”), which was structured as a stock-for-stock transaction whereby all outstanding equity interests in AlmataBio were exchanged in a merger for a combination of Avalo common stock and shares of Avalo non-voting convertible preferred stock, resulting in the issuance of 171,605 shares of Avalo common stock and 2,412 shares of non-voting convertible preferred stock. In addition, a cash payment of $7.5 million was due, and paid, to the former AlmataBio stockholders upon the initial closing of the private placement investment, which closed on March 28, 2024. Avalo is also required to pay development milestones to the former AlmataBio stockholders, including $5 million due upon the first patient dosed in a Phase 2 trial in patients with hidradenitis suppurativa for AVTX-009 and $15 million due upon the first patient dosed in a Phase 3 trial for AVTX-009, both of which are payable in cash or stock of Avalo (or a combination thereof) at the election of the former AlmataBio stockholders, subject to the terms and conditions of the definitive merger agreement.

Subject to Avalo stockholder approval, each share of Avalo non-voting convertible preferred stock (i) issued to former AlmataBio stockholders and ii) pursuant to the private placement investment will automatically convert to 1,000 shares of common stock, subject to certain beneficial ownership limitations. The non-voting convertible preferred stock holds no voting rights.

APPENDIX E

Unaudited pro forma combined financial information of Almata and Avalo for the three months ended March 31, 2024 and for the year ended December 31, 2023.

Unaudited Pro Forma Condensed Combined Financial Information

On March 27, 2024 (the “Closing Date”), Avalo Therapeutics, Inc. (the “Parent” or “Avalo”) entered into a definitive merger agreement (the “Agreement”) with AlmataBio, Inc., (the “Company” or “Acquiree” or “AlmataBio”) and the Company became a wholly owned subsidiary of the Parent (the “Transaction” or “Merger”).

Avalo’s acquisition of AlmataBio was structured as a stock-for-stock transaction whereby all outstanding equity interests in AlmataBio were exchanged in a merger for a combination of Avalo common stock and shares of Avalo Series C Preferred Stock resulting in the issuance of an aggregate of 171,605 shares of Avalo common stock and an aggregate of 2,412 shares of Series C Preferred Stock (convertible into 2,412,000 shares of common stock). In addition, a cash payment of $7.5 million was due to the former AlmataBio stockholders upon the initial closing of the private placement investment (which Avalo paid in April 2024). Avalo is also required to pay development milestones to the former AlmataBio stockholders, including $5 million due upon the first patient dosed in a Phase 2 trial in patients with hidradenitis suppurativa (“HS”) for AVTX-009 and $15 million due upon the first patient dosed in a Phase 3 trial for AVTX-009, both of which are payable in cash, Avalo stock, or a combination thereof at the election of the former AlmataBio stockholders, subject to the terms and conditions of the definitive merger agreement.

In connection with the Transaction, the Parent secured funding through private investment in public equity financing (“PIPE Financing”) for up to $185.0 million in gross proceeds, including an initial gross upfront investment of $115.6 million. The Parent could receive up to an additional $69.4 million of gross proceeds upon the exercise of the warrants issued in the PIPE Financing.

The following unaudited pro forma condensed combined financial information of Avalo is presented to illustrate the estimated effects of 1) the Merger and 2) the PIPE Financing.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and quarter ended March 31, 2024 combines the historical consolidated statement of operations and comprehensive loss of Avalo and the historical statement of operations of AlmataBio, giving effect to the Merger and PIPE Financing as if they had occurred on January 1, 2023. A pro forma balance sheet as of March 31, 2024 is not presented because the Merger and PIPE Financing are reflected in the Avalo consolidated balance sheet as of March 31, 2024. See Note 1 — Description of Transactions and Basis of Presentation for additional information.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the following historical consolidated financial statements and notes:

•the audited consolidated financial statements of Avalo as of December 31, 2023 and for the year then ended and related notes included in the Annual Report on Form 10-K for the year ended December 31, 2023;
•the audited financial statements of AlmataBio as of December 31, 2023 and for the period from April 28, 2023 (date of inception) to December 31, 2023 and related notes which are filed as Exhibit 99.1 to the Current Report on this Form 8-K/A; and
•the unaudited consolidated financial statements of Avalo as of March 31, 2024 and for the quarter then ended and related notes included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (Securities Act) and presents the consolidated results of operations of Avalo and the historical results of operations of AlmataBio, adjusted to give effect to (i) the acquisition of AlmataBio as further described in Note 1 — Description of the Transaction and Basis of Presentation; and (ii) the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below. The unaudited pro forma condensed combined financial information is presented for illustrative and informational purposes only and is based upon available information and reflects estimates and certain assumptions made by our management that we believe are reasonable. Actual adjustments may differ materially from the information presented herein. The unaudited pro forma condensed combined financial information does not purport to represent what the results of operations would have been had the Merger and PIPE Financing actually occurred on the dates indicated, nor does it purport to project the results of operations for any future period or as of any future date. Avalo’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, which is referred to herein as GAAP, with Avalo being the accounting acquirer. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies and does not purport to represent the actual results of operations that Avalo and AlmataBio would have achieved had the companies been combined during the periods presented and is not intended to project the future results of operations that the combined company may achieve after the Merger. The unaudited pro forma combined financial information does not reflect any potential cost savings that may be realized as a result of the Merger and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2023

(in thousands, except share and per share amounts)

(in thousands)	Avalo Therapeutics, Inc. (Historical)	AlmataBio, Inc. (Historical)	Transaction Adjustments	Notes	Pro Forma Combined
Revenues:
Product revenue, net	$1,408	$—	$—		$1,408
License and other revenue	516	—	—		516
Total revenues, net	1,924	—	—		1,924

Operating expenses:
Cost of product sales	1,284	—	—		1,284
Research and development	13,784	—	—		13,784
Acquired in-process research and development	—	528	—		528
Selling, general and administrative	10,300	131	—		10,431
Goodwill impairment	3,907	—	—		3,907
Amortization expense	—	—	—		—
Total operating expenses	29,275	659	—		29,934
	(27,351)	(659)	—		(28,010)
Other expense:					—
Interest expense, net	(3,417)	—	—		(3,417)
Change in fair value of derivative liability	(720)	—	—		(720)
Other expense, net	(42)	—	—		(42)
Total other expense, net	(4,179)	—	—		(4,179)
Loss before income taxes	(31,530)	(659)	—		(32,189)
Income tax expense	14	—	—		14
Net loss	$(31,544)	$(659)	$—		$(32,203)

Net loss per share of common stock, basic and diluted	$(114)	$—	$—		$(70)
Weighted average common stock outstanding, basic and diluted	277,727	—	171,605	A	449,332

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Quarter Ended March 31, 2024

(in thousands, except share and per share amounts)

(in thousands)	Avalo Therapeutics, Inc. (Historical)	AlmataBio, Inc. (Historical)	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
Cost of product sales	(80)	—	—		(80)
Research and development	2,116	—	—		2,116
Acquired in-process research and development	27,538	—	—		27,538
General and administrative	3,193	864	—		4,057
Total operating expenses	32,767	864	—		33,631
	(32,767)	(864)	—		(33,631)
Other expense:					—
Excess of warrant fair value over private placement proceeds	(79,276)	—	—		(79,276)
Private placement transaction costs	(9,220)	—	—		(9,220)
Change in fair value of derivative liability	(120)	—	—		(120)
Interest income, net	100	—	—		100
Total other expense, net	(88,516)	—	—		(88,516)
Loss before income taxes	(121,283)	(864)	—		(122,147)
Income tax expense	7	—	—		7
Net loss	$(121,290)	$(864)	$—		$(122,154)

Net loss per share of common stock, basic and diluted	$(141)	$—	$—		$(119)
Weighted average common stock outstanding, basic and diluted	859,381	—	164,062	A	1,023,443

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

1. Description of Transactions and Basis of Presentation

Description of the Merger

On March 27, 2024 (the “Closing Date”), Avalo Therapeutics, Inc. (the “Parent” or “Avalo”) entered into a definitive merger agreement (the “Agreement”) with AlmataBio, Inc., (the “Company” or “Acquiree” or “AlmataBio”) and the Company became a wholly owned subsidiary of the Parent (the “Transaction” or “Merger”).

Avalo’s acquisition of AlmataBio was structured as a stock-for-stock transaction whereby all outstanding equity interests in AlmataBio were exchanged in a merger for a combination of Avalo common stock and shares of Avalo non-voting Series C Preferred Stock resulting in the issuance of an aggregate of 171,605 shares of Avalo common stock and an aggregate of 2,412 shares of non-voting Series C Preferred Stock (convertible into 2,412,000 shares of common stock). In addition, a cash payment of $7.5 million was due to the former AlmataBio stockholders upon the initial closing of the private placement investment (which Avalo paid in April 2024). Avalo is also required to pay development milestones to the former AlmataBio stockholders, including $5 million due upon the first patient dosed in a Phase 2 trial in patients with HS for AVTX-009 and $15 million due upon the first patient dosed in a Phase 3 trial for AVTX-009, both of which are payable in cash, Avalo stock, or a combination thereof at the election of the former AlmataBio stockholders, subject to the terms and conditions of the definitive merger agreement.

AlmataBio was formed in April 2023 and its primary operations were largely limited to identifying and in-licensing the anti-IL-1β asset.

PIPE Financing

In connection with the Transaction, the Parent secured funding through private investment in public equity financing (“PIPE Financing”) for up to $185.0 million in gross proceeds, including an initial gross upfront investment of $115.6 million. The Parent could receive up to an additional $69.4 million of gross proceeds upon the exercise of the warrants issued in the PIPE Financing. This funding provides the Parent with sufficient equity to support the development through Phase 2 in HS (topline results from a planned Phase 2 trial in HS are expected in 2026 and the upfront funding is expected to fund the asset through this data readout and into 2027).

Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared with the Merger being accounted for as an asset acquisition by Avalo of AlmataBio. Upon completion of the Merger, Avalo obtained control of AlmataBio’s assets consisting primarily of cash and in-process research and development (“IPR&D”). In accordance with U.S. GAAP, Avalo must first assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. An initial screen test is completed to determine if substantially all of the fair value of the gross assets acquired of AlmataBio is concentrated in a single asset or group of similar assets. If that screen is met, the transaction is accounted for as an asset acquisition. If the screen is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Avalo accounted for the acquisition of AlmataBio as an asset acquisition as substantially all of the fair value of the gross assets being acquired of AlmataBio is concentrated within AlmataBio’s IPR&D, specifically AVTX-009.

Under the asset acquisition method of accounting, the assets acquired and liabilities assumed are recognized and measured at fair value and no goodwill is recorded or recognized. Acquired IPR&D that has no future alternative use is expensed at the time of acquisition.

The pro forma adjustments reflecting the consummation of the Merger and PIPE Financing are based on certain currently available information and certain assumptions and methodologies that Avalo believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Avalo believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and PIPE Financing based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies and does not purport to represent the actual results of operations that Avalo and AlmataBio would have achieved had the companies been combined during the periods presented and is not intended to project the future results of operations that the combined company may achieve after the Merger.

2. Estimated Consideration and Preliminary Purchase Price Allocation

The fair value of the consideration totaling approximately $27.2 million, inclusive of the estimated Avalo transaction costs incurred after March 31, 2024 in connection with the asset acquisition, is summarized as follows (in thousands):

(in thousands)	Amount
Stock consideration	$12,272
Milestone payment due upon close of private placement investment	7,500
Milestone payment due upon first patient dosed in a Phase 2 trial	5,000
Transaction costs	2,402
Total GAAP Purchase Price at Close	$27,174

The fair value of the Stock consideration transferred is equal to the aggregate common shares issued of 171,605 and the aggregate preferred shares issued of 2,412 (as-converted to 2,412,000 shares of common stock), multiplied by the Company’s closing stock price of $4.75 on March 27, 2024.

Avalo deemed the milestones included above to be probable and estimable as of the transaction close date and therefore included as part of the GAAP purchase price at close.

Allocation of the consideration transferred to the net assets acquired and based upon the net assets of AlmataBio as of March 31, 2024, was as follows (in thousands):

(in thousands)	Amount
Acquired IPR&D	$27,538
Cash	356
Accrued expenses and other current liabilities	(720)
Total GAAP Purchase Price	$27,174

3. Transaction Accounting Adjustments

A.The pro forma combined basic and diluted loss per share have been adjusted to reflect the pro forma net loss for the three months ended March 31, 2024 and the pro forma net loss attributable to common stockholders for the year ended December 31, 2023. In addition, the number of shares used in calculating the pro forma combined basic and diluted loss per share has been adjusted assuming that the estimated total number of shares of common stock of the combined company that were issued in connection with the Merger have been outstanding for the entirety of all periods presented. The pro forma adjustment for the three months ending March 31, 2024 reflects the incremental amount of common shares not already included in Avalo’s historical weighted average common stock outstanding as of March 31, 2024.

The following table sets forth the calculation of the pro forma adjustment to the weighted-average number of common shares outstanding — basic and diluted.

	Three Months Ended	Year Ended
(in thousands)	March 31, 2024	December 31, 2023
Issuance of common stock to AlmataBio shareholders	171,605	171,605
Less: Common stock issued to AlmataBio shareholders included in Avalo’s historical weighted average common stock outstanding	7,543	—
Pro forma adjustment	164,062	171,605

APPENDIX F

AVALO THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JUNE 6, 2024
APPROVED BY THE STOCKHOLDERS: [●], 2024

1. GENERAL.
(a)    Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)    Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; and (vi) Other Stock Awards.

2. ADMINISTRATION.
(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)    To settle all controversies regarding the Plan and Awards granted under it.
(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vi)     To amend the Plan in any respect the Board deems necessary or advisable, provided, however, that the Company will seek stockholder approval of any amendment of the Plan that (A)  increases the number of shares of Common Stock available for issuance under the Plan (except as provided in Section 9(a) relating to Capitalization Adjustments), (B) changes the class of individuals eligible to receive Awards under the Plan, or (C) otherwise changes the terms of the Plan in such a way as to require stockholder approval under applicable law or the listing standards of any national securities exchange or association on which the Company’s securities are listed. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code or the listing standards of any national securities exchange or association on which the Company’s securities are listed.
(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, the Board may not amend the terms of an outstanding Award if the Board, in its sole discretion, determines that the amendment, taken as a whole, will materially impair the Participant’s rights under such Award without his or her written consent.
Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)    Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. Such Committee(s) shall consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(d)    Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii).
(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f)    Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.
(a)    Share Reserve.
(i)    Subject to Section 9(a) relating to Capitalization Adjustments and the provisions of Section 3(a)(ii) below, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 3,548,882 shares (the “Share Reserve”).
(ii)    The Share Reserve will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 5% of the total number of shares of Capital Stock and Series C Preferred Stock (determined on an as-converted to common stock basis) outstanding, plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
(iii)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Shares may be issued in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, and such issuance will not reduce the number of shares available for issuance under the Plan subject to applicable law and the listing standards of any national securities exchange or association on which the Company’s securities are listed.
(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued such expiration or termination will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will not again be available for issuance under the Plan. To the extent that cash is delivered in lieu of shares upon the vesting, exercise, or settlement of a Stock Award, the Company will be deemed, for purposes of determining the Share Reserve, to have issued the total number of shares which were otherwise issuable upon such vesting, exercise, or settlement, notwithstanding that cash was issued in lieu of such shares.

(c)    Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 10,000,000 shares of Common Stock.
(d)    Limits on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $750,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000. The Board may make exceptions to the applicable limit in this Section 3(d) for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.
(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)    by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)    in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the

Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s

Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)    Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board (which may be based on the satisfaction of performance goals or other criteria).
(iii)    Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
(iv)    Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)    Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate (which may be based on the satisfaction of performance goals or other criteria).
(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)    Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
(c)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.
(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)    Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)    Clawback/Recovery. All Awards granted under the Plan will be subject to reduction, cancellation, forfeiture or recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. By accepting an Award, the Participant is agreeing to be bound by each such clawback policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements). In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)    Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)    Corporate Transactions. In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:
(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the

Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;
(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, and pay such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and
(vi)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.
(a)    The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the 10th anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)    No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11. EFFECTIVE DATE OF PLAN.
This Plan will become effective on the Effective Date, but no Award shall be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

12. CHOICE OF LAW.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)     “Award” or “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, or any Other Stock Award.
(c)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(f)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)    “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant has breached his or her employment or service contract with the Company or an Affiliate, (ii) such Participant has engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) such Participant has disclosed trade secrets or confidential information of the Company or an Affiliate to persons not entitled to receive such information, (iv) such Participant has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or an Affiliate or (v) such Participant has engaged in such other behavior detrimental to the interests of the Company or an Affiliate as the Company determines. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)    individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(i)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)    “Common Stock” means the common stock of the Company.
(l)    “Company” means Avalo Therapeutics, Inc., a Delaware corporation.

(m)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(n)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(p)    “Director” means a member of the Board.
(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections

22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)    “Effective Date” means the date on which the Plan was adopted by the Board.
(s)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)    “Entity” means a corporation, partnership, limited liability company or other entity.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(x)     “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(y)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(z)    “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)    “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(dd)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).
(ee)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ff)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(gg)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(hh)    “Plan” means this Avalo Therapeutics, Inc. Fourth Amended and Restated 2016 Equity Incentive Plan.
(ii)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(jj)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(kk)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(ll)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(mm)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(nn)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(oo)    “Securities Act” means the Securities Act of 1933, as amended.
(pp)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(qq)    “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(rr)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ss)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(tt)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX G

Avalo Therapeutics, Inc.
Amended and Restated 2016 Employee Stock Purchase Plan

Adopted by the Board of Directors: June 6, 2024
Approved by the Stockholders: [●], 2024
1.    General; Purpose.
    (a)    The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.
    (b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
2.    Administration.
    (a)    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
    (b)    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii)    To designate from time to time which Related Corporations will be eligible to participate in the Plan.
(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)    To settle all controversies regarding the Plan and Purchase Rights.
(v)    To amend the Plan at any time as provided in Section 12.
(vi)    To suspend or terminate the Plan at any time as provided in Section 12.
(vii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
(viii)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
    (c)    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in the terms of any Offering will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.    Shares of Common Stock Subject to the Plan.
(a)    Subject to Section 11(a) relating to Capitalization Adjustments and the provisions of Section 3(b) below, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 234,878 shares of Common Stock.
(b)    On January 1st of each year for a period of up to ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, the number of shares available for issuance under the Plan will be increased by a number of shares of Common Stock equal to 1% of the total number of shares of Capital Stock and Series C Preferred Stock (determined on an as-converted to common stock basis) outstanding, plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
(c)    If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(d)    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4.    Grant of Purchase Rights; Offering.
(a)    The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)    The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date during an Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering that begins immediately after such Purchase Date.
5.    Eligibility.
(a)    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)    the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)    the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)    No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)    Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.
6.    Purchase Rights; Purchase Price.
(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)    The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c)    In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)    The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will not be less than the lower of:
(i)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii)    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
7.    Participation; Withdrawal; Termination.
(a)    An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.
(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c)    Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.
(d)    Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.
(e)    Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.
8.    Exercise of Purchase Rights.
(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)    If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.
(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than 12 months and the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.
9.    Covenants of the Company.
The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.
10.    Designation of Beneficiary.
(a)    The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b)    If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11.    Adjustments upon Changes in Common Stock; Corporate Transactions.
(a)    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(b); (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights; and (iv) the class(es) and number of securities that are the subject of the purchase limits, if any, under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)    In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within 10 business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.
12.    Amendment, Suspension or Termination of the Plan.
(a)    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.
(b)    The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)    Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the adoption of the Plan, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.
    (d)    Notwithstanding anything in the Plan or in the terms of any Offering to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.
13.    Effective Date of Plan.
The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board (or if required under Section 12(a), the date of any material amendment of the Plan).
14.    Miscellaneous Provisions.
(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(d)    The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
15.    Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)    “Board” means the Board of Directors of the Company.
(b)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(c)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(d)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(e)    “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(f)    “Common Stock” means the common stock of the Company.
(g)    “Company” means Avalo Therapeutics, Inc., a Delaware corporation.
(h)    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
    (i)    Reserved.
(j)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(k)    “Director” means a member of the Board.
(l)    “Effective Date” means the date on which the Plan was adopted by the Board.
(m)    “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(n)    “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(o)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(q)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.
(r)    “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will be as determined by the Board in connection with the Offering, but not inconsistent with the terms of the Plan.
(s)    “Offering Date” means a date selected by the Board for an Offering to commence.
(t)    “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(u)    “Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(v)    “Plan” means this Avalo Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan.
(w)    “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(x)    “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(y)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(z)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(aa)    “Securities Act” means the Securities Act of 1933, as amended.
(bb)    “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V52610-P14858 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! ! !! ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 01) Garry Neil, M.D. 02) June Almenoff, M.D., Ph.D. 03) Mitchell Chan 04) Jonathan Goldman, M.D. 05) Aaron Kantoff 06) Gilla Kaplan, Ph.D. 07) Samantha Truex Nominees: 2. To approve, for purposes of Rule 5635 of The Nasdaq Stock Market LLC, the issuance of shares of the Company’s common stock (i) in exchange for the outstanding shares of the Company’s Series C Non-Voting Convertible Preferred Stock, (ii) upon the exercise of the warrants to purchase shares of the Company’s common stock issued on March 28, 2024, and (iii) as possible payment for the milestone obligations to the former stockholders of AlmataBio, Inc.; 3. To approve the Avalo Therapeutics, Inc. Fourth Amended and Restated Equity Incentive Plan; 4. To approve the Avalo Therapeutics, Inc. Amended and Restated Employee Stock Purchase Plan; 5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; 6. To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 1, 2, 3, 4, and/or 5; and 7. To conduct any other business properly brought before the Annual Meeting. 1. To elect the seven directors nominated by our board of directors and named herein to hold office for a one-year term until the 2025 Annual Meeting of Stockholders; AVALO THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain AVALO THERAPEUTICS, INC. 540 GAITHER ROAD, SUITE 400 ROCKVILLE, MARYLAND 20850 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVTX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V52611-P14858 Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to Be Held on [•], 2024 at [•] Eastern Time. The 2024 Notice of Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report to Stockholders are available at www.proxyvote.com. AVALO THERAPEUTICS, INC. Annual Meeting of Stockholders [•], 2024 [•] This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Garry Neil and Chris Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AVALO THERAPEUTICS, INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at [•] Eastern Time on [•], 2024, virtually at www.virtualshareholdermeeting.com/AVTX2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side